As filed with the Securities and Exchange Commission on July 18, 2014
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________

InterCloud Systems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	7389	65-0963722
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1030 Broad Street, Suite 102
Shrewsbury, NJ  07702
(973) 630-5460
(Address, Including Zip Code, and Telephone Number,
 Including Area Code, of Registrant’s Principal Executive Offices)

Mark Munro
Chief Executive Officer
InterCloud Systems, Inc.
1030 Broad Street, Suite 102
Shrewsbury, NJ  07702
(973) 630-5460
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)
_________________________

Copies to:
M. Ali Panjwani, Esq. Eric M. Hellige, Esq. Pryor Cashman LLP 7 Times Square New York, New York 10036-6569 Telephone: (212) 421-4100 Facsimile: (212) 326-0806	Mitchell S. Nussbaum, Esq. Giovani Caruso, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Telephone: (212) 407-4000 Facsimile: (212) 407-4990
_________________________

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, $.0001 par value(2)	$9,999,999	$1,288

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes any additional shares of common stock that may be purchased by the underwriters to cover over-allotments, if any.

_________________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling stockholders  may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JULY 18, 2014

1,425,000 Shares
Common Stock

We are offering 1,425,000 shares of our common stock. Our common stock is traded on the NASDAQ Capital Market under the symbol “ICLD.”  On July 15, 2014, the closing price of our common stock on the NASDAQ Capital Market was $6.01 per share.

We are an “emerging growth company” under the federal securities laws and are subject to reduced public company reporting requirements.

Investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 13 for risks of an investment in the securities offered by this prospectus, which you should consider before you purchase any shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds, before expenses, to us	$	$
(1)
The underwriters will receive compensation in addition to the underwriting discount described above. See “Underwriting” beginning on page 126 of this prospectus for a description of compensation payable to the underwriters.

We have granted a 45-day option to the representative of the underwriters to purchase up to 213,750 additional shares of common stock solely to cover over-allotments, if any.

The underwriters expect to deliver our shares to purchasers in the offering on or about          , 2014.

Aegis Capital Corp

                                 , 2014

You should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell shares of our common stock and warrants. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock or warrants. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have not and the underwriters have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

STATISTICAL DATA AND MARKET INFORMATION

This prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data.  This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. The industry in which we operate is subject to risks and uncertainty due to a variety of factors, including those described in the “Risk Factors” section of this prospectus.  These and other factors could cause results to differ materially from those expressed in these publications and reports.

While we are not aware of any misstatements regarding any industry data presented herein, our estimates, in particular as they relate to market share and our general expectations, involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information contained in greater detail elsewhere in this prospectus.  This summary does not contain all of the information you should consider before investing in our common stock.  You should read this entire prospectus carefully, especially the “Risk Factors” section of this prospectus and our historical and pro forma consolidated financial statements and related notes included elsewhere in this prospectus, before making an investment decision.

Unless otherwise noted, “we,” “us,” “our,” and the “Company” refer to InterCloud Systems, Inc. and its predecessors and consolidated subsidiaries, including Rives-Monteiro Leasing, LLC, Rives-Monteiro Engineering, LLC, ADEX Corporation, ADEX Puerto Rico, LLC, ADEXCOMM Corporation, T N S, Inc., Tropical Communications, Inc., AW Solutions, Inc. and AW Solutions Puerto Rico, LLC, Integration Partners – NY Corporation and RentVM, Inc., and our 49%-owned subsidiary, Rives-Monteiro Engineering, LLC.

Unless otherwise indicated, the information in this prospectus reflects a one-for-125 reverse stock split of our common stock effected on January 14, 2013 and a one-for-four reverse stock split of our common stock effected on August 1, 2013.  All share and per share data has been adjusted for such reverse stock splits for all periods presented.

Our Company
General

We are a single-source provider of end-to-end information technology (IT) and next-generation network solutions to the telecommunications service provider (carrier) and corporate enterprise markets through cloud platforms and professional services. We offer cloud and managed services, professional consulting and staffing services, and voice, data and optical solutions to assist our customers in meeting their changing technology demands. Our cloud and managed services group offers enterprise and service-provider customers the opportunity to adopt an operational expense model by outsourcing to us certain of their IT needs, rather than the capital expense model that has dominated in recent decades in IT infrastructure management. Our professional services group offers a broad range of solutions to enterprise and service provider customers, including application development teams, analytics, project management, program management, unified communications, network management and field support services on a short and long-term basis. Our applications and infrastructure division offers enterprise and service provider customers specialty contracting services, including engineering, design, installation and maintenance services, that support the build-out and operation of some of the most advanced small cell, Wi-Fi and distributed antenna system (DAS) networks. We believe the migration of these complex networks from proprietary hardware-based solutions to software-defined networks (SDN) and cloud-based solutions provides our company a significant opportunity as we are one of only a few industry competitors that can span across both the legacy and next-generation networks that are actively being designed and deployed in the marketplace. We also believe we are in a position to assist our customers by offering competitive cloud and SDN solutions from a single source, while also maintaining our customers’ legacy hardware-based solutions.

 We provide the following categories of offerings to our customers:

●
Cloud and Managed Services.  Our cloud-based service offerings include platform as a service (PaaS), infrastructure as a service (IaaS), database as a service (DbaaS), and software as a service (SaaS). Our cloud services encompass public, private and hybrid cloud offerings within compute, network and storage. In addition, our easy-to-use, intuitive portal assists customers in migrating through an extensive app store and allows customers quickly to add or subtract applications and services. Our experience in system integration and solutions-centric services helps our customers quickly to integrate and adopt cloud-based services. In addition, our managed-services offerings include network management, 24x7x365 monitoring, security monitoring, storage and backup services.

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Applications and Infrastructure/Specialty Contracting Services.  We provide an array of applications and services throughout North America and internationally, including unified communications, interactive voice response (IVR) and SIP-based call centers.  We also offer structured cabling and other field installations.  In addition, we design, engineer, install and maintain various types of Wi-Fi and wide-area networks, distributed antenna systems (DAS), and small cell distribution networks for incumbent local exchange carriers (ILECs), telecommunications original equipment manufacturers (OEMs), cable broadband multiple system operators (MSOs) and enterprise customers. Our services and applications teams support the deployment of new networks and technologies, as well as expand and maintain existing networks.  We also design, install and maintain hardware solutions for the leading OEMs that support voice, data and optical networks.

●
Professional Services.  We provide consulting and professional staffing solutions to the service-provider and enterprise market in support of all facets of IT and next-generation networks, including project management, network implementation, network installation, network upgrades, rebuilds, maintenance and consulting services.  We leverage our international recruiting database, which includes more than 70,000 professionals, for the rapid deployment of our professional services.  On a weekly basis, we deploy hundreds of telecommunications professionals in support of our worldwide customers.  Our skilled recruiters assist telecommunications companies, cable broadband MSOs and enterprise clients throughout the project lifecycle of a network deployment and its maintenance.

Our Industry

Advances in technology architectures have supported the rise of cloud computing, which enables the delivery of a wide variety of cloud-based services, such as platform as a service (PaaS), infrastructure as a service (IaaS), database as a service (DbaaS), and software as a service (SaaS). Today, mission-critical applications can be delivered reliably, securely and cost-effectively to our customers over the internet without the need to purchase supporting hardware, software or ongoing maintenance. The lower total cost of ownership, better functionality and flexibility of cloud applications represent a compelling alternative to traditional on-premise solutions. As a result, enterprises are increasingly adopting cloud services to rapidly deploy and integrate applications without building out their own expensive infrastructure and to minimize the growth of their own IT departments and create business agility by taking advantage of accelerated time-to-market dynamics.  Gartner, Inc. (Gartner) expects total cloud spending to increase from $132 billion worldwide in 2013 to $244 billion in 2017.

Competitive Strengths

We are a single-source provider of end-to-end IT and next-generation network solutions to the telecommunications service provider (carrier) and corporate enterprise markets through cloud platforms and professional services. We believe our market advantages center around our cloud-based applications and services portfolio and positioning.  As a true infrastructure 2.0 provider, we add value by enabling applications and services while helping to contain costs.  Customers now demand a partner that can provide end-to-end IT solutions, that offers a solution that allows the customer to move IT expenditures from capital costs to operating costs, and that offers the customer greater elasticity and the ability to rapidly deploy enterprise applications.  We believe our strengths described below will enable us to continue to compete effectively and to take advantage of anticipated growth in our target markets:

●	Single-Source Provider of Cloud and Managed Services Applications and Infrastructure to Enterprise and Service Providers.

●
Customizable Cloud Integration Services.  We offer a wide spectrum of flexible and customizable cloud solutions for our customers.  We differentiate our services by our ability to plan and customize a wide variety of cloud solutions for each customer.

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Totally Secure Private and Hybrid Cloud Architectures. While many cloud companies only offer public cloud services, leaving great risks of security challenges within a network, our ability to customize private and hybrid cloud architecture, with multiple levels of security, mitigates these risks.

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Licensed and Open Source SaaS Portfolio. Our software as a service (SaaS) business utilizes top licensed software in the marketplace, including offerings from Microsoft, Hewlett Packard and Citrix.  In addition, we utilize open source platforms that our skilled applications team can customize to fit our customers’ requirements.

●	Established Customer Relationships

●
Vertical Market Compliance.  Our customer list includes relationships in many vertical markets, such as healthcare, finance and retail, which are specifically sensitive to industry compliance.  Proficiency with standards such as HIPAA, PCI and Ssae16 are essential.  In addition, our applications specialists support customer requirements for unified communication competencies, call center, interactive voice response (IVR) and video applications.

●
Service Provider Relationships.  We have established relationships with many leading wireless and wireline telecommunications providers, cable broadband MSOs, OEMs and others.  Our current customers include Ericsson Inc., Verizon Communications Inc., Alcatel-Lucent USA Inc., Century Link, Inc., AT&T Inc. and Hotwire Communications.

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Long-Term Master Service Agreements.  We have over 30 master service agreements with service providers and OEMs.  Our relationships with our customers and existing master service agreements position us to continue to capture existing and emerging opportunities, both domestically and internationally.  We believe the barriers are extremely high for new entrants to obtain master service agreements with service providers and OEMs unless there are established relationships and a proven ability to execute.

●	Global Professional Services

● Engineering talents. Our geographical reach and vast engineering talents enable our customers to take advantage of our end-to-end solutions and one-stop shopping.

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Proven Ability to Recruit, Manage and Retain High-Quality Personnel.  Our ability to recruit, manage and retain skilled labor is a critical advantage in an industry in which a shortage of skilled labor is often a key limitation for our customers and competitors alike.  We own and operate an actively-maintained database of more than 70,000 telecom and IT personnel.  We also employ highly-skilled recruiters and utilize an electronic hiring process that we believe expedites deployment of personnel and reduces costs.   We believe this access to a skilled labor pool gives us a competitive edge over our competitors as we continue to expand.

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Strong Senior Management Team with Proven Ability to Execute.  Our highly-experienced management team has deep industry knowledge and brings an average of over 25 years of individual experience across a broad range of disciplines.  We believe our senior management team is a key driver of our success and is well-positioned to execute our strategy.

Our Growth Strategy

Under the leadership of our senior management team, we intend to build our sales, marketing and operations groups to support our rapid growth while focusing on increasing operating margins.  While organic growth will be a main focus in driving our business forward, acquisitions will play a strategic role in augmenting existing product and service lines and cross-selling opportunities.  We are pursuing several strategies, including:

●
Expand Our Cloud-Based Service Offerings.  The IT and telecommunications industries have been undergoing a massive shift in recent years from proprietary hardware solutions to software-defined networking (SDN) and cloud-based solutions.  This shift is being driven by many converging issues, including the “consumerization” of IT, BYOD (bring your own device), meta orchestration of complex networks, video growth and the acceptance of open source network architecture.  We are building a company that can manage the existing network infrastructures of the largest domestic and international corporations and service providers while also delivering a broad range of enterprise-grade cloud solutions.  We believe the ability to provide such services is a critical differentiator as we already have relationships with many potential customers by offering services through our three operating divisions — applications and infrastructure, professional services, and cloud and managed services. Each of our three operating divisions intends to continue to expand by offering additional cloud services, such as cloud management of Wi-Fi and DAS networks, on a virtualized wireless controller running on our cloud rather than installed throughout a customer’s corporate network, which should provide better controls and cost savings for our customers.  We expect to expand the service offerings of our professional services division to include services to support the roll-out of SDN and cloud solutions teams and to market such services to both the service provider and enterprise markets.  These new service offerings are expected to create a new market for professional services as customers in those markets typically do not have next-generation network professionals on staff.  We expect these new services offerings to be a significant growth opportunity in each of those multi-billion-dollar global markets.  Industry experts project that cloud-based IT and telecom solutions will outpace traditional hardware sales by 2016, which supports our strategy and growth plans.

●
Grow Revenues and Market Share through Selective Acquisitions.  We plan to continue to acquire private companies that enhance our earnings and offer complementary services or expand our geographic reach.  We believe such acquisitions will help us to accelerate our revenue growth, leverage our existing strengths, and capture and retain more work in-house as a prime contractor for our clients, thereby contributing to our profitability.  We also believe that increased scale will enable us to bid and take on larger contracts.  We believe there are many potential acquisition candidates in the high-growth cloud computing space, the fragmented professional services markets, and in the applications and infrastructure arena.

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Aggressively Expand Our Organic Growth Initiatives.  Our customers include many leading wireless and wireline telecommunications providers, cable broadband MSOs, OEMs and enterprise customers.  As we have expanded the breadth of our service offerings through both organic growth and selective acquisitions, we believe we have opportunities to expand revenues with our existing clients by marketing additional cloud and SDN service offerings to them, as well as by extending services to existing customers in new geographies.

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Expand Our Relationships with New Service Providers. We plan to expand new relationships with smaller cable broadband providers, competitive local exchange carriers (CLECs), integrated communication providers (ICs), competitive access providers (CAPs), network access point providers (NAPs) and integrated communications providers (ICPs). We believe that the business model for the expansion of these relationships, leveraging our core strength and array of service solutions, will support our business model for organic growth.

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Increase Operating Margins by Leveraging Operating Efficiencies.  We believe that by centralizing administrative functions, consolidating insurance coverage and eliminating redundancies across our newly-acquired businesses, we will be positioned to offer more integrated end-to-end solutions and improve operating margins.

Recent Acquisitions

We have grown significantly and expanded our service offerings and geographic reach through a series of strategic acquisitions.

Since January 1, 2013, we have completed the following acquisitions:

●
AW Solutions, Inc. In April 2013, we acquired AW Solutions, Inc. and AW Solutions Puerto Rico, LLC, or, collectively, AW Solutions, a professional, multi-service line, telecommunications infrastructure company that provides outsourced services to the wireless and wireline industry.  AW Solution’s services include network systems design, architectural and engineering services, program management and other technical services.  The acquisition of AW Solutions broadened our suite of services and added new customers to which we can cross-sell our other services.

●
Integration Partners-NY Corporation.  In January 2014, we acquired Integration Partners-NY Corporation, or IPC, a full-service voice and data network engineering firm based in New York.  IPC serves both corporate enterprises and telecommunications service providers.  We believe the acquisition of IPC will support the cloud and managed services aspect of our business, as well as improve our systems integration and applications capabilities.

●
RentVM, Inc.   In February 2014, we acquired RentVM, Inc., or RentVM, a New Jersey- based provider of infrastructure-as-a-service technology to software developers and to healthcare, education, and other small and medium-sized businesses and enterprises to enable public and private (enterprise) Cloud environments.  RentVM expands our cloud and managed services capabilities by providing us a software defined data center (SDDC) platform to offer enterprise-grade cloud computing solutions.

We have also entered into definitive agreements for the following acquisitions:

●
Telco Professional Services Division.  In November 2012, we executed a definitive agreement to acquire the Telco Professional Services and Handset Testing business division, or Telco, of Tekmark Global Solutions, LLC, a New Jersey limited liability company.  We plan to integrate this professional service and telecommunications staffing business with our ADEX subsidiary in order to expand our project staffing business and our access to skilled labor. Our acquisition of Telco is dependent on our ability to obtain satisfactory financing for such acquisition following this offering, and there can be no assurance that such financing will be available to us.

●
VaultLogix, LLC. In March 2014, we executed a definitive agreement to acquire from London Bay-VL Acquisition Company, LLC its three operating subsidiaries, VaultLogix, LLC, Data Protection Services, LLC and U.S. Data Security Acquisition, LLC, or collectively VaultLogix, leading providers of cloud backup services to nearly 10,000 businesses around the world.  VaultLogix safeguards a wide range of enterprise-class operating systems and applications through its unique combination of encryption, block-level data duplication and compression.  In addition, through its partner program, VaultLogix offers software branding, a robust partner portal and dedicated account management. We believe the acquisition of VaultLogix will broaden our suite of cloud service offerings by adding VaultLogix’s cloud backup services to our wide range of cloud services, including IaaS, virtual desktop, hosted exchange, disaster recovery in the cloud and file sharing, and will add new customers and resellers to which we can cross-sell our other services. We intend to complete this acquisition during the third quarter of 2014.

Summary Risk Factors

Our business is subject to numerous risks described in the section entitled “Risk Factors” and elsewhere in this prospectus.  You should carefully consider these risks before making an investment.  Some of these risks include:

●	We may be unable to integrate our recent and future acquisitions, which would adversely affect our business, financial condition, result of operations and prospects.

●	We derive a significant portion of our revenue from master service agreements that may be cancelled by customers on short notice, or that we may be unable to renew on favorable terms or at all.

●
Our business is labor-intensive and if we are unable to attract and retain key personnel and skilled labor, or if we encounter labor difficulties, our ability to bid for and successfully complete contracts may be negatively impacted.

●
Our industry is highly competitive, with a variety of larger companies with greater resources competing with us, and our failure to compete effectively could reduce the number of new contracts awarded to us or adversely affect our market share and harm our financial performance.

●
We have a history of losses, deficiency in working capital and a stockholders’ deficit and may continue to incur losses in the future.  If we cannot achieve sustained profitability, our stockholders may lose all or a portion of their investment in our company.

●
We have identified material weaknesses in our internal control over financial reporting, and our management has concluded that our disclosure controls and procedures are not effective. We cannot assure you that additional material weaknesses or significant deficiencies will not occur in the future.  If our internal control over financial reporting or our disclosure controls and procedures are not effective, we may not be able to accurately report our financial results, prevent fraud or file our periodic reports in a timely manner, which may cause investors to lose confidence in our reported financial information and may lead to a decline in our stock price.

●	Our substantial indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations.

If any of the foregoing risks or the risks described under the heading “Risk Factors” were to occur, you may lose part or all of your investment.  You should carefully consider all the information in this prospectus, including matters set forth under the heading “Risk Factors” commencing on page 13 of this prospectus, before making an investment decision.

Our Corporate Information

We were incorporated under the name i-realtyauction.com, Inc. in the State of Delaware on November 22, 1999 as a subsidiary of i-Incubator.com, Inc. (INQU).  In November 2000, we registered our common stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and commenced filing periodic reports under the Exchange Act in March 2001.  On August 16, 2001, we changed our name to Genesis Realty Group, Inc. and began to focus our attention on the acquisition, development and management of real property.  In August 2008, we changed our name to Genesis Group Holdings, Inc., and on January 10, 2013, we changed our name to InterCloud Systems, Inc.  We commenced operations in our current line of business in January 2010 when we acquired Digital Comm, Inc., a provider of turnkey services and solutions to the communications industry.

Our principal executive offices are located at 1030 Broad Street, Suite 102, Shrewsbury, NJ 07702. The telephone number of our principal executive offices is 732-898-6408, and we maintain a corporate website at http://www.InterCloudsys.com that contains information about our company. The information on, or accessible from, our website is neither part of this prospectus nor incorporated herein by reference.

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act.  For as long as we are deemed an emerging growth company, we may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

●	an exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002;

●	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies, which exemption we have elected not to apply;

●
an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about our audit and our financial statements; and

●
reduced disclosure about our executive compensation arrangements, such as disclosure regarding the compensation policies of our board of directors, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any executive severance arrangements not previously approved.

We will continue to be deemed an emerging growth company until the earliest of:

●
the last day of our fiscal year in which we have total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest $1,000,000) or more;

●	the last day of our fiscal year following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement under the Securities Act;

●	the date on which we have, during the prior three-year period, issued more than $1,000,000,000 in non-convertible debt; or

●	the date on which we are deemed to be a ‘large accelerated filer,” as defined in Regulation S-K under the Securities Act.

We also qualify as a “smaller reporting company,” as defined by Regulation S-K under the Securities Act of 1933, as amended, or the “Securities Act.”  As such, we also are exempt from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and also are subject to less extensive disclosure requirements regarding executive compensation in our periodic reports and proxy statements, and to exemptions from the requirements to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  We will continue to be deemed a smaller reporting company until our public float exceeds $75 million on the last day of our second fiscal quarter in any fiscal year.

About This Offering

Common stock offered	1,425,000 shares

Common stock to be outstanding immediately after this offering	15,080,578 shares

Underwriter’s option to purchase additional shares of common stock in this offering	We have granted the underwriter a 45-day option to purchase up to 213,750 additional shares at the public offering price less underwriting discounts and commissions.

Dividend policy
We currently intend to retain future earnings, if any, for use in the operation of our business. We have never paid cash dividends on our common stock and we do not anticipate paying any cash dividends for the foreseeable future. See “Dividend Policy.”

Use of Proceeds
We estimate that the net proceeds from this offering will be approximately $7.7 million (approximately $8.9 million if the underwriter exercises its option to purchase additional shares of common stock in full) based upon an assumed offering price of $6.01 per share, which was the last reported sale price of our common stock as reported by the NASDAQ Capital Market on July 15, 2014, after deducting the underwriting discounts and commissions and our estimated offering expenses in the amount of $235,000. We expect to use the net proceeds from this offering for general corporate purposes, including working capital. See “Use of Proceeds.”:

NASDAQ Capital Market Symbol	ICLD

Risk Factors
You should carefully read and consider the information set forth under “Risk Factors” and all other information included in this prospectus for a discussion of factors that you should consider before deciding to invest in shares of our common stock.

The number of shares of common stock to be outstanding immediately after this offering is based on 10,863,889 shares of common stock outstanding as of March 31, 2014 and assumes the issuance and sale of 1,425,000 shares of common stock in this offering.  The number of shares of common stock to be outstanding after this offering also includes:

●	91,241 shares of common stock issued in April 2014 in connection with our purchase of certain assets;

●	an aggregate of 1,551,725 shares of common stock issued in April, June and July 2014 upon the conversion of certain indebtedness;

●
an aggregate of 1,139,772 shares of common stock issued in April and May 2014 to certain of our officers, directors, employees and consultants for services rendered or to be rendered, including an aggregate of 940,367 restricted shares of common stock that are subject to three-year vesting; and

●	an aggregate of 8,934 shares of common stock issued in May 2014 in payment of accrued interest on certain outstanding promissory notes.

The number of shares of common stock to be outstanding after this offering excludes an aggregate of up to approximately 3,569,761 shares of common stock based upon the following:

●
234,233 shares of common stock issuable upon the exercise of stock purchase warrants outstanding on March 31, 2014 with an exercise price of $4.00 per share that expire on September 7, 2014, subject to extension if certain minimum EBITDA thresholds are not achieved;

●	159,359 shares of common stock issuable upon the exercise of stock purchase warrants outstanding on March 31, 2014 with an exercise price of $5.00 per share that expire on November 5, 2018;

●	31,250 shares of common stock issuable upon the exercise of stock purchase warrants outstanding on March 31, 2014 with an exercise price of $5.00 per share that expire on November 5, 2017;

●	225,000 shares of common stock issuable upon the exercise of stock purchase warrants issued on April 15, 2014 with an exercise price of $7.25 per share that expire on April 15, 2017;

●	up to 58,870 shares of common stock issuable upon the exercise of stock purchase warrants issued on July 1, 2014 with an exercise price of $7.25 per share that expire on July 1, 2017;

●
up to 1,231,615 shares of common stock (exclusive of subsequently issued shares referred to above) that are issuable upon the conversion of, or in connection with payments made by us on, convertible debentures outstanding on March 31, 2014 with a current conversion price of $6.36 per share that mature on June 13, 2015;

●
1,018,082 shares of common stock issuable upon the conversion of convertible promissory notes outstanding on March 31, 2014 with a current conversion price of $6.36 per share that mature on June 30, 2015;

●
397,602 shares of common stock issuable upon conversion of a convertible promissory note outstanding on March 31, 2014 with a current conversion price of $16.99 per share that matures on December 31, 2014; and

●	213,750 shares of common stock issuable upon the exercise of the underwriter’s over-allotment option to purchase additional shares of common stock.

The number of shares outstanding at March 31, 2014 also does not include 1,067,749 shares of common stock (exclusive of subsequently issued shares referred to above) reserved for future issuance at March 31, 2014 under our 2012 Performance Incentive Plan or 585,586 shares of common stock reserved for future issuance at such date under our Employee Stock Purchase Plan.

Selected Financial Information

The following table sets forth our summary consolidated financial data for the three-month periods ended March 31, 2014 and 2013 and the years ended December 31, 2013 and 2012. The summary consolidated financial statements of operations data for the fiscal years ended December 31, 2013 and 2012 and the summary consolidated balance sheet data as of December 31, 2013 and 2012 are derived from our audited consolidated financial statements included elsewhere in this prospectus. The summary consolidated statements of operations data for the three-month periods ended March 31, 2014 and 2013 and the summary consolidated balance sheet data as of March 31, 2014 are derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. Our historical results are not necessarily indicative of our results to be expected for any future period.

The following summary consolidated financial data should be read in conjunction with, and is qualified in its entirety by reference to, the information contained under the captions “Selected Consolidated Historical Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and related notes appearing elsewhere in this prospectus.

	For the three months ended March 31,		For the years ended December 31,
	2014	2013	2013	2012
	(unaudited)
Statement of Operations Data:	(in thousands, except share and per share data)
Revenue	$14,075	$11,243	$51,407	$17,090
Gross profit	3,934	2,966	14,127	5,121
Operating expenses	6,665	2,663	20,468	7,929
Income (loss) from operations	(2,731)	303	(6,341)	(2,808)
Other income (expense), net	9,576	(1,278)	(19,075)	(1,098)
Income (loss) before benefit for income taxes	6,845	(975)	(25,416)	(3,906)
Provision (benefit) for income taxes	137	(317)	(588)	(2,646)
Dividends on preferred stock	-	(591)	(1,084)	(843)
Net income (loss) income attributable to InterCloud Systems, Inc common stockholders	6,655	(1,050)	(25,438)	(2,073)
(Loss) earnings per share, basic	$0.70	$(0.50)	$(7.85)	$(1.33)
(Loss) earnings per share, diluted	$(1.52)	$(0.50)	$(7.85)	$(1.33)
Basic weighted average shares outstanding	9,449,622	2,103,957	3,240,230	1,553,555
Diluted weighted average shares outstanding	9,449,622	2,103,957	3,240,230	1,553,555

		As of
	March 31,	December 31,
	2014	2013	2012
	(unaudited)
Balance Sheet Data:	(in thousands)
Cash	$3,956	$17,869	$606
Accounts receivable, net	10,874	7,822	7,661
Total current assets	18,047	28,307	10,184
Goodwill and intangible assets, net	60,849	29,846	23,927
Total assets	79,894	60,690	43,317

Total current liabilities	29,762	24,112	14,861
Long term liabilities	19,287	38,254	15,160
Redeemable common and preferred stock	-	-	16,585
Stockholders' equity (deficit)	30,845	(1,676)	(3,229)

Summary Pro Forma Combined Condensed Financial Data

The following summary unaudited pro forma combined condensed financial information for the year ended December 31, 2013 presents summary combined condensed information as if we had completed on January 1, 2013 each of the acquisitions of AW Solutions and IPC. An unaudited pro forma combined condensed statement of operations for the three months ended March 2014 is not presented because the statements of operations for each of the acquired entities, including related acquisition adjustments, is included in our condensed consolidated statement of operations for the three months ended March 31, 2014. An unaudited pro forma combined condensed balance sheet as of March 31, 2014 is not presented because the balance sheet of each of the acquired entities, including related acquisition adjustments, is included in our consolidated balance sheet as of such date. The unaudited pro forma combined condensed financial information for the year ended December 31, 2013 does not include any information relating to RentVM because the size and historical financial results of such entity did not meet the significance thresholds of the regulatory guidelines applicable to the provision of financial statements of an acquired entity. The summary unaudited pro forma combined condensed statement of operations data has been prepared from, and should be read in conjunction with, the unaudited pro forma condensed and unaudited consolidated combined statement of operations data set forth under the caption “Unaudited Pro Forma Condensed Combined Financial Information” and the respective historical consolidated audited and unaudited consolidated condensed financial statements and related notes of our company and of AW Solutions and IPC included in this prospectus.

The summary historical profit and loss accounts of each of these entities have been prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. The pro forma acquisition adjustments described in the summary unaudited pro forma combined condensed financial information are based on available information and certain assumptions made by us and may be revised as additional information becomes available as the purchase accounting for the acquisition is finalized. The pro forma adjustments are based on preliminary estimates of the fair values of assets acquired and information available as of the date of this prospectus. Certain valuations are currently in process.  Actual results may differ from the amounts reflected in the unaudited pro forma combined condensed financial statements, and the differences may be material.

The unaudited pro forma combined condensed statement of operations data included in this prospectus is not intended to represent what our results of operations would have been if the acquisitions had occurred on January 1, 2013 or to project our results of operations for any future period. Since we and each of these entities were not under common control or management for any period presented, the unaudited pro forma combined condensed financial results may not be comparable to, or indicative of, future performance.

For the year
ended
December 31,
2013
(unaudited)
(In thousands, except share and per share data)

Statement of Operations Data:
Revenue	$81,282
Gross profit	22,180
Operating expenses	26,428
Other income (expense), net	(19,576)
Income (loss) before benefit for income taxes	(23,857)
Provision for income taxes	33
Net (loss)	(23,824)
Dividends on preferred stock	(1,084)
Net (loss) attributable to InterCloud Systems, Inc common stockholders, basic	(25,017)
Loss per share, basic and diluted	$(7.35)
Basic and diluted shares outstanding	3,403,367

RISK FACTORS

Investing in our securities involves a high degree of risk.  You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our securities.  If any of the following risks occur, our business, financial condition, results of operations and prospects could be materially and adversely affected.  In that case, the market price of our common stock could decline, and you could lose some or all of your investment.

Risks Related to Our Business

A failure to successfully execute our strategy of acquiring other businesses to grow our company could adversely affect our business, financial condition, results of operations and prospects.

We intend to continue pursuing growth through the acquisition of companies or assets to expand our project skill-sets and capabilities, enlarge our geographic markets, add experienced management and increase critical mass to enable us to bid on larger contracts.  However, we may be unable to find suitable acquisition candidates or to complete acquisitions on favorable terms, if at all.  Moreover, any completed acquisition may not result in the intended benefits.  For example, while the historical financial and operating performance of an acquisition target are among the criteria we evaluate in determining which acquisition targets we will pursue, there can be no assurance that any business or assets we acquire will continue to perform in accordance with past practices or will achieve financial or operating results that are consistent with or exceed past results.  Any such failure could adversely affect our business, financial condition or results of operations.  In addition, any completed acquisition may not result in the intended benefits for other reasons and our acquisitions will involve a number of other risks, including:

●	We may have difficulty integrating the acquired companies;

●	Our ongoing business and management’s attention may be disrupted or diverted by transition or integration issues and the complexity of managing geographically or culturally diverse enterprises;

●	We may not realize the anticipated cost savings or other financial benefits we anticipated;

●	We may have difficulty applying our expertise in one market to another market;

●	We may have difficulty retaining or hiring key personnel, customers and suppliers to maintain expanded operations;

●	Our internal resources may not be adequate to support our operations as we expand, particularly if we are awarded a significant number of contracts in a short time period;

●	We may have difficulty retaining and obtaining required regulatory approvals, licenses and permits;

●
We may not be able to obtain additional equity or debt financing on terms acceptable to us or at all, and any such financing could result in dilution to our stockholders, impact our ability to service our debt within the scheduled repayment terms and include covenants or other restrictions that would impede our ability to manage our operations;

●	We may have failed to, or were unable to, discover liabilities of the acquired companies during the course of performing our due diligence; and

●	We may be required to record additional goodwill as a result of an acquisition, which will reduce our tangible net worth.

Any of these risks could prevent us from executing our acquisition growth strategy, which could adversely affect our business, financial condition, results of operations and prospects.

We may be unable to successfully integrate our recent and future acquisitions, which could adversely affect our business, financial condition, results of operations and prospects.

We recently acquired a number of companies, including AW Solutions in April 2013, IPC in January 2014 and RentVM in February 2014, and have entered into a definitive agreements for the acquisition of Telco and VaultLogix. The operation and management of recent acquisitions, or any of our future acquisitions, may adversely affect our existing income and operations or we may not be able to effectively manage any growth resulting from these transactions.  Before we acquired them, these companies operated independently of one another.  Until we establish centralized financial, management information and other administrative systems, we will rely on the separate systems of these companies, including their financial reporting systems.

Our success will depend, in part, on the extent to which we are able to merge these functions, eliminate the unnecessary duplication of other functions and otherwise integrate these companies (and any additional businesses with which we may combine in the future) into a cohesive, efficient enterprise.  This integration process may entail significant costs and delays could occur.  Our failure to integrate the operations of these companies successfully could adversely affect our business, financial condition, results of operations and prospects.  To the extent that any acquisition results in additional goodwill, it will reduce our tangible net worth, which might adversely affect our business, financial condition, results of operations and prospects, as well as our credit and bonding capacity.

We derive a significant portion of our revenue from master service agreements that may be cancelled by customers on short notice, or which we may be unable to renew on favorable terms or at all.

During the years ended December 31, 2013 and 2012 and the three-month periods ended March 31, 2014 and 2013, we derived approximately 65%, 60%, 35% and 82%, respectively, of our revenues from master service agreements and long-term contracts, none of which require our customers to purchase a minimum amount of services.  The majority of these contracts may be cancelled by our customers upon minimal notice (typically 60 days), regardless of whether or not we are in default.  In addition, many of these contracts permit cancellation of particular purchase orders or statements of work without any notice.

These agreements typically do not require our customers to assign a specific amount of work to us until a purchase order or statement of work is signed. Consequently, projected expenditures by customers are not assured until a definitive purchase order or statement of work is placed with us and the work is completed. Furthermore, our customers generally require competitive bidding of these contracts. As a result, we could be underbid by our competitors or required to lower the price charged under a contract being rebid. The loss of work obtained through master service agreements and long-term contracts or the reduced profitability of such work could adversely affect our business or results of operations.

If we do not accurately estimate the overall costs when we bid on a contract that is awarded to us, we may achieve a lower than anticipated profit or incur a loss on the contract.

A significant portion of our revenues from our engineering and professional services offerings are derived from fixed unit price contracts that require us to perform the contract for a fixed unit price irrespective of our actual costs.  We bid for these contracts based on our estimates of overall costs, but cost overruns may cause us to incur losses.  The costs incurred and any net profit realized on such contracts can vary, sometimes substantially, from the original projections due to a variety of factors, including, but not limited to:

●	onsite conditions that differ from those assumed in the original bid;

●	delays in project starts or completion;

●	fluctuations in the cost of materials to perform under a contract;

●	contract modifications creating unanticipated costs not covered by change orders;

●	availability and skill level of workers in the geographic location of a project;

●	our suppliers’ or subcontractors’ failure to perform due to various reasons, including bankruptcy;

●	fraud or theft committed by our employees;

●	citations or fines issued by any governmental authority;

●	difficulties in obtaining required governmental permits or approvals or performance bonds;

●	changes in applicable laws and regulations; and

●	claims or demands from third parties alleging damages arising from our work or from the project of which our work is a part.

These factors may cause actual reduced profitability or losses on projects, which could adversely affect our business, financial condition, results of operations and prospects.

Our contracts may require us to perform extra or change order work, which can result in disputes and adversely affect our business, financial condition, results of operations and prospects.

Our contracts generally require us to perform extra or change order work as directed by the customer, even if the customer has not agreed in advance on the scope or price of the extra work to be performed.  This process may result in disputes over whether the work performed is beyond the scope of the work included in the original project plans and specifications or, if the customer agrees that the work performed qualifies as extra work, the price that the customer is willing to pay for the extra work.  Even when the customer agrees to pay for the extra work, we may be required to fund the cost of such work for a lengthy period of time until the change order is approved by the customer and we are paid by the customer.

To the extent that actual recoveries with respect to change orders or amounts subject to contract disputes or claims are less than the estimates used in our financial statements, the amount of any shortfall will reduce our future revenues and profits, and this could adversely affect our reported working capital and results of operations.  In addition, any delay caused by the extra work may adversely impact the timely scheduling of other project work and our ability to meet specified contract milestone dates.

We derive a significant portion of our revenue from a few customers and the loss of one of these customers, or a reduction in their demand for our services, could adversely affect our business, financial condition, results of operations and prospects.

Our customer base is highly concentrated. Due to the size and nature of our contracts, one or a few customers have represented a substantial portion of our consolidated revenues and gross profits in any one year or over a period of several consecutive years. Ericsson Inc. and its affiliates accounted for approximately 20% of our total revenues in the three-month period ended March 31, 2014, 41% of our total revenues in the year ended December 31, 2013 and 33% of our total revenues in the year ended December 31, 2012.  Our top four customers, Ericsson, Crown Castle, New York State Office of Court Administration and New York State Department of Corrections, accounted for approximately 38% of our total revenues in the three-month period ended March 31, 2014. Our top four customers, Ericsson, Inc., Crown Castle, NX Utilities and Uline, accounted for approximately 57% of our total revenues in the year ended December 31, 2013. Our top four customers, Ericsson, Inc., Nexlink, Verizon Communications and Ericsson Caribbean accounted for approximately 59% of our total revenues in the year ended December 31, 2012. Revenues under our contracts with significant customers may continue to vary from period to period depending on the timing or volume of work that those customers order or perform with their in-house service organizations. A limited number of customers may continue to comprise a substantial portion of our revenue for the foreseeable future. Because we do not maintain any reserves for payment defaults, a default or delay in payment on a significant scale could adversely affect our business, financial condition, results of operations and prospects. We could lose business from a significant customer for a variety of reasons, including:

●	the consolidation, merger or acquisition of an existing customer, resulting in a change in procurement strategies employed by the surviving entity that could reduce the amount of work we receive;

●
our performance on individual contracts or relationships with one or more significant customers are impaired due to another reason, which may cause us to lose future business with such customers and, as a result, our ability to generate income would be adversely impacted;

●	the strength of our professional reputation; and

●
key customers could slow or stop spending on initiatives related to projects we are performing for them due to increased difficulty in the credit markets as a result of the recent economic crisis or other reasons.

Since many of our customer contracts allow our customers to terminate the contract without cause, our customers may terminate their contracts with us at will, which could impair our business, financial condition, results of operations and prospects.

Our failure to adequately expand our direct sales force will impede our growth.

We will need to continue to expand and optimize our sales infrastructure in order to grow our customer base and our business. We plan to continue to expand our direct sales force, both domestically and internationally. Identifying and recruiting qualified personnel and training them requires significant time, expense and attention. Our business may be adversely affected if our efforts to expand and train our direct sales force do not generate a corresponding increase in revenue. If we are unable to hire, develop and retain talented sales personnel or if new direct sales personnel are unable to achieve desired productivity levels in a reasonable period of time, we may not be able to realize the intended benefits of this investment or increase our revenue.

Our business is labor intensive and if we are unable to attract and retain key personnel and skilled labor, or if we encounter labor difficulties, our ability to bid for and successfully complete contracts may be negatively impacted.

Our ability to attract and retain reliable, qualified personnel is a significant factor that enables us to successfully bid for and profitably complete our work.  Our future success depends on our ability to attract, hire and retain project managers, estimators, supervisors, foremen, equipment operators, engineers, linemen, laborers and other highly-skilled personnel.  Our ability to do so depends on a number of factors, such as general rates of employment, competitive demands for employees possessing the skills we need and the level of compensation required to hire and retain qualified employees.  We may also spend considerable resources training employees who may then be hired by our competitors, forcing us to spend additional funds to attract personnel to fill those positions.  Competition for employees is intense, and we could experience difficulty hiring and retaining the personnel necessary to support our business.  Our labor expenses may also increase as a result of a shortage in the supply of skilled personnel.  If we do not succeed in retaining our current employees and attracting, developing and retaining new highly-skilled employees, our reputation may be harmed and our future earnings may be negatively impacted.

If we are unable to attract and retain qualified executive officers and managers, we will be unable to operate efficiently, which could adversely affect our business, financial condition, results of operations and prospects.

We depend on the continued efforts and abilities of our executive officers, as well as the senior management of our subsidiaries, to establish and maintain our customer relationships and identify strategic opportunities.  The loss of any one of them could negatively affect our ability to execute our business strategy and adversely affect our business, financial condition, results of operations and prospects.  Competition for managerial talent with significant industry experience is high and we may lose access to executive officers for a variety of reasons, including more attractive compensation packages offered by our competitors.  Although we have entered into employment agreements with certain of our executive officers and certain other key employees, we cannot guarantee that any of them or other key management personnel will remain employed by us for any length of time.

Because we maintain a workforce based upon current and anticipated workloads, we may incur significant costs in adjusting our workforce demands, including addressing understaffing of contracts, if we do not receive future contract awards or if these awards are delayed.

Our estimates of future performance depend, in part, upon whether and when we will receive certain new contract awards.  Our estimates may be unreliable and can change from time to time.  In the case of larger projects, where timing is often uncertain, it is particularly difficult to project whether and when we will receive a contract award.  The uncertainty of contract award timing can present difficulties in matching workforce size with contractual needs.  If an expected contract award is delayed or not received, we could incur significant costs resulting from retaining more staff than is necessary.  Similarly, if we underestimate the workforce necessary for a contract, we may not perform at the level expected by the customer and harm our reputation with the customer.  Each of these may negatively impact our business, financial condition, results of operations and prospects.

Timing of the award and performance of new contracts could adversely affect our business, financial condition, results of operations and prospects.

It is generally very difficult to predict whether and when new contracts will be offered for tender because these contracts frequently involve a lengthy and complex design and bidding process, which is affected by a number of factors, such as market conditions, financing arrangements and governmental approvals.  Because of these factors, our results of operations and cash flows may fluctuate from quarter to quarter and year to year, and the fluctuation may be substantial.  Such delays, if they occur, could adversely affect our operating results for current and future periods until the affected contracts are completed.

Our operating results may fluctuate due to factors that are difficult to forecast and not within our control.

Our past operating results may not be accurate indicators of future performance, and you should not rely on such results to predict our future performance.  Our operating results have fluctuated significantly in the past, and could fluctuate in the future.  Factors that may contribute to fluctuations include:

●	changes in aggregate capital spending, cyclicality and other economic conditions, or domestic and international demand in the industries we serve;

●	our ability to effectively manage our working capital;

●	our ability to satisfy consumer demands in a timely and cost-effective manner;

●	pricing and availability of labor and materials;

●	our inability to adjust certain fixed costs and expenses for changes in demand;

●	shifts in geographic concentration of customers, supplies and labor pools; and

●	seasonal fluctuations in demand and our revenue.

Unanticipated delays due to adverse weather conditions, global climate change and difficult work sites and environments may slow completion of our contracts, impair our customer relationships and adversely affect our business, financial condition, results of operations and prospects.

Because some of our work is performed outdoors, our business is impacted by extended periods of inclement weather and is subject to unpredictable weather conditions, which could become more frequent or severe if general climatic changes occur.  Generally, inclement weather is more likely to occur during the winter season, which falls during our second and third fiscal quarters.  Additionally, adverse weather conditions can result in project delays or cancellations, potentially causing us to incur additional unanticipated costs, reductions in revenues or the payment of liquidated damages.  In addition, some of our contracts require that we assume the risk that actual site conditions vary from those expected.  Significant periods of bad weather typically reduce profitability of affected contracts, both in the current period and during the future life of affected contracts, which can negatively affect our results of operations in current and future periods until the affected contracts are completed.

Some of our projects involve challenging engineering, procurement and construction phases that may occur over extended time periods, sometimes up to several years.  We may encounter difficulties in engineering, delays in designs or materials provided by the customer or a third party, equipment and material delivery delays, schedule changes, delays from customer failure to timely obtain rights-of-way, weather-related delays, delays by subcontractors in completing their portion of the project and other factors, some of which are beyond our control, but which may impact our ability to complete a project within the original delivery schedule.  In some cases, delays and additional costs may be substantial, and we may be required to cancel a project and/or compensate the customer for the delay.  We may not be able to recover any of these costs.  Any such delays, cancellations, defects, errors or other failures to meet customer expectations could result in damage claims substantially in excess of revenue associated with a project.  These factors could also negatively impact our reputation or relationships with our customers, which could adversely affect our ability to secure new contracts.

Environmental and other regulatory matters could adversely affect our ability to conduct our business and could require expenditures that could adversely affect our business, financial condition, results of operations and prospects.

Our operations are subject to laws and regulations relating to workplace safety and worker health that, among other things, regulate employee exposure to hazardous substances.  While immigration laws require us to take certain steps intended to confirm the legal status of our immigrant labor force, we may nonetheless unknowingly employ illegal immigrants.  Violations of laws and regulations could subject us to substantial fines and penalties, cleanup costs, third-party property damage or personal injury claims.  In addition, these laws and regulations have become, and enforcement practices and compliance standards are becoming, increasingly stringent.  Moreover, we cannot predict the nature, scope or effect of legislation or regulatory requirements that could be imposed, or how existing or future laws or regulations will be administered or interpreted, with respect to products or activities to which they have not been previously applied.  Compliance with more stringent laws or regulations, as well as more vigorous enforcement policies of the regulatory agencies, could require us to make substantial expenditures for, among other things, pollution control systems and other equipment that we do not currently possess, or the acquisition or modification of permits applicable to our activities.

If we fail to maintain qualifications required by certain governmental entities, we could be prohibited from bidding on certain contracts.

If we do not maintain qualifications required by certain governmental entities, such as low voltage electrical licenses, we could be prohibited from bidding on certain governmental contracts.  A cancellation of an unfinished contract or our exclusion from the bidding process could cause our work crews to be idled for a significant period of time until other comparable work becomes available, which could adversely affect our business and results of operations.  The cancellation of significant contracts or our disqualification from bidding for new contracts could reduce our revenues and profits and adversely affect our business, financial condition, results of operations and prospects.

Fines, judgments and other consequences resulting from our failure to comply with regulations or adverse outcomes in litigation proceedings could adversely affect our business, financial condition, results of operations and prospects.

From time to time, we may be involved in lawsuits and regulatory actions, including class action lawsuits that are brought or threatened against us in the ordinary course of business.  These actions may seek, among other things, compensation for alleged personal injury, workers’ compensation, violations of the Fair Labor Standards Act and state wage and hour laws, employment discrimination, breach of contract, property damage, punitive damages, civil penalties, consequential damages or other losses, or injunctive or declaratory relief.  Any defects or errors, or failures to meet our customers’ expectations could result in large damage claims against us.  Claimants may seek large damage awards and, due to the inherent uncertainties of litigation, we cannot accurately predict the ultimate outcome of any such proceedings.  Any failure to properly estimate or manage cost, or delay in the completion of projects, could subject us to penalties.

The ultimate resolution of these matters through settlement, mediation or court judgment could have a material impact on our financial condition, results of operations and cash flows.  Regardless of the outcome of any litigation, these proceedings could result in substantial cost and may require us to devote substantial resources to defend ourselves.  When appropriate, we establish reserves for litigation and claims that we believe to be adequate in light of current information, legal advice and professional indemnity insurance coverage, and we adjust such reserves from time to time according to developments.  If our reserves are inadequate or insurance coverage proves to be inadequate or unavailable, our business, financial condition, results of operations and prospects may suffer.

We employ and assign personnel in the workplaces of other businesses, which subjects us to a variety of possible claims that could adversely affect our business, financial condition, results of operations and prospects.

We employ and assign personnel in the workplaces of other businesses.  The risks of these activities include possible claims relating to:

●	discrimination and harassment;

●	wrongful termination or denial of employment;

●	violations of employment rights related to employment screening or privacy issues;

●	classification of employees, including independent contractors;

●	employment of illegal aliens;

●	violations of wage and hour requirements;

●	retroactive entitlement to employee benefits; and

●	errors and omissions by our temporary employees.

Claims relating to any of the above could subject us to monetary fines or reputational damage, which could adversely affect our business, financial condition, results of operations and prospects.

If we are required to reclassify independent contractors as employees, we may incur additional costs and taxes which could adversely affect our business, financial condition, results of operations and prospects.

We use a significant number of independent contractors in our operations for whom we do not pay or withhold any federal, state or provincial employment tax.  There are a number of different tests used in determining whether an individual is an employee or an independent contractor and such tests generally take into account multiple factors.  There can be no assurance that legislative, judicial or regulatory (including tax) authorities will not introduce proposals or assert interpretations of existing rules and regulations that would change, or at least challenge, the classification of our independent contractors.  Although we believe we have properly classified our independent contractors, the U.S. Internal Revenue Service or other U.S. federal or state authorities or similar authorities of a foreign government may determine that we have misclassified our independent contractors for employment tax or other purposes and, as a result, seek additional taxes from us or attempt to impose fines and penalties.  If we are required to pay employer taxes or pay backup withholding with respect to prior periods with respect to or on behalf of our independent contractors, our operating costs will increase, which could adversely impact our business, financial condition, results of operations and prospects.

Increases in the cost of fuel could adversely affect our business, financial condition, results of operations and prospects.

The price of fuel needed to run our vehicles and equipment is unpredictable and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by the OPEC and other oil and gas producers, war and unrest in oil producing countries, regional production patterns and environmental concerns.  Most of our contracts do not allow us to adjust our pricing.  Accordingly, any increase in fuel costs could adversely affect our business, financial condition, results of operations and prospects.

Our dependence on subcontractors and suppliers could increase our costs and impair our ability to complete contracts on a timely basis or at all.

We rely on third-party subcontractors to perform some of the work on our contracts.  We also rely on third-party suppliers to provide materials needed to perform our obligations under those contracts.  We generally do not bid on contracts unless we have the necessary subcontractors and suppliers committed for the anticipated scope of the contract and at prices that we have included in our bid.  Therefore, to the extent that we cannot engage subcontractors or suppliers, our ability to bid for contracts may be impaired.  In addition, if a subcontractor or third-party supplier is unable to deliver its goods or services according to the negotiated terms for any reason, we may suffer delays and be required to purchase the services from another source at a higher price.  We sometimes pay our subcontractors and suppliers before our customers pay us for the related services.  If customers fail to pay us and we choose, or are required, to pay our subcontractors for work performed or pay our suppliers for goods received, we could suffer an adverse effect on our business, financial condition, results of operations and prospects.

Our insurance coverage may be inadequate to cover all significant risk exposures.

We will be exposed to liabilities that are unique to the services we provide. While we intend to maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs resulting from risks and uncertainties of our business. It is also not possible to obtain insurance to protect against all operational risks and liabilities. The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition, results of operations and prospects.

Our operations are subject to hazards that may cause personal injury or property damage, thereby subjecting us to liabilities and possible losses, which may not be covered by insurance.

Our workers are subject to hazards associated with providing construction and related services on construction sites.  For example, some of the work we perform is underground.  If the field location maps supplied to us are not accurate, or if objects are present in the soil that are not indicated on the field location maps, our underground work could strike objects in the soil containing pollutants that could result in a rupture and discharge of pollutants.  In such a case, we may be liable for fines and damages.  These operating hazards can cause personal injury and loss of life, damage to or destruction of property, plant and equipment and environmental damage.  Even though we believe that the insurance coverage we maintain is in amounts and against the risks that we believe are consistent with industry practice, this insurance may not be adequate to cover all losses or liabilities that we may incur in our operations.  To the extent that we experience a material increase in the frequency or severity of accidents or workers’ compensation claims, or unfavorable developments on existing claims, our business, financial condition, results of operations and prospects could be adversely affected.

The Occupational Safety and Health Act of 1970, as amended, or OSHA, establishes certain employer responsibilities, including the maintenance of a workplace free of recognized hazards likely to cause death or serious injury, compliance with standards promulgated by the Occupational Health and Safety and Health Administration and various recordkeeping, disclosure and procedural requirements.  While we have invested, and will continue to invest, substantial resources in occupational health and safety programs, serious accidents or violations of OSHA rules may subject us to substantial penalties, civil litigation or criminal prosecution, which could adversely affect our business, financial condition, results of operations and prospects.

Defects in our specialty contracting services may give rise to claims against us, increase our expenses, or harm our reputation.

Our specialty contracting services are complex and our final work product may contain defects.  We have not historically accrued reserves for potential claims as they have been immaterial.  The costs associated with such claims, including any legal proceedings, could adversely affect our business, financial condition, results of operations and prospects.

Risks Related to Our Industry

Our industry is highly competitive, with a variety of larger companies with greater resources competing with us, and our failure to compete effectively could reduce the number of new contracts awarded to us or adversely affect our market share and harm our financial performance.

The contracts on which we bid are generally awarded through a competitive bid process, with awards generally being made to the lowest bidder, but sometimes based on other factors, such as shorter contract schedules or prior experience with the customer.  Within our markets, we compete with many national, regional, local and international service providers, including Arrow Electronics, Inc., Black Box Corporation, Dimension Data, plc, Dycom Industries, Inc., Goodman Networks, Inc., MasTec, Inc., TeleTech Holdings, Inc., Tech Mahindra, Ltd., Unisys Corporation, Unitek Global Services, Inc. and Volt Information Sciences, Inc.  Price is often the principal factor in determining which service provider is selected by our customers, especially on smaller, less complex projects.  As a result, any organization with adequate financial resources and access to technical expertise may become a competitor.  Smaller competitors are sometimes able to win bids for these projects based on price alone because of their lower costs and financial return requirements.  Additionally, our competitors may develop the expertise, experience and resources to provide services that are equal or superior in both price and quality to our services, and we may not be able to maintain or enhance our competitive position.  We also face competition from the in-house service organizations of our customers whose personnel perform some of the services that we provide.

Some of our competitors have already achieved greater market penetration than we have in the markets in which we compete, and some have greater financial and other resources than we do.  A number of national companies in our industry are larger than we are and, if they so desire, could establish a presence in our markets and compete with us for contracts.  As a result of this competition, we may need to accept lower contract margins in order to compete against competitors that have the ability to accept awards at lower prices or have a pre-existing relationship with a customer.  If we are unable to compete successfully in our markets, our business, financial condition, results of operations and prospects could be adversely affected.

Many of the industries we serve are subject to consolidation and rapid technological and regulatory change, and our inability or failure to adjust to our customers’ changing needs could reduce demand for our services.

We derive, and anticipate that we will continue to derive, a substantial portion of our revenue from customers in the telecommunications and utilities industries.  The telecommunications and utilities industries are subject to rapid changes in technology and governmental regulation.  Changes in technology may reduce the demand for the services we provide.  For example, new or developing technologies could displace the wireline systems used for the transmission of voice, video and data, and improvements in existing technology may allow telecommunications providers to significantly improve their networks without physically upgrading them.  Alternatively, our customers could perform more tasks themselves, which would cause our business to suffer.  Additionally, the telecommunications and utilities industries have been characterized by a high level of consolidation that may result in the loss of one or more of our customers.  Our failure to rapidly adopt and master new technologies as they are developed in any of the industries we serve or the consolidation of one or more of our significant customers could adversely affect our business, financial condition, results of operations and prospects.

Further, many of our telecommunications customers are regulated by the Federal Communications Commission, or the FCC, and other international regulators.  The FCC and other regulators may interpret the application of their regulations in a manner that is different than the way such regulations are currently interpreted and may impose additional regulations, either of which could reduce demand for our services and adversely affect our business and results of operations.

Economic downturns could cause capital expenditures in the industries we serve to decrease, which may adversely affect our business, financial condition, results of operations and prospects.

The demand for our services has been, and will likely continue to be, cyclical in nature and vulnerable to general downturns in the United States economy.  The United States economy is still recovering from a recession, and growth in United States economic activity has remained slow.  It is uncertain when these conditions will significantly improve.  The wireless telecommunications industry and the staffing services industry are both particularly cyclical in nature and vulnerable to general downturns in the United States and international economies.  Our customers are affected by economic changes that decrease the need for or the profitability of their services.  This can result in a decrease in the demand for our services and potentially result in the delay or cancellation of projects by our customers.  Slow-downs in real estate, fluctuations in commodity prices and decreased demand by end-customers for services could affect our customers and their capital expenditure plans.  As a result, some of our customers may opt to defer or cancel pending projects.  A downturn in overall economic conditions also affects the priorities placed on various projects funded by governmental entities and federal, state and local spending levels.

In general, economic uncertainty makes it difficult to estimate our customers’ requirements for our services.  Our plan for growth depends on expanding our company both in the United States and internationally.  If economic factors in any of the regions in which we plan to expand are not favorable to the growth and development of the telecommunications industries in those countries, we may not be able to carry out our growth strategy, which could adversely affect our business, financial condition, results of operations and prospects.

Risks Related to Our Financial Results and Financing Plans

We have a history of losses and may continue to incur losses in the future.

We have a history of losses and may continue to incur losses in the future, which could negatively impact the trading value of our common stock.  We incurred losses from operations of $2.7 million, $6.3 million and $2.8 million in the three-month period ended March 31, 2014 and the years ended December 31, 2013 and 2012, respectively.  While we had net income attributable to common stockholders of $6.7 million in the three-month period ended March 31, 2014, we incurred a net loss attributable to common stockholders of $25.4 million and $2.1 million in the years ended December 31, 2013 and 2012, respectively. We may continue to incur operating losses in future periods. These losses may increase and we may never achieve profitability for a variety of reasons, including increased competition, decreased growth in the unified communications industry and other factors described elsewhere in this “Risk Factors” section.  If we cannot achieve sustained profitability, our stockholders may lose all or a portion of their investment in our company.

We have identified material weaknesses in our internal control over financial reporting, and our management has concluded that our disclosure controls and procedures are not effective. We cannot assure you that additional material weaknesses or significant deficiencies will not occur in the future.  If our internal control over financial reporting or our disclosure controls and procedures are not effective, we may not be able to accurately report our financial results or prevent fraud, which may cause investors to lose confidence in our reported financial information and may lead to a decline in our stock price.

We have historically had a small internal accounting and finance staff with limited experience in public reporting. This lack of adequate accounting resources has resulted in the identification of material weaknesses in our internal controls over financial reporting. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis. In connection with the audit of our financial statements for the year ended December 31, 2013, our management team identified material weaknesses relating to (i) our failure to effectively implement comprehensive entity-level internal controls, (ii) our lack of a sufficient complement of personnel with an appropriate level of knowledge and experience in the application of U.S. GAAP commensurate with our financial reporting requirements and, (iii) our lack of the quantity of resources necessary to implement an appropriate level of review controls to properly evaluate the completeness and accuracy of the transactions we enter into. Our management also has concluded that our disclosure controls and procedures are not effective such that the information relating to our company required to be disclosed in the reports we file with the SEC (a) is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and (b) is accumulated and communicated to our management to allow timely decisions regarding required disclosure. We have taken steps, and plan to continue to take additional steps, to remediate these material weaknesses for the year ending December 31, 2014 to improve our financial reporting systems and implement new policies, procedures and controls. If we do not successfully remediate the material weaknesses described above, or if other material weaknesses or other deficiencies arise in the future, we may be unable to accurately report our financial results on a timely basis, which could cause our reported financial results to be materially misstated and require restatement which could result in the loss of investor confidence, delisting and/or cause the market price of our common stock to decline.

A  lawsuit filed against us in March 2014,  if decided in plaintiffs’ favor, may result in the payment of cash damages that could adversely affect our financial position and liquidity.

In March 2014, a purported class action suit was filed  in the United States District Court for the District of New Jersey against our company, our Chairman of the Board and Chief Executive Officer, Mark Munro, and certain other defendants alleging violations by the defendants (other than Mr. Munro) of Section 10(b) of the Exchange Act and other related provisions in connection with certain alleged courses of conduct that were intended to deceive the plaintiff and the investing public and to cause the members of the purported class to purchase shares of our common stock at artificially inflated prices based on untrue statements of a material fact or omissions to state material facts necessary to make the statements not misleading. The complaint also alleges that Mr. Munro and our company violated Section 20 of the Exchange Act as controlling persons of the other defendants. The complaint seeks unspecified damages, attorney and expert fees, and other unspecified litigation costs.  As of the date of this prospectus, we have not submitted our response to the complaint. We deny the allegations in the complaint and are proceeding to vigorously defend the suit. However, as the outcome of litigation is inherently uncertain, it is possible that the plaintiffs will prevail no matter how vigorously we defend ourselves, which could result in significant compensatory damages on the part of our company and Mr. Munro.  Any such adverse decision in such litigation could have a material adverse affect on our financial position and liquidity and on our business and results of operations.  In addition, regardless of outcome, litigation can have an adverse impact on us because of defense costs, diversion of management resources and other factors.

Our substantial indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations.

As of March 31, 2014, we had total indebtedness of approximately $31.6 million, consisting of $0.4 million of bank debt, $10.6 million of convertible debentures payable, $16.3 million of related-party indebtedness and $4.3 million of contingent consideration for our completed acquisitions.  Our substantial indebtedness could have important consequences to our stockholders. For example, it could:

●	increase our vulnerability to and limit our flexibility in planning for, or reacting to, changes in our business;

●	place us at a competitive disadvantage compared to our competitors that have less debt;

●	limit our ability to borrow additional funds, dispose of assets, pay dividends and make certain investments; and

●	make us more vulnerable to a general economic downturn than a company that is less leveraged.

A high level of indebtedness would increase the risk that we may default on our debt obligations.  Our ability to meet our debt obligations and to reduce our level of indebtedness will depend on our future performance.  General economic conditions and financial, business and other factors affect our operations and our future performance.  Many of these factors are beyond our control.  We may not be able to generate sufficient cash flows to pay the interest on our debt and future working capital, borrowings or equity financing may not be available to pay or refinance such debt.  Factors that will affect our ability to raise cash through an offering of our capital stock or a refinancing of our debt include financial market conditions, the value of our assets and our performance at the time we need capital.

We have in the past failed to comply with certain financial covenants of our loan documents and similar defaults in the future could adversely affect our financial condition and our ability to meet our payment obligations on our indebtedness.

On September 23, 2013, we entered into a revolving credit and security agreement dated as of September 20, 2013, or the PNC Credit Agreement, among our company, our subsidiaries, as guarantors, and PNC Bank, National Association, or PNC Bank, as agent and a lender, that provided us a revolving credit facility in the principal amount of up to $10.0 million. As of December 31, 2013 and March 31, 2014, we were not in compliance with certain covenants in the PNC Credit Agreement, including covenants relating to the minimum EBITDA requirement and the fixed charge coverage ratio. On April 4, 2014, we terminated the PNC Credit Agreement.  We have in the past also breached certain covenants under another loan agreement that had resulted in various events of default under such agreement, which events of default were either cured or waived by the lenders thereunder.

As of the date of this prospectus, we are not in default of any of the covenants of our outstanding indebtedness.  However, any future breach of any of those covenants could result in defaults or events of default under such indebtedness, in which case, depending on the actions taken by the lenders thereunder or their successors or assignees, such lenders could elect to declare all amounts borrowed, together with accrued interest, to be due and payable. An event of default under such indebtedness could also create an event of default under our other debt agreements or securities. If following an event of default we are unable to repay the borrowings or interest then due under our loan agreements, the lenders could proceed against their collateral, if any, and if the indebtedness under any loan agreements or debt securities were to be accelerated, our assets may not be sufficient to repay such indebtedness in full.

Actual results could differ from the estimates and assumptions that we use to prepare our financial statements.

To prepare financial statements in conformity with GAAP, management is required to make estimates and assumptions as of the date of the financial statements that affect the reported values of assets and liabilities, revenues and expenses, and disclosures of contingent assets and liabilities.  Areas requiring significant estimates by our management include:

●	contract costs and profits and application of percentage-of-completion accounting and revenue recognition of contract change order claims;

●	provisions for uncollectible receivables and customer claims and recoveries of costs from subcontractors, suppliers and others;

●	valuation of assets acquired and liabilities assumed in connection with business combinations; and

●	accruals for estimated liabilities, including litigation and insurance reserves.

At the time the estimates and assumptions are made, we believe they are accurate based on the information available.  However, our actual results could differ from, and could require adjustments to, those estimates.

Risks Related to Our Operating History and Results of Operations

Our limited operating history as an integrated company, recent acquisitions and the rapidly-changing telecommunications market may make it difficult for investors to evaluate our business, financial condition, results of operations and prospects, and also impairs our ability to accurately forecast our future performance.

Although we were incorporated in 1999, we were a development stage company with limited operations until our 2010 merger with Digital.  We experienced rapid and significant expansion in the years ended December 31, 2013 and 2012 due to a series of strategic acquisitions.  We acquired three companies in 2012, one company in 2013 and two companies in the first quarter of 2014. We also plan to complete the acquisition of VaultLogix in the third quarter of this year.

As a result of our recent acquisitions, our financial results are heavily influenced by the application of the acquisition method of accounting.  The acquisition method of accounting requires management to make assumptions regarding the assets purchased and liabilities assumed to determine their fair market value.  If our assumptions are incorrect, any resulting change or modification could adversely affect our financial conditions and/or results of operations.

Further, our limited operating history as an integrated company, combined with our short history operating as providers of staffing and cloud-based services, may not provide an adequate basis for investors to evaluate our business, financial condition, results of operations and prospects, and makes accurate financial forecasting difficult for us.  Because we operate in the rapidly-evolving IT and telecommunications markets and because our business is rapidly changing due to a series of acquisitions, we may have difficulty in engaging in effective business and financial planning.  It may also be difficult for us to evaluate trends that may affect our business and whether our expansion may be profitable.  Thus, any predictions about our future revenue and expenses may not be as accurate as they would be if we had a longer operating history or operated in a more predictable market.

If we are unable to sustain our recent revenue growth rates, we may never achieve or sustain profitability.

We experienced significant growth in recent years, primarily due to our strategic acquisitions. Our net revenues increased to $14.1 million in the three-month period ended March 31, 2014 from $11.2 million in the three-month period ended March 31, 2013, and to $51.4 million in the year ended December 31, 2013 from $17.1 million in the year ended December 31, 2012. In order to become profitable and maintain our profitability, we must, among other things, continue to increase our revenues.  We may be unable to sustain our recent revenue growth, particularly if we are unable to develop and market our specialty contracting and telecommunications staffing services, increase our sales to existing customers or develop new customers.  However, even if our revenues continue to grow, they may not be sufficient to exceed increases in our operating expenses or to enable us to achieve or sustain profitability.

Our inability to obtain additional capital may prevent us from completing our acquisition strategy and successfully operating our business; however, additional financings may subject our existing stockholders to substantial dilution.

Until we can generate a sufficient amount of revenue, if ever, we expect to finance our anticipated future strategic acquisitions, including our acquisitions of Telco and VaultLogix, through public or private equity offerings or debt financings. Additional funds may not be available when we need them on terms that are acceptable to us, or at all.  If adequate funds are not available, we may be required to delay, reduce the scope of, or eliminate one or more strategic acquisitions or business plans.  In addition, we could be forced to discontinue product development and reduce or forego attractive business opportunities.  To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution.  In addition, debt financing, if available, may involve restrictive covenants.  We may seek to access the public or private capital markets whenever conditions are favorable, even if we do not have an immediate need for additional capital at that time.  Our access to the financial markets and the pricing and terms we receive in the financial markets could be adversely impacted by various factors, including changes in financial markets and interest rates.

Our forecasts regarding the sufficiency of our financial resources to support our current and planned operations are forward-looking statements and involve significant risks and uncertainties, and actual results could vary as a result of a number of factors, including the factors discussed elsewhere in this “Risk Factors” section.  We have based this estimate on assumptions that may prove to be wrong, and we could utilize our available capital resources sooner than we currently expect.  Our future funding requirements will depend on many factors, including, but not limited to, the costs and timing of our future acquisitions.

We are an emerging growth company within the meaning of the Jumpstart Our Businesses Startups Act of 2012 and, as a result, have elected to comply with the reduced disclosure and other reporting requirements available to us as an EGC.

Because we qualify as an emerging growth company, or EGC, under the Jumpstart Our Businesses Startups Act of 2012, or JOBS Act, we have elected to comply with the reduced disclosure and other reporting requirements available to us as an EGC in connection with this prospectus, and for a period of up to five years following our November 2013 offering of shares of common stock if we remain an EGC.  For example, with respect to this prospectus, we have provided only two fiscal years of audited financial information and selected financial data and have provided scaled-down disclosure on executive compensation, such as not including a “Compensation Discussion and Analysis” in this prospectus.  In addition, for as long as we remain an EGC, we are not subject to certain governance requirements, such as holding a “say-on-pay” and “say-on-golden-parachute” advisory votes, and we are not required to obtain an annual attestation report on our internal control over financial reporting from a registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act.  We may take advantage of these reporting exemptions until we are no longer an EGC.  We can be an EGC for a period of up to five years after our November 2013 equity offering, although we will cease to be an EGC earlier than that if our total annual gross revenues equal or exceed $1 billion in a fiscal year, if we issue more than $1 billion in non-convertible debt over a three-year period or if we become a “large accelerated filer” under Rule 12b-2 of the Exchange Act.

Accordingly, in this prospectus you are not receiving the same level of disclosure as you would receive in an annual report on Form 10-K of a non-EGC issuer and, following this prospectus, our stockholders will not receive the same level of disclosure that is afforded to stockholders of a non-EGC issuer.  It is also possible that investors will find our shares of common stock to be less attractive because we have elected to comply with the reduced disclosure and other reporting requirements available to us as an EGC, which could adversely affect the trading market for our shares of common stock and the prices at which our stockholders may be able to sell shares of our common stock.

We exercise judgment in determining our provision for taxes in the United States and Puerto Rico that are subject to tax authority audit review that could result in additional tax liability and potential penalties that would negatively affect our net income.

The amounts we record in intercompany transactions for services, licenses, funding and other items affects our tax liabilities.  Our tax filings are subject to review or audit by the U.S. Internal Revenue Service and state, local and foreign taxing authorities.  We exercise judgment in determining our worldwide provision for income and other taxes and, in the ordinary course of our business, there may be transactions and calculations where the ultimate tax determination is uncertain.  Examinations of our tax returns could result in significant proposed adjustments and assessment of additional taxes that could adversely affect our tax provision and net income in the period or periods for which that determination is made.

Risks Related to our Common Stock

Our common stock price has fluctuated widely in recent years, and the trading price of our common stock is likely to continue to be volatile, which could result in substantial losses to investors and litigation.

In addition to changes to market prices based on our results of operations and the factors discussed elsewhere in this “Risk Factors” section, the market price of and trading volume for our common stock may change for a variety of other reasons, not necessarily related to our actual operating performance.  The capital markets have experienced extreme volatility that has often been unrelated to the operating performance of particular companies.  These broad market fluctuations may adversely affect the trading price of our common stock.  In addition, the average daily trading volume of the securities of small companies can be very low, which may contribute to future volatility.  Factors that could cause the market price of our common stock to fluctuate significantly include:

●	the results of operating and financial performance and prospects of other companies in our industry;

●	strategic actions by us or our competitors, such as acquisitions or restructurings;

●	announcements of innovations, increased service capabilities, new or terminated customers or new, amended or terminated contracts by our competitors;

●	the public’s reaction to our press releases, media coverage and other public announcements, and filings with the Securities and Exchange Commission;

●	market conditions for providers of services to telecommunications, utilities and cloud services customers;

●	lack of securities analyst coverage or speculation in the press or investment community about us or opportunities in the markets in which we compete;

●	changes in government policies in the United States and, as our international business increases, in other foreign countries;

●	changes in earnings estimates or recommendations by securities or research analysts who track our common stock or failure of our actual results of operations to meet those expectations;

●	dilution caused by the conversion into common stock of convertible debt securities or by the exercise of outstanding warrants;

●	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	any lawsuit involving us, our services or our products;

●	arrival and departure of key personnel;

●	sales of common stock by us, our investors or members of our management team; and

●	changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural or man-made disasters.

Any of these factors, as well as broader market and industry factors, may result in large and sudden changes in the trading volume of our common stock and could seriously harm the market price of our common stock, regardless of our operating performance.  This may prevent stockholders from being able to sell their shares at or above the price they paid for shares of our common stock, if at all.  In addition, following periods of volatility in the market price of a company’s securities, stockholders often institute securities class action litigation against that company.  Our involvement in any class action suit or other legal proceeding, including the lawsuit filed against us in March 2014 and described elsewhere in this prospectus, could divert our senior management’s attention and could adversely affect our business, financial condition, results of operations and prospects.

The sale or availability for sale of substantial amounts of our common stock could adversely affect the market price of our common stock.

Sales of substantial amounts of shares of our common stock, or the perception that these sales could occur, could adversely affect the market price of our common stock and could impair our future ability to raise capital through common stock offerings.  As of July 15, 2014, we had 13,655,578 shares of common stock issued and outstanding, of which 5,661,220 shares were restricted securities pursuant to Rule 144 promulgated by the SEC.  The sale of these shares into the open market may adversely affect the market price of our common stock.

In addition, at July 15, 2014, we also had outstanding $6,475,000 aggregate principal amount of convertible notes that are convertible into 1,018,082 shares of common stock and $6,638,194 aggregate principal amount of our 12% Convertible Debentures due 2015, or the Convertible Debentures, that also are convertible into shares of our common stock.  However, we cannot currently determine the total number of shares of our common stock that may be issued upon the conversion or repayment of the Convertible Debentures because the total number of shares and the conversion prices or the prices at which we can issue our common stock to pay down the principal of and interest on the Convertible Debentures depend on a number of factors, including the prices and nature of any equity securities we may issue in the future and the market prices of our common stock in the periods leading up to any particular amortization payment date on which we elect to make amortization payments on the Convertible Debentures in shares of our common stock.  See Note 8 to Notes to our consolidated financial statements in this prospectus.  As of July 15, 2014, there were also outstanding warrants to purchase an aggregate of 649,842 shares of our common stock at a weighted-average exercise price of $5.42 per share, all of which warrants were exercisable as of such date.  The conversion of a significant principal amount of our outstanding convertible debt securities into shares of our common stock, our repayment of a significant amount of principal, interest or other amounts payable under such debt securities in shares of our common stock or the exercise of outstanding warrants at prices below the market price of our common stock could adversely affect the market price of our common stock.  The market price of our common stock also may be adversely affected by our issuance of shares of our capital stock or convertible securities in connection with acquisitions, including our proposed acquisitions of VaultLogix and Telco, or in connection with other financing efforts.

In connection with this offering, we, our directors and officers, and each other 5% or greater holder of outstanding shares of our common stock on a fully-diluted basis, have agreed, subject to certain limited exceptions, not to offer, sell, contract to sell or otherwise dispose of, or enter into, any transaction that is designed to, or could be expected to, result in the disposition of any shares of our common stock or other securities convertible into or exchangeable or exercisable for shares of our common stock for 90 days after the date of this prospectus without the written consent of the representative of the underwriters, subject to potential extension. As of the date of this prospectus, approximately 3,692,069 shares of our common stock will be subject to the contractual lock-up with the underwriter.  However, the representative of the underwriters may release these securities from these restrictions at any time without notice. See “Underwriting” and “Shares Eligible For Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

The offering price for shares of our common stock is substantially higher than the pro forma net tangible book value per share, so purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

If you purchase common stock in this offering, you will pay more for your common stock than the amount paid by existing stockholders for their common stock.  As a result, you will experience immediate and substantial dilution of approximately $7.43 per share of common stock, assuming no exercise of outstanding warrants to acquire common stock, representing the difference between our pro forma net tangible book value per share of common stock of $(2.13) at March 31, 2014, after giving effect to this offering at the assumed offering price per share of common stock of $6.01, which was the last reported sale price of our common stock as reported by the NASDAQ Capital Market on July 15, 2014.   In addition, you may experience further dilution to the extent that our common stock is issued upon the exercise of our outstanding warrants.  Approximately 424,842 of the shares of common stock issuable upon the exercise of currently outstanding warrants will be issued at a purchase price that is less than the offering price per share in this offering.  See “Dilution” for a more complete description of how the value of your investment in our common stock will be diluted upon the completion of this offering.

Our amended and restated certificate of incorporation and amended and restated bylaws, and certain provisions of Delaware corporate law, as well as certain of our contracts, contain provisions that could delay or prevent a change in control even if the change in control would be beneficial to our stockholders.

Delaware law, as well as our amended and restated certificate of incorporation and amended and restated bylaws, contains anti-takeover provisions that could delay or prevent a change in control of our company, even if the change in control would be beneficial to our stockholders.  These provisions could lower the price that future investors might be willing to pay for shares of our common stock.  These anti-takeover provisions:

●	authorize our board of directors to create and issue, without stockholder approval, preferred stock, thereby increasing the number of outstanding shares, which can deter or prevent a takeover attempt;

●	prohibit stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders;

●	establish a three-tiered classified board of directors requiring that not all members of our board be elected at one time;

●	establish a supermajority requirement to amend our amended and restated bylaws and specified provisions of our amended and restated certificate of incorporation;

●	prohibit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

●	establish limitations on the removal of directors;

●	empower our board of directors to fill any vacancy on our board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise;

●	provide that our board of directors is expressly authorized to adopt, amend or repeal our bylaws;

●	provide that our directors will be elected by a plurality of the votes cast in the election of directors;

●	establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted on by our stockholders at stockholder meetings;

●	eliminated the ability of our stockholders to call special meetings of stockholders and, after June 30, 2014, to act by written consent; and

●
provide that the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action, actions asserting a breach of fiduciary duty and certain other actions against us or any directors or executive officers.

Section 203 of the Delaware General Corporation Law, the terms of our stock incentive plans, the terms of our change in control agreements with our senior executives and other contractual provisions may also discourage, delay or prevent a change in control of our company.  Section 203 generally prohibits a Delaware corporation from engaging in a business combination with an interested stockholder for three years after the date the stockholder became an interested stockholder.  Our stock incentive plans include change-in-control provisions that allow us to grant options or stock purchase rights that may become vested immediately upon a change in control.  The terms of changes of control agreements with our senior executives and contractual restrictions with third parties may discourage a change in control of our company.  Our board of directors also has the power to adopt a stockholder rights plan that could delay or prevent a change in control of our company even if the change in control is generally beneficial to our stockholders.  These plans, sometimes called “poison pills,” are oftentimes criticized by institutional investors or their advisors and could affect our rating by such investors or advisors.  If our board of directors adopts such a plan, it might have the effect of reducing the price that new investors are willing to pay for shares of our common stock.

Together, these charter, statutory and contractual provisions could make the removal of our management and directors more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our common stock. Furthermore, the existence of the foregoing provisions, as well as the significant common stock beneficially owned by our executive officers, key non-executive officer employees, and members of our board of directors, could limit the price that investors might be willing to pay in the future for shares of our common stock.  They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

We have never paid cash dividends and do not anticipate paying any cash dividends on our common stock.

We have never paid cash dividends and do not anticipate paying any cash dividends on our common stock in the foreseeable future.  We currently intend to retain any earnings to finance our operations and growth.  As a result, any short-term return on your investment will depend on the market price of our common stock, and only appreciation of the price of our common stock, which may never occur, will provide a return to stockholders.  The decision whether to pay dividends will be made by our board of directors in light of conditions then existing, including, but not limited to, factors such as our financial condition, results of operations, capital requirements, business conditions, and covenants under any applicable contractual arrangements. Investors seeking cash dividends should not invest in our common stock.

If equity research analysts do not publish research or reports about our business, or if they issue unfavorable commentary or downgrade our common stock, the market price of our common stock will likely decline.

The trading market for our common stock will rely in part on the research and reports that equity research analysts, over whom we have no control, publish about us and our business.  We may never obtain research coverage by securities and industry analysts.  If no securities or industry analysts commence coverage of our company, the market price for our common stock could decline.  In the event we obtain securities or industry analyst coverage, the market price of our common stock could decline if one or more equity analysts downgrade our common stock or if those analysts issue unfavorable commentary, even if it is inaccurate, or cease publishing reports about us or our business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” and elsewhere in this prospectus constitute forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking terminology, such as “anticipate”, “believe”, “expect”, “plan”, “intend”, “seek”, “estimate”, “project”, “could”, “may” or the negative thereof or other variations thereon, or by discussions of strategy that involve risks and uncertainties.  Management wishes to caution the reader of the forward-looking statements that any such statements that are contained in this prospectus reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors, including, but not limited to, economic, competitive, regulatory, technological, key employees, and general business factors affecting our operations, markets, growth, services, products, licenses and other factors, some of which are described in this prospectus, including under the caption “Risk Factors,” and some of which are discussed in our other filings with the SEC. These forward-looking statements are only estimates or predictions.  No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of risks facing our company, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events.

These risk factors should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.  All written and oral forward looking statements made in connection with this prospectus that are attributable to our company or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.  Given these uncertainties, we caution investors not to unduly rely on our forward-looking statements.  We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by applicable law or regulation.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the 1,425,000 shares of common stock we are offering will be approximately $7.7 million, based upon assumed offering price of $6.01 per share, which was the last reported sale price of our common stock as reported by the NASDAQ Capital Market on July 15, 2014.  “Net proceeds” is what we expect to receive after paying the underwriters fees and commissions, and our estimated offering expenses in the amount of $135,000. If the underwriters’ option to purchase additional shares in this offering is exercised in full, we estimate that our net proceeds would be approximately $8.9 million.

Each $1.00 increase (decrease) in the assumed offering price of $6.01 per share would increase (decrease) the net proceeds to us from this offering, after deducting the estimated underwriting fees and estimated offering expenses payable by us, by approximately $1.3 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same. We may also increase or decrease the number of shares we are offering. An increase (decrease) of 100,000 in the number of shares we are offering would increase (decrease) the net proceeds to us from this offering, after deducting the estimated underwriting fees and estimated offering expenses payable by us, by approximately $0.6 million, assuming the offering price stays the same. An increase of 100,000 in the number of shares we are offering, together with a $1.00 increase in the assumed offering price per share, would increase the net proceeds to us from this offering, after deducting the estimated placement agent fees and estimated offering expenses payable by us, by approximately $2.0 million. A decrease of 100,000 in the number of shares we are offering, together with a $1.00 decrease in the assumed offering price per share, would decrease the net proceeds to us from this offering, after deducting the estimated underwriting fees and estimated offering expenses payable by us, by approximately $1.8 million. We do not expect that a change in the offering price or the number of shares by these amounts would have a material effect on our intended uses of the net proceeds from this offering, although it may impact the amount of time prior to which we may need to seek additional capital.

We have not identified any specific uses for the net proceeds of this offering and intend to use such net proceeds for working capital and general corporate purposes. Until we use the net proceeds of this offering, we intend to invest the funds in short-term, interest-bearing investments, which may include interest-bearing bank accounts, money market funds, certificates of deposit and U.S. government securities.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDERS MATTERS

Market Information

Our common stock began trading on the NASDAQ Capital Market on October 31, 2013 under the symbol “ICLD”.  Prior thereto, our common stock traded on the OTCQB Marketplace operated by the OTC Markets Group Inc., or the OTCQB. The following table sets forth the high and low closing sales prices of our common stock for the periods indicated.  Information for the period from October 31, 2013 to December 31, 2013 is the high and low closing sales prices of our common stock based upon reports of transactions on the NASDAQ Capital Market.  Information for all periods prior thereto is the high and low last sales prices of our common stock on the OTCQB based upon information provided by the OTC Markets Group, Inc.  All prices give effect to the one-for-125 reverse stock split of our common stock effected on January 14, 2013 and the one-for-four reverse stock split of our common stock effected on August 1, 2013.  Quotations reflect inter-dealer prices, without retail mark-up, mark-down commission, and may not represent actual transactions.

Fiscal Year Ended December 31, 2012	High	Low
First Quarter	$7.90	$2.05
Second Quarter	$3.75	$1.05
Third Quarter	$10.00	$1.95
Fourth Quarter	$18.50	$6.08

Fiscal Year Ended December 31, 2013
First Quarter	$36.00	$8.00
Second Quarter	$13.80	$8.00
Third Quarter	$12.50	$6.00
Fourth Quarter	$18.36	$2.31

Fiscal Year Ending December 31, 2014
First Quarter	$18.13	$6.60
Second Quarter	$8.58	$5.35
Third Quarter (through July 15)	$6.51	$5.39

As of July 15, 2014, the closing sale price of our common stock, as reported by the NASDAQ Capital Market, was $6.01 per share.

Holders

At July 15, 2014, we had approximately 262 record holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers or registered clearing agencies.

Transfer Agent and Registrar

We have appointed Corporate Stock Transfer, 3200 Cherry Creek Dr. South, Denver, CO 80209 to act as the transfer agent of our common stock.

DIVIDEND POLICY

We currently intend to retain future earnings, if any, for use in the operation of our business and to fund future growth.  We have never declared or paid cash dividends on our common stock and we do not intend to pay any cash dividends on our common stock for the foreseeable future.  The terms of our outstanding Convertible Debentures prohibit our payment of cash dividends.  Any future determination related to our dividend policy will be made at the discretion of our board of directors in light of conditions then-existing, including factors such as our results of operations, financial conditions and requirements, business conditions and covenants under any applicable contractual arrangements.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2014:

●	on an actual basis;

●	on a pro forma basis to reflect:

●
the sale by us in this offering of 1,425,000 shares of common stock at an assumed offering price of $6.01 per share, which is the last reported sale price of our common stock as reported on the NASDAQ Capital Market on July 15, 2014, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us;

	●	the issuance in April and May 2014 of an aggregate of 1,139,772 shares of common stock to our officers, directors, employees and consultants under our 2012 Incentive Compensation Plan;
	●	the issuance in April 2014 of 91,241 shares of common stock to purchase certain assets;
	●	the issuance in May 2014 of 8,934 shares of common stock to noteholders in settlement of outstanding accrued interest payments;
	●	the issuance in June and July 2014 of an aggregate of 658,876 shares of common stock upon conversion of $3,787,000 aggregate principal amount of our Convertible Debentures; and
	●	the issuance in July 2014 of $1.5 million aggregate principal amount of convertible notes.

The information below is illustrative only. Our cash and cash equivalents and capitalization following the closing of this offering will be adjusted based on the actual offering price and other terms of this offering determined at the pricing of this offering.  You should read this table in conjunction with our consolidated financial statements and related notes and the sections entitled “Selected Consolidated Historical Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Use of Proceeds” and “Description of Capital Stock” appearing elsewhere in this prospectus.

	As of March 31, 2014
	Actual	Pro Forma
	(unaudited) (In thousands)

Cash and cash equivalents	$3,956	$13,163

Long-term debt (including current portion)	21,053	18,766

Stockholders’ equity:
Common stock, $0.0001 par value; 500,000,000 shares authorized; 10,863,889 shares issued and outstanding actual; 15,080,578 shares issued and outstanding pro forma	1	1
Additional paid-in capital	61,834	75,807
Accumulated deficit	(31,288)	(31,536)
Total stockholders’ equity	30,845	44,570

Total capitalization	$51,898	$63,336

Our capitalization information presented in the foregoing table excludes:

●
234,233 shares of common stock issuable upon the exercise of stock purchase warrants outstanding on March 31, 2014 with an exercise price of $4.00 per share that expire on September 7, 2014, subject to extension if certain minimum EBITDA thresholds are not achieved;

●	159,359 shares of common stock issuable upon the exercise of stock purchase warrants outstanding on March 31, 2014 with an exercise price of $5.00 per share that expire on November 5, 2018;

●	31,250 shares of common stock issuable upon the exercise of stock purchase warrants outstanding on March 31, 2014 with an exercise price of $5.00 per share that expire on November 5, 2017;

●	225,000 shares of common stock issuable upon the exercise of stock purchase warrants outstanding on March 31, 2014 with an exercise price of $7.25 per share that expire on April 15, 2017;

●
up to 1,231,615 shares of common stock that are issuable upon the conversion of, or in connection with payments made by us on, convertible debentures outstanding on March 31, 2014 with a conversion price of $6.36 per share that mature on June 13, 2015;

●	up to 58,870 shares of common stock issuable upon the exercise of stock purchase warrants issued on July 1, 2014 with an exercise price of $7.25 per share that expire on July 1, 2017;

●
1,018,082 shares of common stock issuable upon the conversion of convertible promissory notes outstanding on March 31, 2014 with a current conversion price of $6.36 per share that mature on June 30, 2015;

●
397,602 shares of common stock issuable upon conversion of a convertible promissory note outstanding on March 31, 2014 with a current conversion price of $16.99 per share that matures on December 31, 2014; and

●	213,750 shares of common stock issuable upon the exercise of the underwriter’s over-allotment option to purchase additional shares of common stock.

DILUTION

Dilution represents the difference between the public offering price per share of our common stock and the net tangible book value per share of our common stock immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.

At March 31, 2014, on an as adjusted basis to give effect to the issuance of,

●	91,241 shares of common stock issued in April 2014 in connection with our purchase of certain assets;

●	an aggregate of 1,551,725 shares of common stock issued in April, June and July 2014 upon the conversion of certain indebtedness;

●
an aggregate of 1,139,772 shares of common stock issued in April and May 2014 to certain of our officers, directors, employees and consultants for services rendered or to be rendered, including an aggregate of 940,367 restricted shares of common stock that are subject to three-year vesting; and

●	an aggregate of 8,934 shares of common stock issued in May 2014 in payment of accrued interest on certain outstanding promissory notes;

the net tangible book value of our common stock, which excludes intangible assets, goodwill and deferred loan costs, was approximately $(29.2) million, or approximately $(2.13) per share based upon approximately 13.7 million shares of common stock outstanding.

Upon completion of this offering at an assumed public offering price of $6.01 per share, which is the last reported sale price of our common stock as reported on the NASDAQ Capital Market on July 15, 2014, but without taking into account any change in the as adjusted net tangible book value at March 31, 2014 determined as set forth above, other than that resulting from the sale of the shares of  common stock in this offering and the receipt of the total proceeds of $7.7 million (net of underwriting discounts and commissions but excluding estimated offering expenses), our pro forma as adjusted net tangible book value at March 31, 2014 would have been approximately $(21.4) million, or approximately $(1.42) per share of our common stock. Accordingly, the as adjusted net tangible book value of our common stock held by our existing stockholders (approximately 13.7 million shares) would have been increased by $0.71 per share without any additional investment on their part. The purchasers of our common stock in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the assumed offering price of $6.01 per share) of $7.43 per share.

The following table illustrates the per share dilution to the new investors without giving any effect to the results of any operations subsequent to March 31, 2014:

Assumed public offering price per share		$6.01
As adjusted net tangible book value per share as of March 31, 2014	$(2.13)
Increase in net tangible book value per share attributable to new investors	$.71
Pro forma adjusted net tangible book value per share after this offering		$(1.42)
Dilution in net tangible book value per share to new investors		$7.43

If the underwriter exercises its option to purchase additional shares of common stock in full, the increase in net tangible book value per share attributable to new investors will increase to $0.81 and our pro forma adjusted net tangible book value will increase to $(1.32) per share, representing an increase in our adjusted net tangible book value of $0.79 per share to existing holders, and there will be an immediate dilution of $7.33 per share to new investors.

Each $1.00 increase in the assumed public offering price of $6.01 per share would increase our as adjusted net tangible book value per share after this offering by $(1.32), and the dilution to new investors by $(8.33) per share, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses that we must pay.

Each $1.00 decrease in the assumed public offering price of $6.01 per share would  decrease our as adjusted net tangible book value per share after this offering by $(1.49), and the dilution to new investors by $6.50 per share, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses that we must pay.

The discussion and table above do not include the following:

●
234,233 shares of common stock issuable upon the exercise of stock purchase warrants outstanding on March  31, 2014 with an exercise price of $4.00 per share that expire on September 7, 2014, subject to extension if certain minimum EBITDA thresholds are not achieved;

●	159,359 shares of common stock issuable upon the exercise of stock purchase warrants outstanding on March 31, 2014 with an exercise price of $5.00 per share that expire on November 5, 2018;

●	31,250 shares of common stock issuable upon the exercise of stock purchase warrants outstanding on March 31, 2014 with an exercise price of $5.00 per share that expire on November 5, 2017;

●	225,000 shares of common stock issuable upon the exercise of stock purchase warrants outstanding on March 31, 2014 with an exercise price of $7.25 per share that expire on April 15, 2017;

●
up to 1,231,615 shares of common stock that are issuable upon the conversion of, or in connection with payments made by us on, convertible debentures outstanding on March 31, 2014 with a conversion price of $6.36 per share that mature on June 13, 2015;

●	up to 58,870 shares of common stock issuable upon the exercise of stock purchase warrants issued on July 1, 2014 with an exercise price of $7.25 per share that expire on July 1, 2017;

●
1,018,082 shares of common stock issuable upon the conversion of convertible promissory notes outstanding on March 31, 2014 with a current conversion price of $6.36 per share that mature on June 30, 2015;

●
397,602 shares of common stock issuable upon conversion of a convertible promissory note outstanding on March 31, 2014 with a current conversion price of $16.99 per share that matures on December 31, 2014; and

●	213,750 shares of common stock issuable upon the exercise of the underwriter’s over-allotment option to purchase additional shares of common stock.

SELECTED CONSOLIDATED HISTORICAL
FINANCIAL INFORMATION

The following table sets forth selected consolidated financial data for us for the years ended December 31, 2013 and 2012 and the three-month periods ended March 31, 2014 and 2013.  The selected consolidated financial data for the fiscal years ended December 31, 2013 and 2012 was derived from our audited consolidated financial statements included elsewhere in this prospectus.  The selected consolidated financial data for the three-month periods ended March 31, 2014 and 2013 was derived from our unaudited consolidated financial statements included elsewhere in this prospectus.  The financial data set forth below should be read in conjunction with, and are qualified in their entirety by, reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our historical and pro forma combined condensed   financial statements and related notes included elsewhere in this prospectus.

	For the three months ended March 31,		For the years ended December 31,
	2014	2013	2013	2012
	(unaudited)
Statement of Operations Data:	(in thousands, except share and per share data)
Revenue	$14,075	$11,243	$51,407	$17,090
Gross profit	3,934	2,966	14,127	5,121
Operating expenses	6,665	2,663	20,468	7,929
Income (loss) from operations	(2,731)	303	(6,341)	(2,808)
Other income (expense), net	9,576	(1,278)	(19,075)	(1,098)
Income (loss) before benefit for income taxes	6,845	(975)	(25,416)	(3,906)
Provision (benefit) for income taxes	137	(317)	(588)	(2,646)
Dividends on preferred stock	-	(591)	(1,084)	(843)
Net income (loss) income attributable to InterCloud Systems, Inc common stockholders, basic	6,655	(1,050)	(25,438)	(2,073)
Net (loss) attributable to InterCloud Systems, Inc common stockholders, diluted	(14,323)	(1,050)	(25,438)	(2,073)
(Loss) earnings per share, basic	$0.70	$(0.50)	$(7.85)	$(1.33)
(Loss) per share, diluted	$(1.52)	$(0.50)	$(7.85)	$(1.33)
Basic weighted average shares outstanding	9,449,622	2,103,957	3,240,230	1,553,555
Diluted weighted average shares outstanding	9,449,622	2,103,957	3,240,230	1,553,555

		As of
	March 31,	December 31,
	2014	2013	2012
	(in thousands)
Balance Sheet Data:
Cash	$3,956	$17,869	$606
Accounts receivable, net	10,874	7,822	7,661
Total current assets	18,047	28,307	10,184
Goodwill and intangible assets, net	60,849	29,846	23,927
Total assets	79,894	60,690	43,317

Total current liabilities	29,762	24,112	14,861
Long term liabilities	19,287	38,254	15,160
Redeemable common and preferred stock	-	-	16,585
Stockholders' equity (deficit)	30,845	(1,676)	(3,229)

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

Since January 1, 2013, we have completed the following acquisitions:

●
AW Solutions, Inc. In April 2013, we acquired AW Solutions, a professional, multi-service line, telecommunications infrastructure company that provides outsourced services to the wireless and wireline industry.  AW Solution’s services include network systems design, architectural and engineering services, program management and other technical services.  The acquisition of AW Solutions broadened our suite of services and added new customers to which we can cross-sell our other services.

●
Integration Partners-NY Corporation. In January 2014, we acquired IPC, a full-service voice and data network engineering firm based in New York. IPC serves both corporate enterprises and telecommunications service providers. We believe the acquisition of IPC will support the cloud and managed services aspect of our business, as well as improve our systems integration and applications capabilities.

●
RentVM, Inc. In February 2014, we acquired RentVM, a New Jersey-based provider of infrastructure-as-a-service technology to software developers and to healthcare, education, and other small and medium-sized businesses and enterprises to enable public and private (enterprise) Cloud environments. RentVM expands our cloud and managed services capabilities by providing us a software defined data center (SDDC) platform to offer.

The following unaudited pro forma combined condensed statement of operations data for the year ended December 31, 2013 presents combined information as if we had completed on January 1, 2013 the acquisitions of AW Solutions and IPC. An unaudited pro forma combined condensed statement of operations for the three months ended March 2014 is not presented because the statements of operations for each of the acquired entities, including related acquisition adjustments, is included in our condensed consolidated statement of operations for the three months ended March 31, 2014. An unaudited pro forma combined condensed balance sheet as of March 31, 2014 is not presented because the balance sheet of each of the acquired entities, including related acquisition adjustments, is included in our consolidated balance sheet as of such date. The unaudited pro forma combined condensed statement of operations data for the year ended December 31, 2013 does not include any information relating to RentVM prior to it being acquired by our company because the size and historical financial results of such entity did not meet the significance thresholds of the regulatory guidelines applicable to  the provision of financial statements of an acquired entity. The unaudited pro forma combined statement of operations data has been prepared from, and should be read in conjunction with, the respective historical consolidated financial statements and related notes of our company and of each of AW Solutions and IPC included elsewhere in this prospectus.

The historical profit and loss accounts of each of these entities have been prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. The pro forma acquisition adjustments described in the unaudited pro forma combined condensed financial information were based on available information and certain assumptions made by us and may be revised as additional information becomes available as the purchase accounting for the acquisition is finalized. The pro forma adjustments are based on preliminary estimates of the fair values of assets acquired and information available as of the date of this prospectus.  Certain valuations are currently in process. Actual results may differ from the amounts reflected in the unaudited pro forma combined financial statements, and the differences may be material.

The unaudited pro forma combined condensed statement of operations data included in this prospectus is not intended to represent what our results of operations would have been if the acquisitions had occurred on January 1, 2013 or to project our results of operations for any future period. Since we and each of these entities were not under common control or management for any period presented, the unaudited pro forma combined condensed financial results may not be comparable to, or indicative of, future performance.

InterCloud Systems, Inc.
Unaudited Proforma Condensed Combined  Statement of Operations
For the Year ended December 31, 2013
Dollar Amounts in Thousands, Except Share Data

		Pre-Acquisition Results	Adjustments		Historical Integration
	InterCloud	AW Solutions	Pro forma	Proforma	Partners - NY	Pro forma		Pro forma
	Systems	(acquired 4/15/13)	Adjustments	Combined	Corporation	Adjustments		Combined
Revenues	$51,407	$3,196	$-	$54,603	$26,679	$-		$81,282
Cost of Revenues	37,280	2,035	-	39,315	19,787	-		59,102
Gross profit	14,127	1,161	-	15,288	6,892	-		22,180

Operating expenses:
Depreciation and amortization	1,120	12	135 (a)	1,267	24	818	(b)	2,109
Salaries and wages	8,341	137	-	8,478	-	-		8,478
Goodwill impairment	-	-	-	-	-	-		-
General and administrative	7,876	437	-	8,313	4,489	(92	) (d)	12,710
Change in fair value and loss of contingent consideration	3,131	-	-	3,131	-	-		3,131
Total operating expenses	20,468	586	135	21,189	4,513	726		26,428
(Loss) income from operations	(6,341)	575	(135)	(5,901)	2,379	(726)		(4,248)

Other income (expenses):
Changes in fair value of derivative instrument	(14,156)	-	-	(14,156)	-	-		(14,156)
Interest expense	(5,574)	(1)	-	(5,575)	-	(501	) (c)	(6,076)
Commission income	1,824	-	-	1,824	-	-		1,824
Loss on extinguishment of debt	(992)	-	-	(992)	-	-		(992)
Foreign exchange loss	-	-	-	-	-	-		-
Other income	(176)	-	-	(176)		-		(176)
Total other (expense) income	(19,074)	(1)	-	(19,075)	-	(501)		(19,576)
(Loss) income before benefit for income taxes	(25,415)	574	(135)	(24,976)	2,379	(1,227)		(23,824)

Benefit for income taxes	(587)	18	153 (f)	(416)	-	449	(g)	33
Net (loss) income from continuing operations	(24,828)	556	(288)	(24,560)	2,379	(1,676)		(23,857)

Net loss attributable to non-controlling interest	76	-	-	76	-	-		76
Net (loss) income attributable to InterCloud Systems, Inc	(24,904)	556	(288)	(24,636)	2,379	(1,676)		(23,933)

Less dividends on preferred stock	(1,084)	-	-	(1,084)	-	-		(1,084)
Net loss (income) attributable to InterCloud Systems, Inc common stock holders	$(25,988)	$556	$(288)	$(25,720)	$2,379	$(1,676)		$(25,017)

Basic and diluted loss per share attributable to InterCloud Systems, Inc. common stockholders:	$(8.02)							$(7.35)
Basic weighted average number of common shares outstanding	3,240,230		58,609 (e)	3,298,839		104,528	(e)	3,403,367
Diluted weighted average number of common shares outstanding	3,240,230		58,609	3,298,839		104,528	(e)	3,403,367

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

Overview

The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not indicative of the operating results or financial position that would have occurred if each transaction had been consummated as of January 1, 2013. Pro forma adjustments reflect those adjustments that are factually determined and also include the impact of contingencies that will not be finally determined until the resolution of the contingency. For each acquisition, the purchase consideration and preliminary purchase price allocation is subject to change.

The paragraphs below referenced by “(a)” through “(g)” correspond to and explain the applicable notation appearing in the pro forma combined condensed financial statements set forth above.

AW Solutions Acquisition

(a)
Adjustment to record amortization expense of $135,000 for the identifiable intangible assets of approximately $3,752,000 for the period of January 1, 2013 through April 15, 2013, as if the acquisition had occurred on January 1, 2013.  The weighted average useful life on the identifiable intangible assets acquired is approximately 9.31 years.  The identifiable assets are amortized to depreciation and amortization expense using the straight line method, which approximates the estimated life.

IPC Acquisition

The amounts assigned to the IPC identifiable tangible assets are based on their respective estimated fair values determined as of the acquisition date of January 1, 2013.  The excess of the purchase consideration over the fair values of the tangible and identifiable intangible assets was recorded as goodwill in the amount of approximately $13,329,000.  In accordance with current accounting standards, the goodwill is not being amortized and will be tested for impairment as required by ASC 350.  The goodwill is not deductible for tax purposes.

A summary of the preliminary purchase price allocation is as follow:

Cash	$13,451,000
Common stock fair value	1,447,000
Convertible note	6,255,000

Total consideration	$21,153,000

Common stock issued	104,528

Common stock par value	$10
Total stock consideration	$1,447,000

Allocation of Purchase Consideration :

Current assets	$6,171,000
Goodwill	13,329,000
Intangible assets
Customer list/relationships	6,630,000
Tradenames	4,418,000
Non-competes	465,000
Property and equipment	21,000
Other assets	56,000
Current liabilities	(4,570,000)
Deferred revenue, current portion	(781,000)
Adjustment to current portion of deferred revenue to reflect fair value	195,000
Deferred revenue, net of current portion	(378,000)
Adjustment to deferred revenue, net of current portion, to reflect fair value	95,000
Long-term deferred tax liability	(4,498,000)

Total allocation of consideration	$21,153,000

Current assets acquired from IPC relate to accounts receivable and other current assets.  We assigned the $11,153,000 of value ascribed to identifiable intangible assets to customer relations of approximately$6,630,000, which are being amortized over their useful lives of ten years, non-compete agreements of $465,000, which are being amortized over three years, and tradenames of approximately $4,418,000, which are not being amortized.

(b)
Adjustment to record amortization expense of approximately $818,000 for the period of January 1, 2013 through December 31, 2013, as if the acquisition had occurred on January 1, 2013.  The weighted average useful life of the identifiable intangible assets acquired is approximately 9.33 years.  The identifiable assets are amortized to depreciation and amortization expense using the straight line method which approximates the useful life.

(c)	To record the incremental costs of the interest on the note issued in connection with the IPC acquisition of $501,000 in the year ended December 31, 2013.

(d)	To reverse the costs related to the IPC acquisition of $92,000 in 2013, which were one time in nature.

 Pro forma Shares

(e)	The calculation of the pro forma basic weighted average number of common shares outstanding for the year ended December 31, 2013 is as follows:

For the year ended December 31, 2013
Weighted average common shares outstanding as of December 31, 2013	3,240,230
Shares issued with the acquisition of AW Solutions adjusted to January 1, 2013	58,609
Shares issued with the acquisition of IPC as of January 1, 2013	104,528
Pro forma weighted average common shares outstanding	3,403,367

Income Tax Effect of Acquisitions:

The following table shows the income tax effect for the year ended December 31, 2013 for the completed acquisition of AW Solutions in April 2013, as if such acquisition had occurred on January 1, 2013.

	AW Solutions	Pro forma Adjustments	Total
Income before provision for income taxes	$574,000	$(135,000)	$439,000

Income tax provision at 39% statutory rate	224,000	(53,000)	171,000

Income tax provision recorded on historical financials	18,000		18,000
Pro forma income tax provisions	$206,000	$(53,000)	$153,000

(f)
To record an adjustment for income taxes for the year ended December 31, 2013 for the acquisition of AW Solutions completed in April 2013.  AW Solutions had pro forma income before income taxes of $439,000 prior to the date of acquisition.  This would have resulted in an income tax provision of $171,000, for which AW Solutions had recorded a provision for income taxes of $18,000, which resulted in a pro forma tax amount of $153,000. Our net operating loss carry-forward may be sufficient to offset the taxable income of AW Solutions in future periods.

The following table shows the income tax effect for the year ended December 31, 2013 for the completed acquisition of IPC in January 2014, as if such acquisition had occurred on January 1, 2013.

	IPC	Pro forma Adjustments	Total
Income before provision for income taxes	$2,379,000	$(1,227,000)	$1,152,000

Income tax provision at 39% statutory rate	928,000	(479,000)	449,000
Pro forma income tax provisions	$928,000	$(479,000)	$449,000

(g)
To record an adjustment for income taxes for the year ended December 31, 2013 for the potential acquisition of IPC completed in January 2014.  IPC had pro forma adjusted income before income taxes of $1,152,000. This would have resulted in an income tax provision of $449,000. Our net operating loss carry-forward may be sufficient to offset the taxable income of IPC in future periods.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

This management’s discussion and analysis of financial condition and results of operations contains certain statements that are forward-looking in nature relating to our business, future events or our future financial performance.  Prospective investors are cautioned that such statements involve risks and uncertainties and that actual events or results may differ materially from the statements made in such forward-looking statements.  In evaluating such statements, prospective investors should specifically consider the various factors identified in this prospectus, including the matters set forth under Item 1A “Risk Factors,” which could cause actual results to differ from those indicated by such forward-looking statements.

Overview

We were incorporated in 1999, but functioned as a development stage company with limited activities through December 2009.  In January 2010, we acquired Digital Comm, Inc., or Digital, a provider of specialty contracting services primarily in the installation of fiber optic telephone cable.  Until September 2012, substantially all of our revenue came from our specialty contracting services.  In the years ended December 31, 2013 and 2012, primarily as a result of our acquisition of ADEX, approximately 35% and 38%, respectively, of our revenue was derived from specialty contracting services, with the remaining 65% and 62%, respectively, coming from our telecommunications staffing services.

In 2013, we evaluated our reporting segments and determined that we operated in two reportable segments, specialty contracting services and telecommunication staffing services.  The telecommunication staffing services segment was comprised of the ADEX reporting unit and provided contracted services to provide technical engineering and management solutions to large voice and data communications providers, as specified by their clients.  Specialty contracting services revenues were derived from contracted services to provide technical engineering services along with contracting services to commercial and governmental customers. Our operating divisions had been aggregated into the two reporting segments due to their similar economic characteristics, products, production methods and distribution methods. The specialty contracting service segment included our AW Solutions, T N S, Tropical and RM Engineering reporting units.

In January 2014, we acquired the operations of IPC, which  allowed us to gain entry into the telecommunications hardware and software resale sector as well as to expand our services by adding a hardware and software maintenance division.  In February 2014, we acquired the operations of RentVM, which allowed us to gain entry into the cloud computing sector and to expand the range of products and services that we provide to our customers.

With the acquisitions of IPC and RentVM, we re-evaluated all of our operating subsidiaries and determined that the IPC and RentVM divisions should be aggregated into one of three reporting segments based on their economic characteristics, products, production methods and distribution methods.  The results of operations of IPC and RentVM are categorized within the cloud and managed services segment.  We also re-evaluated our previously-reported segments and determined that our specialty contracting services segment would be presented as the applications and infrastructure segment.  We also re-evaluated our telecommunication staffing services segment and determined that it would be presented as the professional services segment.

Due to the addition of the cloud and managed services segment in 2014, certain comparative percentages mentioned below in our results of operations for the three months ended March 31, 2014 may not be meaningful (N/M).

Our revenue increased from $11.2 million for the three-month period ended March 31, 2013 to $14.0 million for the three month period ended March 31, 2014, and from $17.1 million for the year ended December 31, 2012 to $51.4 million for the year ended December 31, 2013.  Our net loss attributable to common stockholders increased from $2.1 million for the year ended December 31, 2012 to $25.4 million for the year ended December 31, 2013.  As of March 31, 2014, our stockholders’ equity was $30.8 million.  A significant portion of our services are performed under master service agreements and other arrangements with customers that extend for periods of one or more years.  We are currently party to numerous master service agreements, and typically have multiple agreements with each of our customers.  Master service agreements generally contain customer-specified service requirements, such as discrete pricing for individual tasks.  To the extent that such contracts specify exclusivity, there are often a number of exceptions, including the ability of the customer to issue work orders valued above a specified dollar amount to other service providers, perform work with the customer’s own employees and use other service providers when jointly placing facilities with another utility.  In most cases, a customer may terminate an agreement for convenience with written notice.  The remainder of our services are provided pursuant to contracts for specific projects.  Long-term contracts relate to specific projects with terms in excess of one year from the contract date.  Short-term contracts for specific projects are generally of three to four months in duration.

During the three-month period ended March 31, 2014 and the years ended December 31, 2013 and 2012, the majority of our revenue and expenses was generated by our acquired companies. In the three-month period ended March 31, 2014, $13.0 million of the total $14.1 million in revenues was generated by the companies we had acquired since January 1, 2012. Of the $51.4 million in total revenues in the year ended December 31, 2013, $45.5 million was generated by the companies we acquired in 2012 and 2013. In 2012, $11.7 million of the total $17.1 million in revenues was generated by companies acquired in 2012.

In the three-month period ended March 31, 2014, cost of revenues of the companies we acquired during such period or in 2013 or 2012 accounted for $9.5 million of our $10.1 million cost of revenues. Cost of revenues of the companies we acquired in the years ended December 31, 2012 and 2013 accounted for $34.2 million of our $37.3 million cost of revenues during the year ended December 31, 2013. In 2012, $8.7 million of the total $12.0 million in cost of revenues was incurred by the companies we acquired in 2012.

Gross profit generated by the companies we acquired in the three-month period ended March 31, 2014 and the years ended December 31, 2013 and 2012 accounted for $3.5 million of our 3.9 million of gross profit for the three-month period ended March 31, 2014. Gross profit generated by the companies we acquired in the years ended December 31, 2012 and 2013 accounted for $11.3 million of our $14.1 million gross profit during the year ended December 31, 2013. Gross profit generated by the companies we acquired in 2012 was $3.0 million of the total gross profit of $5.1 million in 2012.

Operating expenses, including salaries and wages and depreciation and amortization, for the companies we acquired in the three-month period ended March 31, 2014 and the years ended December 31, 2013 and 2012 accounted for $4.9 million of our $6.7 million of operating expenses during the three-month period ended March 31, 2014.  Operating expenses for the companies we acquired in the years ended December 31, 2012 and 2013 accounted for $8.2 million of our $20.5 million of operating expenses during the year ended December 31, 2013. Operating expenses for the companies we acquired in 2012 was $1.9 million of the total $7.9 million of operating expenses during the year ended December 31, 2012.

The following table summarizes our revenues from multi-year master service agreements and other long-term contracts, as a percentage of contract revenues:

	Three months ended March 31,		Year ended December 31,
	2014	2013	2013	2012
	(unaudited)
Multi-year master service agreements and long-term contracts	35%	82%	65%	60%

The percentage of revenue from long-term contracts varies between periods, depending on the mix of work performed under our contracts.

A significant portion of our revenue comes from several large customers.  The following table reflects the percentage of total revenue from those customers that contributed at least 10% to our total revenue in the three-month periods ended March 31, 2014 and 2013 and the years ended December 31, 2013 and 2012:

	Three months ended March 31,		Year ended December 31,
	2014	2013	2013	2012
	(unaudited)
Ericsson, Inc.	20%	49%	41%	33%
Nexlink	-	*	*	14%

* Represented less than 10% of total revenues during the period.

We are a single-source provider of end-to-end IT and next-generation network solutions to the telecommunications service provider (carrier) and corporate enterprise markets through cloud platforms and professional services. We believe our market advantages center around our cloud-based applications and services portfolio and positioning.  As a true infrastructure 2.0 provider, we add value by enabling applications and services while helping to contain costs.  Customers now demand a partner that can provide end-to-end IT solutions, that offers a solution that allows the customer to move IT expenditures from capital costs to operating costs, and that offers the customer greater elasticity and the ability to rapidly deploy enterprise applications.

Telecommunications providers and enterprise customers continue to seek and outsource solutions in order to reduce their investment in capital equipment, provide flexibility in workforce sizing and expand product offerings without large increases in incremental hiring. As a result, we believe there is significant opportunity to expand both our United States and international telecommunications solutions services and staffing services capabilities. As we continue to expand our presence in the marketplace, we will target those customers going through new network deployments and wireless service upgrades.

We expect to continue to increase our gross margins by leveraging our single-source end-to-end network to efficiently provide a full spectrum of end-to-end IT and next-generation network solutions and staffing services to our customers. We believe our solutions and services offerings can alleviate some of the inefficiencies typically present in our industry, which result, in part, from the highly-fragmented nature of the telecommunications industry, limited access to skilled labor and the difficulty industry participants have in managing multiple specialty-service providers to address their needs. As a result, we believe we can provide superior service to our customers and eliminate certain redundancies and costs for them.  We believe our ability to address a wide range of end-to-end solutions, network infrastructure and project-staffing service needs of our telecommunications industry clients is a key competitive advantage. Our ability to offer diverse technical capabilities (including design, engineering, construction, deployment, and installation and integration services) allows customers to turn to a single source for those specific specialty services, as well as to entrust us with the execution of entire turn-key solutions.

As a result of our recent acquisitions, we have become a multi-faceted company with an international presence.  We believe this platform will allow us to leverage our corporate and other fixed costs and capture gross margin benefits.  Our platform is highly scalable.  We typically hire workers to staff projects on a project-by-project basis and our other operating expenses are primarily fixed.  Accordingly, we are generally able to deploy personnel to infrastructure projects in the United States and beyond without incremental increases in operating costs, allowing us to achieve greater margins. We believe this business model enables us to staff our business efficiently to meet changes in demand.

Finally, given the worldwide popularity of telecommunications and wireless products and services, we will selectively pursue international expansion, which we believe represents a compelling opportunity for additional long-term growth.

Our planned expansion will place increased demands on our operational, managerial, administrative and other resources.  Managing our growth effectively will require us to continue to enhance our operations management systems, financial and management controls and information systems and to hire, train and retain skilled telecommunications personnel.  The timing and amount of investments in our expansion could affect the comparability of our results of operations in future periods.

Our recent  and planned acquisitions have been and will be timed with additions to our management team of skilled professionals with deep industry knowledge and a strong track record of execution.  Our senior management team brings an average of over 25 years of individual experience across a broad range of disciplines. We believe our senior management team is a key driver of our success and is well-positioned to execute our strategy.

Factors Affecting Our Performance

Changes in Demand for Data Capacity and Reliability.

Advances in technology architectures have supported the rise of cloud computing, which enables the delivery of a wide variety of cloud-based services, such as platform as a service (PaaS), infrastructure as a service (IaaS), database as a service (DbaaS), and software as a service (SaaS). Today, mission-critical applications can be delivered reliably, securely and cost-effectively to our customers over the internet without the need to purchase supporting hardware, software or ongoing maintenance. The lower total cost of ownership, better functionality and flexibility of cloud applications represent a compelling alternative to traditional on-premise solutions. As a result, enterprises are increasingly adopting cloud services to rapidly deploy and integrate applications without building out their own expensive infrastructure and to minimize the growth of their own IT departments and create business agility by taking advantage of accelerated time-to-market dynamics.

The telecommunications industry has undergone and continues to undergo significant changes due to advances in technology, increased competition as telephone and cable companies converge, the growing consumer demand for enhanced and bundled services and increased governmental broadband stimulus funding.  As a result of these factors, the networks of our customers increasingly face demands for more capacity and greater reliability. Telecommunications providers continue to outsource a significant portion of their engineering, construction and maintenance requirements in order to reduce their investment in capital equipment, provide flexibility in workforce sizing, expand product offerings without large increases in incremental hiring and focus on those competencies they consider core to their business success. These factors drive customer demand for our services.

The proliferation of smart phones and other wireless data devices has driven demand for mobile broadband. This demand and other advances in technology have prompted wireless carriers to upgrade their networks.  Wireless carriers are actively increasing spending on their networks to respond to the explosion in wireless data traffic, upgrade network technologies to improve performance and efficiency and consolidate disparate technology platforms. These customer initiatives present long-term opportunities for us for the wireless services we provide. Further, the demand for mobile broadband has increased bandwidth requirements on the wired networks of our customers. As the demand for mobile broadband grows, the amount of cellular traffic that must be “backhauled” over customers’ fiber and coaxial networks increases and, as a result, carriers are accelerating the deployment of fiber optic cables to cellular sites.  These trends are increasing the demand for the types of services we provide.

Our Ability to Recruit, Manage and Retain High-Quality IT and Telecommunications Personnel.

The shortage of skilled labor in the telecommunications industry and the difficulties in recruiting and retaining skilled personnel can frequently limit the ability of specialty contractors to bid for and complete certain contracts.  In September 2012, we acquired ADEX, an IT and telecommunications staffing firm. Through ADEX, we manage a database of more than 70,000 IT and telecom personnel, which we use to locate and deploy skilled workers for projects.  We believe our access to a skilled labor pool gives us a competitive edge over our competitors as we continue to expand.  However, our ability to continue to take advantage of this labor pool will depend, in part, on our ability to successfully integrate ADEX into our business.

Our Ability to Integrate Our Acquired Businesses and Expand Internationally.

We completed six acquisitions since January 1, 2012 and plan to consummate additional acquisitions in the near term.  Our success will depend, in part, on our ability to successfully integrate these businesses into our global IT and telecommunications platform. In addition, we believe international expansion represents a compelling opportunity for additional growth over the long-term because of the worldwide need for IT and telecommunications infrastructure.  As of March 31, 2014, our operations in Puerto Rico had generated $5.8 million in aggregate revenue.  We plan to expand our global presence either through expanding our current operations or by acquiring subsidiaries with international platforms.

Our Ability to Expand and Diversify Our Customer Base.

Our customers for specialty contracting services consist of leading telephone, wireless, cable television and data companies.  Ericsson Inc. is our principal telecommunications staffing services customer.  Historically, our revenue has been significantly concentrated in a small number of customers.  Although we still operate at a net loss, our revenue in recent years has increased as we have acquired additional subsidiaries and diversified our customer base and revenue streams. The percentage of our revenue attributable to our top 10 customers, as well as key customers that contributed at least 10% of our revenue in at least one of the years specified in the following table, were as follows:

Customer:	Three months ended March 31,		Year ended December 31,
	2014	2013	2013	2012
	(unaudited)
Top 10 customers, aggregate	57%	76%	74%	77%
Customer:
Nexlink	-	*	*	14%
Ericsson, Inc.	20%	49%	41%	33%

* Represented less than 10% of total revenues during the period.

Business Unit Transitions.

In the year ended December 31, 2012, approximately 38% of our revenue came from our applications and infrastructure segment, and the remaining 62% came from our profressional services segment. In the year ended December 31, 2013, approximately 35% of our revenue came from our applications and infrastructure segment, and the remaining 65% come from our professional services segment. The acquisition of ADEX in 2012 enabled us to shift our business focus from exclusively providing applications and infrastructure services to also providing professional services, which has expanded our customer base.

Since January 1, 2012, we have acquired six other companies, and each of these acquisitions has either enhanced certain of our existing business units or allowed us to gain market share in new lines of business. For example, our acquisition of T N S in September 2012 extended the geographic reach of our structured cabling and digital antenna system services.  Our acquisition of AW Solutions in April 2013 broadened our suite of services and added new customers to which we can cross-sell our other services.  Our acquisition of IPC in January 2014 improved our systems integration capabilities.  Our acquisition of RentVM in February 2014 expanded our cloud and managed services capabilities by providing us a software-defined data center (“SDDC”) platform to offer enterprise-grade cloud computing solutions.  Our proposed acquisition of VaultLogix will broaden our suite of cloud service offerings by adding VaultLogix’s cloud backup services to our wide range of cloud offerings and will add new customers to which we can cross-sell our other services. Our proposed acquisition of Telco will further expand our professional staffing business and our access to skilled labor.

We expect these acquisitions to facilitate geographic diversification that should protect against regional cyclicality.  We believe our diverse platform of services, capabilities, customers and geographies will enable us to grow as the market continues to evolve.

The table below summarizes the revenues for each of our reportable segments for the three month periods ended March 31, 2014 and 2013 and the years ended December 31, 2013 and 2012.

	Three months ended March 31,		Year ended December 31,
	2014	2013	2013	2012
	(unaudited)
	(dollars in thousands)
Revenue from:
Applications and infrastructure	$3,876	$2,029	$18,224	$6,514
Professional services	$4,943	$9,214	$33,183	$10,576
Cloud and managed services	$5,256	$-	$-	$-
As a percentage of total revenue:
Applications and infrastructure	28%	18%	35%	38%
Professional services	35%	82%	65%	62%
Cloud and managed services	37%	-	-	-

Impact of Pending and Recently-Completed Acquisitions

We have grown significantly and expanded our service offerings and geographic reach through a series of strategic acquisitions.  Since January 1, 2012, we have completed six acquisitions.  We expect to regularly review opportunities, and periodically to engage in discussions, regarding possible additional acquisitions.  Our ability to sustain our growth and maintain our competitive position may be affected by our ability to identify, acquire and successfully integrate companies.

We intend to operate all of the companies we acquire in a decentralized model in which the management of the companies will remain responsible for daily operations while our senior management will utilize their deep industry expertise and strategic contacts to develop and implement growth strategies and leverage top-line and operating synergies among the companies, as well as provide overall general and administrative functions.

In November 2012, we executed a definitive agreement to acquire Telco, and in March 2014, we executed a definitive agreement to acquire VaultLogix. It is our intention is to complete the VaultLogix acquisition during the third quarter of this year. After the completion of the VaultLogix acquisition and reflecting the consolidation of the companies that we acquired in 2014 in our results of operations, we expect our revenues, cost of revenues and operating expenses will increase substantially.  Accordingly, our future results of operations may differ significantly from those described in this prospectus. The impact of our 2014 acquisitions and our pending acquisition of  VaultLogix is not reflected in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section. We have not yet determined when we will consummate the acquisition of Telco, if at all. The Telco acquisition also is dependent on our ability to obtain satisfactory financing and there can be no assurance that such financing will be available to us.

General Economic Conditions.

Within the context of a slowly-growing economy and the current volatility in the credit and equity markets, we believe the latest trends and developments support our steady industry outlook. We will continue to closely monitor the effects that changes in economic and market conditions may have on our customers and our business and we will continue to manage those areas of the business we can control.

Components of Results of Operations

Revenue.

In the three month period ended March 31, 2014, we derived approximately 28% of our revenue from our applications and infrastructure segment, 35% of our revenue from our professional services segment and 37% of our revenue from our cloud and managed services segment. In the year ended December 31, 2013, we derived approximately 35% of our revenue from our applications and infrastructure segment services and approximately 65% from our professional services segment. In the year ended December 31, 2012, we derived approximately 38% of our revenue from our applications and infrastructure segment and approximately 62% of our revenue from our professional services segment.

Cost of Revenues.

Cost of revenues includes all direct costs of providing services under our contracts, including costs for direct labor provided by employees, services by independent subcontractors, operation of capital equipment (excluding depreciation and amortization), direct materials, insurance claims and other direct costs. Cost or revenues in the three-month period ended March 31, 2014 was 72% of revenues as compared to 74% of revenues in the three-month period ended March 31, 2013 primarily due to the higher revenues in our cloud and managed services segment, which increased our overall margin.  Cost of revenues in the year ended December 31, 2013 was 73% of revenues as compared to 70% of revenues in the year ended December 31, 2012, primarily due to lower margins in our professional services business.  Cost of revenues in the professional services business was 79% and 78% of revenues in the years ended December 31, 2013 and 2012, respectively. Cost of revenues as a percentage of revenues in the applications and infrastructure business was 60% and 57% of revenues in the years ended December 31, 2013 and 2012, respectively. We are trying to increase efficiency in the year ending December 31, 2014 and will focus our efforts on improving margins.

We retain the risk of loss, up to certain limits, for claims related to automobile liability, general liability, workers’ compensation, employee group health and location damages.  We are sometimes subject to claims for damages resulting from property and other damages arising in connection with our specialty contracting services.  A change in claims experience or actuarial assumptions related to these risks could materially affect our results of operations.

For a majority of the contract services we perform, our customers provide all required materials while we provide the necessary personnel, tools and equipment.  Materials supplied by our customers, for which the customer retains financial and performance risk, are not included in our revenue or costs of revenues.  We expect cost of revenues to continue to increase if we succeed in continuing to grow our revenue.

General and Administrative Costs.

General and administrative costs include all of our corporate costs, as well as costs of our subsidiaries’ management personnel and administrative overhead.  These costs primarily consist of employee compensation and related expenses, including legal, consulting and professional fees, information technology and development costs, provision for or recoveries of bad debt expense and other costs that are not directly related to performance of our services under customer contracts.  Our senior management, including the senior managers of our subsidiaries, perform substantially all of our sales and marketing functions as part of their management responsibilities and, accordingly, we have not incurred material sales and marketing expenses.  Information technology and development costs included in general and administrative expenses are primarily incurred to support and to enhance our operating efficiency.  We expect these expenses to continue to generally increase as we expand our operations, but expect that such expenses as a percentage of revenues will decrease if we succeed in increasing revenues.

Goodwill and Indefinite Lived Intangible Assets

Goodwill was generated through the acquisitions we made since 2011.  As the total consideration we paid for our completed acquisitions exceeded the value of the net assets acquired, we recorded goodwill for each of our completed acquisitions (see Note 3 of the Notes to our consolidated financial statements included in this prospectus).  At the date of acquisition, we performed a valuation to determine the value of the goodwill and intangible assets, along with the allocation of assets and liabilities acquired.  The goodwill is attributable to synergies and economies of scale provided to we by the acquired entity.

We perform our annual impairment test at the reportable segment level.  Our three reporting segments are applications and infrastructure, professional services, and cloud and managed services. Professional services is comprised of the ADEX entities, applications and infrastructure is comprised of TNS, Tropical, AW Solutions and RM Engineering and cloud and managed services is comprised of IPC and RentVM.  The components within the applications and infrastructure and the cloud and managed services reportable segments are each considered individual reporting units. These reporting units are aggregated to form two operating segments and reportable segments for financial reporting and for the evaluation of goodwill for impairment. The professional services reporting segment consists of one operating segment, which in turn consists of one reporting unit comprised of a single component.

We perform the impairment testing at least annually (at December 31) or at other times if we believe that it is more likely than not that there may be an impairment to the carrying value of its goodwill.  If it is more likely than not, that goodwill impairment exists, the second step of the goodwill impairment test should be performed to measure the amount of impairment loss, if any.

We consider the results of an income approach and a market approach in determining the fair value of the reportable units. We evaluated the forecasted revenue using a discounted cash flow model for each of the reporting units. We also noted no unusual cost factors that would impact operations based on the nature of the working capital requirements of the components comprising the reportable units. Current operating results, including any losses, are evaluated by us in the assessment of goodwill and other intangible assets. The estimates and assumptions used in assessing the fair value of the reporting units and the valuation of the underlying assets and liabilities are inherently subject to significant uncertainties.  Key assumptions used in the income approach in evaluating goodwill are forecasts for each of the reporting units revenue growth rates along with forecasted discounted free cash flows for each reporting unit, aggregated into each reporting segment. For the market approach, we used the guideline public company method, under which the fair value of a business is estimated by comparing the subject company to similar companies with publicly traded ownership interests. From these “guideline” companies, valuation multiples are derived and then applied to the appropriate operating statistics of the subject company to arrive at indications of value.

While we use available information to prepare estimates and to perform impairment evaluations, actual results could differ significantly from these estimates or related projections, resulting in impairment related to recorded goodwill balances.  Additionally, adverse conditions in the economy and future volatility in the equity and credit markets could impact the valuation of our reporting units.  We can provide no assurances that, if such conditions occur, they will not trigger impairments of goodwill and other intangible assets in future periods.

Events that could cause the risk for impairment to increase are the loss of a major customer or group of customers, the loss of key personnel and changes to current legislation that may impact our industry or its customers’ industries.  However, based on our assessment of these factors, we believe the increase in the risk of impairment to be relatively low as our relationships with key customers and personnel are in good standing and we are  unaware of any adverse legislation that may have a negative impact on us or our customers.

Based on this review, we determined that there was no impairment as of December 31, 2013 and 2012, and as such, did not perform a step two analysis for impairment.

With regard to other long-lived assets and intangible assets with indefinite-lives, we follow a similar impairment assessment. We will assess the quantitative factors to determine if an impairment test of the indefinite-lived intangible asset is necessary. If the quantitative assessment reveals that it is more likely than not that the asset is impaired, a calculation of the asset’s fair value is made. Fair value is calculated using many factors, which include the future discounted cash flows as well as the estimated fair value of the asset in an arm’s-length transaction. As of December 31, 2013 and 2012, the results of our analysis indicated that no impairment existed.

We review finite-lived intangible assets for impairment whenever an event occurs or circumstances change that indicates that the carrying amount of such assets may not be fully recoverable.  Recoverability is determined based on an estimate of undiscounted future cash flows resulting from the use of an asset and its eventual disposition.  An impairment loss is measured by comparing the fair value of the asset to its carrying value.  If we determine the fair value of an asset is less than the carrying value, an impairment loss is incurred.  Impairment losses, if any, are reflected in operating income or loss in the consolidated statements of operations during the period incurred.

Fair Value of Embedded Derivatives.

We used the Black-Scholes option-pricing model to determine the fair value of the derivative liability related to the warrants and the put and effective price of future equity offerings of equity-linked financial instruments. We derived the fair value of warrants using the common stock price, the exercise price of the warrants, risk-free interest rate, the historical volatility, and our dividend yield. We do not have sufficient historical data to use our historical volatility; therefore the expected volatility is based on the historical volatility of comparable companies. We developed scenarios to take into account estimated probabilities of future outcomes. The fair value of the warrant liabilities is classified as Level 3 within our fair value hierarchy.

On August 6, 2010, we issued to UTA Capital LLC warrants to purchase 16% of our common stock on a fully-diluted basis, which were exercisable at $75.00 per share and provided for cashless exercise.  Such warrants were cancelled in September 2012 in consideration of the issuance of 53,775 shares of our common stock.   The relative fair value of such warrants was calculated using the Black-Scholes Option pricing model.  This amount, totaling approximately $872,311, was recorded as a derivative liability and debt discount and charged to interest expense over the life of the related promissory note. The warrants issued to UTA Capital LLC did not meet the criteria to be classified as equity in accordance with ASC 815-40-15-7D and were classified as derivative liabilities at fair value and marked to market because they were not indexed to our stock as the settlement amount was not fixed due to the variability of the number of shares issuable pursuant to such warrants.  The derivative liability associated with this debt was revalued each reporting period and the increase or decrease was recorded to our consolidated statement of operations under the caption “change in fair value of derivative instruments.”

On February 14, 2011, we entered into an extension and modification agreement with UTA Capital LLC in connection with our outstanding note payable to UTA Capital LLC, which had a balance of $775,000 at December 31, 2010.  The modification agreement provided for an extension of the original maturity date of the note from August 6, 2011 to September 30, 2011. In exchange for consenting to the modification agreement, UTA Capital LLC was issued 10,257 shares of our common stock, which had a fair value of $153,850 and was recorded as a debt discount. Additionally, as additional consideration for our failure to satisfy a certain covenant in the agreement, UTA Capital LLC was issued 4,000 shares of our common stock, which shares were recorded as a penalty paid to the lender and recorded as an expense. These shares were issued in 2012.

Pursuant to a Loan and Security Agreement dated as of September 17, 2012, as amended, among our company, our subsidiaries, as guarantors, the lenders party thereto and MidMarket Capital Partners, LLC, as agent, or the MidMarket Loan Agreement, on September 17, 2012, we issued warrants to the lenders to purchase an aggregate of 1,105,920 shares of common stock based on the fully-diluted shares outstanding at that time.  The warrants were amended on November 13, 2012 in connection with the first amendment to the MidMarket Loan Agreement to increase the aggregate number of shares issuable upon exercise of such warrants to 1,501,882 shares based on the fully-diluted shares outstanding at that time. Pursuant to the second amendment to the MidMarket Loan Agreement dated March 22, 2013, the aggregate number of shares of common stock issuable upon exercise of such warrants was set at 187,386 shares. Pursuant to the anti-dilution provisions of such warrants, upon the completion of the public offering of our common stock in November 2013, the number of shares of common stock issuable upon exercise of such warrants was reset to 234,233 shares. The warrants have an exercise price of $4.00 per share, subject to adjustment as set forth in the warrants, and will expire on September 17, 2014 provided certain Financial metrics have been met or on later dates until such financial metrics are met.  The warrants have anti-dilution rights in connection with the exercise price. For financial reporting purposes, we have determined that the fair value of the anti-dilution rights is immaterial.  If we issue stock, warrants or options at a price below the $4.00 per share exercise price, the price of the warrants resets to the lower price.  As of December 31, 2013, the lenders had not exercised the warrants. These warrants meet the criteria in ASC 480 to be classified as liabilities because there is a put feature pursuant to which we have an obligation to repurchase such warrants. The derivative liability associated with this debt will be revalued each reporting period and the increase or decrease in value will be recorded to the consolidated statement of operations under the caption “change in fair value of derivative instruments.”

On September 17, 2012, when the warrants were issued, we recorded a derivative liability in the amount of $193,944.  The amount was recorded as a debt discount and is being amortized over the life of the loan.  The amount of the derivative liability was computed by using the Black-Scholes Option pricing model to determine the value of the warrants issued. At March 31, 2014 and December 31, 2013 and 2012, the remaining debt discount was $0, $143,843 and $182,631, respectively.

The fair value of the MidMarket warrant derivative at each measurement date was calculated using the Black-Scholes option pricing model with the following factors, assumptions and methodologies:

	March 31,	December 31,	December 31,
	2014	2013	2012
	(unaudited)
Fair value of our common stock	$8.49	$18.36	$0.68755-10.00

Volatility	80%	80%	56.78-112%

Exercise price	$4.00	$4.00 to $5.00	$.95 to $500.00

Estimated life	5.5 months	8.5 months	1.75 years

Risk free interest rate (based on 1 year treasury rate)	0.11%	0.11%	0.0266-0.12%

We issued warrants to ICG USA, LLC and Venture Champion Asia Limited in connection with loans we received from those entities in April, August and October 2013. On April 30, 2013, August 28, 2013 and October 30, 2013, the dates on which the warrants were issued, we recorded derivative liabilities in the amount of $140,000, $35,000 and $19,000, respectively.  Those amounts were recorded as a debt discount and are being amortized over the life of the related loans.  The amount of the derivative liability was computed by using the binomial method to determine the value of the warrants issued.  In applying the binomial method, we evaluated possible scenarios for the price of our common stock and other factors that would impact the anti-dilution provisions of the warrants. In November 2013, all of the warrants were exercised on a cashless basis and the holders received an aggregate of 138,396 shares of common stock.

In December 2013, we entered into a securities purchase agreement with various institutional investors pursuant to which we issued to such investors the Convertible Debentures in the original aggregate principal amount of $11,625,000 and an aggregate of 36,567 shares of our common stock for an aggregate purchase amount of $11,625,002. The Convertible Debentures mature on June 13, 2015 and bear interest at the rate of 12% per annum and are payable in accordance with an amortization schedule.

The Convertible Debentures are convertible into shares of our common stock at the election of the holder thereof at a conversion price equal to the lesser of (i) $6.36, or (ii) 85% of the price per share of our common stock in the first underwritten public offering we complete of not less than $10 million of our equity securities.  The conversion price is subject to customary anti-dilution provisions. On the date of issuance of the Convertible Debentures, we recorded a derivative liability in the amount of $6,620,000 in connection with the embedded features of the Convertible Debentures, which was recorded as a debt discount and is being amortized over the life of the Convertible Debentures. The amount of the derivative liability was calculated using the binomial method.

The fair value of the embedded derivatives of the Convertible Debentures at the measurement date was calculated using a Monte Carlo model using the following factors, assumptions and methodologies:

	March 31, 2014	December 31, 2013
	(unaudited)
Conversion price	$6.36	$6.36
Conversion trigger price	$12.72	$15.90
Risk free rate	0.2%	0.3%
Life of conversion feature (in years)	1.2	1.5
Volatility	65%	60%

The fair value of the embedded derivatives of the Convertible Debentures at March 31, 2014 and December 31, 2013 was calculated using a Monte Carlo model using the same factors, assumptions and methodologies as at the initial measurement date, with the exception of the life of the conversion feature which was changed to 1.2 years and 1.45 years, respectively.

The aggregate fair value of our derivative liabilities as of March 31, 2014 and December 31, 2013 and 2012 amounted to $6.9 million, $19.9 million and $33,593, respectively.

Income Taxes.

In the three-month period ended March 31, 2014 we booked a provision for state and local income taxes due of $137,000, and in the year ended December 31, 2013, we booked a benefit from state and local income taxes due of $90,000. Certain states do not recognize net operating loss carryforwards, and we have operations in some of those states. The provision for state and local income taxes in the three-month period ended March 31, 2014 was offset by, and the benefit from state and local income taxes in the year ended December 31, 2013 primarily was due to,  increases in deferred tax liabilities of $200,000 and $1,982,000, respectively. This tax benefit was a result of our acquisition of ADEX and T N S in 2012, which resulted in a deferred tax liability based on the value of the intangible assets acquired. This benefit was offset by the fact that ADEX and T N S were cash-basis taxpayers when they were acquired and were converted to accrual-basis taxpayers upon acquisition, which resulted in an increase in liability. As of March 31, 2014 and December 31, 2013 and 2012, we had net operating loss carryforwards (NOLs) of $19.1 million, $11.4 million and $2.1 million, respectively, which will be available to reduce future taxable income and expense through 2030. Utilization of the net operating loss and credit carryforwards is subject to an annual limitation due to the ownership percentage change limitations provided by Section 382 of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of the net operating loss carryforwards before utilization. We have adjusted our deferred tax asset to record the expected impact of the limitations.

Credit Risk.

We are subject to concentrations of credit risk relating primarily to our cash and equivalents, accounts receivable, other receivables and costs and estimated earnings in excess of billings.  Cash and equivalents primarily include balances on deposit in banks.  We maintain substantially all of our cash and equivalents at financial institutions we believe to be of high credit quality.  To date, we have not experienced any loss or lack of access to cash in our operating accounts.

We grant credit under normal payment terms, generally without collateral, to our customers.  These customers primarily consist of telephone companies, cable broadband MSOs and electric and gas utilities.  With respect to a portion of the services provided to these customers, we have certain statutory lien rights that may, in certain circumstances, enhance our collection efforts.  Adverse changes in overall business and economic factors may impact our customers and increase potential credit risks.  These risks may be heightened as a result of economic uncertainty and market volatility. In the past, some of our customers have experienced significant financial difficulties and, likewise, some may experience financial difficulties in the future.  These difficulties expose us to increased risks related to the collectability of amounts due for services performed.  We believe that none of our significant customers were experiencing financial difficulties that would materially impact the collectability of our trade accounts receivable as of March 31, 2014.

Contingent Consideration.

We recognize the acquisition-date fair value of contingent consideration as part of the consideration transferred in exchange for the acquiree or assets of the acquiree in a business combination.  The contingent consideration is classified as either a liability or equity in accordance with ASC 480-10 (“Accounting for certain financial instruments with characteristics of both liabilities and equity”).  If classified as a liability, the liability is remeasured to fair value at each subsequent reporting date until the contingency is resolved.  Increases in fair value are recorded as losses on our consolidated statement of operations, while decreases are recorded as gains.  If classified as equity, contingent consideration is not remeasured and subsequent settlement is accounted for within equity.

Litigation and Contingencies.

Litigation and contingencies are reflected in our consolidated financial statements based on management’s assessment of the expected outcome of such litigation or expected resolution of such contingency.  An accrual is made when the loss of such contingency is probable and reasonably estimable. If the final outcome of such litigation and contingencies differs significantly from our current expectations, such outcome could result in a charge to earnings.

Results of Operations

The following table shows our results of operations for the year indicated.  The historical results presented below are not necessarily indicative off the results that may be expected for any future period.

	For the three months ended		For the year ended
	March 31,		December 31,
	2014	2013	2013	2012
	(unaudited)
	(in thousands)
Statement of Operations Data:

Service revenue	$9,876	$11,243	$51,407	$17,090
Product revenue	4,199	-	-	-
Total revenue	14,075	11,243	51,407	17,090

Cost of revenue	10,141	8,277	37,280	11,968
Gross profit	3,934	2,966	14,127	5,122

Operating expenses:
Depreciation and amortization	518	179	1,120	346
Salaries and wages	3,560	1,538	8,341	3,802
Selling, general and administrative	2,587	1,051	7,876	3,782
Change in fair value of contingent consideration	-	(105)	3,131	-
Total operating expenses	6,665	2,663	20,468	7,930

(Loss) income from operations	(2,731)	303	(6,341)	(2,808)

Total other income (expense)	9,576	(1,278)	(19,075)	(1,098)

Income (loss) from continuing operations before benefit from income taxes	6,845	(975)	(25,416)	(3,906)

Provision for (benefit from) income taxes	137	(317)	(588)	(2,646)

Net income (loss) from continuing operations	6,708	(658)	(24,828)	(1,260)

Income from discontinued operations, net of tax	-	164	550	47

Net income (loss)	6,708	(494)	(24,278)	(1,213)

Net income (loss) attributable to non-controlling interest	53	(35)	76	17

Net income (loss) attributable to InterCloud Systems, Inc.	6,655	(459)	(24,354)	(1,230)

Less dividends on Series C, D, E, F and H Preferred Stock	-	(591)	(1,084)	(843)

Net income (loss) attributable to InterCloud Systems, Inc. common stockholders	$6,655	$(1,050)	$(25,438)	$(2,073)

Three months ended March 31, 2014 compared to three months ended March 31, 2013

Revenues.

	Three months ended March 31,		Change
(dollar amounts in thousands)	2014	2013	Dollars	Percentage
Applications and infrastructure	$3,876	$2,029	$1,847	91%
Professional services	4,943	9,214	(4,271)	(46)%
Cloud and managed services	5,256	-	5,256	N/M
Total	$14,075	$11,243	$2,832	25%

Revenues for the three-month period ended March 31, 2014 increased by $2.8 million, or 25%, to $14.0 million, as compared to $11.2 million for the corresponding period in 2013. The increases in revenues resulted primarily from our acquisitions of AW Solutions in April 2013, IPC in January 2014 and RentVM in February 2014. During the three-month period ended March 31, 2013, all of our revenue was derived from our applications and infrastructure segment and our professional services segment, while for the three-month period ended March 31, 2014, 28% of our revenues were derived from our applications and infrastructure segment, 35% were derived from our professional services segment and 37% were derived from our cloud and managed services segment.

The revenues of our professional services segment for the three-month period ended March 31, 2014 declined by $4.3 million, or by approximately 46.4%, as compared to the revenues of that segment for the comparable period of 2013 due primarily to a decline in the work performed for a customer in that segment. We have been advised by such customer that a number of its jobs had been delayed in the first half of 2014.

Cost of revenue and gross margin.

(dollar amounts in thousands)	Three months ended March 31,		Change
Applications and infrastructure	2014	2013	Dollars	Percentage
Cost of revenue	$2,203	$922	$1,281	139%
Gross profit	$1,672	$1,107	$566	51%
Gross profit percentage	43%	55%

Professional services
Cost of revenue	$3,986	$7,355	$(3,369)	(46)%
Gross profit	$958	$1,859	$(902)	(49)%
Gross profit percentage	19%	20%

Cloud and managed services
Cost of revenue	$3,952	$-	3,952	N/M
Gross profit	$1,304	$-	1,304	N/M
Gross profit percentage	25%	0%

Total
Cost of revenue	$10,141	$8,277	$1,864	23%
Gross profit	$3,934	$2,966	$968	33%
Gross profit percentage	28%	26%

Cost of revenue for the three-month periods ended March 2014 and 2013 primarily consisted of direct labor provided by employees, services provided by subcontractors, direct material and other related costs. For a majority of the contract services we perform, our customers provide all necessary materials and we provide the personnel, tools and equipment necessary to perform installation and maintenance services. Cost of revenue increased by $1.86 million, or 23%, for the three-month period ended March 31, 2014, to $10.14 million, as compared to $8.28 million for the same period in 2013. The increase in cost of revenue was attributable to our acquisitions in April 2013, January 2014 and February 2014, as well as lower cost of revenues related to our professional services segment. Costs of revenue as a percentage of revenues were 72% for the three-month period ended March 31, 2014, as compared to 74% for the same period in 2013.

Our gross margin percentage was 28% for the three-month period ended March 31, 2014, as compared to 26% for the comparable period in 2013. The gross margin on our professional services segment decreased to 19% for the three-month period ended March 31, 2014. The overall margin increased as the revenues generated from our applications and infrastructure segment, which generates higher margins, increased as compared to the three-month period ending March 31, 2013. The gross margin percentage in our applications and infrastructure segment decreased from 55% in the three-month period ended March 31, 2013 to 43% in the three-month period ended March 31, 2014 as a result of our acquisition of AW Solutions in April 2013.  AW Solutions has slightly lower gross margins than the other operating companies in that segment.

Salaries and wages.

	Three months ended March 31,		Change
(dollar amounts in thousands)	2014	2013	Dollars	Percentage
Applications and infrastructure	$465	$530	$(65)	(12)%
Percentage of total revenue	3%	5%

Professional services	$939	$840	$99	12%
Percentage of total revenue	7%	7%

Cloud and managed services	$1,973	$-	$1,973	N/M
Percentage of total revenue	14%	0%

Corporate	$183	$168	$15	9%
Percentage of total revenue	1%	1%

Total	$3,560	$1,538	$2,022	131%
Percentage of total revenue	25%	14%

For the three-month period ended March 31, 2014, salaries and wages increased $2.02 million, to $3.56 million as compared to approximately $1.54 million for the same period in 2013. The increase primarily was due to the acquisitions we completed in 2014 and 2013, which comprised $2.2 million of the $3.56 million of expense. Salaries and wages were 25% of revenue in the three-month period ended March 31, 2014, as compared to 14% for the same period in 2013. Our salaries and wages are not expected to increase proportionally to the increase in our revenue.

General and Administrative.

	Three months ended March 31,		Change
(dollar amounts in thousands)	2014	2013	Dollars	Percentage
Applications and infrastructure	$426	$251	$175	70%
Percentage of total revenue	3%	2%

Professional services	$397	$416	$(19)	(5)%
Percentage of total revenue	3%	4%

Cloud and managed services	$291	$-	$291	N/M
Percentage of total revenue	2%	0%

Corporate	$1,473	$384	$1,089	284%
Percentage of total revenue	10%	3%

Total	$2,587	$1,051	$1,536	146%
Percentage of total revenue	18%	9%

General and administrative costs include all of our corporate costs, as well as costs of our subsidiaries management personnel and administrative overhead. These costs consist of office rental, legal, consulting and professional fees, travel costs and other costs that are not directly related to the performance of our services under customer contracts. General and administrative expenses increased $1.5 million, or 146%, to $2.6 million in the three-month period ended March 31, 2014, as compared to $1.1 million in the comparable period of 2013. The increase was primarily the result of acquisition-related corporate costs, as well as an increase in overhead expenses relating to the acquisitions we completed in 2013 and 2014. General and administrative expenses increased to 18% of revenues in the three-month period ended March 31, 2014, from 9% in the comparable period in 2013. We expect that as our revenues increase, our general and administrative expenses will continue to increase, but at a slower rate than revenue, as a result of our ability to use our existing resources to manage additional revenue growth.

Interest Expense.

Interest expense for the three-month periods ended March 31, 2014 and 2013 was $3.3 million and $1.3 million, respectively. The charges incurred in the 2014 period primarily related to interest expense related to the revised related-party loans.  In the 2013 period, the majority of interest charges were related to the MidMarket debt.

Net Loss Attributable to our Common Stockholders.

Net income attributable to our common stockholders was $6.7 million for three-month period ended March 31, 2014, as compared to net loss attributable to common stockholders of $1.1 million for the three months ended March 31, 2013.

Year ended December 31, 2013 compared to year ended December 31, 2012

Revenue.

	Year ended December 31,		Change
(dollar amounts in thousands)	2013	2012	Dollars	Percentage
Applications and infrastructure	$18,224	$6,514	$11,710	180%
Professional services	33,183	10,576	22,607	214%
Cloud and managed services	-	-	-	-
Total	$51,407	$17,090	$34,317	201%

Total revenue for the year ended December 31, 2013 was $51.4 million, which represented an increase of $34.3 million, or 201%, compared to total revenue of $17.1 million for the year ended December 31, 2012. The increase in total revenue during this period was attributed to revenue generated by our acquired companies. For the year ended December 31, 2012, 38% of our revenue was derived from our applications and infrastructure segment and 62% of our revenue was derived from our professional services segment. For the year ended December 31, 2013, 35% of our revenue was derived from our applications and infrastructure segment and 65% of our revenue was derived from our professional services segment.

In the years ended December 31, 2013 and 2012, $45.5 million and $11.7 million, respectively, of our revenues were generated by the companies we acquired. During the years ended December 31, 2013 and 2012, all of the revenue in the professional services segment came from the companies we acquired in 2012, while revenues in the applications and infrastructure segment from the companies we acquired in 2012 and 2013 amounted to $12.3 million and $1.0 million in the years ended December 31, 2013 and 2012, respectively.

Cost of revenue and gross margin.

(dollar amounts in thousands)	Year ended December 31,		Change
Applications and infrastructure Cost of revenue	2013	2012	Dollars	Percentage
	$10,971	$3,728	$7,243	194%
Gross margin	$7,254	$2,785	$4,469	160%
Gross profit percentage	40%	43%

Professional services
Cost of revenue	$26,309	$8,241	$18,068	219%
Gross margin	$6,874	$2,337	$4,537	194%
Gross profit percentage	21%	22%

Total
Cost of revenue	$37,280	$11,968	$25,312	211%
Gross margin	$14,128	$5,121	$9,007	176%
Gross profit percentage	27%	30%

Our cost of revenue increased $25.3 million from $12.0 million for the year ended December 31, 2012 to $37.3 million for the year ended December 31, 2013. This increase was primarily due to the acquisitions completed in the years ended December 31, 2013 and 2012. For the year ended December 31, 2012, we had a revenue mix of 38% applications and infrastructure segment as compared to professional services segment of 62%. For the year ended December 31, 2013, we had a revenue mix of 35% applications and infrastructure segment as compared to professional services segment of 65%.

Our gross profit percentage was 27% for the year ended December 31, 2013 compared to 30% for the year ended December 31, 2012.  The decrease in gross margin was primarily a result of the increase in revenues in our professional services segment. The gross profit on our professional services segment were only 21%, which decreased the overall gross profit. It is expected that as the professional services portion of our total revenue increases, our overall gross profit percentage will decline, while our gross profit will increase. We expect to continue to see lower gross margins until such time as we generate a greater amount of revenue from services that generate higher margins than our professional services segment.

General and Administrative.

	Year ended December 31,		Change
(dollar amounts in thousands)	2013	2012	Dollars	Percentage
General and administrative	$7,876	$3,782	$4,094	108%
Percentage of revenue	15%	22%

Our general and administrative expenses increased $4.1 million, from $3.8 million for the year ended December 31, 2012 to $7.9 million for the year ended December 31, 2013.  General and administrative expenses related to our applications and infrastructure segment increased by $0.4 million, or 34%, during the year ended December 31, 2013.  General and administrative expenses relating to our professional services segment increased by $1.5 million, or 318%, during the year ended December 31, 2013.  General and administrative expenses incurred on behalf of our corporate center increased by $2.2 million, or 108%, during the year ended December 31, 2013.

The increases were primarily as a result of increased overhead expenses resulting from the acquisitions we completed in the years ended December 31, 2013 and 2012.  General and administrative expenses decreased to 15% of revenues in the year ended December 31, 2013, from 22% in the year ended December 31, 2012. This decrease in percentage was a result of the increased revenues, which did not cause a corresponding increase in general and administrative expenses.

Salaries and Wages.

	Year ended December 31,		Change
(dollar amounts in thousands)	2013	2012	Dollars	Percentage
Salaries and wages	$8,341	$3,802	$4,539	119%
Percentage of revenue	16%	22%

Our salaries and wages increased $4.5 million from $3.8 million for the year ended December 31, 2012 to $8.3 million for the year ended December 31, 2013.  Salaries and wages expenses related to our applications and infrastructure segment increased by $0.4 million, or 20%, during the year ended December 31, 2013.  Salaries and wages expenses relating to our professional services segment increased by $2.5 million, or 277%, during the year ended December 31, 2013.  Salaries and wages expenses incurred on behalf of our corporate center increased by $1.6 million, or 171%, during the year ended December 31, 2013.

The increases were primarily a result of an increase in the amount of stock compensation issued in 2013, as compared to 2012.  Stock compensation increased from $0.8 million in the year ended December 31, 2012 to $3.4 million in the year ended December 31, 2013.  The increase also results from an increase in the amount of employees during 2013 due to the acquisitions in late 2012 and in 2013.

Depreciation and Amortization.

	Year ended December 31,		Change
(dollar amounts in thousands)	2013	2012	Dollars	Percentage
Depreciation and amortization	$1,120	$346	$774	224%
Percentage of revenue	2%	2%

Depreciation and amortization expenses increased by approximately $0.8 million to $1.1 million in the year ended December 31, 2013, as compared to $0.3 million in the year ended December 31, 2012. Depreciation and amortization expenses related to our applications and infrastructure segment increased by $0.5 million, or 239%, during the year ended December 31, 2013.  Our depreciation and amortization expenses relating to our professional services segment increased by $0.2 million, or 200%, during the year ended December 31, 2013.  Depreciation and amortization expenses incurred on behalf of our corporate center increased by $0.1 million, or 97%, during the year ended December 31, 2013.

The increases were a result of the acquisitions completed in 2013 and 2012.

Changes in Fair Value of Derivative Liabilities.

The aggregate fair value of derivative liabilities as of December 31, 2013 and December 31, 2012 amounted to approximately $19.9 million and $0.03 million, respectively.

As a result of the change in the fair value of our derivative instruments, we recorded a loss of $14.2 million and a gain of $0.2 million in the years ended December 31, 2013 and 2012, respectively. The loss in the year ended December 31, 2013 was primarily a result of the increases in the fair value of our common stock, which increased the fair value of the derivative instruments.

Net Gain on Deconsolidation of Subsidiary.

During 2012, we sold 60% of the outstanding shares of common stock of Digital.  In connection with such sale, we recognized a gain on deconsolidation of $0.5 million, based on the negative investment carrying amount.  We made additional investments in Digital of approximately $0.2 million during 2012, at which time we wrote off the remaining balance of our investment in Digital. The result for the year was a net gain of $0.5 million on the deconsolidation of Digital.

Net gain on Discontinued Operations.

During 2013, we sold our 100% membership interest in Environmental Remediation and Financial Services, LLC. In connection with such sale, we recognized a gain on discontinued operations of $0.2 million.

Interest Expense.

	Year ended December 31,		Change
(dollar amounts in thousands)	2013	2012	Dollars	Percentage
Interest expense	$5,574	$1,700	$3,874	228%

Interest expense increased $3.9 million from $1.7 million in the year ended December 31, 2012 to $5.6 million for the year ended December 31, 2013, primarily due to increases in our outstanding debt obligations.   Included in interest expense is the amortization of debt discount and deferred loan costs.  In the year ended December 31, 2013, amortization was $1.4 million compared to $0.4 million for the year ended December 31, 2012.

Net Loss Attributable to our Common Stockholders.

Net loss attributable to our common stockholders was $25.4 million for the year ended December 31, 2013, as compared to $2.1 million for the year ended December 31, 2012.

Operating Income (Loss).

	Year ended December 31,		Change
(dollar amounts in thousands)	2013	2012	Dollars	Percentage
Applications and infrastructure	$2,427	$(699)	$3,127	447%
Professional services	1,070	820	249	30%
Corporate	(9,838)	(2,929)	(6,909)	236%
Total	$(6,341)	$(2,808)	$(3,533)	126%

Operating loss increased $3.5 million from $2.8 million in the year ended December 31, 2012 to $6.3 million for the year ended December 31, 2013, primarily due to increases in our stock compensation expense, professional service changes and costs attributable to being a public company. These costs are included in our corporate costs and do not impact the costs of our operating segments.

Liquidity, Capital Resources and Cash Flows

We have satisfied our capital and liquidity needs primarily through sales of equity securities, debt offerings and bank borrowings. As of March 31, 2014, we had cash of $4.0 million, which was exclusively denominated in U.S. dollars and consisted of bank deposits.  As of March 31, 2014, none of our cash was held by foreign subsidiaries.

Indebtedness.

MidMarket Loan Agreement. On September 17, 2012, we entered into the MidMarket Loan Agreement, pursuant to which the lenders thereunder provided us with senior secured first lien term loans in an aggregate principal amount of $13,000,000.  We used a portion of the proceeds of such loans to finance our recent acquisitions, to repay certain outstanding indebtedness and to pay related fees, costs and expenses. On November 13, 2012, we entered into a first amendment to the MidMarket Loan Agreement, pursuant to which the lenders provided us with additional senior secured first lien term loans in an aggregate principal amount of $2,000,000 and made certain other amendments to the MidMarket Loan Agreement. At December 31, 2013 and 2012, loans in the principal amount of $13.9 million and $15.0 million, respectively, were outstanding under the MidMarket Loan Agreement. In March 2014, the lenders under the MidMarket Loan Agreement assigned the loans under such agreement to certain institutional investors that subsequently agreed to convert the principal of such loans into an aggregate of 1,946,210 shares of our common stock at an average conversion price of $6.43 per share, of which 1,896,210 shares have been issued. In connection with such conversion, we also issued to such investors three-year warrants to purchase up to 225,000 shares of common stock for a purchase price of $7.25 per share. At the time of such conversion, all accrued interest on such loans was paid in full in cash.

Pursuant to the MidMarket Loan Agreement, we issued to the lenders warrants to purchase 187,386 shares of common stock at an initial exercise price of $5.00 per share, subject to adjustment as set forth in the warrants, on or before September 17, 2014, subject to extension if certain of our financial statements have not been delivered to the holders of such warrants in a timely manner showing that certain financial thresholds have been met. Upon the completion of a public offering of our common stock in November 2013, the number of shares of common stock issuable upon exercise of such warrants was increased to 234,233 shares and the exercise price of such warrants was reduced to $4.00 per share.

PNC Bank Revolving Credit Facility. On September 20, 2013, we entered into the PNC Credit Agreement with PNC Bank, as agent and a lender, and each of our subsidiaries, as borrowers or guarantors. The PNC Credit Agreement provided us a revolving credit facility in the principal amount of up to $10,000,000, subject to certain borrowing base and other restrictions, that was secured by substantially all of our assets and the assets of our subsidiaries, including a pledge of the equity interests of our subsidiaries pursuant to a pledge agreement. The maturity date of the revolving credit facility was June 17, 2014, subject to certain extensions.

Interest on advances under the revolving credit facility was payable in arrears on the first day of each month with respect to Domestic Rate Loans (as defined in the PNC Credit Agreement) and at the end of each interest period, with respect to LIBOR Rate Loans (as defined in the PNC Credit Agreement). Interest charges were computed on the greater of (x) $5,000,000 or (y) the actual principal amount of advances outstanding during the month at a rate per annum equal to, (i) in the case of Domestic Rate Loans, an interest rate per annum equal to the sum of the Alternate Base Rate (as defined in the PNC Credit Agreement) plus 0.50% per annum, or (ii) in the case of LIBOR Rate Loans, the LIBOR rate plus 2.75% per annum.  Prior to each advance, we had the option of making such advance a Domestic Rate Loan or a LIBOR Rate Loan.

The loans were subject to a borrowing base equal to the sum of (a) 88% of our eligible accounts receivable, plus (b) the lesser of (i) 65% of our Eligible Milestone Receivables (as defined in the PNC Credit Agreement) and (ii) $500,000,  minus  (c) the aggregate maximum undrawn amount of all outstanding letters of credit under the revolving credit facility, and  minus  (d) $2,500,000 (prior to the release of the availability block).  Initially, the borrowing base was reduced by a $2,500,000 availability block that could have been be eliminated on September 30, 2014 if we were to meet certain financial conditions and were not in default under the revolving credit facility.

As of December 31, 2013, we had borrowing availability under the PNC Credit Agreement of $1.5 million, and had a prepaid loan balance of $0.1 million. However, as of March 31, 2014 and December 31, 2013, we were not in compliance with all of the covenants of the PNC Credit Agreement. We terminated the PNC Credit Agreement on April 4, 2014 and, pursuant to the terms of the PNC Credit Agreement, we incurred a termination charge of approximately $300,000 in connection with such termination.

In connection with the closing of the PNC Credit Agreement, we were obligated to pay to Aegis Capital Corp., the representative of the underwriters in this offering, a placement agent fee in the amount of $300,000.

12% Convertible Debentures.  On December 13, 2013, we entered into a securities purchase agreement with certain institutional investors pursuant to which we issued to such investors the Convertible Debentures in an original aggregate principal amount of $11,625,000 and an aggregate of 36,567 shares of our common stock. In connection with the issuance of the Convertible Debentures, we paid a placement agent fee to Aegis Capital Corp., the representative of the underwriters in this offering, in the amount of $989,000, resulting in net proceeds to us of $10,636,002.

The Convertible Debentures bear interest at the rate of 12% per annum, and are payable in accordance with an amortization schedule, with monthly payments beginning on July 13, 2014 and ending on the final maturity date of June 13, 2015. At our election, subject to compliance with certain terms and conditions in the purchase agreement, the monthly amortization payments may be paid by the issuance of shares of our common stock at a price per share equal to the lesser of (i) the conversion price of the Convertible Debentures at that time and (ii) 75% of the average of the daily volume weighted average price, or VWAP, of our common stock for the five-trading-day period ending on, and including, the trading day immediately preceding the trading day that is five days prior to the applicable monthly amortization date.

The Convertible Debentures are convertible into shares of our common stock at the election of the holder thereof at a conversion price equal to the lesser of (i) $6.36, or (ii) 85% of the price per share of our common stock in our next underwritten public offering of not less than $10 million of our equity securities, subject in each case to customary anti-dilution provisions. Notwithstanding the foregoing, the Convertible Debentures held by a particular holder will not be convertible if such conversion would result in such holder owning more than 4.99% of the issued and outstanding shares of our common stock after such conversion.  Beginning on June 13, 2014, we may elect to force the holder of a Convertible Debenture to convert all, but not less than all, amounts outstanding under such Convertible Debenture into shares of our common stock at the applicable conversion price; provided, that we may only elect such forced conversion if certain conditions are met, including the condition that our common stock has been trading at 150% or higher of the applicable conversion price for 30 consecutive trading days with an average daily trading volume of not less than $1,000,000 of shares per day.

We may redeem a Convertible Debenture, in whole or in part, for cash at a redemption price, or the Redemption Amount, equal to 115% of the outstanding principal amount of the Convertible Debenture, plus all accrued and unpaid interest, plus an amount equal to the interest that would have accrued on such Convertible Debenture through December 13, 2014. If we complete an underwritten public offering of at least $10 million of our equity securities while the Convertible Debentures remain outstanding, (i) each holder of a Convertible Debenture has the option to force the redemption of a portion of such holder’s Convertible Debentures for a redemption price equal to the Qualified Offering Amount (as defined below), and (ii) we have the option to force the redemption of each  holder’s Convertible Debentures in an amount equal to or less than the Qualified Offering Amount. The “Qualified Offering Amount means, with respect to each Convertible Debenture, an amount equal to the lesser of (i) 50% of the Redemption Amount and (ii) (a) 50% of the gross proceeds we receive in such public offering of equity securities multiplied by (b)(x) the Redemption Amount of such Convertible Debenture, divided by (y) the Redemption Amount of all Convertible Debentures issued pursuant to the Convertible Debenture purchase agreement.

Upon the acceleration of a Convertible Debenture following an event of default, as defined in the Convertible Debentures, the Mandatory Default Amount (as defined below) of such Convertible Debenture shall become due and payable in cash. The “Mandatory Default Amount” means the sum of (a) the greater of (i) the outstanding principal amount of such Convertible Debenture, plus all accrued and unpaid interest thereon, plus all interest that would have been earned thereon through December 13, 2014 if such interest has not yet accrued, divided by the lower of (A) the conversion price of the Convertible Debentures on the date the Mandatory Default Amount is demanded (if demand or notice is required to create an event of default) or otherwise due or (B) the conversion price of the Convertible Debentures on the date the Mandatory Default Amount is paid in full, multiplied by the higher of (x) the VWAP of our common stock on the date the Mandatory Default Amount is demanded or otherwise due or (y) the VWAP of our common stock on the date the Mandatory Default Amount is paid in full, or (ii) 115% of the outstanding principal amount of the Debenture, plus 100% of accrued and unpaid interest hereon, plus all interest that would have been earned through December 13, 2014 if such interest has not yet accrued, and (b) all other amounts, costs, expenses and liquidated damages due in respect of such Convertible Debenture. After the occurrence of an event of default that results in the acceleration of the Convertible Debentures, the interest rate on the Convertible Debentures will accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. Additionally, upon the occurrence of an event of default, at the holder’s election each Convertible Debenture will become convertible into shares of our common stock at the lesser of (i) the conversion price of the Convertible Debentures, and (ii) 70% of the average VWAP of our common stock for the five trading days in the preceding twenty trading days that have the lowest VWAP during such period.

12% Convertible Promissory Note.  On July 1, 2014, we issued to one institutional investor a convertible promissory note in the principal amount of $1,500,000 that accrues interest at the rate of 12% per annum, matures on July 1, 2015 and is convertible into shares of our common stock at a conversion price of $6.37 per share, subject to adjustment for stock splits, stock combinations and the like.  The maturity date of this note may be extended at the option of the holder through the date that is 20 business days after the consummation of a fundamental transaction (as defined in the note) in the event that a fundamental transaction is publicly announced or a fundamental transaction notice (as defined in the note) is delivered prior to the maturity date.  In connection with such issuance, we also issued to the purchaser a three-year warrant to purchase 58,870 shares of common stock at an initial exercise price of $7.25 per share.  However, in the event we repay the note in full on or prior to August 15, 2014, the warrant will be exercisable to purchase only up to 47,096 shares of common stock.  In the event we do not repay the note in full on or prior to August 15, 2014, the purchaser will receive a security interest in all of our assets.  We intend to repay this note in full with a portion of the proceeds of this offering.

Related Party Promissory Notes. On July 5, 2011, we entered into a definitive master funding agreement with MMD Genesis LLC, or MMD Genesis, a company the three principals of  which are our Chairman of the Board and Chief Executive Officer, Mark Munro, one of our directors, Mark F. Durfee, and Douglas Shooker, the principal of Forward Investments LLC, the beneficial owner of more than 5% of our common stock.  Pursuant to the master funding agreement, MMD Genesis made loans to us from time to time to fund certain of our working capital requirements and a portion of the cash purchase prices of our business acquisitions. All such loans originally bore interest at the rate of 2.5% per month and matured on June 30, 2014.  At December 31, 2013 and 2012, outstanding loans from MMD Genesis in the aggregate principal amount of $3,925,000 and $350,000, respectively, were outstanding.

On January 1, 2014, the outstanding principal amount of the loans from MMD Genesis in the amount of $3,925,000, and accrued interest thereon in the amount of $963,746, was restructured and, in lieu thereof, we issued to the principals of MMD Genesis LLC or their designees the following notes:

•	a note issued to Mark Munro 1996 Charitable Remainder UniTrust in the principal amount of $275,000 that bears interest at the rate of 12% per annum and matures on March 31, 2016;

•	a note issued to CamaPlan FBO Mark Munro IRA in the principal amount of $396,904 that bears interest at the rate of 12% per annum and matures on March 31, 2016;

•	a note issued to 1112 Third Avenue Corp., a company controlled by Mark Munro, in the principal amount of $375,000 that bears interest at the rate of 12% per annum and matures on March 31, 2016;

•	a note issued to Mark Munro in the principal amount of $737,000 that bears interest at the rate of 12% per annum and matures on March 31, 2016;

•	a note issued to Pascack Road, LLC, a company controlled by Mark Durfee, in the principal amount of $1,575,000 that bears interest at the rate of 12% per annum and matures on March 31, 2016;

•
a note issued to Forward Investments, LLC in the principal amount of $650,000 that bears interest at the rate of 10% per annum, matures on June 30, 2015 and is convertible into shares of our common stock at an initial conversion price of $6.36 per share; and

•
a note issued to Forward Investments, LLC in the principal amount of $2,825,000 that bears interest at the rate of 2% per annum, matures on June 30, 2015 and is convertible into shares of our common stock at an initial conversion price of $6.36 per share.

On February 4, 2014 and March 28, 2014, Forward Investments, LLC made loans to us for working capital purposes in the amounts of $1.8 million and $1.2 million, respectively.  Such loans are evidenced by promissory notes that bear interest at the rate of 10% per annum, mature on June 30, 2015 and are convertible into shares of our common stock at an initial conversion price of $6.36 per share.

On May 7, 2014, Mark Munro 1996 Charitable Remainder Unitrust made a loan to us in the amount of $300,000. On June 19, 2014, Forward Investments LLC made a loan to us in the amount of $500,000. On June 20, 2014, Pascack Road LLC, a company owned by one of our directors, Mark F. Durfee, made a loan to us in the amount of $300,000.  All of such loans were made to us for working capital purposes and are evidenced by promissory notes that bear interest at the rate of 18% per annum and mature on November 1, 2014.  We have not made any payments of principal or interest on such promissory notes.

ICG Convertible Promissory Notes.  On April 26, 2013, we entered into a purchase agreement, or the ICG Purchase Agreement, with ICG USA, LLC, or ICG, pursuant to which we agreed to sell, and ICG agreed to purchase, unsecured convertible promissory notes, or the ICG Notes, in the aggregate principal amount of up to $1,725,000, for an aggregate purchase price of up to $1,500,000, at up to three separate closings, with each such closing subject to customary closing conditions.

We received aggregate proceeds under the ICG Purchase Agreement of $1,500,000, with the difference between the amount of proceeds we received and the aggregate principal amount of the ICG Notes we issued representing an up-front interest payment, with no additional interest being owed on the ICG Notes. On April 30, 2013, at the first closing of the sale of ICG Notes under the ICG Purchase Agreement, we issued to ICG an ICG Note in the principal amount of $862,500 for a purchase price of $750,000, representing an up-front interest charge of $112,500. On August 28, 2013, at the second closing of the sale of ICG Notes under the ICG Purchase Agreement, we issued to ICG an ICG Note in the principal amount of $287,500 for a purchase price of $250,000, representing an up-front interest charge of $37,500. On October 30, 2013, at the third closing of the sale of ICG Notes under the ICG Purchase Agreement, we issued to ICG an ICG Note in the principal amount of $575,000 for a purchase price of $500,000, representing an up-front interest charge of $75,000.

The initial ICG Note in the principal amount of $862,500 matured on the earlier of (i) the six-month anniversary of the original date of issuance of such ICG Note, or (ii) ten trading days after the consummation of any capital raise resulting in gross proceeds of at least $3,000,000. The ICG Note in the principal amount of $287,500 matured on the earlier of (i) the six-month anniversary of the original date of issuance of such ICG Note, or (ii) 90 trading days of after the consummation of any public offering resulting in gross proceeds of at least $3,000,000. If, however, we did not complete a capital raise by the six-month anniversary of the original date of issuance of either such ICG Note, then ICG could have elected to be repaid the principal amount of such ICG Note by either (a) receiving 25% of our future monthly cash flows until such time as all principal due under such ICG Note has been repaid and/or (b) converting the unpaid principal amount of such ICG Note into shares of our common stock.  If, following such six-month period, ICG made such election to convert, the outstanding principle balance of the ICG Notes was convertible into shares of common stock at a price per share equal to 80% of the lesser of (i) the average of the closing bid prices of the common stock for each of the ten trading days preceding the date of conversation or (ii) the closing bid price of our common stock on the date of conversion, but in no event less than $11.60 per share.

At December 31, 2013, the aggregate outstanding principal amount of the three ICG Notes was $1,725,000. In March 2014, the entire principal amount of the three ICG Notes was converted into 216,876 shares of our common stock.

Pursuant to the ICG Purchase Agreement, in connection with the issuance of each ICG Note, we also issued to ICG two-year warrants, or the ICG Warrants, to purchase a number of shares of common stock equal to fifty percent (50%) of the number of shares into which the related ICG Note may be converted on the date of issuance of such ICG Note.  The ICG Warrants were exercisable at an exercise price of $4.80 per share. In November 2013, ICG exercised all of the warrants on a cashless basis and received 138,396 shares of common stock.

At the initial closing under the ICG Purchase Agreement, we paid to Aegis Capital Corp., the representative of the underwriters in this offering, a placement agent fee in the amount of $69,000 for its services as placement agent for the securities sold at such closing. At the second closing under the ICG Purchase Agreement, we paid to Aegis Capital Corp. a placement agent fee in the amount of $23,000 for its services as placement agent for the securities sold at such closing. At the third closing under the ICG Purchase Agreement, we paid to Aegis Capital Corp. a placement agent fee of $34,750 for its services as placement agent for the securities sold at such closing.

Wellington Promissory Note. On September 17, 2012, we entered into a promissory note, or the Wellington Note, with Wellington Shields & Co. LLC, or Wellington, as evidence of the fees we owed to Wellington for services rendered relating to the MidMarket Loan Agreement.  The Wellington Note was for a term of 35 days with interest in arrears from September 17, 2012 at the lowest applicable federal rate of interest. As of December 31, 2012, $95,000 of principal plus accrued interest remained outstanding on the Wellington Note and we were in default due to our failure to pay such amounts in full.  The Wellington Note was paid in full in May 2013.

Note and Warrant Purchase Agreement with UTA Capital LLC.  On August 6, 2010, we secured a working capital loan from UTA Capital LLC, with Digital as the borrower.  In connection with such loan, we issued to UTA Capital, LLC warrants initially to purchase 41,905 shares of our common stock with an exercise price of $75.00 per share.  The warrants were exchanged for 52,190 shares of common stock on September 6, 2012.  We paid off the remaining outstanding balance of this loan in September 2012.

Obligations Under Purchase Agreements for Recent Acquisitions

In connection with the acquisitions of our subsidiaries, we entered into purchase agreements pursuant to which we agreed to certain on-going financial and other obligations.  The following is a summary of the material terms of the purchase agreements for our recent and pending acquisitions for which we have on-going financial obligations.

T N S, Inc.  On September 17, 2012, we entered into a Stock Purchase Agreement, or the T N S Agreement, with the stockholders of T N S pursuant to which we acquired all the outstanding capital stock of T N S for the following consideration paid or issued by us at the closing: (i) cash in the amount of $700,000, (ii) 4,150 shares of our Series F Preferred Stock, of which 575 shares are contingent and are subject to cancellation in whole or in part if T N S does not meet certain operating results for the year ending September 30, 2013, and (iii) 10,000 shares of our common stock.

In addition, in the T N S Agreement, we agreed that, upon completion of this offering, we will issue to the sellers an aggregate number of shares of common stock equal to (i) $200,000 divided by (ii) the offering price per share of our common stock in this offering. We have valued such obligation at $259,550 as of the acquisition date and recorded such amount as a liability as of such date.

As additional consideration, we agreed to pay the sellers an amount equal to 20% of T N S’s adjusted EBITDA in excess of $1,275,000 for each of the three 12-month periods immediately following the closing date.  During such 36-month period, we agreed to operate T N S in the ordinary course with the commercially-reasonable objective of maximizing the amount payable to the sellers with respect to such three 12-month periods. Finally, in the event the adjusted EBITDA of T N S for the 12-month period beginning October 1, 2012 is greater or less than $1,250,000, we also agreed to issue or cancel, as appropriate, shares of Series F Preferred Stock based on an agreed-upon formula.  We valued the contingent consideration likely to be paid at $557,933 as of the date of the acquisition.

In the T N S Agreement, we granted the sellers the right to put to us the shares of common stock issued at the closing for $50.00 per share, beginning 18 months after the closing and continuing for 60 days thereafter. In addition, the holders of the Series F Preferred Stock could demand that an aggregate of 3,000 shares of Series F Preferred Stock be redeemed beginning on November 27, 2012 at a redemption price of $1,000 per share, with the redemption to occur within 20 days of such request.  The holders could have also requested that an additional 575 shares of Series F Preferred Stock be redeemed beginning on September 17, 2013 and that any additional shares of Series F Preferred Stock be redeemed beginning on September 17, 2014.

On December 21, 2013, we entered into agreement with the T N S sellers to satisfy all of our outstanding obligations related to the T N S agreement. Based on the terms of that agreement, we settled all our remaining obligations to the T N S sellers under the T N S Agreement, including our obligation to repurchase up to 10,000 shares of our common stock, our obligation to issue common stock valued at $200,000 in connection with our November 2013 public offering and our obligation for certain contingent consideration based upon T N S operating results, and converted 1,150 shares of  Series F Preferred Stock owned by such sellers, by issuing to such sellers an aggregate of 466,702 shares of our common stock. At the time of settlement, there was no contingent consideration outstanding. The shares issued to settle the contingent consideration arrangement resulted in a loss of $2.2 million.

Rives-Monteiro Engineering LLC and Rives-Monteiro Leasing, LLC.  On November 15, 2011, we entered into, and on December 14, 2011 we amended, a Stock Purchase Agreement, or the Rives-Monteiro Agreement, with the two members of RM Engineering and RM Leasing (collectively Rives-Monteiro) pursuant to which we acquired 49% of the membership interests of RM Engineering, were granted the right to purchase the remaining 51% of RM Engineering for $1.00 and acquired all of the membership interests of RM Leasing for the following consideration: (i) a cash payment in the amount of $300,000, of which $100,000 was paid on December 29, 2011, the date of consummation of the acquisitions, $100,000 was payable on or before March 29, 2012, and $100,000 was payable on or before June 29, 2012, (ii) 15,000 shares of common stock, (iii) the assumption of indebtedness in the aggregate amount of $211,455, (iv) an amount equal to 50% of the net income of RM Engineering during the 18-month period following date of acquisition of RM Engineering, and (v) warrants to purchase up to 1,000 additional shares of common stock at a price equal to the lower of a 25% discount to the market price of the common stock on the date of exercise or $150.00 per share, for each $500,000 of EBITDA earned by RM Engineering during the 24-month period following the date of acquisition of RM Engineering.  The cash payments in the aggregate amount of $200,000 were not paid when due in March and June 2012, and the parties have agreed that such payments will be made on or prior to the closing of this offering. We valued the contingent consideration likely to be paid at $126,287 as of December 31, 2012. As of March 31, 2013, we determined, based upon the operating results of RM Engineering since the date of acquisition, that the fair value of this contingent consideration should be adjusted to $0 and no contingent consideration will be earned.

AW Solutions. On April 3, 2013, we entered into a Purchase Agreement, or the AWS Agreement, with AW Solutions Inc., AW Solutions Puerto Rico, LLC and each of the equity owners of such companies pursuant to which we acquired all of the outstanding capital stock of AW Solutions Inc. and the membership interests of AW Solutions Puerto Rico, LLC for an aggregate purchase price of $8,760,097, subject to certain customary working capital adjustments.

At the closing of the acquisition on April 15, 2013, we made a cash payment to the sellers in the amount of $475,000, or the Closing Date Cash Payment, and made a cash payment in the amount of $25,000 to an escrow agent to be held in escrow in accordance with the terms of an escrow agreement. We also issued promissory notes, or the AW Notes, to each of the sellers in the aggregate principal amount of $2,107,804. The AW Notes bear interest at the rate of 0.22% per annum and are payable within five business days of the earlier of (i) the date of consummation of this offering or (ii) September 30, 2013. On the maturity date of the AW Notes, 5% of the then-outstanding principal balance of the AW Notes will be delivered by us to the escrow agent to be held in escrow. The AW Notes are secured by a lien on the accounts receivable of AW Solutions as of the closing date pursuant to a security agreement among the sellers, AW Solutions and our company.  If we default on the AW Notes, the sellers may exercise their lien on the accounts receivable of AW Solutions. As additional consideration for the purchase of AW Solutions, we issued to the sellers an aggregate of 203,735 shares of our common stock. Any amounts remaining held in escrow by the escrow agent not subject to any claims shall be released to the sellers nine months after the closing date.

The AWS Agreement provides for certain earn-out payments to the Sellers based on the first and second anniversary EBITDA of AW Solutions. Following the first anniversary of the closing date, we will calculate the EBITDA of AW Solutions for the twelve-month period beginning on the closing date and ending on the first anniversary of the closing date, or the First Anniversary EBITDA, which will be subject to review by the sellers in accordance with the AWS Agreement. If required, we will make an earn-out payment to the Sellers based on the First Anniversary EBITDA, or the First EBITDA Adjustment, as follows:

(i)	if the First Anniversary EBITDA is less than $2,000,000, the First EBITDA Adjustment will be zero;

(ii)
if the First Anniversary EBITDA is equal to or greater than $2,000,000 and less than or equal to $3,000,000, then the First EBITDA Adjustment will be equal to the First Anniversary EBITDA and will be paid by us to the sellers in cash;

(iii)
if the First Anniversary EBITDA is greater than $3,000,000 and less than or equal to $4,000,000, then the First EBITDA Adjustment will be equal to 1.5 times the First Anniversary EBITDA and will be paid by us to the sellers in cash;

(iv)
if the First Anniversary EBITDA is greater than $4,000,000 and less than or equal to $5,000,000, then the First EBITDA Adjustment will be equal to 2.0 times the First Anniversary EBITDA, of which 50% will be paid by us to the sellers in cash and 50% will be paid by the issuance to the sellers of unregistered shares of common stock at a price per share equal to the closing price of the common stock on the first anniversary of the closing date; or

(v)
if the First Anniversary EBITDA is greater than $5,000,000, then the First EBITDA Adjustment will be equal to 2.25 times the First Anniversary EBITDA, of which 50% will be paid by us to the sellers in cash and 50% will be paid by the issuance to the sellers of unregistered shares of common stock at a price per share equal to the closing price of the common stock on the first anniversary of the closing date.

Following the second anniversary of the closing date, we will calculate the EBITDA of AW Solutions for the twelve-month period beginning on the first anniversary of the closing date and ending on the second anniversary of the closing date, or the Second Anniversary EBITDA, which will be subject to review by the sellers in accordance with the AWS Agreement. We will make an earn-out payment to the sellers based on the Second Anniversary EBITDA, or the Second EBITDA Adjustment, as follows:

(i)	if the Second Anniversary EBITDA is less than or equal to the First Anniversary EBITDA, then the Second EBITDA Adjustment will be zero;

(ii)
if the amount by which the Second Anniversary EBITDA exceeds the First Anniversary EBITDA, or  the EBITDA Growth Amount, is less than $1,000,000, the Second EBITDA Adjustment will be equal to 2.0 times the EBITDA Growth Amount and will be paid by us to the sellers in cash;

(iii)
if the EBITDA Growth Amount is equal to or greater than $1,000,000 and less than $3,000,000, then the Second EBITDA Adjustment will be equal to 2.25 times the EBITDA Growth Amount, of which 88.88% will be paid by us to the sellers in cash and 11.12% will be paid by the issuance to the sellers of unregistered shares of common stock at a price per share equal to the closing price of the common stock on the second anniversary of the closing date; or

(iv)
if the EBITDA Growth Amount is equal to or greater than $3,000,00, then the Second EBITDA Adjustment will be equal to 2.5 times the EBITDA Growth Amount, of which 80% will be paid by us to the sellers in cash and 20% will be paid by the issuance to the sellers of unregistered shares of common stock at a price per share equal to the closing price of the common stock on second anniversary of the closing date.

On December 31, 2013, we evaluated the amount of contingent consideration to be paid and increased the amount by $1.7 million to $4.4 million.

RentVM.  On February 3, 2014, we entered into a Stock Purchase Agreement, or the RentVM Agreement, with RentVM and the stockholders of RentVM pursuant to which we acquired all the outstanding capital stock of RentVM.  In consideration for such shares of capital stock, at closing we issued 400,000 shares of our common stock, of which (i) an aggregate of 331,601 of the shares were issued to the sellers and (ii) 68,399 of the shares were placed in escrow for a period of one year from the date of the acquisition. The escrowed shares secure, among other things, the sellers’ indemnification obligations under the RentVM Agreement.  Notwithstanding the foregoing, provided no claim for indemnity has been made, or if a claim has been made and there are sufficient escrowed shares remaining to satisfy such claim, the sellers may request a release of up to 25% of the remaining escrowed shares to cover personal tax liabilities associated with the acquisition.

Up to and including the 90th calendar day following the closing date of the acquisition, we had the option to purchase from the sellers, on a pro rata basis, for an aggregate option purchase price of $1,000,000 in cash, a number of shares of our common stock equal to the quotient of $1,000,000 divided by $14.62 (the closing price of our common stock on the trading day immediately preceding the date of the RentVM Agreement). We did not exercise this option.

Integration Partners – NY Corporation.  Effective as of January 1, 2014, we consummated the acquisition of all of the outstanding capital stock of IPC, pursuant to the terms of a Stock Purchase Agreement, dated as of December 12, 2013 and amended on January 1, 2014, or the IPC Agreement, by and among IPC, the sole stockholders of IPC and our company. The purchase price for the acquisition was paid as follows:

●	an aggregate of $12,509,747 was paid to owners of IPC;

●	a convertible promissory note was issued to an owner of IPC in the original principal amount of $6,254,873;

●	45,676 shares of our common stock will be issued to an owner of IPC or his designee(s);

●	5,886 shares of our common stock will be issued to certain owners of IPC or their respective designee(s); and

●	$941,594 and 47,080 shares of our common stock was placed in escrow to secure the sellers’ indemnification and certain other obligations under the IPC Agreement.

 As additional earn-out consideration, pursuant to the terms of the IPC Agreement, we will pay to a former owner of IPC an amount equal to (i) the product of 0.6 multiplied by the EBITDA of IPC for the 12-month period beginning on January 1, 2014, plus (ii) in the event that such 12-month EBITDA exceeds the closing trailing-twelve-month EBITDA by 5.0% or more, an amount equal to 2.0 multiplied by this difference, which amount will be payable in cash, or at our election, shares of our common stock. We will record any contingent consideration paid as compensation expense in the period earned.

The promissory note we issued at closing accrues interest at the rate of 8% per annum, and all principal and interest accruing thereunder is due and payable on December 31, 2014.  At the election of the holder of such promissory note, such promissory note is convertible into shares of our common stock at a conversion price of $16.99 per share (subject to equitable adjustments for stock dividends, stock splits, recapitalizations and other similar events).  Beginning on July 1, 2014, if our common stock is trading at a price of greater than or equal to $16.99 for ten consecutive trading days, we may elect to force the conversion of such promissory note.

Proceeds from Equity Issuances.

In the years ended December 31, 2013 and 2012, we raised net proceeds of $5.8 million and $6.9 million, respectively, through public and private sales of equity securities. We did not receive proceeds from the sale of equity securities during the three-month period ended March 31, 2014.

Accounts Receivable

We had gross accounts receivable at March 31, 2014 and December 31, 2013 and 2012 of $12.2 million, $8.6 million and $8.2 million, respectively. Accounts receivable at December 31, 2012 was significant relative to the annual revenues for the year ended December 31, 2012 for the following reasons:

●
We acquired ERFS on December 17, 2012. The revenue we recorded for ERFS for the year ended December 31 2012 was $146,036, while the accounts receivable for ERFS included in our consolidated accounts receivable at December 31, 2012 was $821,357.

●
We acquired T N S on September 17, 2012. The revenue that was included for T N S from September 17, 2012 through December 31, 2012 was $1,042,367, while the amount of accounts receivable included in our consolidated accounts receivable on December 31, 2012 was $558,849.

●
We acquired the ADEX entities on September 17, 2012. The revenue that was included for the ADEX entities from September 17, 2012 through December 31, 2012 was $10,577,197, while the amount of accounts receivable included in our consolidated accounts receivable on December 31, 2012 was $6,758,439.

Our days sales outstanding calculated on an annual basis was not meaningful at December 31, 2012 because we had owned the companies noted above only for a short period. Our days sales outstanding as of March 31, 2014 and December 31, 2013 was 70 days and 61 days, respectively, which we believe is more representative of what should be expected going forward.

Working Capital

At March 31, 2014, we had working capital deficit of approximately $11.7 million, as compared to a working capital of approximately $4.2 million at December 31, 2013 and a working capital deficit of approximately $4.7 million at December 31, 2012. The decrease $16.4 million in our working capital from December 31, 2013 to March 31, 2014 was primarily the result of the cash payment of approximately $12.5 million in connection with our acquisition of IPC on January 1, 2014 as discussed below, and additional borrowings in the three-month period ended March 31, 2014. The increase of $8.9 million in our working capital from December 31, 2012 to December 31, 2013 was primarily the result of an increase in cash of approximately $17.3 million resulting primarily from the proceeds of our sale of $11.6 million aggregate principal amount of the Convertible Debentures and $2.0 million of additional debt securities in December 2013.  The increase in current assets was offset, in part, by the increase in current liabilities of $9.3 million at December 31, 2013 that was due primarily to an increase in  accounts payable and accrued expenses of $5.2 million.  The increase in accounts payable was primarily the result of increased legal and accounting fees and expenses of approximately $1.0 million, a significant portion of which related to services provided for our public offering of equity securities in the fourth quarter of 2013, accrued interest of $1.7 million and accrued dividends on preferred stock of $0.5 million.

The increase in our working capital at December 31, 2013 was attributable, in part, to our requirement for a cash payment of approximately $12.5 million in connection with our acquisition of IPC on January 1, 2014.  Giving effect to such cash payment on January 1, 2014 and to the increase in our working capital in the amount of approximately $0.8 million due to our consolidation  of the working capital of IPC as of such date, on a pro forma basis we would have had a working capital deficit of approximately $7.6 million at December 31, 2013.  We raised $11.6 million through the issuance of the Convertible Debentures, and an additional $2.0 million through the sale of debt securities, in December 2013. The proceeds of such financings were used for the cash portion of the purchase price of IPC.

On or prior to March 31, 2015, we have obligations relating to the payment of indebtedness as follows:

●	approximately $259,000 with respect to the bank line of credit of RM Engineering, which is due in July 2014;

●
an amount that was payable to the sellers of AW Solutions in May 2014, which will be calculated based upon the EBITDA of AW Solutions and for which we have recorded a contingent liability for contingent consideration in the amount of approximately $2.6 million;

●	$1.1 million payable to the holders of promissory notes that mature on November 1, 2014;

●	$7.8 million payable to the holders of the Convertible Debentures, which is payable in nine monthly installments commencing in July 2014; and

●	$6.3 million payable to a seller of IPC in respect of a convertible promissory note that matures on December 31, 2014.

We anticipate meeting our cash obligations on our indebtedness that is payable on or prior to March 31, 2015 from earnings from operations, including in particular the operations of ADEX, T N S, AW Solutions and IPC, each of which we recently acquired, and possibly from the proceeds of this offering and of additional indebtedness and equity raises. We anticipate meeting our cash obligations in connection with our proposed acquisitions of VaultLogix and Telco from the sale of additional debt or equity securities. There can be no assurance, however, that we will be able to obtain any additional financing on terms that are acceptable to us, if at all.

We anticipate that our earnings from operations and a portion of the proceeds from the additional financings discussed above will be sufficient to fund our debt repayment obligations.  If we are not successful in obtaining additional financing, we expect that we will be able to renegotiate and extend certain of our notes payable as required to enable us to meet our debt obligations as they become due, although there can be no assurance we will be able to do so.

Cash Flows.

The following summary of our cash flows for the periods indicated has been derived from our historical consolidated financial statements, which are included elsewhere in this prospectus:

	Three months ended March 31,		Year ended December 31,
(dollars amounts in thousands)	2014	2013	2013	2012
	(unaudited)
Net cash provided by (used in) operations	$(3,276)	$265	$2,793	$(2,976)
Net cash used in investing activities	(12,199)	(16)	(233)	(13,735)
Net cash provided by financing activities	1,564	372	15,053	17,269

Net cash used in operating activities.

We have historically experienced cash deficits from operations as we continued to expand our business and sought to establish economies of scale.  Our largest uses of cash for operating activities are for general and administrative expenses.  Our primary source of cash flow from operating activities is cash receipts from customers.  Our cash flow from operations will continue to be affected principally by the extent to which we grow our revenues and increase our headcount.

Net cash used in operating activities for the three months ended March 31, 2014 was $3.3 million, which reflected increased charges related to amortization of debt discount and deferred issuance costs of $2.0 million, gains on the fair value of derivative liabilities of $21.0 million, losses on extinguishment of debt and debt restructuring charges of $5.9 million, losses on the fair value of conversion features of $2.4 million, and changes in accounts receivable, inventory, other assets, and accounts payable and accrued expenses of $0.9 million. Net cash provided by operating activities for the three months ended March 31, 2013 was $0.3 million, which was comprised primarily of changes in accounts receivable, other assets, accounts payable and accrued expenses and non-cash charges related to depreciation and amortization, issuances of convertible notes receivable, shares issued for waiver of debt covenants, and changes in deferred taxes.

 Net cash provided by operating activities for the year ended December 31, 2013 of $2.8 million was primarily attributable to a net loss of $24.3 million offset by increases in the fair value of our derivative liability and our accounts payable and accrued expenses of $14.2 million and $6.3 million, respectively.

Net cash used in operating activities for the year ended December 31, 2012 of $3.0 million was primarily attributable to a net loss of $1.2 million and an increase in net accounts receivable of $1.4 million primarily due to revenue growth for the year ended December 31, 2012, which was offset in part by an increase in accounts payable and accrued expenses of $2.1 million.

Net cash used in investing activities.

Net cash used in investing activities for the three months ended March 31, 2014 was $12.2 million, which consisted of $0.1 million related to cash payments for the purchase of capital equipment and $12.1 million of cash payments related to our acquisitions of IPC and RentVM.  Net cash used in investing activities for the three months ended March 31, 2013 was $0.01 million, which was related to cash paid for the purchase of capital equipment.

Net cash used in investing activities for the years ended December 31, 2013 and 2012 was $1.2 million and $13.7 million, respectively, consisting primarily of cash used for acquisitions and purchases of capital equipment.

Net cash provided by financing activities.

Net cash provided by financing activities for the three months ended March 31, 2014 was $1.6 million, which resulted from proceeds from related-party borrowings of $3.0 million and third-party borrowings of $9.6 million, which were partially offset by the repayments of notes and loans payable of $10.0 million and settlement of contingent consideration of $1.8 million. This is compared to cash provided from financing activities of $0.4 million for the three months ended March 31, 2013, which resulted from related-party borrowings and repayments, as well as the sale of preferred stock.

Net cash provided by financing activities for the year ended December 31, 2013 was $15.1 million, which resulted primarily from the proceeds of $17.1 million we received from the sale of the Convertible Debentures and other borrowings, the public offering of our common stock which generated $2.8 million, net of issuance costs, and the proceeds of $0.8 million we received from the sale of preferred stock, offset in part by repayments of notes and loans payable of $3.0 million, increase in deferred loan costs of $1.8 million and the redemption of outstanding preferred stock of $3.0 million.

Net cash provided by financing activities for the year ended December 31, 2012 was $17.3 million, which resulted primarily from the proceeds from the loans under the MidMarket Loan Agreement and the sale of preferred shares.

Rental Obligations.

We and our operating subsidiaries have real property leases as described under the caption “Business – Properties” in this prospectus.  These leases expire on various dates through 2017.

The future minimum obligation during each year through 2017 under the leases with non-cancelable terms in excess of one year is as follows:

Years Ended December 31,	Future Minimum
Lease Payments
2014	$449,567
2015	219,705
2016	112,641
2017	66,710
Total	$848,623

Capital expenditures

We had capital expenditures of $84,000, $14,000, $124,000 and $89,000 for the three-month periods ended March 31, 2014 and 2013 and the years ended December 31, 2013 and 2012, respectively.  We expect our capital expenditures for the 12 months ending March 31, 2015 to be consistent with our prior spending.  These capital expenditures will be primarily utilized for equipment needed to generate revenue and for office equipment.  We expect to fund such capital expenditures out of our working capital.

Off-balance sheet arrangements

During the three-month periods ended March 31, 2014 and 2013 and the years ended December 31, 2013 and 2012, we did not have any relationships with unconsolidated organizations or financial partnerships, such as structured finance or special purpose entities that would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Contingencies

Other than the purported class action lawsuit disclosed herein under the caption "Business - Legal Proceedings," we only are involved in claims and legal proceedings arising from the ordinary course of our business.  We record a provision for a liability when we believe that it is both probable that a liability has been incurred, and the amount can be reasonably estimated.  If these estimates and assumptions change or prove to be incorrect, it could have a material impact on our financial statements.

Critical accounting policies and estimates

The discussion and analysis of our financial condition and results of operations are based on our historical and pro forma consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires management to make certain estimates and assumptions that affect the amounts reported therein and accompanying notes.  On an ongoing basis, we evaluate these estimates and assumptions, including those related to recognition of revenue for costs and estimated earnings in excess of billings, the fair value of reporting units for goodwill impairment analysis, the assessment of impairment of intangibles and other long-lived assets, income taxes, asset lives used in computing depreciation and amortization, allowance for doubtful accounts, stock-based compensation expense for performance-based stock awards derivatives, contingent consideration and accruals for contingencies, including legal matters.  These estimates and assumptions require the use of judgment as to the likelihood of various future outcomes and as a result, actual results could differ materially from these estimates.

We have identified the accounting policies below as critical to the accounting for our business operations and the understanding of our results of operations because they involve making significant judgments and estimates that are used in the preparation of our historical and pro forma consolidated financial statements.  The impact of these policies affects our reported and expected financial results and are discussed in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  We have discussed the development, selection and application of our critical accounting policies with the Audit Committee of our board of directors, and the Audit Committee has reviewed the disclosure relating to our critical accounting policies in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Other significant accounting policies, primarily those with lower levels of uncertainty than those discussed below, are also important to understanding our historical consolidated financial statements.  The notes to our consolidated financial statements in this prospectus contain additional information related to our accounting policies, including the critical accounting policies described herein, and should be read in conjunction with this discussion.

Emerging Growth Company.

On April 5, 2012, the Jumpstart Our Business Startups Act, or the JOBS Act, was signed into law.  The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies.  As an “emerging growth company,” we may delay adoption of new or revised accounting standards applicable to public companies until the earlier of the date that (i) we are no longer an emerging growth company or (ii) we affirmatively and irrevocably opt out of the extended transition period for complying with such new or revised accounting standards.  We have elected not to take advantage of the benefits of this extended transition period.  As a result, our financial statements will be comparable to those of companies that comply with such new or revised accounting standards.  Upon issuance of new or revised accounting standards that apply to our financial statements, we will disclose the date on which we will adopt the recently-issued accounting guidelines.

Revenue Recognition

Our revenues are generated from three reportable segments, applications and infrastructure, professional services, and cloud and managed services.  We recognize revenue only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

The applications and infrastructure segment is comprised of TNS, Tropical, AW Solutions and RM Engineering. Applications and infrastructure services revenues are derived from contracted services to provide technical engineering services along with contracting services to commercial and governmental customers. The contracts of TNS, Tropical and RM Engineering provide that payment for our services may be based on either (i) direct labor hours at fixed hourly rates or (ii) fixed-price contracts. The services provided under the contracts are generally provided within a month. Occasionally, the services may be provided over a period of up to six months.

AW Solutions recognizes revenue using the percentage of completion method.   Revenues and fees on these contracts are recognized specifically utilizing the efforts-expended method, which uses measures such as task duration and completion. The efforts-expended approach is an input method used in situations where it is more representative of progress on a contract than the cost-to-cost or the labor-hours methods. Provisions for estimated losses on uncompleted contracts, if any, are made in the period in which such losses are determined. Changes in job performance conditions and final contract settlements may result in revisions to costs and income, which are recognized in the period revisions are determined.

AW Solutions also generates revenue from service contracts with certain customers. These contracts are accounted for under the proportional performance method. Under this method, revenue is recognized in proportion to the value provided to the customer for each project as of each reporting date.

The revenues of our professional services segment, which is comprised of the ADEX subsidiaries, are derived from contracted services to provide technical engineering and management solutions to large voice and data communications providers, as specified by their clients. The contracts provide that payments made for our services may be based on either (i) direct labor hours at fixed hourly rates or (ii) fixed-price contracts. The services provided under these contracts are generally provided within a month.  Occasionally, the services may be provided over a period of up to four months. If it is anticipated that the services will span a period exceeding one month, depending on the contract terms, we will provide either progress billing at least once a month or upon completion of the clients' specifications. The aggregate amount of unbilled work-in-progress recognized as revenues was insignificant at March 31, 2014 and December 31, 2013.

We sometimes require customers to provide a deposit prior to beginning work on a project. When this occurs, the deposit is recorded as deferred revenue and is recognized in revenue when the work is complete.

Our IPC subsidiary, which is included in our cloud and managed services segment, is a value-added reseller the revenues of which are generated from the resale of voice, video and data networking hardware and software contracted services for design, implementation and maintenance services for voice, video and data networking infrastructure. IPC’s customers are higher education organizations, governmental agencies and commercial customers. IPC also provides maintenance and support and professional services.

IPC recognizes revenue on arrangements in accordance with ASC Topic 605-10, "Revenue Recognition". Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

For multiple-element arrangements, IPC recognizes revenue in accordance with ASC 605-25, "Arrangements with Multiple Deliverables". Under the relative fair value method, the total revenue is allocated among the elements based upon the relative fair value of each element as determined through the fair value hierarchy. Revenue is generally allocated in an arrangement using the estimated selling price of deliverables if it does not have vendor-specific objective evidence or third-party evidence of selling price.

Our RentVM subsidiary, which is included in our cloud and managed services segment, provides on-line data backup services to its customers. RentVM recognizes revenue in accordance with ASC Topic 605-10, "Revenue Recognition". Revenue is recognized when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured. Certain customers pay for their services before service begins. Revenue for these customers is deferred until the services are performed. During 2013, we did not recognize any revenue from cloud-based services. With the completion of the RentVM acquisition in February 2014, we have begun recognizing cloud-based revenue.

Allowances for Doubtful Accounts.

We maintain an allowance for doubtful accounts for estimated losses resulting from the failure of our customers to make required payments.  Management analyzes the collectability of accounts receivable balances each period.  This analysis considers the aging of account balances, historical bad debt experience, changes in customer creditworthiness, current economic trends, customer payment activity and other relevant factors.  Should any of these factors change, the estimate made by management may also change, which could affect the level of our future provision for doubtful accounts.  We recognize an increase in the allowance for doubtful accounts when it is probable that a receivable is not collectable and the loss can be reasonably estimated. Any increase in the allowance account has a corresponding negative effect on our results of operations.  We believe that none of our significant customers were experiencing financial difficulties that would materially impact our trade accounts receivable or allowance for doubtful accounts as of March 31, 2014 and December 31, 2013 and 2012.

Goodwill and Intangible Assets.

As of March 31, 2014 and December 31, 2013 and 2012, we had goodwill in the amount of $34.2 million, $17.1 million and $14.8 million, respectively.  We did not recognize any goodwill impairment during the years ended December 31, 2013 or 2012.

We account for goodwill in accordance with Financial Accounting Standards Board (FASB) ASC Topic 350, Intangibles-Goodwill and Other  (ASC Topic 350).  Our reporting units and related indefinite-lived intangible assets are tested annually during the fourth fiscal quarter of each year in accordance with ASC Topic 350 in order to determine whether their carrying value exceeds their fair value.  In addition, they are tested on an interim basis if an event occurs or circumstances change between annual tests that would more likely than not reduce their fair value below carrying value.  If we determine the fair value of goodwill or other indefinite-lived intangible assets is less than their carrying value as a result of the tests, an impairment loss is recognized. Impairment losses, if any, are reflected in operating income or loss in the consolidated statements of operations during the period incurred.

In accordance with ASC Topic 360, Impairment or Disposal of Long-Lived Assets, we review finite-lived intangible assets for impairment whenever an event occurs or circumstances change which indicates that the carrying amount of such assets may not be fully recoverable.  Recoverability is determined based on an estimate of undiscounted future cash flows resulting from the use of an asset and its eventual disposition. An impairment loss is measured by comparing the fair value of the asset to its carrying value.  If we determine the fair value of an asset is less than the carrying value, an impairment loss is incurred.  Impairment losses, if any, are reflected in operating income or loss in the consolidated statements of operations during the period incurred.

We use judgment in assessing if goodwill and intangible assets are impaired.  Estimates of fair value are based on our projection of revenues, operating costs, and cash flows taking into consideration historical and anticipated future results, general economic and market conditions, as well as the impact of planned business or operational strategies.  To measure fair value, we employ a combination of present value techniques which reflect market factors.  Changes in our judgments and projections could result in significantly different estimates of fair value potentially resulting in additional impairments of goodwill and other intangible assets.

Our goodwill resides in multiple reporting units that are aggregated into our three reporting segments for our goodwill impairment testing. One reporting segment is composed of our professional services, which is comprised of the ADEX entities. Another reporting segment, applications and infrastructure, is an aggregation of our TNS, Tropical, RM Engineering and AW Solutions reporting units. Our cloud and managed services segment is comprised of our IPC and RentVM subsidiaries. The profitability of individual reporting units may suffer periodically from downturns in customer demand and other factors resulting from the cyclical nature of our business, the high level of competition existing within our industry, the concentration of our revenues from a limited number of customers, and the level of overall economic activity.  During times of slowing economic conditions, our customers may reduce capital expenditures and defer or cancel pending projects.  Individual reporting units may be relatively more impacted by these factors than us as a whole. As a result, demand for the services of one or more of our reporting units could decline resulting in an impairment of goodwill or intangible assets in one of our reporting segments.

Certain of our business units also have other intangible assets, including customer relationships, trade names and non-compete agreements.  As of March 31, 2014 and December 31, 2013 and 2012, we believed the carrying amounts of these intangible assets were recoverable.  However, if adverse events were to occur or circumstances were to change indicating that the carrying amount of such assets may not be fully recoverable, the assets would be reviewed for impairment and the assets could be impaired.

Stock-Based Compensation.

Our stock-based award programs are intended to attract, retain and reward employees, officers, directors and consultants, and to align stockholder and employee interests.  We granted stock-based awards to individuals in each of 2014, 2013 and 2012.  Our policy going forward will be to issue awards under our 2012 Employee Incentive Plan and Employee Stock Purchase Plan.

Compensation expense for stock-based awards is based on the fair value of the awards at the measurement date and is included in operating expenses.  The fair value of stock option grants is estimated on the date of grant using the Black-Scholes option pricing model based on certain assumptions including: expected volatility based on the historical price of our stock over the expected life of the option, the risk-free rate of return based on the United States treasury yield curve in effect at the time of the grant for the expected term of the option, the expected life based on the period of time the options are expected to be outstanding using historical data to estimate option exercise and employee termination; and dividend yield based on history and expectation of dividend payments. Stock options generally vest ratably over a three-year period and are exercisable over a period up to ten years.

The fair value of restricted stock is estimated on the date of grant and is generally equal to the closing price of our common stock on that date. The price of our common stock price has varied greatly during the three-month period ended March 31, 2014 and the years ended December 31, 2013 and 2012.  Some of the factors that influenced the market price of our stock during these periods include:

●	the closing of six acquisitions (ADEX, T N S, ERFS and AW Solutions in 2012 and 2013 and IPC and RentVM in 2014);

●	increasing indebtedness to fund such acquisitions;

●	the entering into of definitive agreements to acquire VaultLogix and Telco;

●	the approval and eventual effectuation of a one-for-125 reverse stock split in January 2013 and a one-for-four reverse stock split in August 2013, which caused uncertainty and volatility; and

●	our stock being very thinly traded prior to the listing of our common stock on the Nasdaq Capital Market in October 2013, resulting in large fluctuations.

The total amount of stock-based compensation expense ultimately is based on the number of awards that actually vest and fluctuates as a result of performance criteria, as well as the vesting period of all stock-based awards.  Accordingly, the amount of compensation expense recognized during any fiscal year may not be representative of future stock-based compensation expense.  In accordance with ASC Topic 718,  Compensation – Stock Compensation  (ASC Topic 718), compensation costs for performance-based awards are recognized over the requisite service period if it is probable that the performance goal will be satisfied.  We use our best judgment to determine probability of achieving the performance goals in each reporting period and recognize compensation costs based on the number of shares that are expected to vest.

The following tables summarize our stock-based compensation for the three-month periods ended March 31, 2014 and 2013 and the years ended December 31, 2013 and 2012.

Three Months ended March 31, 2014

Date	Shares of Common Stock	Closing Stock Price on Grant Date	Fair Value Per Share	Fair Value of Instrument Granted
2/12/2014	7,500	$13.41	$13.41	$100,575
3/17/2014	69,458	$11.87	$11.87	$824,466

Three Months ended March 31, 2013

Date	Shares of Common Stock	Closing Stock Price on Grant Date	Fair Value Per Share	Fair Value of Instrument Granted
2/6/2013	20,000	$2.88	$2.88	$57,600
2/15/2013	25,000	$3.38	$3.38	$84,500

Year Ended December 31, 2013

Date	Shares of Common Stock	Closing Stock Price on Grant Date	Fair Value Per Share	Fair Value of Instrument Granted
2/6/2013	5,000	$2.88	$2.88	$14,400
2/15/2013	6,250	3.38	3.38	21,125
3/26/2013	5,000	3.00	3.00	15,000
12/4/2013	139,500	9.59	9.59	1,337,805
12/30/2013	11,700	17.41	17.41	203,697

Year Ended December 31, 2012

Date	Shares of Common Stock	Closing Stock Price on Grant Date	Fair Value Per Share	Fair Value of Instrument Granted
8/8/2012	4,000	$6.00	$6.00	$24,000
9/19/2012	6,000	8.50	8.50	51,000
10/9/2012	8,000	12.05	12.05	96,400
10/19/2012	5,000	13.50	13.50	67,500
11/16/2012	10,000	10.00	10.00	100,000

We issued an aggregate of 1,116,565 shares of common stock under the 2012 performance incentive plan in April and May 2014.

Income Taxes.

We account for income taxes under the asset and liability method.  This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. ASC Topic 740,  Income Taxes  (ASC Topic 740), prescribes a two-step process for the financial statement recognition and measurement of income tax positions taken or expected to be taken in an income tax return.  The first step evaluates an income tax position in order to determine whether it is more likely than not that the position will be sustained upon examination, based on the technical merits of the position. The second step measures the benefit to be recognized in the financial statements for those income tax positions that meet the more likely than not recognition threshold. ASC Topic 740 also provides guidance on derecognition, classification, recognition and classification of interest and penalties, accounting in interim periods, disclosure and transition.  Under ASC Topic 740, companies may recognize a previously-unrecognized tax benefit if the tax position is effectively (rather than “ultimately”) settled through examination, negotiation or litigation.

Contingencies and Litigation.

In the ordinary course of our business, we are involved in certain legal proceedings. ASC Topic 450, Contingencies  (ASC Topic 450), requires that an estimated loss from a loss contingency should be accrued by a charge to income if it is probable that an asset has been impaired or a liability has been incurred and the amount of the loss can be reasonably estimated. In determining whether a loss should be accrued, we evaluate, among other factors, the probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of loss.  If only a range of probable loss can be determined, we accrue for our best estimate within the range for the contingency. In those cases where none of the estimates within the range is better than another, we accrue for the amount representing the low end of the range in accordance with ASC Topic 450. As additional information becomes available, we reassess the potential liability related to our pending contingencies and litigation and revise our estimates.  Revisions of our estimates of the potential liability could materially impact our results of operations.  Additionally, if the final outcome of such litigation and contingencies differs adversely from that currently expected, it would result in a charge to earnings when determined.

Distinguishing of Liabilities From Equity.

We rely on the guidance provided by ASC 480, Distinguishing Liabilities from Equity, to classify certain redeemable and/or convertible instruments, such as our preferred stock.  We first determine whether the particular financial instrument should be classified as a liability.  We will determine the liability classification if the financial instrument is mandatorily redeemable, or if the financial instrument, other than outstanding shares, embodies a conditional obligation that we must or may settle by issuing a variable number of our equity shares.

Once we determine that the financial instrument should not be classified as a liability, we determine whether the financial instrument should be presented under the liability section or the equity section of the balance sheet (“temporary equity”).  We will determine temporary equity classification if the redemption of the preferred stock or other financial instrument is outside our control (i.e. at the option of the holder).  Otherwise, we account for the financial instrument as permanent equity.

Initial Measurement.

We record our financial instruments classified as liability, temporary equity or permanent equity at issuance at the fair value, or cash received.

Subsequent Measurement.

We record the fair value of our financial instruments classified as liabilities at each subsequent measurement date. The changes in fair value of our financial instruments classified as liabilities are recorded as other expense/income.

Temporary Equity.

At each balance sheet date, we re-evaluate the classification of our redeemable instruments, as well as the probability of redemption. If the redemption amount is probable or the instrument is currently redeemable, we record the instrument at its redemption value.  Upon issuance, the initial carrying amount of a redeemable equity security it its fair value. If the instrument is redeemable currently at the option of the holder, it will be adjusted to its maximum redemption amount at each balance sheet date. If the instrument is not redeemable currently and it is not probable that it will become redeemable, it is recorded at its fair value. If it is probable the instrument will become redeemable it will be recognized immediately at its redemption value. The resulting increases or decreases in the carrying amount of a redeemable instrument will be recognized as adjustments to additional paid-in capital.

Business Combinations.

We account for our business combinations under the provisions of ASC 805-10, Business Combinations (ASC 805-10), which requires that the purchase method of accounting be used for all business combinations. Assets acquired and liabilities assumed, including non-controlling interests, are recorded at the date of acquisition at their respective fair values.  ASC 805-10 also specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported apart from goodwill. Goodwill represents the excess purchase price over the fair value of the tangible net assets and intangible assets acquired in a business combination.  Acquisition-related expenses are recognized separately from the business combinations and are expensed as incurred.  If the business combination provides for contingent consideration, we record the contingent consideration at fair value at the acquisition date and any changes in fair value after the acquisition date are accounted for as measurement-period adjustments if they pertain to additional information about facts and circumstances that existed at the acquisition date and that we obtained during the measurement period.  Changes in fair value of contingent consideration resulting from events after the acquisition date, such as earn-outs, are recognized as follows: (i) if the contingent consideration is classified as equity, the contingent consideration is not re-measured and its subsequent settlement is accounted for within equity, or (ii) if the contingent consideration is classified as an asset or a liability, the changes in fair value are recognized in earnings.

BUSINESS

Overview

We are a single-source provider of end-to-end IT and next-generation network solutions to the telecommunications service provider (carrier) and corporate enterprise markets through cloud platforms and professional services. We offer cloud and managed services, professional consulting and staffing services, and voice, data and optical solutions to assist our customers in meeting their changing technology demands. Our cloud and managed services group offers enterprise and service-provider customers the opportunity to adopt an operational expense model by outsourcing to us rather than the capital expense model that has dominated in recent decades in IT infrastructure management. Our professional services group offers a broad range of solutions to enterprise and service provider customers, including application development teams, analytics, project management, program management, unified communications, network management and field support services on a short and long-term basis. Our applications and infrastructure division offers enterprise and service provider customers specialty contracting services, including engineering, design, installation and maintenance services, that support the build-out and operation of some of the most advanced small cell, Wi-Fi and distributed antenna system (DAS) networks. We believe the migration of these complex networks from proprietary hardware-based solutions to software-defined networks (SDN) and cloud-based solutions provides our company a significant opportunity as we are one of only a few industry competitors that can span across both the legacy and next-generation networks that are actively being designed and deployed in the marketplace. We also believe we are in a position to assist our customers by offering competitive cloud and SDN solutions from a single source, while also maintaining our customers’ legacy hardware-based solutions.

We provide the following categories of offerings to our customers:

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Cloud and Managed Services.  Our cloud-based service offerings include platform as a service (PaaS), infrastructure as a service (IaaS), database as a service (DbaaS), and software as a service (SaaS). Our cloud services encompass public, private and hybrid cloud offerings within compute, network and storage. In addition, our easy-to-use, intuitive portal assists customers in migrating through an extensive app store and allows customers quickly to add or subtract applications and services. Our experience in system integration and solutions-centric services helps our customers quickly to integrate and adopt cloud-based services. In addition, our managed-services offerings include network management, 24x7x365 monitoring, security monitoring, storage and backup services.

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Applications and Infrastructure/Specialty Contracting Services.  We provide an array of applications and services throughout North America and internationally, including unified communications, interactive voice response (IVR) and SIP-based call centers.  We also offer structured cabling and other field installations.  In addition, we design, engineer, install and maintain various types of Wi-Fi and wide-area networks, DAS networks, and small cell distribution networks for incumbent local exchange carriers (ILECs), telecommunications original equipment manufacturers (OEMs), cable broadband multiple system operators (MSOs) and enterprise customers. Our services and applications teams support the deployment of new networks and technologies, as well as expand and maintain existing networks.  We also design, install and maintain hardware solutions for the leading OEMs that support voice, data and optical networks.

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Professional Services.  We provide consulting and professional staffing solutions to the service-provider and enterprise market in support of all facets of IT and next-generation networks, including project management, network implementation, network installation, network upgrades, rebuilds, maintenance and consulting services.  We leverage our international recruiting database, which includes more than 70,000 professionals, for the rapid deployment of our professional services.  On a weekly basis, we deploy hundreds of telecommunications professionals in support of our worldwide customers.  Our skilled recruiters assist telecommunications companies, cable broadband MSOs and enterprise clients throughout the project lifecycle of a network deployment and its maintenance.

Our Recent and Pending Acquisitions

We continue to grow and expand our service offerings and geographic reach through strategic acquisitions. Since January 1, 2013, we have completed the following acquisitions:

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AW Solutions, Inc.  In April 2013, we acquired AW Solutions, Inc. and AW Solutions Puerto Rico, LLC, or collectively AW Solutions, a professional, multi-service line, telecommunications infrastructure company that provides outsourced services to the wireless and wireline industry.  AW Solution’s services include network systems design, architectural and engineering services, program management and other technical services.  The acquisition of AW Solutions broadened our suite of services and added new customers to which we can cross-sell our other services.

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Integration Partners-NY Corporation.  In January 2014, we acquired Integration Partners-NY Corporation, IPC, a full-service voice and data network engineering firm based in New York.  IPC serves both corporate enterprises and telecommunications service providers.  We believe the acquisition of IPC will support the cloud and managed services aspect of our business, as well as improve our systems integration and applications capabilities.

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RentVM, Inc.   In February 2014, we acquired RentVM, Inc., or RentVM, a New Jersey- based provider of infrastructure-as-a-service technology to software developers and to healthcare, education, and other small and medium-sized businesses and enterprises to enable public and private (enterprise) Cloud environments.  RentVM expands our cloud and managed services capabilities by providing us a software defined data center (SDDC) platform to offer enterprise-grade cloud computing solutions.

We have also entered into definitive agreements for the following acquisitions:

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Telco Professional Services Division.  In November 2012, we executed a definitive agreement to acquire the Telco Professional Services and Handset Testing business division, or Telco, of Tekmark Global Solutions, LLC, a New Jersey limited liability company.  We plan to integrate this professional service and telecommunications staffing business with our ADEX subsidiary in order to expand our project staffing business and our access to skilled labor.

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VaultLogix, LLC. In March 2014, we executed a definitive agreement to acquire from London Bay-VL Acquisition Company, LLC its three operating subsidiaries, VaultLogix, LLC, Data Protection Services, LLC and U.S. Data Security Acquisition, LLC, or collectively VaultLogix, leading providers of cloud backup services to nearly 10,000 businesses around the world.  VaultLogix safeguards a wide range of enterprise-class operating systems and applications through its unique combination of encryption, block-level data duplication and compression.  In addition, through its partner program, VaultLogix offers software branding, a robust partner portal and dedicated account management. We believe the acquisition of VaultLogix will broaden our suite of cloud service offerings by adding VaultLogix’s cloud backup services to our wide range of cloud services, including IaaS, virtual desktop, hosted exchange, disaster recovery in the cloud and file sharing, and will add new customers and resellers to which we can cross-sell our other services.

We intend to consummate the acquisition of VaultLogix during the third quarter of 2014, subject to our ability to finance all or a substantial portion of the purchase price of such acquisition through the sale of additional debt or equity securities.  There can be no assurance, however, that we will be able to obtain additional financing on terms that are acceptable to us, if at all. Our acquisition of Telco also is dependent on our ability to obtain satisfactory financing for such acquisition, and there can be no assurance that such financing will be available to us.

The following is a summary of the material terms of the purchase agreements for our pending acquisitions.

VaultLogix.  On March 19, 2014, we entered into an Interest Purchase Agreement, or the VaultLogix Agreement, with London Bay-VL Acquisition Company, LLC and its operating subsidiaries, as sellers, to acquire from the sellers all of the outstanding membership interests of VaultLogix LLC, Data Protection Services, LLC and U.S. Data Security Acquisition, LLC for an aggregate purchase price of approximately $44 million.  On the closing of the acquisition, the purchase price will be paid to the sellers as follows: (i) $17 million in cash, $500,000 of which has already been paid, (ii) $11.5 million in shares of our common stock at a price of $16.50 per share and (iii) $15.5 million in our unsecured convertible promissory notes. The VaultLogix Agreement provides that if the closing price of our common stock 180 days after the closing date is less than $14.85 per share, then we will issue to the sellers additional shares of our common stock as downside protection; provided, however, we will not be required to issue additional shares at a value less than $12.50 per share.

The promissory notes we issue at closing will bear interest at the rate of 8% per annum, and all principal and interest accrued under such notes will be payable on the third anniversary of the closing date.  Such promissory notes will be convertible into shares of our common stock at a conversion price equal to 102% of the closing price of our common stock on the trading day immediately prior to the closing date.  A portion of the principal amount of such notes equal 20% of the principal amount on the closing date will not be convertible until the 15-month anniversary of the closing date.  On a date when (i) the shares of our common stock that are issuable upon conversion of such notes are freely tradable without restriction or volume limitations under Rule 144 under the Securities Act of 1933, and (ii) the average closing price of our common stock is 105% or higher of the conversion price of such notes, we will have the right to force the conversion of such notes into shares of our common stock at the then-applicable conversion price. In addition, if on or after the maturity date of such notes, (i) we are restricted or otherwise unable to pay in cash all outstanding amounts due under such notes, (ii) such notes have not otherwise been paid in full within ten business days following the maturity date, or (iii) we are not at such time entitled force the conversion of such notes into our common stock, then, in the event that both (i) and (iii) above apply, we, and in the event that both (ii) and (iii) above apply, the holders of such notes, will have the right to convert all outstanding amounts owing under such notes into shares of our common stock at a conversion price equal to the average closing price of our common stock on the three trading days immediately preceding the date of such conversion.

The VaultLogix Agreement contains customary representations, warranties, covenants and indemnification provisions. The closing remains subject to closing conditions, including the accuracy of representations and warranties of the parties in the VaultLogix Agreement and our ability to raise sufficient cash proceeds to consummate the acquisition.  The VaultLogix Agreement may be terminated at any time prior to closing (i) by mutual consent of the parties, (ii) by either party if the closing has not occurred by July 25, 2014, (iii) by either party if the other party has breached any of its representations, warranties or covenants or (iv) by either party if a court or governmental authority has issued a final order or ruling prohibiting the transaction. On May 30, 2014, we entered into an amendment to the VaultLogix Agreement pursuant to which we paid to the sellers a non-refundable cash deposit against the purchase price of $500,000 to extend the May 31, 2014 termination date to July 25, 2014, which amount will be forfeited if the closing of our acquisition of VaultLogix does not close by such date. We are currently in discussions with the sellers regarding an extension of the July 25, 2014 termination date; however, there can be no assurance that we will be able to extend such date.

Mr. Mark Munro, our chairman and chief executive officer, was a member of the board of VaultLogix from March 2004 until February 2008, and was one of VaultLogix’s largest investors until that company was sold in February 2008.  All outstanding debt or equity obligations owed by VaultLogix to Mr. Munro were paid in December 2009.  Since December 2009, Mr. Munro has had no financial or other pecuniary interest in VaultLogix.

Mr. Daniel Sullivan, our chief financial officer, previously served as the chief financial officer of VaultLogix from January 2003 to July 2010.  Mr. Sullivan also currently serves as a director of Tier 1 Solutions, Inc. and is a minority shareholder of that company.  Tier 1 Solutions, Inc. owns 1% of the membership interests of VaultLogix.

Telco.  On November 19, 2012, we entered into an Asset Purchase Agreement, or the Tekmark Agreement, or to acquire all the property, assets and business of Telco from Tekmark Global Solutions, LLC.  Under the terms of the Tekmark Agreement, at the closing of the acquisition, we will pay the seller an aggregate amount in cash equal to the difference between (i) the product of 5.0 multiplied by the Estimated Closing EBITDA (as defined) of Telco for the 12-month period ending on the last day of the month prior to the closing date, or the Estimated Closing TTM EBITDA, less (ii) $2,600,000.  In addition, we will issue to the seller a number of shares of common stock equal to the product of (i) the Estimated Closing TTM EBITDA, and (ii) the price of the common stock sold in this offering, rounded to the nearest whole share. We will also pay the seller additional cash compensation in an amount equal to the EBITDA (as defined) of Telco for the 12-month period beginning on the first day of the first calendar month commencing after the closing date, or the Initial Earnout Period.

Following the closing, as additional consideration, we will make supplemental payments to the seller in cash for (i) the 12-month period beginning on the first day of the thirteenth calendar month commencing after the closing date, or the First Supplemental Earnout Period, and (ii) the 12-month period beginning on the first day of the twenty-fifth calendar month commencing after the closing date, or the Second Supplemental Earnout Period. The payment made for the First Supplemental Earnout Period will be an amount equal to the product of 2.0 multiplied by the positive difference, if any, between (a) the EBITDA of Telco for the First Supplemental Earnout Period, minus (b) the Closing TTM EBITDA (as defined). The payment made for the Second Supplemental Earnout Period will be an amount equal to the product of 2.0 multiplied by the positive difference, if any, between (y) the EBITDA of Telco for the Second Supplemental Earnout Period, minus (z) the Closing TTM EBITDA.

The Tekmark Agreement contains customary representations, warranties, covenants and indemnification provisions. The closing of the acquisition remains subject to closing conditions, including the accuracy of representations and warranties of the parties in the Tekmark Agreement and consummation of an equity or debt financing to secure sufficient funding for the transaction. Due to the passage of time since the Tekmark Agreement was signed, either we or Tekmark may terminate the Tekmark Agreement at any time prior to closing.

Our Industry

Advances in technology architectures have supported the rise of cloud computing, which enables the delivery of a wide variety of cloud-based services, such as platform as a service (PaaS), infrastructure as a service (IaaS), database as a service (DbaaS), and software as a service (SaaS). Today, mission-critical applications can be delivered reliably, securely and cost-effectively to our customers over the internet without the need to purchase supporting hardware, software or ongoing maintenance. The lower total cost of ownership, better functionality and flexibility of cloud applications represent a compelling alternative to traditional on-premise solutions. As a result, enterprises are increasingly adopting cloud services to rapidly deploy and integrate applications without building out their own expensive infrastructure and to minimize the growth of their own IT departments and create business agility by taking advantage of accelerated time-to-market dynamics.  Gartner, Inc., a leading IT research and advisory company, expects total cloud spending to increase from $132 billion worldwide in 2013 to $244 billion in 2017.

According to the U.S. National Institute of Standards and Technology, or the NIST, cloud computing is on-demand network access to a shared pool of configurable computing resources (e.g., networks, servers, storage, applications and services) that can be rapidly provisioned and released with minimal management and effort and service provider interaction.  The NIST has identified five essential characteristics of cloud computing:

•	on-demand service;

•	broad network access;

•	resource pooling;

•	rapid elasticity; and

•	measured service.

Cloud computing can generally be offered across the following four different deployment or service models:

•	Platform as a Service. PaaS allows users to develop their own web-based applications or to customize existing applications using one or more programming languages and development tools.

•	Infrastructure as a Service. IaaS allows customers to access the equipment and hardware needed to perform computing operations, including storage, processing and networking components.

•
Database as a Service.  DbaaS consists of a service that is managed by a cloud operator (public or private) that supports applications, without the application team assuming responsibility for traditional database administration functions.  With a DBaaS, the application developers need not be database experts, nor should they have to hire a database administrator to maintain the database.

•
Software as a Service.  SaaS consists of firms offering the capability to use software applications that are housed off of the user’s premises.  This software is differentiated from the traditional software programs that are resident on and used in stand-alone computing environments.

Generally, there are three deployment models through which cloud services are provided:

•	Private Clouds – exclusive to a single user.

•	Public or Community Clouds – available to the general public or shared by large, diverse groups of customers.

•	Hybrid Clouds – combined public and private elements in the same data center.

Cloud services enable the transition from Infrastructure 1.0 (mainframe computing to client-server computing) to Infrastructure 2.0.  Current trends, such as cloud computing, software defined networks (meta orchestration), big data analytics, mobile, and social networks, are increasingly defining IT infrastructure needs and spending.  Converged infrastructures, policy-based automation and other innovative technologies are providing the solutions enterprises will need to manage the exponential increase in the number of devices and data.  The increasing demand for cloud services is fueling the growth of our managed services offerings, which are specifically designed to accelerate the adoption of cloud services by our two primary customer segments: enterprise and service providers.

The increased movement by enterprise businesses of their information technology services, applications and infrastructure to a cloud-based architecture will cause market revenue in this segment to surge by a factor of three from 2011 to 2017, according to a January 2014  IHS Technology  report entitled  “Cloud & Big Data Report - A Paradigm Shift in the ICT Industry 2013.”   According to that same report, global business spending for infrastructure and services related to the cloud will reach an estimated $174.2 billion this year, up 20% from $145.2 billion in 2013.  In a sign of the market’s strength, strong spending growth will continue during the next few years as enterprises race to come up with their own cloud-storage solutions.  By 2017, enterprise spending on the cloud will amount to a projected $235.1 billion.

The Cisco® Internet Business Solutions Group, or IBSG, believes that there is a significant opportunity for service providers as well.  IBSG projects a more than $60 billion direct mobile cloud service opportunity worldwide by 2016, with an additional cloud pull-through market of $335 billion.

Cloud spending is expected to rise across United States federal agencies as well.   A report by International Data Corporation, or IDC, titled Government Insight (September 2013) projects a rise in cloud government spending after fiscal year 2014.  According to such report, Infrastructure as a service (IaaS) and private cloud in particular will lead government investment.  Federal private cloud services spending is expected to reach $1.7 billion in fiscal year 2014, reaching $7.7 billion by 2017.

Increased functionality and proliferation of data through the usage of smart phones, tablets and other mobile devices has resulted in the significant adoption of such devices within corporate enterprises. According to IDC, there were 1.4 billion mobile internet users worldwide in 2013, and there will be 2.3 billion in 2017.  According to Forrester Research, Inc. (2013 Mobility Workforce Adoption Trends) the number of  ”anytime, anywhere information workers”- those who use three or more devices, work from multiple locations, and use many apps - has risen from 23% of the global workforce in 2011 to 29% in 2012.  According to Gartner, the number of tablets sold has grown at a compound annual growth rate of 97% between 2010 and 2014 worldwide, and is expected to surpass personal computers by annual number of units sold in 2016.

The rapid increase in data traffic, usage of wireless networks and evolution of services and technology are also driving telecommunications providers to undertake a number of initiatives to increase coverage, capacity and performance of their existing networks, including adding and upgrading cell sites nationwide.

To remain competitive and meet the rapidly-growing demand for state-of-the-art mobile data services, telecommunications and cable companies rely on outsourcing to provide a wide range of network and infrastructure services, as well as project staffing services, to help build out and maintain their networks.  OEMs supplying equipment to those telecommunications and cable service providers also frequently rely on outsourced solutions for project management and network deployment.  Demand for these “professional services”, whether utilizing a cloud platform or more traditional network solutions, is expected to continue to grow.  According to the Telecommunications Industry Association 2012 ICT Market Review, the wireless telecommunications and network infrastructure outsourcing market has grown 9.5% per year since 2004 and is expected to continue to grow at a 5.9% rate through 2014, becoming a $21.6 billion market in 2014.

Our Competitive Strengths

We are a single-source provider of end-to-end IT and next-generation network solutions to the telecommunications service provider (carrier) and corporate enterprise markets through cloud platforms and professional services. We believe our market advantages center around our cloud-based applications and services portfolio and positioning.  As a true infrastructure 2.0 provider, we add value by enabling applications and services while helping to contain costs.  Customers now demand a partner that can provide end-to-end IT solutions, that offers a solution that allows the customer to move IT expenditures from capital costs to operating costs, and that offers the customer greater elasticity and the ability to rapidly deploy enterprise applications.  We believe our strengths described below will enable us to continue to compete effectively and to take advantage of anticipated growth in our target markets:

●	Single-Source Provider of Cloud and Managed Services Applications and Infrastructure to Enterprise and Service Providers.

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Customizable Cloud Integration Services.  We offer a wide spectrum of flexible and customizable cloud solutions for our customers.  We differentiate our services by our ability to plan and customize a wide variety of cloud solutions for each customer.

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Totally Secure Private and Hybrid Cloud Architectures. While many cloud companies only offer public cloud services, leaving great risks of security challenges within a network, our ability to customize private and hybrid cloud architecture, with multiple levels of security, mitigates these risks.

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Licensed and Open Source SaaS Portfolio.  Our software as a service (SaaS) business utilizes top licensed software in the marketplace, including offerings from Microsoft, Hewlett Packard and Citrix.  In addition, we utilize open source platforms that our skilled applications team can customize to fit our customers’ requirements.

●	Established Customer Relationships

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Vertical Market Compliance.  Our customer list includes relationships in many vertical markets, such as healthcare, finance and retail, which are specifically sensitive to industry compliance.  Proficiency with standards such as HIPAA, PCI and Ssae16 are essential.  In addition, our applications specialists support customer requirements for unified communication competencies, call center, interactive voice response (IVR) and video applications.

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Service Provider Relationships.  We have established relationships with many leading wireless and wireline telecommunications providers, cable broadband MSOs, OEMs and others.  Our current customers include Ericsson Inc., Verizon Communications Inc., Alcatel-Lucent USA Inc., Century Link, Inc., AT&T Inc. and Hotwire Communications.

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Long-Term Master Service Agreements.  We have over 30 master service agreements with service providers and OEMs.  Our relationships with our customers and existing master service agreements position us to continue to capture existing and emerging opportunities, both domestically and internationally.  We believe the barriers are extremely high for new entrants to obtain master service agreements with service providers and OEMs unless there are established relationships and a proven ability to execute.

●	Global Professional Services

●	Engineering talents. Our geographical reach and vast engineering talents enable our customers to take advantage of our end-to-end solutions and one-stop shopping.

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Proven Ability to Recruit, Manage and Retain High-Quality Personnel.  Our ability to recruit, manage and retain skilled labor is a critical advantage in an industry in which a shortage of skilled labor is often a key limitation for our customers and competitors alike.  We own and operate an actively-maintained database of more than 70,000 telecom and IT personnel.  We also employ highly-skilled recruiters and utilize an electronic hiring process that we believe expedites deployment of personnel and reduces costs.   We believe this access to a skilled labor pool gives us a competitive edge over our competitors as we continue to expand.

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Strong Senior Management Team with Proven Ability to Execute.  Our highly-experienced management team has deep industry knowledge and brings an average of over 25 years of individual experience across a broad range of disciplines.  We believe our senior management team is a key driver of our success and is well-positioned to execute our strategy.

Our Growth Strategy

Under the leadership of our senior management team, we intend to build our sales, marketing and operations groups to support our rapid growth while focusing on increasing operating margins.  While organic growth will be a main focus in driving our business forward, acquisitions will play a strategic role in augmenting existing product and service lines and cross-selling opportunities.  We are pursuing several strategies, including:

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Expand Our Cloud-Based Service Offerings.  The IT and telecommunications industries have been undergoing a massive shift in recent years from proprietary hardware solutions to software-defined networking (SDN) and cloud-based solutions. This shift is being driven by many converging issues, including the ‘consumerization’ of IT, BYOD (bring your own device), meta orchestration of complex networks, video growth and the acceptance of open source network architecture.  We are building a company that can manage the existing network infrastructures of the largest domestic and international corporations and service providers while also delivering a broad range of enterprise-grade cloud solutions. We believe the ability to provide such services is a critical differentiator as we already have relationships with many potential customers by offering services through our three operating divisions -- applications and infrastructure, professional services, and cloud and managed services. Each of our three operating divisions intends to continue to expand by offering additional cloud services, such as cloud management of Wi-Fi and DAS networks, on a virtualized wireless controller running on our cloud rather than installed throughout a corporate network, allowing better controls and cost savings for clients. We expect to expand the service offerings of our professional services division to include services to support the roll-out of SDN and cloud solutions teams and to market such services to both the service provider and enterprise markets. These new service offerings are expected to create a new market for professional services as customers in those markets typically do not have next-generation network professionals on staff.  We expect these new service offerings to be a significant growth opportunity in each of those multi-billion-dollar global markets. Industry experts project that cloud-based IT and telecom solutions will outpace traditional hardware sales by 2016, which supports our strategy and growth plans.

●
Grow Revenues and Market Share through Selective Acquisitions.  We plan to continue to acquire private companies that enhance our earnings and offer complementary services or expand our geographic reach.  We believe such acquisitions will help us to accelerate our revenue growth, leverage our existing strengths, and capture and retain more work in-house as a prime contractor for our clients, thereby contributing to our profitability.  We also believe that increased scale will enable us to bid and take on larger contracts.  We believe there are many potential acquisition candidates in the high-growth cloud computing space, the fragmented professional services markets, and in the applications and infrastructure arena.

●
Aggressively Expand Our Organic Growth Initiatives.  Our customers include many leading wireless and wireline telecommunications providers, cable broadband MSOs, OEMs and enterprise customers.  As we have expanded the breadth of our service offerings through both organic growth and selective acquisitions, we believe we have opportunities to expand revenues with our existing clients by marketing additional cloud and SDN service offerings to them, as well as by extending services to existing customers in new geographies.

●
Expand Our Relationships with New Service Providers. We plan to expand new relationships with smaller cable broadband providers, competitive local exchange carriers (CLECs), integrated communication providers (ICs), competitive access providers (CAPs), network access point providers (NAPs) and integrated communications providers (ICPs). We believe that the business model for the expansion of these relationships, leveraging our core strength and array of service solutions, will support our business model for organic growth.

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Increase Operating Margins by Leveraging Operating Efficiencies.  We believe that by centralizing administrative functions, consolidating insurance coverage and eliminating redundancies across our newly-acquired businesses, we will be positioned to offer more integrated end-to-end solutions and improve operating margins.

Our Services

We provide cloud- and managed-service-based platforms, professional services, applications and infrastructure to both the telecommunications industry and corporate enterprises.  Our cloud-based and managed services and our engineering, design, construction, installation, maintenance and project staffing services support the build-out, maintenance, upgrade and operation of some of the most advanced fiber optic, Ethernet, copper, wireless and satellite networks.  Our breadth of services enables our customers to selectively augment existing services or to outsource entire projects or operational functions. We divide our service offerings into the following categories of services:

●
Cloud and Managed Services.  We provide integrated cloud-based solutions that allow organizations around the globe to migrate and integrate their applications into a public, private or hybrid cloud environment.  We combine engineering expertise with white glove service and support to maintain and support these complex global networks.  We provide traditional hardware solutions and applications, cloud-based solutions and professional staffing services, which work as a seamless extension of a telecommunications service provider or enterprise end user.

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Applications and Infrastructure. We provide an array of applications and services, including unified communications, voice recognition and call centers, as well as structured cabling, field installations and other IT and telecom infrastructure solutions. Our design, engineering, installation and maintenance of various types of local and wide-area networks, DAS systems, and other broadband installation and maintenance services augment ILECs, telecommunications OEMs, cable broadband MSOs and large end-users. Our services and applications support the deployment of new networks and technologies, as well as expand and maintain existing networks. We also sell hardware and applications for the leading OEMs that support voice, data and optical networks.

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Applications.  We apply our expertise in networking, converged communications, security, data center solutions and other technologies utilizing our skills in consulting, integration and managed services to create customized solutions for our enterprise customers.  We provide applications for managed data, converged services (single and multiple site), voice recognition, session initiation protocol (SIP trunking-Voice Over IP, streaming media and unified communication (UC)) collocation services and others. These applications can be serviced at our customers’ premises or in our cloud solutions.

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Wireless and Wireline Installation, Commission and Integration.  Our telecommunications staffing group offers a full-range of solutions to OEMs, wireless carriers and enterprise customers throughout the United States, including wiring and field installation of various types of local, small cell and  Wi-Fi networks and DAS systems and outside plant work as it relates to those projects.  Our technicians construct, install, maintain and integrate wireless communications and data networks for some of the largest cellular broadband and digital providers in the United States.  Our projects include services to Verizon Communications and Ericsson in connection with their 4G/LTE network deployments throughout the United States.

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Turn-Key Communications Services. Our specialty contracting services group addresses the growing demand for broadband-based unified communications and structured cabling for Wi-Fi and DAS projects. Our services include switch conditioning, switch re-grooming, cable splicing and grounding audits. Our premise wiring services include design, engineering, installation, integration, maintenance and repair of telecommunications networks for voice, video and data inside various corporate enterprises, as well as state and local government properties. We provide outside plant telecommunications services primarily under hourly and per-unit-basis contracts to local telephone companies. We also provide these services to U.S. corporations, long distance telephone companies, electric utility companies, local municipalities and cable broadband MSOs.

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Disaster Recovery.  Our disaster recovery services provide emergency network restoration services to leading telecommunications carriers throughout the United States, including projects for Hurricane Sandy relief, Hurricane Katrina relief, Alabama Tornado relief and Southern California flood assistance.  Customers include AT&T, Verizon Wireless and Century Link/Quest.

●
Professional Services.  As a result of our acquisition of ADEX, we have a proprietary international recruiting database of more than 70,000 telecom and IT professionals, the majority of which are well-qualified engineering professionals and experienced project managers.  We believe our skilled recruiters, combined with an entirely electronic staffing process, reduce our overall expenses for any project because of our efficient recruiting and deployment techniques.  On a weekly basis, we deploy hundreds of telecommunications professionals in support of network infrastructure deployments worldwide.

Customers

Our customers include many Fortune 1000 enterprises, wireless and wireline service providers, cable broadband MSOs and telecommunications OEMs. Our current service provider and OEM customers include leading telecommunications companies, such as Ericsson, Inc., Verizon Communications, Sprint Nextel Corporation and AT&T.

Our top four customers, Ericsson, Crown Castle, New York State Office of Court Administration and New York State Department of Corrections, accounted for approximately 38% of our total revenues in the three-month period ended March 31, 2014. Our top four customers, Ericsson, Inc., Crown Castle, NX Utilities and Uline, accounted for approximately 57% of our total revenues in the year ended December 31, 2013. Our top four customers, Nexlink, Ericsson, Inc., Verizon Communications and Ericsson Caribbean, accounted for approximately 59% of our total revenues in the year ended December 31, 2012.  Ericsson, Inc. and its affiliates, as an OEM provider for seven different carrier projects, accounted for approximately 20%, 41% and 33% of our total revenues in the three-month period ended March 31, 2014 and the years ended December 31, 2013 and 2012.

A substantial portion of our revenue is derived from work performed under multi-year master service agreements and multi-year service contracts.  We have entered into master service agreements, or MSAs, with numerous service providers and OEMs, and generally have multiple agreements with each of our customers.  MSAs are awarded primarily through a competitive bidding process based on the depth of our service offerings, experience and capacity. MSAs generally contain customer-specified service requirements, such as discrete pricing for individual tasks, but do not require our customers to purchase a minimum amount of services.  To the extent that such contracts specify exclusivity, there are often a number of exceptions, including the ability of the customer to issue work orders valued above a specified dollar amount to other service providers, perform work with the customer’s own employees and use other service providers.  Most of our MSAs may be cancelled by our customers upon minimum notice (typically 60 days), regardless of whether we are then in default.  In addition, many of these contracts permit cancellation of particular purchase orders or statements of work without any prior notice.  Our cloud-managed service offerings have multi-year agreements and provide the customers with service level commitments. This is one of the fastest growing portions of our business.

Suppliers and Vendors

We have supply agreements with major technology vendors, such as Ericsson, Avaya, Aruba, Juniper, F5, Microsoft, Ciena, Citrix and Cisco Systems. However, for a majority of the professional services we perform, our customers supply the necessary materials.  We expect to continue to further develop our relationships with our technology vendors and to broaden our scope of work with each of our partners.  In many cases, our relationships with our partners have extended for over a decade, which we attribute to our commitment to excellence.  It is our objective to selectively expand our partnerships moving forward in order to expand our service offerings.

Competition

We provide cloud and managed services, professional services, and infrastructure and applications to the enterprise and service provider markets globally. Our markets are highly fragmented and the business is characterized by a large number of participants, including several large companies, as well as a significant number of small, privately-held, local competitors.

Our current and potential larger competitors include Amazon.com, Inc., Arrow Electronics, Inc., Black Box Corporation, CenturyLink Technology Solutions (formerly Savvis), Dimension Data, Dycom Industries, Inc., Goodman Networks, Inc., Hewlett Packard Company, Rackspace Hosting, Inc., SoftLayer Technologies, Inc., Tech Mahindra Limited, TeleTech Holdings, Inc. and Volt Information Sciences, Inc.  A significant portion of our services revenue is currently derived from MSAs and price is often an important factor in awarding such agreements.  Accordingly, our competitors may underbid us if they elect to price their services aggressively to procure such business.  Our competitors may also develop the expertise, experience and resources to provide services that are equal or superior in both price and quality to our services, and we may not be able to maintain or enhance our competitive position.  The principal competitive factors for our professional services include geographic presence, breadth of service offerings, technical skills, licensing price, quality of service and industry reputation.  We believe we compete favorably with our competitors on the basis of these factors.

Safety and Risk Management

We require our employees to participate in internal training and service programs from time to time relevant to their employment and to complete any training programs required by law.  We review accidents and claims from our operations, examine trends and implement changes in procedures to address safety issues.  Claims arising in our business generally include workers’ compensation claims, various general liability and damage claims, and claims related to vehicle accidents, including personal injury and property damage.  We insure against the risk of loss arising from our operations up to certain deductible limits in substantially all of the states in which we operate.  In addition, we retain risk of loss, up to certain limits, under our employee group health plan.  We evaluate our insurance requirements on an ongoing basis to help ensure we maintain adequate levels of coverage.

We carefully monitor claims and actively participate with our insurers in determining claims estimates and adjustments.  The estimated costs of claims are accrued as liabilities, and include estimates for claims incurred but not reported.  Due to fluctuations in our loss experience from year to year, insurance accruals have varied and can affect the consistency of our operating margins.  If we experience insurance claims in excess of our umbrella coverage limit, our business could be materially and adversely affected.

Employees

As of June 30, 2014, we had 508 full-time employees and seven part-time employees, of whom 18 were in administration and corporate management, 11 were accounting personnel, 29 were sales personnel and 450 were technical and project managerial personnel.

In general, the number of our employees varies according to the level of our work in progress.  We maintain a core of technical and managerial personnel to supervise all projects and add employees as needed to complete specific projects.  Because we also provide project staffing, we are well-positioned to respond to changes in our staffing needs.

Environmental Matters

A portion of the work we perform is associated with the underground networks of our customers.  As a result, we are potentially subject to material liabilities related to encountering underground objects that may cause the release of hazardous materials or substances.  We are subject to federal, state and local environmental laws and regulations, including those regarding the removal and remediation of hazardous substances and waste.  These laws and regulations can impose significant fines and criminal sanctions for violations. Costs associated with the discharge of hazardous substances may include clean-up costs and related damages or liabilities.  These costs could be significant and could adversely affect our results of operations and cash flows.

Regulation

Our operations are subject to various federal, state, local and international laws and regulations, including licensing, permitting and inspection requirements applicable to electricians and engineers; building codes; permitting and inspection requirements applicable to construction projects; regulations relating to worker safety and environmental protection; telecommunication regulations affecting our fiber optic licensing business; labor and employment laws; and laws governing advertising.

We believe that we have all the licenses required to conduct our operations.  Our failure to comply with applicable regulations could result in substantial fines or revocation of our operating licenses.

Properties

Our principal executive offices are located in Shrewsbury, New Jersey in segregated offices comprising an aggregate of approximately 2,040 square feet. We occupy our offices under a 36-month lease that expires in March 2017 and provides for monthly lease payments of $3,740 in the first year and increases of 2% per year thereafter.

Set forth below are the locations of the other properties leased by us, the businesses that use the properties, and the size of each such property.  All of such properties are used by our company or by one of our subsidiaries principally as office facilities to house their administrative, marketing, and engineering and professional services personnel.  We believe our facilities and equipment to be in good condition and reasonably suited and adequate for our current needs.

Location	Owned or Leased	User	Size (Sq Ft)
Tuscaloosa, AL	Leased (1)	Rives-Monteiro Engineering, LLC	5,000
Miami, FL	Leased (2)	Tropical Communications, Inc.	6,000
Temple Terrace, FL	Leased (3)	ADEX Corporation	2,500
Alpharetta, GA	Leased (4)	ADEX Corporation	9,000
Des Plaines, IL	Leased (5)	T N S, Inc.	1,500
Upland, CA	Leased (6)	ADEX Corporation	2,047
Naperville, IL	Leased (7)	ADEX Corporation	1,085
Alpharetta, GA	Licensed (8)	ADEX Corporation	1,000
Longwood, FL	Leased (9)	AW Solutions	7,750
Puerto Rico	Leased (10)	AW Solutions	1,575
Del Ray Beach, FL	Leased (11)	InterCloud Systems, Inc	700
Parsippany, NJ	Leased (12)	Integration Partners – NY Corp.	3,070

(1)	This facility is leased pursuant to a month-to-month lease that provides for monthly rental payments of $1,500 for the lease term.

(2)	This facility is leased pursuant to a month-to-month lease that provides for aggregate rental payments of $1,792.25 per month for the lease term.

(3)	This facility is leased pursuant to a 38-month lease that expires in December 2015 and provides for aggregate rental payments of $3,645.83 per month for the lease term.

(4)
This facility is leased pursuant to a 36-month lease that expired in April 2014 and was renewed for an additional 12 months through April 2015. The lease provides for aggregate rental payments of $8,440 per month for the first 12 months, $8,695 for the following 12 months, $8,956 for the final 24 months and $8,956 for the 12-month extension.

(5)	This facility is leased pursuant to a month-to-month lease that provides for monthly payments of $1,163.75 for the lease term.

(6)	This facility is leased pursuant to a month-to-month lease that provides for aggregate rental payments of $2,251.70 per month for the lease term.

(7)
This facility is leased pursuant to a two-year lease that expires in July 2014 and provides for aggregate rental payments of $1,627.50 per month for the first 12 months and $1,672.71 for the next 12 months.

(8)
This facility is licensed pursuant to a temporary license terminable by either party upon 30 days prior written notice and provides for aggregate payments of $200.00 per month.  ADEX is also required to reimburse the licensor for its pro rata share of all utilities.

(9)
This facility is leased pursuant to a three-year lease that expires in February 2015 and provides for monthly rental payments of $13,245 for the first year and for a 5% increase in the monthly rental payments in each of the second of third years.

(10)
This facility is leased under a two-year lease that expires on January 1, 2015 and provides for monthly payments of $1,500 for the first year and a 3% increase in the monthly rental payments in the second year.

(11)	This facility is leased pursuant to a 12-month lease that expires in July 2014 and provides for aggregate rental payments of $1,828.50 per month for the term of the lease.

(12)	This facility is leased pursuant to a 48-month lease that expires in October 2017 and provides for aggregate monthly rental payments of $4,855.

Legal Proceedings

In March 2014, a complaint was filed in the United States District Court for the District of New Jersey against our company, our Chairman of the Board and Chief Executive Officer, Mark Munro, The DreamTeamGroup and MissionIR, as purported securities advertisers and investor relations firms, and John Mylant, a purported investor and investment advisor. The complaint was purportedly filed on behalf of a class of certain persons who purchased our common stock between November 5, 2013 and March 17, 2014. The complaint alleges violations by the defendants (other than Mark Munro) of Section 10(b) of the Exchange Act, and other related provisions in connection with certain alleged courses of conduct that were intended to deceive the plaintiff and the investing public and to cause the members of the purported class to purchase shares of our common stock at artificially inflated prices based on untrue statements of a material fact or omissions to state material facts necessary to make the statements not misleading. The complaint also alleges that Mr. Munro and our company violated Section 20 of the Exchange Act as controlling persons of the other defendants. The complaint seeks unspecified damages, attorney and expert fees, and other unspecified litigation costs.

We intend to dispute these claims and to defend this litigation vigorously.  However, due to the inherent uncertainties of litigation, the ultimate outcome of this litigation is uncertain. An unfavorable outcome in this litigation could materially and adversely affect our business, financial condition and results of operations.

Currently, there is no other material litigation pending against our company other than as disclosed in the paragraphs above. From time to time, we may become a party to litigation and subject to claims incident to the ordinary course of our business. Although the results of such litigation and claims in the ordinary course of business cannot be predicted with certainty, we believe that the final outcome of such matters will not have a material adverse effect on our business, results of operations or financial condition. Regardless of outcome, litigation can have an adverse impact on us because of defense costs, diversion of management resources and other factors.

MANAGEMENT

Executive Officers and Directors

The following sets forth information about our executive officers and directors as of June 30, 2014.

Name	Position	Age

Mark Munro	Chairman of the Board, Chief Executive Officer	52
Mark F. Durfee	Director	57
Charles K. Miller	Director	53
Neal L. Oristano	Director	58
Frank Jadevaia	President	55
Daniel J. Sullivan	Chief Financial Officer	56
Roger M. Ponder	Chief Operating Officer	62
Scott Davis	Senior Vice President of Sales and Marketing	42

The following is information about the experience and attributes of the members of our board of directors and senior executive officers as of the date of this prospectus.  The experience and attributes of our directors discussed below provide the reasons that these individuals were selected for board membership, as well as why they continue to serve in such positions.

Mark Munro, Chief Executive Officer and Chairman of the Board.  Mr. Munro has served as our Chief Executive Officer and as the Chairman of our Board since December 2011.  Mr. Munro is also the Founder and has been President of Munro Capital Inc., a private equity investment firm, since 2005.  Mr. Munro has been the Chief Executive Officer and owner of 1112 Third Ave Corp., a real estate holding company, since October 2000.  He has also been an investor in private companies for the last seven years, including VaultLogix, a provider of online data backup solutions for business data.  Prior to forming Munro Capital, Mr. Munro founded, built and sold Eastern Telcom Inc., a telecommunication company, from 1990 to 1996.  Mr. Munro has been directly involved in over $150 million of private and public transactions as both an investor and entrepreneur. Mr. Munro received his B.A. in economics from Connecticut College.  Mr. Munro brings extensive business experience, including years as a successful entrepreneur and investor, to our board of directors and executive management team.

Mark F. Durfee, Director.  Mr. Durfee has been a member of our board of directors since December 2012.  Mr. Durfee has been a principal at Auerbach Acquisition Associates II, Inc., a private equity fund, since August 2007.  Mr. Durfee also worked for Kinderhook Capital Management, LLC, an investment manager, as a partner from January 1999 to December 2004, at which he was responsible for investing in over 40 middle market companies.  He has been a director of Home Sweet Home Holdings, Inc., a wholesaler of home furnishings, since January 2012.  Mr. Durfee received his B.S. from the University of Wyoming in finance. Mr. Durfee brings over 25 years of experience as a private equity investor to our board of directors.

Charles K. Miller, Director.  Mr. Miller has been a member of our board of directors since November 2012.  He has been the Chief Financial Officer of Tekmark Global Solutions, LLC, a provider of information technology, communications and consulting services, since September 1997.  Mr. Miller received his B.S. in accounting and his M.B.A. from Rider University and is a Certified Public Accountant in New Jersey.  Mr. Miller brings over 30 years’ of financial experience to our board of directors.

Neal L. Oristano, Director.  Mr. Oristano has been a member of our board of directors since December 2012.  Mr. Oristano has been the Vice President - Service Provider Sales Segment at Cisco Systems Inc., an internet protocol-based networking and products company, since August 2011.  Prior to that, he was the Senior Vice President - Service Provider Sales at Juniper Networks, Inc., a networking software and systems company, from July 2004 to July 2011.  Mr. Oristano received his B.S. from St. Johns University in marketing.  Mr. Oristano brings 33 years of technology experience, including enterprise and service provider leadership, to our board of directors.

Frank Jadevaia, President. Mr. Jadevaia has served as our President since January 2014.  From January 2007 to January 2014, prior to our acquisition of IPC, Mr. Jadevaia was a Managing Partner at IPC.  From November 2001 to November 2006, he was a Vice President of Sales of Nortel Networks Corporation, a telecommunications equipment manufacturer. Mr. Jadevaia received his B.S. from Bloomfield College in business. Mr. Jadevaia brings extensive enterprise and service provider management experience to our executive management team.

Daniel J. Sullivan, Chief Financial Officer.  Mr. Sullivan has served as our Chief Financial Officer since December 2011 and as a member of our board of directors from December 2011 to November 2012.  Mr. Sullivan has been the Chief Financial Officer for Munro Capital Inc., a diversified finance company, since August 2010.  Prior to that, he served as Chief Financial Officer for VaultLogix LLC, an Internet vaulting company, from January 2003 to July 2010.  Mr. Sullivan received his B.S. in accounting from the University of Massachusetts and his M.B.A. from Southern New Hampshire University (formerly New Hampshire College).  Mr. Sullivan brings extensive experience in finance for both publicly-traded and private companies to our executive management team.

Roger M. Ponder, Chief Operating Officer.  Mr. Ponder has served as our Chief Operating Officer since November 2012. Mr. Ponder has been the President and Chief Executive Officer of Summit Broadband LLC, a provider of consulting services to private equity and institutional banking entities in the telecommunications, cable and media/internet sectors, since August 2009.  From January 2005 to August 2009, he was the President - Midwest/Kansas City Division of Time Warner Cable.  Mr. Ponder was a member of the United Way Board of Trustees’ - Kansas City from January 2006 to January 2011.  Mr. Ponder received his B.S. from Rollins College in Business Administration and Economics. Mr. Ponder brings extensive business development, strategic planning and operational experience to our executive management team.

Scott Davis, Senior Vice President of Sales and Marketing.  Mr. Davis has served as our Senior Vice President of Sales and Marketing since February 2014. Prior to joining our company, Mr. Davis was President of NTSDirect, a value-added distributor of telecommunications equipment, from November 2010 to February 2014. From August 2006 to November 2010, Mr. Davis was Executive Director, Officer of Xeta Technologies Inc., a publicly-held technology integrator that was sold to Paetec Holding Corp. in 2011. Prior thereto, Mr. Davis held various positions with Nortel Networks, Inc., most recently as a Vice President of its Channel Partner Organization. Mr. Davis received his B.S. in entrepreneurial studies from the University of Wisconsin and his MBA in Finance from North Central College. Mr. Davis brings extensive experience in marketing and sales to our executive management team.

Board Composition

Our board of directors consists of four members, all of whom, with the exception of our chief executive officer, Mr. Munro, are “independent directors,” as defined in applicable rules of the Securities and Exchange Commission and NASDAQ. All directors will hold office until their successors have been elected.  Officers are appointed and serve at the discretion of our board of directors.  There are no family relationships among any of our directors or executive officers.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors.  We will provide a copy of our Code of Business Conduct and Ethics, without charge, to any person desiring a copy, by written request to our company at 1030 Broad Street, Suite 102, Shrewsbury, NJ 07702, Attention: Corporate Secretary.

Staggered Board

Pursuant to our amended and restated certificate of incorporation and our amended and restated bylaws, our board of directors has been divided into three classes and the members of each class serve for a staggered, three-year term.  Upon the expiration of the term of a class of directors, a director in that class will be elected for a three-year term at the annual meeting of stockholders in the year in which his or her term expires. The classes currently are composed as follows:

●	Mark F. Durfee is a Class I director, whose term will expire at the fiscal annual meeting of stockholders for the year ending December 31, 2013;

●	Neal L. Oristano is a Class II director, whose term will expire at the fiscal annual meeting of stockholders for the year ending December 31, 2014; and

●	Mark Munro and Charles K. Miller are Class III directors, whose terms will expire at the fiscal annual meeting of stockholders for the year ending December 31, 2015.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

Board Committees

Our board of directors has established the committees described below and may establish others from time to time.  The charters for each of our committees are available on our corporate website.

Audit Committee.  Our audit committee is comprised of Mark F. Durfee, Charles K. Miller and Neal L. Oristano. Mr. Miller is the chairperson of the committee.  Our board of directors has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined in the applicable rules of the SEC and NASDAQ. Our board of directors has designated Charles K. Miller as an “audit committee financial expert,” as defined under the applicable rules of the Securities and Exchange Commission. The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●
reviewing annually a report by the independent registered public accounting firm regarding the independent registered public accounting firm’s internal quality control procedures and various issues relating thereto;

●	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting with both management and the independent registered public accounting firm;

●
establishing policies and procedures for the receipt and retention of accounting related complaints and concerns, including a confidential, anonymous mechanism for the submission of concerns by employees;

●
periodically reviewing legal compliance matters, including any securities trading policies, periodically reviewing significant accounting and other financial risks or exposures to our company, reviewing and, if appropriate, approving all transactions between our company or its subsidiaries and any related party (as described in Item 404 of Regulation S-K);

●	establishing policies for the hiring of employees and former employees of the independent registered public accounting firm; and

●	reviewing the audit committee report required by Securities and Exchange Commission rules to be included in our annual proxy statement.

The audit committee also has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

Compensation Committee. Our compensation committee is comprised of Mark F. Durfee, Charles K. Miller and Neal L. Oristano. Mr. Oristano is the chairperson of the committee. Our board of directors has determined that each member of the compensation committee is an independent director for compensation committee purposes as that term is defined in the applicable rules of NASDAQ, is a “non-employee director” within the meaning of Rule 16b-3(d)(3) promulgated under the Exchange Act and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, as amended. The compensation committee’s responsibilities include, among other things:

●	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

●	annually evaluating the performance of our chief executive officer in light of such corporate goals and objectives and approving the compensation of our chief executive officer;

●	annually reviewing and approving the compensation of our other executive officers;

●	annually reviewing our compensation, welfare, benefit and pension plans, and similar plans;

●	reviewing and making recommendations to the board of directors with respect to director compensation; and

●	reviewing for inclusion in our proxy statement the report of the compensation committee required by the Securities and Exchange Commission.

The compensation committee also has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

Governance and Nominating Committee. Our Governance and Nominating Committee, or nominating committee, is comprised of Mark F. Durfee, Charles K. Miller and Neal L. Oristano. Mr. Durfee is the chairperson of the committee. Our board of directors has determined that each of the committee members is an independent director for nominating committee purposes as that term is defined in the applicable rules of NASDAQ. The nominating committee’s responsibilities include, among other things:

●	developing and recommending to the board of directors criteria for board of directors and committee membership;

●	identifying individuals qualified to become board of directors members;

●	recommending to the board of directors the persons to be nominated for election as directors and to each of the board of directors’ committees;

●	annually reviewing our corporate governance guidelines; and

●	monitoring and evaluating the performance of the board of directors and leading the board in an annual self-assessment of its practices and effectiveness.

The Governance and Nominating Committee also has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

Limitation of Liability and Indemnification

As permitted by the Delaware General Corporation Law, we have adopted provisions in our certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

●	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the U.S. federal securities laws and do not affect the availability of equitable remedies, such as an injunction or rescission.

In addition, our bylaws provide that:

●	we will indemnify our directors, officers and, at the discretion of our board of directors, certain employees and agents to the fullest extent permitted by the Delaware General Corporation Law; and

●	we will advance expenses, including attorneys’ fees, to our directors and to our officers and certain employees, in connection with legal proceedings, subject to limited exceptions.

We also have entered into indemnification agreements with each of our executive officers and directors. These agreements provide that we will indemnify each of our executive officers and directors to the fullest extent permitted by law and will advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.

We expect to obtain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The above provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. The provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceedings that might result in a claim for such indemnification.

EXECUTIVE COMPENSATION

This section describes the material elements of compensation awarded to, earned by or paid to Mark Munro, our Chief Executive Officer, Lawrence M. Sands, our Senior Vice President and Corporate Secretary, and Daniel J. Sullivan, our Chief Financial Officer.  These individuals are referred to as the “named executive officers” in this prospectus.  The following table provides a summary of compensation paid for the years ended December 31, 2013 and 2012 to the named executive officers:

Summary Compensation Table

						Non-Equity Incentive	All
		Base		Stock	Option	Plan	Other
Name and Principal	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Position	Year	($)	($)	($)(1)	($)	($)	($)	($)
Mark Munro	2013	$88,267	$—	$479,500	$—	$—	$—	$567,767
Chief Executive Officer (2)	2012	—	—	—	—	—	—	—
Lawrence M. Sands	2013	124,431	—	239,750	—	—	14,400	378,581
Senior Vice President and Corporate Secretary (3)	2012	120,000	—	—	—	—	12,000	132,000
Daniel J. Sullivan	2013	126,923	—	239,750	—	—	—	366,673
Chief Financial Officer	2012	85,000	—	—	—	—	—	85,000
Roger M. Ponder	2013	81,923	—	239,750	—	—	—	321,673
Chief Operating Officer (4)	2012	—	—		—	—	—	—
________________

(1)
The amounts shown reflect the grant date fair value of each award computed in accordance with FASB ASC Topic 718,  Compensation-Stock Compensation.  The assumptions used to calculate the value of stock awards are described under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies and Estimates - Stock-Based Compensation” in this prospectus.

(2)	Mr. Munro began receiving compensation for his services in May 2013.

(3)
Effective January 1, 2014, Mr. Sands remained an employee but was no longer an executive officer of our company. The amount reflected in the “All Other Compensation” column for Mr. Sands represents his car allowance for 2013 and 2012.

(4)	While Mr. Ponder became our Chief Operating Officer on November 2012, by agreement with Mr. Ponder, he commenced receiving compensation for his services in May 2013.

Employment and Severance Agreements

In February 2014, we entered into three-year employment agreements with our President, Frank Jadevaia, and our Senior Vice President of Sales and Marketing, Scott Davis, pursuant to which such executive officers are entitled to the following compensation:

Executive	Title	Annual Base Salary	Annual Targeted Bonus
Frank Jadevaia	President	$400,000	Up to 75% of base salary
Scott Davis	Senior Vice President of Sales and Marketing	$225,000	Up to 100% of base salary

Such employment agreements are each for a term of three-years, provided that such agreements will be automatically extended for additional one-year terms unless either party gives written notice of termination not less than sixty (60) days prior to the termination of the then-current term. Each executive is entitled to the annual compensation described above, and is eligible to a receive an annual incentive bonus as determined by our board of directors of a percentage of such executive’s base salary as described above. During the term of employment, each executive is entitled to participate all employee pension and welfare benefit plans and programs, and fringe benefit plans and programs, made available to our employees generally, subject to the eligibility and participations restrictions of each such plan or program. Each executive also is entitled to reimbursement for all reasonable business expenses incurred by such executive in connection with carrying out such executive’s duties.

Such employments agreements are terminable by us for at any time, (i) for Cause (as defined), (ii) without Cause upon at least thirty (30) days prior written notice to the executive, (iii) in the event of the executive’s death, or (iv) in the event of the executive’s disability, as determined in good faith by our board of directors. Each executive may terminate the agreement at any time upon not less than thirty (30) days prior written notice; provided, however, that each executive may terminate the agreement immediately for Good Reason (as defined) if we have not remedied the circumstances giving rise to the basis of such termination for Good Reason within the applicable cure period. If the executive’s employment is terminated without Cause or by the executive for Good Reason, in addition to payment of any accrued obligations, such executive will be entitled to certain severance benefits based on such executive’s base salary and targeted incentive bonus amount then in effect, and such executive shall also be entitled to incentive bonuses with respect to the current year that would otherwise have been payable to such executive had such executive’s employment not been terminated.

Pursuant to such employment agreements, each executive also is subject to customary confidentiality restrictions and work-product provisions, and each executive also is subject to customary non-competition covenants and non-solicitation covenants with respect to our employees, consultants and customers.

We do not maintain any retirement plans, tax-qualified or nonqualified, for our executives or other employees. However, three of our operating subsidiaries maintain 401(k) plans for their employees.

Equity Incentive Plans

2012 Performance Incentive Plan. On November 16, 2012, we adopted our 2012 Performance Incentive Plan, or the 2012 Plan, to provide an additional means to attract, motivate, retain and reward selected employees and other eligible persons.  Our stockholders approved the plan on or about November 22, 2012.  Employees, officers, directors and consultants that provide services to us or one of our subsidiaries may be selected to receive awards under the 2012 Plan.

Our board of directors, or one or more committees appointed by our board or another committee (within delegated authority), administers the 2012 Plan.  The administrator of the 2012 Plan has broad authority to:

●	select participants and determine the types of awards that they are to receive;

●
determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and establish the vesting conditions (if applicable) of such shares or awards;

●	cancel, modify or waive our rights with respect to, or modify, discontinue, suspend or terminate any or all outstanding awards, subject to any required consents;

●	construe and interpret the terms of the 2012 Plan and any agreements relating to the Plan;

●	accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards subject to any required consent;

●	subject to the other provisions of the 2012 Plan, make certain adjustments to an outstanding award and authorize the termination, conversion, substitution or succession of an award; and

●
allow the purchase price of an award or shares of our common stock to be paid in the form of cash, check or electronic funds transfer, by the delivery of previously-owned shares of our common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the administrator may authorize or any other form permitted by law.

A total of 2,342,346 shares of our common stock is authorized for issuance with respect to awards granted under the 2012 Plan.  The share limit will automatically increase on the first trading day in January of each year by an amount equal to lesser of (i) 4% of the total number of outstanding shares of our common stock on the last trading day in December in the prior year, (ii) 2,000,000 shares, or (iii) such lesser number as determined by our board of directors.  Any shares subject to awards that are not paid, delivered or exercised before they expire or are canceled or terminated, or fail to vest, as well as shares used to pay the purchase or exercise price of awards or related tax withholding obligations, will become available for other award grants under the 2012 Plan.  As of the date of this prospectus, stock grants of an aggregate of 1,067,749 shares have been made under the 2012 Plan, and 585,586 shares authorized under the 2012 Plan remain available for award purposes.

Awards under the 2012 Plan may be in the form of incentive or nonqualified stock options, stock appreciation rights, stock bonuses, restricted stock, stock units and other forms of awards including cash awards.  The administrator may also grant awards under the plan that are intended to be performance-based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code.  Awards under the plan generally will not be transferable other than by will or the laws of descent and distribution, except that the plan administrator may authorize certain transfers.

Nonqualified and incentive stock options may not be granted at prices below the fair market value of the common stock on the date of grant.  Incentive stock options must have an exercise price that is at least equal to the fair market value of our common stock, or 110% of fair market value of our common stock in the case of incentive stock option grants to any 10% owner of our common stock, on the date of grant.  These and other awards may also be issued solely or in part for services.  Awards are generally paid in cash or shares of our common stock. The plan administrator may provide for the deferred payment of awards and may determine the terms applicable to deferrals.

As is customary in incentive plans of this nature, the number and type of shares available under the 2012 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, will be subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.  In no case (except due to an adjustment referred to above or any repricing that may be approved by our stockholders) will any adjustment be made to a stock option or stock appreciation right award under the 2012 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per-share exercise or base price of the award.

Generally, and subject to limited exceptions set forth in the 2012 Plan, if we dissolve or undergo certain corporate transactions such as a merger, business combination or other reorganization, or a sale of all or substantially all of our assets, all awards then-outstanding under the 2012 Plan will become fully vested or paid, as applicable, and will terminate or be terminated in such circumstances, unless the plan administrator provides for the assumption, substitution or other continuation of the award.  The plan administrator also has the discretion to establish other change-in-control provisions with respect to awards granted under the 2012 Plan.  For example, the administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

Our board of directors may amend or terminate the 2012 Plan at any time, but no such action will affect any outstanding award in any manner materially adverse to a participant without the consent of the participant.  Plan amendments will be submitted to stockholders for their approval as required by applicable law or any applicable listing agency.  The 2012 Plan is not exclusive – our board of directors and compensation committee may grant stock and performance incentives or other compensation, in stock or cash, under other plans or authority.

The 2012 Plan will terminate on November 16, 2022.  However, the plan administrator will retain its authority until all outstanding awards are exercised or terminated.  The maximum term of options, stock appreciation rights and other rights to acquire common stock under the 2012 Plan is ten years after the initial date of the award.

Employee Stock Purchase Plan.  On November 16, 2012, we adopted the Employee Stock Purchase Plan, or the Purchase Plan, to provide an additional means to attract, motivate, retain and reward employees and other eligible persons by allowing them to purchase additional shares of our common stock.  Our stockholders approved the plan on or about November 22, 2012. The below summary of the Purchase Plan is what we expect the terms of offerings under the plan to be.

The Purchase Plan is designed to allow our eligible employees and the eligible employees of our participating subsidiaries to purchase shares of our common stock, at semi-annual intervals, with their accumulated payroll deductions.

Share Reserve.  A total of 585,586 shares of our common stock is available for issuance under the Purchase Plan.  The share limit will automatically increase on the first trading day in January of each year by an amount equal to lesser of (i) 1% of the total number of outstanding shares of our common stock on the last trading day in December in the prior year, (ii) 500,000 shares, or (iii) such lesser number as determined by our board of directors.

Offering Periods.  The Purchase Plan will operate as a series of offering periods. Offering periods will be of six months’ duration unless otherwise provided by the plan administrator, but in no event less than three months or longer than 27 months. The timing of the initial offering period under the plan will be established by the plan administrator.

Eligible Employees.  Individuals scheduled to work more than 20 hours per week for more than five calendar months per year may join an offering period on the start date of that period.  Employees may participate in only one offering period at a time.

Payroll Deductions; Purchase Price.  A participant may contribute up to 15% of his or her cash earnings through payroll deductions, and the accumulated deductions will be applied to the purchase of shares on each semi-annual purchase date.  Unless otherwise provided in advance by the plan administrator, the purchase price per share will be equal to 85% of the fair market value per share on the start date of the offering period or, if lower, 85% of the fair market value per share on the semi-annual purchase date.  The number of shares a participant may purchase under the Purchase Plan is subject to certain limits imposed by the plan and applicable tax laws.

Change in Control.  If we are acquired by merger or sale of all or substantially all of our assets or more than 50% of our voting securities, then all outstanding purchase rights will automatically be exercised on or prior to the effective date of the acquisition, unless the plan administrator provides for the rights to be settled in cash or exchanged or substituted on the transaction.  Unless otherwise provided in advance by the plan administrator, the purchase price will be equal to 85% of the market value per share on the start date of the offering period in which the acquisition occurs or, if lower, 85% of the fair market value per share on the purchase date.

Other Plan Provisions.  No new offering periods will commence on or after November 16, 2032.  Our board of directors may at any time amend, suspend or discontinue the Purchase Plan. However, certain amendments may require stockholder approval.

Director Compensation

In November 2012, our board of directors approved a compensation policy for members of the board who are not employed by us or any of our subsidiaries (“non-employee directors”).  The policy became effective on January 1, 2013.  Under the policy, each non-employee director continuing to serve in such capacity after an annual meeting of our stockholders will receive an award of restricted stock units, with the number of units to be determined by dividing $30,000 by the per-share closing price of our common stock on the grant date.  A non-employee director who is appointed to the board after the date of the first annual meeting that occurs after January 1, 2013 (other than in connection with an annual meeting and who has not been employed by us or one of our subsidiaries in the preceding six months) will receive a grant of restricted stock units, with the number of units to be determined by dividing $30,000 by the per-share closing price of our common stock on the grant date and prorating that number based on the period of time that has elapsed since the last annual meeting.  Each of these grants will vest on a quarterly basis through the date of the next annual meeting (or, if earlier, the first anniversary of the date of grant).  A non-employee director who is appointed to the board prior to the date of the first annual meeting that occurs after January 1, 2013 will be eligible to receive an equity award as determined by the board of directors in its discretion.

In addition, our director compensation policy provides that a non-employee director who serves as Chairman of the Board will receive an annual cash retainer of $35,000.  A non-employee director who serves on our Audit Committee will receive an annual cash retainer of $20,000, a non-employee director who serves on our Compensation Committee will receive an annual cash retainer of $10,000, and a non-employee director who serves on our Governance and Nominating Committee will receive an annual cash retainer of $10,000.  Non-employee directors also are entitled to receive a fee of $1,500 for each meeting of the board or a board committee that they attend in person (with the director being entitled to one meeting fee if meetings of the board and a board committee are held on the same day). We also reimburse our non-employee directors for their reasonable travel expenses incident to attending meetings of our board or board committees.

The following table sets forth information about the compensation of the non-employee members of our board of directors who served as a director during the year ended December 31, 2013. Other than as set forth in the table and described more fully below, during the year ended December 31, 2013, we did not pay any fees, make any equity awards or non-equity awards or pay any other compensation to the non-employee members of our board of directors. Mr. Munro, our Chief Executive Officer, receives no compensation for his service as a director, and is not included in the table below.

Name	Fees earned or paid in cash ($)	Stock awards ($) (1)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Mark F. Durfee	$-	$97,554	-	-	-	-	$97,554
Charles K. Miller	30,000	102,349	-	-	-	-	132,349
Neal L. Oristano	-	97,554	-	-	-	-	97,554

(1)
The amounts shown reflect the grant date fair value of each award computed in accordance with FASB ASC Topic 718,  Compensation-Stock Compensation.  The assumptions used to calculate the value of stock awards are described under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies and Estimates --Stock-Based Compensation” in this prospectus.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has at any time during the past year been an officer or employee of ours. None of our executive officers currently serves or in the past year has served as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our board or Compensation Committee.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 30, 2014 by:

●	each person known by us to be a beneficial owner of more than 5% of our outstanding common stock;

●	each of our directors;

●	each of our named executive officers; and

●	all directors and executive officers as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after, June 30, 2014.  Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.  Except as indicated by footnote, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

In the table below, the percentage of beneficial ownership of our common stock is based on 13,551,804 shares of our common stock outstanding as of June 30, 2014.  Unless otherwise noted below, the address of the persons listed on the table is c/o InterCloud Systems, Inc., 1030 Broad Street, Suite 102, Shrewsbury, NJ 07702.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Executive Officers and Directors
Mark Munro(1)	1,249,606	9.9%
Mark F. Durfee(2)	860,408	6.4%
Frank Jadevaia(3)	673,032	4.8%
Charles K. Miller	42,130	*
Neal Oristano	73,925	*
Daniel J. Sullivan	67,644	*
Roger Ponder	68,244	*
Scott Davis	25,000	*

All named executive officers and directors as a group (eight persons)	3,055,220	21.9%

5% or More Stockholders
Forward Investments LLC(4)	1,937,309	13.3%

*           Less than 1.0%.

(1)
Includes (i) 999,481 shares of common stock held by Mr. Munro, including 500,000 restricted shares that are subject to a three-year vesting schedule, (ii) 173,763 shares of common stock held by Mark Munro IRA, (iii) 71,593 shares held by 1112 Third Avenue Corp., and (iv) 4,769 shares held by MMD Genesis LLC. Mr. Munro has sole voting and investment power over the shares held by 1112 Third Avenue Corp.  Mr. Munro, Mr. Mark Durfee and Mr. Douglas Shooker share voting and investment power over the shares held by MMD Genesis LLC.

(2)
Includes (i) 28,423 shares held by Mr. Durfee, (ii) 827,216 shares held by Pascack Road LLC, and (ii) 4,769 shares held by MMD Genesis LLC. Mr. Durfee has sole voting and investment power over the shares held by Pascack Road LLC. Mr. Durfee, Mr. Mark Munro and Mr. Douglas Shooker share voting and investment power over the shares held by MMD Genesis LLC.

(3)
Includes (i) 309,881 shares of common stock, including 250,000 restricted shares that are subject to a three-year vesting schedule and (ii) 368,151 shares of common issuable upon conversion of a convertible promissory note (based on the original principal amount of such note).

(4)
Includes 1,018,082 shares of common stock issuable upon the conversion of convertible promissory notes (based upon the original principal amount of such notes). Pursuant to the Schedule 13G filed by Forward Investments LLC with the Securities and Exchange Commission on January 28, 2014, Douglas Shooker is the manager of Forward Investments LLC. The address of Forward Investments LLC is 1416 North Donnelly, Mt. Dora, Florida 32757.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Procedures for Approval of Related Party Transactions

A “related party transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, and which involves an amount exceeding $120,000, and in which any related party had, has or will have a direct or indirect material interest.  A “related party” includes

●	any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

●	any person who beneficially owns more than 5% of our common stock;

●	any immediate family member of any of the foregoing; or

●	any entity in which any of the foregoing is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

In March 2014, our board of directors adopted a written related party transactions policy.  Pursuant to this policy, the audit committee of our board of directors will review all material facts of all related party transactions and either approve or disapprove entry into the related party transaction, subject to certain limited exceptions.  In determining whether to approve or disapprove entry into a related party transaction, our audit committee shall take into account, among other factors, the following: (i) whether the related party transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances, (ii) the extent of the related party’s interest in the transaction and (iii) whether the transaction would impair the independence of a non-employee director.

Related Party Transactions

The following transactions were entered into prior to the adoption of the approval procedures described above.

Loan Transactions.  During the year ended December 31, 2013, MMD Genesis LLC, a company the three principals of  which are our Chairman of the Board and Chief Executive Officer, Mark Munro, one of our directors, Mark F. Durfee, and Douglas Shooker, the principal of Forward Investments LLC, the beneficial owner of more than 5% of our common stock, made loans to us from time to time in the aggregate principal amount of $3,675,000 to fund certain of our working capital requirements and a portion of the cash purchase price of our acquisition of IPC. At December 31, 2012, we had outstanding loans from MMD Genesis in the aggregate principal amount of $350,000.  All such loans originally matured on June 30, 2014. In October 2013, we made a principal payment in the aggregate amount of $100,000 with respect to such loans. No other payments of principal or interest have been made by us with respect to such loans, and at December 31, 2013, loans in the aggregate principal amount of $3,925,000 were outstanding.

On January 1, 2014, the outstanding principal amount of the loans from MMD Genesis in the amount of $3,925,000, and accrued interest thereon in the amount of $994,996, was restructured and, in lieu thereof, we issued to the principals of MMD Genesis LLC or their designees the following notes:

•	a note issued to Mark Munro 1996 Charitable Remainder UniTrust in the principal amount of $275,000 that bears interest at the rate of 12% per annum and matures on March 31, 2016;

•	a note issued to CamaPlan FBO Mark Munro IRA in the principal amount of $396,904 that bears interest at the rate of 12% per annum and matures on March 31, 2016;

•	a note issued to 1112 Third Avenue Corp., a company controlled by Mark Munro, in the principal amount of $375,000 that bears interest at the rate of 12% per annum and matures on March 31, 2016;

•	a note issued to Mark Munro in the principal amount of $737,000 that bears interest at the rate of 12% per annum and matures on March 31, 2016;

•	a note issued to Pascack Road, LLC, a company controlled by Mark Durfee, in the principal amount of $1,575,000 that bears interest at the rate of 12% per annum and matures on March 31, 2016;

•
a note issued to Forward Investments, LLC in the principal amount of $650,000 that bears interest at the rate of 10% per annum, matures on June 30, 2015 and is convertible into shares of our common stock at an initial conversion price of $6.36 per share; and

•
a note issued to Forward Investments, LLC in the principal amount of $2,825,000 that bears interest at the rate of 2% per annum, matures on June 30, 2015 and is convertible into shares of our common stock at an initial conversion price of $6.36 per share.

We have not made any payments of principal on any of the promissory notes issued on January 1, 2014. On May 29, 2014, we issued an aggregate of 8,934 shares of our common stock to Mark Munro, Mark Munro 1996 Charitable Remainder Unitrust, CamaPlan FBO Mark Munro IRA and 1112 Third Avenue Corp. in settlement of outstanding accrued interest owed to such note holders.

On February 4, 2014 and March 28, 2014, Forward Investments, LLC made loans to us for working capital purposes in the amounts of $1.8 million and $1.2 million, respectively.  Such loans are evidenced by promissory notes that bear interest at the rate of 10% per annum, mature on June 30, 2015 and are convertible into shares of our common stock at an initial conversion price of $6.36 per share.  We have not made any payments of principal or interest on such promissory notes.

On May 7, 2014, Mark Munro 1996 Charitable Remainder Unitrust made a loan to us in the amount of $300,000. On June 19, 2014, Forward Investments LLC made a loan to us in the amount of $500,000. On June 20, 2014, Pascack Road LLC, a company owned by one of our directors, Mark F. Durfee, made a loan to us in the amount of $300,000.  All of such loans were made to us for working capital purposes and are evidenced by promissory notes that bear interest at the rate of 18% per annum and mature on November 1, 2014.  We have not made any payments of principal or interest on such promissory notes.

Series E Preferred Stock Financing.  Between September 2012 and April 2013, we sold an aggregate of 3,350 shares of our Series E Preferred Stock at $1,000 per share for an aggregate purchase price of $3,350,000. In addition to such shares, the purchaser of Series E Preferred Stock also received two-year warrants to purchase in the aggregate a number of shares of common stock equal to 4.87% of the number of outstanding shares of common stock on a fully-diluted basis at a purchase price of $500 per share. These sales were made to “accredited investors” within the meaning of the Securities Act, including to certain of our affiliates. Charles K. Miller, a director, purchased 25 shares for a purchase price of $25,000 and a company owned by our Chief Executive Officer, Mark Munro, purchased 25 shares for a purchase price of $25,000. All of the outstanding shares of our Series E Preferred Stock were converted into an aggregate of 534,819 shares of common stock in August 2013. All of the two year warrants that were issued in connection with the sale of the Series E Preferred Stock were exercised in December 2013 on a cashless basis to purchase an aggregate of 138,396 shares of our common stock.

Restricted Stock Grants.  On December 2, 2013, our board of directors approved a grant under our 2012 Performance Incentive Plan of 50,000 shares of our common stock to our Chief Executive Officer, Mark Munro, and grants under such plan of 25,000 shares to each of our Chief Financial Officer, Daniel J. Sullivan, our Chief Operating Officer, Roger M. Ponder, and our Senior Vice President and Corporate Secretary, Lawrence M. Sands.  The closing sale price of our common stock on the NASDAQ Capital Market on December 2, 2013 was $9.59 per share.  For additional information regarding such stock grants, see Item 11. “Executive Compensation—Summary Compensation Table.”

On April 11, 2014, our board of directors approved a grant under our 2012 Performance Incentive Plan of 25,000 shares of our common stock to Scott Davis, our Senior Vice President of Sales and Marketing.  The closing sale price of our common stock on the NASDAQ Capital Market on April 11, 2014 was $5.99.

On May 19, 2014, our board of directors approved grants under our 2012 Performance Incentive Plan of 25,000 shares to each of Messrs. Sullivan, Ponder and Sands. The closing sale price of our common stock on the NASDAQ Capital Market on May 19, 2014 was $4.69.

On May 29, 2014, our board of directors approved grants under our 2012 Performance Incentive Plan of 500,000 shares to Mr. Munro and 250,000 shares to Frank Jadevaia, our President, which share grants vest over a period of three years. The closing sale price of our common stock on the NASDAQ Capital Market on May 29, 2014 was $5.99.

Independence of the Board of Directors

Our board of directors consists of four members:  Messrs. Mark Munro, Mark Durfee, Charles Miller and Neal Oristano.  Our board of directors determined that all of the members of our board of directors, except our chief executive officer, Mr. Munro, are “independent directors” as defined in applicable rules of the SEC and NASDAQ.  All directors will hold office until their successors have been elected.  Officers are appointed and serve at the discretion of our board of directors.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share.  As of March 31, 2014, 10,863,889 shares of common stock and no shares of preferred stock were issued and outstanding.  In addition, at such date, 424,842 shares of common stock were reserved for issuance upon the exercise of outstanding common stock purchase warrants, and 2,853,931 shares of common stock were reserved for issuance upon the conversion of convertible debt securities.

Since March 31, 2014, we issued an aggregate of 2,791,672 additional shares of our common stock, as follows:

•	8,177 shares for consulting services in April 2014;

•	8,934 shares in settlement of accrued interest due on debt securities in May 2014;

•	865,849 shares in connection with the conversion of the outstanding MidMarket Loans in April 2014;

•	1,131,595 shares to employees under our 2012 Performance Incentive Plan in April and May 2014;

•	91,241 shares to purchase certain assets in April 2014; and

•	685,876 shares in connection with the conversion of outstanding Convertible Debentures in June and July 2014;

The discussion below describes the most important terms of our capital stock and warrants, amended and restated certificate of incorporation and amended and restated bylaws as in effect upon the date of this prospectus.  Because it is only a summary, it does not contain all the information that may be important to you.  For a complete description, refer to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the General Corporation Law of the State of Delaware, or the DGCL.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by stockholders.  Holders of our common stock are entitled, among other things, (i) to share ratably in dividends if, when and as declared by our board of directors out of funds legally available therefore and (ii) in the event of liquidation, dissolution or winding-up of our company, to share ratably in the distribution of assets legally available therefore, after payment of debts and expenses.  Holders of our common stock have no subscription, redemption or conversion rights.  The holders of our common stock do not have cumulative voting rights in the election of directors and have no preemptive rights to subscribe for additional shares of our capital stock.  The rights, preferences and privileges of holders of our common stock are subject to the terms of any series of preferred stock that may be issued and outstanding from time to time.  A vote of the holders of a majority of our common stock is generally required to take action under our amended and restated certificate of incorporation and amended and restated bylaws.

Preferred Stock

Authority of Board of Directors to Create Series and Fix Rights.  Under our certificate of incorporation, as amended, our board of directors can issue up to 50,000,000 shares of preferred stock from time to time in one or more series.  Our board of directors is authorized to fix by resolution as to any series the designation and number of shares of the series, the voting rights, the dividend rights, the redemption price, the amount payable upon liquidation or dissolution, the conversion rights, and any other designations, preferences or special rights or restrictions as may be permitted by law.  Unless the nature of a particular transaction and the rules of law applicable thereto require such approval, our board of directors has the authority to issue these shares of preferred stock without shareholder approval.  Our board of directors has designated:

●	60,000 shares of the authorized but unissued preferred stock as Series B convertible preferred stock;

●	1,500 shares of the authorized but unissued preferred stock as Series C convertible preferred stock;

●	1,000 shares of the authorized but unissued preferred stock as Series D convertible preferred stock;

●	3,500 shares of the authorized but unissued preferred stock as Series E convertible preferred stock;

●	4,800 shares of the authorized but unissued preferred stock as Series F convertible preferred stock;

●	3,500 shares of the authorized but unissued preferred stock as Series G convertible preferred stock;

●	2,000 shares of the authorized but unissued preferred stock as Series H convertible preferred stock; and

●	4,500 shares of the authorized but unissued preferred stock as Series I convertible preferred stock.

Potential  Dilution of Share Value; Preferences.  Any issuance of shares of preferred stock could dilute the earnings per share and book value of existing shares of common stock.  Because our board of directors has the authority to fix the voting rights for any series of preferred stock, the  holders of shares of a series of preferred stock could be entitled to vote separately as a class in connection with the approval of certain extraordinary corporate transactions where Delaware law does not require such class vote, or might be given a  disproportionately large number of votes.  The issuance of shares of preferred stock could also result in a class of securities outstanding that would have certain  preferences (for example, with respect to dividends or liquidation), or would enjoy certain voting rights in addition to those of the common stock.

Potential Frustration in Change of Control.  Although we currently have no such intention, we could use authorized but unissued shares of preferred stock to hinder a change in control of our company.  Any issuance of shares of preferred stock could dilute the stock ownership of persons seeking to gain control.  Shares of a new series of preferred stock could also be convertible into a large number of shares of common stock or have other terms that might make more difficult or costly the acquisition of a controlling interest in our company.  Under certain circumstances, such shares could be used to create voting impediments or to frustrate persons attempting to effect a takeover or otherwise gain control.  Such shares could be privately placed with purchasers who might side with our board of directors in opposing a hostile takeover bid.  In addition, our board of directors could authorize holders of a series of preferred stock to vote as a class, either separately or with the holders of the common stock, on any merger, sale or exchange of assets by us or any other extraordinary corporate transactions.  The ability of our board of directors to take such actions might be considered as having an effect of discouraging any attempt by another person or entity to acquire control of our company.

At March 31, 2014, the following warrants were outstanding:

                  ●      Warrants to purchase 234,233 shares of common stock at an initial exercise price of $5.00 per share.  These warrants expire on September 17, 2014 so long as we have delivered our consolidated financial statements for the year ended December 31, 2013 that demonstrate we achieved minimum Adjusted EBITDA (as defined) for such year of at least $8.5 million, or will be extended for additional one-year periods until we can demonstrate minimum Adjusted EBITDA of $10 million for the year ended December 31, 2014, $11.5 million for the year ended December 31, 2015 or $13.5 million for the year ended December 31, 2016 or any fiscal year thereafter. In connection with the consummation of this offering, pursuant to the terms of these warrants, the number of shares of common stock issuable upon exercise of these warrants was increased to 234,233 shares and the exercise price per share was reduced to $4.00 per share.

                  ●      Warrants to purchase 159,359 shares of common stock at an initial exercise price of $5.00 per share. These warrants expire on November 5, 2018.

                  ●      Warrants to purchase 31,250 shares of common stock at an initial exercise price of $5.00 per share. These warrants expire on November 5, 2017.

                  ●      Warrants to purchase 225,000 shares of common stock at an initial exercise price of $7.25 per share.  These warrants expire on April 15, 2017.

In addition, on July 1, 2014, at the closing of the sale of $1.5 million aggregate principal amount of our 12% convertible notes, we issued to the purchaser of such notes three-year warrants to purchase up to 58,870 shares of common stock at an exercise price of $7.25 per share.  However, if we repay the convertible note in full on or prior to August 15, 2014, then the number of shares of common stock issuable upon exercise of the warrants will be reduced so that the warrants will be exercisable to purchase only up to 47,096 shares of common stock.

Pursuant to the terms of our outstanding warrants, the exercise prices of such warrants are subject to adjustment in the event of stock splits, combinations or the like of our common stock.

Election of Directors

Our amended and restated bylaws provide that our directors will be elected by a plurality of the votes cast in the election of directors.  In plurality voting, the nominees for available directorships who receive the highest number of affirmative votes cast are elected irrespective of how small the number of affirmative votes is in comparison to the total number of shares voted.  It will not be necessary for a nominee to receive the affirmative vote of a majority of the total votes cast for and against such nominee in the election to be elected as a director.

Provisions of Our Certificate of Incorporation and Bylaws and Delaware Anti-takeover Law

We are governed by the DGCL.  Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could make more difficult the acquisition of our company by means of a tender offer, a proxy contest or otherwise.

Classified board

Our amended and restated certificate of incorporation provides for a classified board of directors, pursuant to which the board of directors is divided into three classes whose members serve three-year staggered terms.  Our amended and restated certificate of incorporation also prohibits cumulative voting by stockholders in connection with the election of directors, which would otherwise allow less than a majority of the shares held by our stockholders to elect director candidates.

No written consent of stockholders

Our amended and restated certificate of incorporation and amended and restated bylaws provide that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting.

Super-Majority Vote For Certain Amendments

Our amended and restated certificate of incorporates provides that, notwithstanding any other provisions of our certificate of incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of our capital stock required by law or by our certificate of incorporation, or any certificate of designation with respect to a series of our preferred stock, any amendment or repeal of the provision that stockholders may not act by written consent in lieu of a meeting as described above shall require the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of our capital stock entitled to vote generally at an election of directors, voting together as a single class.

Advance notice procedures

Our amended and restated bylaws provide that our chief executive officer, chairperson of the board of directors or a majority of the members of our board of directors then serving may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders.  Our amended and restated bylaws also limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Our amended and restated bylaws also establish an advance notice procedure for stockholders to make nominations of candidates for election as directors, or bring other business before an annual or special meeting of the stockholders.  This notice procedure provides that only persons who are nominated by, or at the direction of, our board of directors or by a stockholder who has given timely written notice to the secretary of our company prior to the meeting at which directors are to be elected, will be eligible for election as directors.  The procedure also requires that, in order to raise matters at an annual or special meeting, those matters must be raised before the meeting pursuant to the notice of meeting the company delivers or by, or at the direction of, our board of directors or by a stockholder who is entitled to vote at the meeting and who has given timely written notice to the secretary of our company of his, her or its intention to raise those matters at the annual meeting.  If our chairperson or other officer presiding at a meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the notice procedure, that person will not be eligible for election as a director or that business will not be conducted at the meeting.

Blank check preferred stock

Our amended and restated certificate of incorporation currently provides for 50,000,000 authorized shares of preferred stock.  The existence of authorized but unissued preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise.  For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interest of us and our stockholders, our board of directors could cause preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock.  The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock.  The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock will be available for future issuance without stockholder approval.  We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.  The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise.

Limitation of officer and director liability and indemnification arrangements

Our amended and restated certificate of incorporation and our amended and restated bylaws limit the liability of our officers and directors to the maximum extent permitted by Delaware law.  Delaware law provides that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

●	any breach of their duty of loyalty to the corporation or its stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

●	any transaction from which the director derived an improper personal benefit.

These provisions of our amended and restated certificate of incorporation and amended and restated bylaws have no effect on any non-monetary remedies that may be available to us or our stockholders, nor does it relieve us or our officers or directors from compliance with federal or state securities laws.  The amended and restated bylaws also generally provide that we will indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, investigation, administrative hearing or any other proceeding by reason of the fact that he or she is or was our director or officer, or is or was serving at our request as a director, officer, employee or agent of another entity, against expenses incurred by him or her in connection with such proceeding.  An officer or director will not be entitled to indemnification by us if:

●	the officer or director did not act in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests; or

●	with respect to any criminal action or proceeding, the officer or director had reasonable cause to believe his or her conduct was unlawful.

In addition to the indemnification provided for in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into indemnification agreements with certain of our executive officers and all of our directors.  Each indemnification agreement provides that we will indemnify such executive officer or director to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.  In the event that we do not assume the defense of a claim against an executive officer or a director, we will be required to advance his or her expenses in connection with his or her defense, provided that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us.

The overall effect of the foregoing provisions and indemnification agreements may be to deter a future offer to buy our company.  Stockholders might view such an offer to be in their best interest should the offer include a substantial premium over the market price of our common stock at that time.  In addition, these provisions may have the effect of assisting our management to retain its position and place it in a better position to resist changes that the stockholders may want to make if dissatisfied with the conduct of our business.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Section 203 of the Delaware General Corporation Law

We also are subject to the provisions of Section 203 of the DGCL.  In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner.  A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder.  An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.  Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

●
at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for:

●	any derivative action or proceeding brought on our behalf;

●	any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to any provision of the DGCL; or

●	any action asserting a claim against us that is governed by the internal affairs doctrine.

Although we have included a choice of forum clause in our amended and restated certificate of incorporation, it is possible that a court could rule that such provision is inapplicable or unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Corporate Stock Transfer.  Its address is 3200 Cherry Creek Drive South, Suite 430, Denver, CO  80209 and its telephone number is (303) 282-4800.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have 15,080,578 outstanding shares of common stock. All of the shares sold in this offering and 9,419,358 outstanding shares of common stock will be freely tradable without restriction under the Securities Act unless purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act. Of the remaining shares of common stock to be outstanding after this offering, 5,661,220 will be deemed “restricted securities,” as that term is defined under Rule 144, because they were originally sold in offerings that  were not subject to a registration statement filed with the Securities and Exchange Commission. Of those restricted shares, an aggregate of 940,367 held by certain of our directors and employees will be subject to vesting restrictions under our 2012 Performance Incentive Plan. In addition, upon completion of this offering, approximately 3,692,069 shares will be subject to a 60-day lock-up period, which may be extended in specified circumstances described in the “Underwriting” section of this prospectus. Within 180 days of the date of this prospectus, all of these restricted shares will qualify for resale under Rule 144, excluding any shares held by affiliates.

Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 or 701 under the Securities Act, which are summarized below.

Rule 144

In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock reported through NASDAQ during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions and the availability of current public information about us.

Lock-Up Agreements

In connection with this offering, we, our directors and executive officers, and any other 5% or greater holder of outstanding shares of our common stock on a fully-diluted basis, have agreed not to sell or otherwise dispose of any securities without the prior written consent of the underwriters for a period of 60 days after the effective date of this offering, subject to certain terms and conditions.  See the section entitled “Underwriting” for more information regarding such restrictions.

Registration Rights

UTA Capital LLC, the record holder of 56,339 shares of common stock, is entitled to customary demand and piggyback registration rights with respect to such shares. In addition, Great American Insurance Company and Great American Life Insurance Company are entitled to include within any registration statements we file for securities offerings an aggregate of 187,386 shares of common stock issuable upon the exercise of their warrants, and the holders of warrants to purchase an aggregate of 31,250 shares of common stock are entitled to similar registration rights with respect to such shares. We are required to indemnify the holders and any underwriters in connection with sales of common stock pursuant to any of these registration statements and we are required to bear all expenses in connection with these registrations.

All holders of our capital stock with registration rights have agreed that they will not exercise any of their registration rights in connection with this offering.

Equity Plans

We intend to file a registration statement on Form S-8 under the Securities Act covering all of the shares of our common stock subject to outstanding awards or reserved for issuance under our 2012 Performance Incentive Plan and shares of our common stock reserved for issuance under our Employee Stock Purchase Plan.  We expect to file this registration statement as soon as practicable after this offering.  However, sales of shares registered on Form S-8 that are held by our affiliates will be subject to volume limitations, manner of sale, notice and public information requirements of Rule 144 and all sales of shares registered on Form S-8 will not be eligible for resale until expiration of the lock-up agreements to which they are subject.

MATERIAL U.S. FEDERAL TAX CONSEQUENCES FOR
NON-U.S. HOLDERS OF COMMON STOCK

The following is a summary of the material U.S. federal income and estate tax consequences relating to the ownership and disposition of our common stock or warrants to purchase common stock by non-U.S. holders (as defined below) who purchase our common stock and warrants in this offering and hold such common stock and warrants as capital assets (generally for investment). This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended, applicable U.S. Treasury regulations promulgated thereunder, judicial decisions and rulings and pronouncements of the U.S. Internal Revenue Service, or the IRS, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or subject to different interpretation. This discussion does not address all the tax consequences that may be relevant to specific holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income or estate tax laws (such as financial institutions, insurance companies, tax-exempt organizations, controlled foreign corporations, passive foreign investment companies, retirement plans, partnerships or entities treated as such for U.S. federal income tax purposes and their partners, dealers in securities, brokers, certain former U.S. citizens or long-term residents or persons who have acquired our common stock or warrants to purchase common stock as part of a straddle, hedge, conversion transaction or other integrated investment). This discussion does not address the state, local or foreign tax or U.S. federal non-income or estate tax consequences relating to the ownership and disposition of our common stock or warrants to purchase common stock. You are urged to consult your own tax advisor regarding the U.S. federal tax consequences of owning and disposing of our common stock or warrants to purchase common stock, as well as the applicability and effect of any state, local or foreign tax laws.

As used in this discussion, the term “non-U.S. holder” refers to a beneficial owner of our common stock or warrants to purchase common stock that for U.S. federal income tax purposes is not:

●	an individual who is a citizen or resident of the United States;

●
corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia or otherwise treated as such for U.S. federal income tax purposes;

●	an estate the income of which is subject to U.S. federal income tax regardless of the source thereof; or

●
a trust (a) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all its substantial decisions or (b) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

An individual may be treated as a resident of the United States, among other ways, if present in the United States on at least 31 days in a calendar year and for an aggregate of at least 183 days during the three-year period ending in that calendar year (counting for such purposes all the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year).

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock or warrants to purchase common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock or warrants to purchase common stock, we urge you to consult your own tax advisor.

Dividends

We do not anticipate paying dividends on our common stock in the foreseeable future. See “Dividend Policy.” If we make a distribution of cash or property, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce a non-U.S. holder’s basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock.

Dividends paid by us to a non-U.S. holder, to the extent treated as dividends for U.S. federal income tax purposes, generally will be subject to U.S. federal withholding tax at a 30% rate, unless (i) an applicable income tax treaty reduces or eliminates such tax, and a non-U.S. holder provides us with an IRS Form W-8BEN (or successor form) properly certifying its entitlement to the benefit of such treaty or (ii) the dividends are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States and, where a tax treaty so provides, the dividends are attributable to a U.S. permanent establishment of such non-U.S. holder, and the non-U.S. holder provides us with an IRS Form W-8ECI (or successor form). In the latter case, a non-U.S. holder generally will be subject to U.S. federal income tax with respect to such dividends in the same manner as a U.S. person, unless otherwise provided in an applicable income tax treaty. Additionally, a non-U.S. holder that is a corporation may be subject to a branch profits tax on its after-tax effectively connected dividend income at a rate of 30% (or at a reduced rate under an applicable income tax treaty). If a non-U.S. holder is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, such non-U.S. holder may obtain a refund of any excess amount withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange or Other Disposition

Generally, a non-U.S. holder will not be subject to U.S. federal income tax on gain realized upon the sale, exchange or other disposition of our common stock or warrants to purchase common stock unless (i) such non-U.S. holder is an individual present in the U.S. for 183 days or more in the taxable year of the sale, exchange or other disposition and certain other conditions are met, (ii) the gain is effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States and, where a tax treaty so provides, the gain is attributable to a U.S. permanent establishment of such non-U.S. holder or (iii) we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held our common stock or warrants and either (a) our common stock or warrants have ceased to be traded on an “established securities market” prior to the beginning of the calendar year in which the sale, exchange or other disposition occurs or (b) the non-U.S. holder owns (actually or constructively) more than five percent of our common stock. We believe that we are not a U.S. real property holding corporation, and we do not anticipate becoming a U.S. real property holding corporation.

A non-U.S. holder described in (i) above will be required to pay a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from the sale, which tax may be offset by U.S. source capital losses. A non-U.S. holder described in (ii) above will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and corporate non-U.S. holders described in (ii) may be subject to the branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult any applicable income tax or other treaties that may provide for different rules.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant to purchase common stock, a non-U.S. holder will not be required to recognize taxable gain or loss upon exercise of a warrant. The non-U.S. holder’s tax basis in the share of our common stock received upon exercise of the warrant generally will be an amount equal to the sum of the non-U.S. holder’s initial investment in the warrant and the exercise price. The non-U.S. holder’s holding period for the common stock received upon exercise of the warrants will begin on the date following the date of exercise (or possibly the date of exercise) of the warrants and will not include the period during which the non-U.S. holder held the warrants.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a non-U.S. holder’s basis in the common stock received would equal the holder’s basis in the warrant. If the cashless exercise were treated as not being a gain realization event, a non-U.S. holder’s holding period in the common stock would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized, the consequences of which are described in the section above under the heading “Material U.S. Federal Tax Consequences For Non-U.S. Holders of Common Stock – Sale, Exchange or Other Disposition.”

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, non-U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Federal Estate Tax

Common stock or warrants to purchase common stock owned or treated as owned by an individual who is a non-U.S. holder at the time of his or her death generally will be included in the individual’s gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

Information reporting and backup withholding (at the then applicable rate) may apply to certain payments made to a non-U.S. holder on or with respect to our common stock or warrants to purchase common stock, unless the non-U.S. holder certifies as to its status as a non-U.S. holder under penalties of perjury or otherwise establishes an exemption and certain other conditions are satisfied. Pursuant to applicable income tax treaties or other agreements, the IRS may also make these information reports available to tax authorities in the non-U.S. holder’s country of residence. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will generally be allowed as a refund or a credit against such non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS and other applicable requirements are satisfied.

Additional Withholding Requirements

A U.S. federal withholding tax of 30% may be imposed on dividends and the gross proceeds of a disposition of our common stock or warrants to purchase common stock to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). The legislation also will generally impose a U.S. federal withholding tax of 30% on dividends and the gross proceeds of a disposition of our common stock or warrants to purchase common stock paid to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity. The obligation to withhold currently applies to dividends paid on our common stock and will apply to the gross proceeds from the sale or other disposition of our common stock or warrants to purchase common stock on or after January 1, 2017. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of such withholding on their investment in our common stock and warrants.

The preceding discussion of U.S. federal income tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and foreign tax consequences of acquiring, holding and disposing of our common stock and warrants to purchase common stock, including the consequences of any proposed change in applicable law.

UNDERWRITING

Aegis Capital Corp. is acting as the sole book-running manager of the offering and as representative of the underwriters, or the “Representative.”  We have entered into an underwriting agreement, dated [________], 2014, with the Representative.  Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below and each underwriter has severally and not jointly agreed to purchase from us, at the public offering price per share less underwriting discounts set forth on the cover page of this prospectus, the numbers of shares of common stock listed next to its name in the following table:

Underwriter	Number of Shares
Aegis Capital Corp.
Total	1,425,000

The underwriters are committed to purchase all of the shares of common stock offered by us other than those covered by the option to purchase additional shares described below, if they purchase any shares.  The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement.  Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the effective date of the registration statement of which this prospectus is a part, permits the underwriters to purchase a maximum of 213,750 additional shares (15% of the shares sold in this offering) from us to cover over-allotments, if any. If the underwriters exercise all or part of this option, they will purchase shares covered by the option at the public offering price per share that appears on the cover page of this prospectus, less the underwriting discount.  If this option is exercised in full, the total price to the public will be $[    ] million and the total net proceeds, before expenses, to us will be $[    ] million.

Discount.  The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us.  The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share	Total Without Over- Allotment Option	Total With Over- Allotment Option
Public offering price	$	$	$
Underwriting discount (7%)(1)	$	$	$
Proceeds, before expenses, to us	$	$	$
_________________

(1)
Does not include the fair value of additional compensation to the underwriters consisting of (i) a non-accountable expense allowance equal to 0.5% of the public offering price of the common stock sold in this offering (excluding shares sold in the over-allotment option), and (ii) the underwriters’ reimbursable expenses, all of which are described further below.

The underwriters propose to offer the shares  offered by us to the public at the public offering price per share set forth on the cover of this prospectus. In addition, the underwriters may offer some of the shares to other securities dealers at such prices less a concession of $[____] per share.  After the public offering of the shares, the offering price and other selling terms may be changed by the underwriter.

We have agreed to pay the underwriters a non-accountable expense allowance equal to 0.5% of the public offering price of the shares (excluding shares that we may sell to the underwriters to cover over-allotments).  We have also agreed to pay the Representative’s expenses relating to the offering, including (a) all filing fees incurred in clearing this offering with FINRA; (b) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the underwriters; and (c) reimbursement of up to $100,000 of the Representative’s actual accountable expenses related to the offering, including the legal fees of the Representative’s counsel and Representative’s road show expenses.

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $235,000.

Discretionary Accounts.  The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements.  Pursuant to certain “lock-up” agreements, we, our executive officers and directors, and certain other 5% or greater holders of outstanding shares of our common stock on a fully-diluted basis (including shares underlying options, warrants and convertible securities) have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the underwriter, for a period of 90 days from the date of effectiveness of the offering.

The lock-up period described in the preceding paragraph will be automatically extended if: (1) during the last 17 days of the restricted period, we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the date of the earnings release, unless the Representative waives this extension in writing; provided, however, that this lock-up period extension shall not apply to the extent that FINRA has amended or repealed NASD Rule 2711(f)(4), or has otherwise provided written interpretive guidance regarding such rule, in each case, so as to eliminate the prohibition of any broker, dealer, or member of a national securities association from publishing or distributing any research report, with respect to the securities of an emerging growth company (as defined in the JOBS Act) prior to or after the expiration of any agreement between the broker, dealer, or member of a national securities association and the emerging growth company or its shareholders that restricts or prohibits the sale of securities held by the emerging growth company or its shareholders after the initial public offering date.

Electronic Offer, Sale and Distribution of Securities.  A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically.  The Representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Stabilization.  In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

●
Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

●
Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase.  This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option.  The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

●
Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions.  In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option.  If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market.  A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

●
Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares or common stock or preventing or retarding a decline in the market price of our shares or common stock.  As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions.  Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock.  These transactions may be effected on The NASDAQ Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making.  In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock on The NASDAQ Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution.  A passive market maker must display its bid at a price not in excess of the highest independent bid of that security.  However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships.  Certain of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees. However, except as disclosed in this prospectus, we have no present arrangements with any of the underwriters for any further services.

We entered into an engagement letter, dated as of December 12, 2010 (the “IPO Engagement Letter”), setting forth the terms of this public offering.  Pursuant to the IPO Engagement Letter, the Representative received $69,000, or 8% of the gross proceeds, in connection with a bridge loan financing arrangement entered into between us and ICG USA, LLC.  In addition, pursuant to the IPO Engagement Letter, the Representative received $403,003.13, or 7% of the gross proceeds, in connection with a public offering we consummated in November 2013 of 1,437,500 shares of our common stock and warrants to purchase 718,750 shares of our common stock.  In connection with such offering, the Representative also received warrants to purchase 31,250 shares of our common stock.

We entered into an engagement letter, dated as of February 13, 2013, with the Representative and Reedland Capital Partners (the “Debt Engagement Letter”), pursuant to which the Representative will act as placement agent in connection with up to $40,000,000 in senior secured debt (the “Placement”).  If we close a Placement, for the twenty-four (24) month period commencing on the date of the closing of the Placement, the Representative will have a preferential right whereby we will offer the Representative the first opportunity to provide us any financing arrangement.  Upon the closing of this public offering, the twenty-four (24) month right of first refusal from the Debt Engagement Letter will be terminated and only the eighteen (18) month right of first refusal pursuant to the IPO Engagement Letter, described above, will continue to be effective.  To the extent that there are any debt financings, there will be additional compensation under the Debt Engagement Letter to the Representative.

We entered into an engagement letter with the Representative, dated January 9, 2014, pursuant to which the Representative was engaged to assist us with a private offering of securities.  If such an offering closed, Aegis would have been entitled to receive a fee equal to 6.0% of the gross proceeds of the offering and warrants to purchase 4% of the number of our shares of common stock sold in the offering (on an as-converted basis) at an exercise price equal to 125% of the offering price per share.  No offering was completed under the engagement letter, and the engagement letter terminated pursuant to its terms on March 10, 2014.  However, if we sell securities to any person intoduced to us by the Representative pursuant to the engagement letter on or prior to March 10, 2015, we would be obligated to pay the fee specified in the engagement letter to the Representative.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required.  The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction.  Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act.  Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan).  The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area—Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

(a)	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

(c)
to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or

(d)
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”).  The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societ á e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●
to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●
made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies.  Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder).  Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors.  Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal.  This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code.  Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority).  Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument).  Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland.  This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority.  In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities.  This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA.

This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”).  The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

The validity of the shares offered in this prospectus will be passed upon for us by Pryor Cashman LLP, New York, New York.   Two members of Pryor Cashman LLP each beneficially own 8,777 shares of our common stock. Certain legal matters in connection with this offering will be passed upon for the underwriters by Loeb & Loeb LLP, New York, New York.

EXPERTS

The consolidated financial statements as of December 31, 2013 and 2012 and for each of the two years in the period ended December 31, 2013 included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein in this Prospectus and Registration Statement, given upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Integration Partners-NY Corporation as of December 31, 2013 and 2012 and for each of the two years in the period ended December 31, 2013 included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein in this Prospectus and Registration Statement, given upon the authority of said firm as experts in auditing and accounting.

The combined financial statements of AW Solutions, Inc. and its affiliated company as of December 31, 2012 and for the year ended December 31, 2012 included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein in this Prospectus and Registration Statement, given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC with respect to the registration of the common stock and warrants offered for sale with this prospectus.  This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits to the registration statement.  For further information about us, the common stock and warrants we are offering by this prospectus and related matters, you should review the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the full text of such contract or other document filed as an exhibit to the registration statement.  A copy of the registration statement and the exhibits that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC at 100 F. Street N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee.  Information on the operation of the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330.  The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  The address of the site is http://www.sec.gov.  You may also request copies of these filings, at no cost, by telephone at (973) 630-5460 or by mail to: InterCloud Systems, Inc., 1030 Broad Street, Suite 102, Shrewsbury, New Jersey 07702, Attention: Lawrence Sands, Senior Vice President and Corporate Secretary. We also maintain a website at www.InterCloudsys.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance with such requirements, file periodic reports and other information with the SEC. These periodic reports and other information are available for inspection and copying at the regional offices, public reference facilities and website of the SEC referred to above.  We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered accounting firm.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
HISTORICAL FINANCIAL STATEMENTS

Condensed Consolidated Unaudited Balance Sheet as of March 31, 2014 and December 31, 2013	F-49

Unaudited Condensed Consolidated Statements of Operations for the three months ended March 31, 2014 and 2013	F-50

Unaudited Condensed Consolidated Statements of Stockholders’ Equity for the three months ended March 31, 2014 and the year ended December 31, 2013	F-51

Unaudited Condensed Consolidated Statements of cash flows for the three months ended March 31, 2014 and 2013	F-52

Notes to Unaudited Condensed Consolidated Financial Statements	F-53 to F-76

Integration Partners – NY Corporation

AW Solutions, Inc.

Report of Independent Registered Public Accounting Firm	F-90

Combined Balance Sheet as of December 31, 2012	F-91

Combined Statements of Operations for the year ended December 31, 2012	F-92

Combined Statements of Stockholders’ Deficit for the year ended December 31, 2012	F-93

Combined Statements of Cash Flows for the year ended December 31, 2012	F-94

Notes to Combined Financial Statements	F-95 to F-99

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
InterCloud Systems, Inc.
Shrewsbury, New Jersey

We have audited the accompanying consolidated balance sheets of InterCloud Systems, Inc. as of December 31, 2013 and 2012 and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the two years in the period ended December 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financials statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financials reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of InterCloud Systems, Inc. at December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP
New York, New York
April 8, 2014

INTERCLOUD SYSTEMS, INC.
(Formerly known as GENESIS GROUP HOLDINGS INC.)
CONSOLIDATED BALANCE SHEETS

	December 31,
ASSETS	2013	2012

Current Assets:
Cash	$17,866,532	$606,002
Accounts receivable, net of allowances of $737,761 and $522,297, respectively	7,821,942	7,660,642
Deferred loan costs	1,528,241	298,517
Loans receivable	285,954	-
Prepaid registration costs	-	523,410
Other current assets	804,618	232,067
Current assets of discontinued operations	-	863,333
Total current assets	28,307,287	10,183,971

Property and equipment, net	362,227	184,866
Goodwill	17,070,329	14,820,852
Intangible assets, net	12,775,917	9,105,843
Deferred loan costs, net of current portion	1,502,152	1,528,262
Other assets	672,144	55,070
Non-current assets of discontinued operations	-	7,437,400
Total assets	$60,690,056	$43,316,264

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable and accrued expenses	$8,880,512	$3,860,235
Deferred revenue	50,505	72,528
Income taxes payable	430,417	123,605
Bank debt, current portion	318,050	261,742
Notes, acquisitions	508,093	-
Notes, related parties	4,030,607	378,102
Contingent consideration	4,513,937	4,624,367
Term loans, current portion, net of debt discount	5,380,185	3,618,211
Current liabilities of discontinued operations	-	1,921,712
Total current liabilities	24,112,306	14,860,502

Long-term Liabilities:
Bank debt, net of current portion	123,744	207,831
Notes, related parties, net of current portion	105,694	96,994
Deferred tax liability	1,522,516	2,374,356
Term loans, net of current portion, net of debt discount	15,009,498	11,841,158
Long term contingent consideration	1,614,882	557,933
Derivative financial instruments at estimated fair value	19,877,723	33,593
Long term liabilities of discontinued operations	-	47,779
Total long-term liabilities	38,254,057	15,159,644

Total Liabilities	62,366,363	30,020,146

Redeemable common stock, $0.0001 par value, with $12.50 put option, 0 and 10,000 shares issued and outstanding as of December 31, 2013 and 2012, respectively, $500,000 liquidation preference	-	499,921
Redeemable Series B, convertible preferred stock, $0.0001 par value, authorized 60,000 shares, 0 and 37,500 shares issued and outstanding as of December 31, 2013 and 2012, respectively, $2,216,760 liquidation preference	-	2,216,760
Redeemable Series C, convertible preferred stock, $0.0001 par value, 10% cumulative annual dividend; $1,000 stated value, authorized 1,500 shares; 0 and 1,500 shares issued and outstanding at December 31, 2013 and 2012, respectively, $1,500,000 liquidation preference	-	1,500,000
Redeemable Series D, convertible preferred stock, $0.0001 par value, 10% cumulative annual dividend; $1,000 stated value, authorized 1,000 shares; 0 and 608 shares issued and outstanding as of December 31, 2013 and 2012, respectively, $605,872 liquidation preference	-	605,872
Redeemable Series E, convertible preferred stock, $0.0001 par value, 12% cumulative annual dividend; $1,000 stated value, 3,500 shares authorized; 0 and 2,575 issued and outstanding as of December 31, 2013 and 2012, respectively, $2,575,000 liquidation preference	-	2,575,000
Redeemable Series F, convertible preferred stock, $0.0001 par value, 12% cumulative annual dividend; 4,800 shares authorized, 0 and 4,150 shares issued and outstanding as of December 31, 2013 and 2012, respectively, $3,575,000 liquidation preference	-	3,575,000
Redeemable Series G, convertible preferred stock, 12% cumulative annual dividend; 3,500 shares authorized, no shares issued and outstanding as of December 31, 2013 and 2012, respectively	-	-
Redeemable Series H, convertible preferred stock, $0.0001 par value, 10% cumulative monthly dividend up to 150%; 2,000 shares authorized, 0 and 1,425 shares issued and outstanding as of December 31, 2013 and 2012, respectively, $1,425,000 liquidation preference	-	1,425,000
Redeemable Series I, convertible preferred stock, $0.0001 par value, authorized 4,500 shares; 0 and 4,500 shares issued and outstanding as of December 31, 2013 and 2012, respectively, $4,500,000 liquidation preference	-	4,187,151
Total redeemable common and preferred stock	-	16,584,704

Commitments and Contingencies

Stockholders' Deficit:
Series A, convertible preferred stock, $0.0001 par value 20,000,000 authorized; 0 and 2,000,000 shares issued and outstanding as of December 31, 2013 and 2012, respectively	-	200
Common stock; $0.0001 par value; 500,000,000 shares authorized; 8,558,631 and 489,018 issued and outstanding as of December 31, 2013 and 2012, respectively	856	49
Common stock warrants, no par	2,805
Additional paid-in capital	36,020,424	9,095,517
Accumulated deficit	(37,943,341)	(12,455,783)
Total InterCloud Systems, Inc. stockholders' deficit	(1,919,256)	(3,360,017)
Non-controlling interest	242,949	71,431
Total stockholders' deficit	(1,676,307)	(3,288,586)

Total liabilities, non-controlling interest and stockholders’ deficit	$60,690,056	$43,316,264

See Notes to Consolidated Financial Statements.

INTERCLOUD SYSTEMS, INC.
(Formerly known as GENESIS GROUP HOLDINGS INC.)
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended
	December 31,
	2013	2012

Revenues	$51,407,544	$17,089,549
Cost of revenue	37,280,044	11,968,215
Gross profit	14,127,500	5,121,334

Operating expenses:
Depreciation and amortization	1,120,404	345,566
Salaries and wages	8,341,011	3,802,158
General and administrative	7,875,723	3,782,067
Change in fair value and loss on contingent consideration	3,131,130	-
Total operating expenses	20,468,268	7,929,791

Loss from operations	(6,340,768)	(2,808,457)

Other income (expenses):
Change in fair value of derivative instruments	(14,156,361)	198,908
Interest expense	(5,574,228)	(1,699,746)
Equity loss attributable to affiliate	-	(50,539)
Net gain on deconsolidation of subsidiary and write-off of related investment in subsidiary	-	453,514
Commission income	1,823,838	-
Loss on extinguishment of debt	(992,000)	-
Other income	(176,000)	-
Total other expense	(19,074,751)	(1,097,863)

Loss from continuing operations before benefit from income taxes	(25,415,519)	(3,906,320)

Benefit from income taxes	(587,662)	(2,646,523)

Net loss from continuing operations	(24,827,857)	(1,259,797)

Income from discontinued operations including gain on sale of subsidiary, net of tax	549,922	46,598

Net loss	(24,277,935)	(1,213,199)

Net income attributable to non-controlling interest	76,169	16,448

Net loss attributable to InterCloud Systems, Inc.	(24,354,104)	(1,229,647)

Less dividends on Series C, D, E, F and H Preferred Stock	(1,084,314)	(843,215)

Net loss attributable to InterCloud Systems, Inc's. common stockholders	$(25,438,418)	$(2,072,862)

Basic and diluted income (loss) per share attributable to InterCloud Systems, Inc's. common stockholders:
Net loss from continuing operations	$(8.02)	$(1.36)
Income from discontinued operations, net of taxes	$0.17	$0.03
Net loss per share	$(7.85)	$(1.33)

Basic weighted average common shares outstanding	3,240,230	1,553,555
Diluted weighted average common shares outstanding	3,240,230	1,553,555

See Notes to Consolidated Financial Statements.

INTERCLOUD SYSTEMS, INC.
(Formerly known as GENESIS GROUP HOLDINGS INC.)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
From January 1, 2012 to December 31, 2013

					Preferred Stock
	Common Stock		Common Stock Warrants		Series A Convertible		Additional Paid-in	Accumulated	Non- Controlling
	Shares	$	Shares	$	Shares	$	Capital	Deficit	Interest	Total

Balance January 1, 2012	317,510	$32	-	-	2,000,000	$200	$7,871,322	$(10,382,921)	$105,522	$(2,405,845)
Issuance of shares pursuant to convertible notes payable	44,318	4	-	-	-	-	153,212	-	-	153,216
Issuance of shares to officers for compensation	10,000	1	-	-	-	-	29,999	-	-	30,000
Issuance of shares pursuant to completed acquisition	10,000	1	-	-	-	-	77,499	-	-	77,500
Reclassification to temporary equity	(10,000)	-	-	-	-	-	(77,496)	-	-	(77,496)
Issuance of shares to non-employees for services	33,000	3	-	-	-	-	338,897	-	-	338,900
Stock based compensation for options issued to consultant	-	-	-	-	-	-	45,000	-	-	45,000
Issuance of shares for extinguishment of debt and cancellation of warrants	52,190	5	-	-	-	-	352,758	-	-	352,763
Conversion of Series D Preferred Stock	32,000	3	-	-	-	-	352,341	-	-	352,344
Distribution to non-controlling interest	-	-	-	-	-	-		-	(50,539)	(50,539)
Change in value of redeemable securities	-	-	-	-	-	-	(248,015)	-	-	(248,015)
Contributed capital by CEO for waiver of salary	-	-	-	-	-	-	200,000	-	-	200,000
Preferred dividends	-	-	-	-	-	-	-	(843,215)	-	(843,215)
Net loss							-	(1,229,647)	16,448	(1,213,199)
Ending balance, December 31, 2012	489,018	$49	-	-	2,000,000	200	$9,095,517	$(12,455,783)	$71,431	$(3,288,586)

Issuance of shares for preferred dividends series C,D,E and F	112,256	11	-	-	-	-	958,811	-	-	958,822
Issuance of shares pursuant to convertible notes payable	43,790	4	-	-	-	-	425,239	-	-	425,243
Conversion of Series A Preferred Stock	40,000	4	-	-	(2,000,000)	(200)	196	-	-	-
Conversion of Series B Preferred Stock	2,452,742	245	-	-	-	-	2,216,515	-	-	2,216,760
Conversion of Series C Preferred Stock	1,262,440	126	-	-	-	-	1,499,874	-	-	1,500,000
Conversion of Series D Preferred Stock	42,839	4	-	-	-	-	605,868	-	-	605,872
Conversion of Series E Preferred Stock	534,819	53	-	-	-	-	3,349,947	-	-	3,350,000
Conversion of Series H Preferred Stock	483,015	48	-	-	-	-	1,424,952	-	-	1,425,000
Issuance of shares pursuant to convertible debentures	36,567	4	-	-	-	-	382,487	-	-	382,491
Warrants issued pursuant to public offering	-	-	750,000	7,288	-	-	-	-	-	7,288
Issuance of shares upon conversion exercise of warrants	586,692	59	(448,296)	(4,483)	-	-	3,060,193	-	-	3,055,769
Issuance of shares pursuant to acquisition	356,297	36	-	-	-	-	5,408,842	-	-	5,408,878
Issuance of shares upon exercise of options	5,000	1	-	-	-	-	14,999	-	-	15,000
Issuance of shares pursuant to debt restructuring	20,375	2	-	-	-	-	248,573	-	-	248,575
Issuance of shares to employees and directors	154,700	15	-	-	-	-	1,572,973	-	-	1,572,988
Issuance of shares to non-employees for services	23,879	3	-	-	-	-	211,418	-	-	211,421
Conversion of Series F Preferred Shares and settlement of contingent consideration	466,702	47	-	-	-	-	2,235,280	-	-	2,235,327
Issuance of shares pursuant to public offering	1,437,500	144	-	-	-	-	2,808,820	-	-	2,808,964
Conversion of put shares to common shares	10,000	1	-	-	-	-	499,920	-	-	499,921
Preferred dividends	-	-	-	-	-	-	-	(1,084,314)	-	(1,084,314)
Change in non-controlling interest in subsidiary	-	-	-	-	-	-	-	(76,169)	171,518	95,349
Other	-	-	-	-	-	-	-	(49,140)	-	(49,140)
Net loss	-	-	-	-	-	-	-	(24,277,935)	-	(24,277,935)

Ending balance, December 31, 2013	8,558,631	$856	301,704	$2,805	-	$-	$36,020,424	$(37,943,341)	$242,949	$(1,676,307)

See Notes to Consolidated Financial Statements.

INTERCLOUD SYSTEMS, INC.
(Formerly known as GENESIS GROUP HOLDINGS, INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended
	December 31,
	2013	2012
Cash flows from operating activities:
Net loss	(24,277,935)	(1,213,199)
Adjustments to arrive at net loss from continuing operations	549,922	46,598
Net loss from continuing operations	(24,827,857)	(1,259,797)

Adjustments to reconcile net loss from continuing operations to net cash provided by (used in) operations:
Depreciation and amortization	1,120,404	345,566
Provision for bad debts	546,823	-
Amortization of debt discount and deferred debt issuance costs	1,239,282	163,590
Issuance of shares to non-employees for services	211,418	383,900
Change in fair value of derivative instruments	14,156,361	(198,908)
Issuance of common shares for extinguishment of debt and cancellation of warrants	-	352,763
Loss on extinguishment of debt	992,000	-
Conversion of Series F Preferred Shares and settlement of contingent consideration	2,161,938	-
Share based compensation	1,572,988	-
Loss on debt restructuring	248,575	-
Issuance of shares pursuant to convertible notes payable	187,243	-
Fair value of shares issued to officer	-	382,344
Change in deferred taxes	(1,122,523)	(2,800,972)
Change in fair value of contingent consideration	3,272,737	-
Cancellation of contingent consideration	(141,607)	-
Equity loss attributable to affiliate	-	50,539
Net gain on deconsolidation of Digital subsidiary and write off of related investment in subsidiary	-	(453,514)
Other	15,000	-
Changes in operating assets and liabilities:
Accounts receivable	1,275,782	(1,431,135)
Other assets	(4,096,902)	(769,695)
Convertible notes receivable	(600,000)	-
Loans receivable	(285,954)	-
Deferred revenue	(22,023)	72,528
Accounts payable and accrued expenses	5,833,675	2,020,992
Income taxes payable	306,812	123,605
Net cash provided by operating activities of discontinued operations	748,762	42,252
Total adjustments	27,620,791	(1,716,145)
Net cash provided by (used in) operating activities	2,792,934	(2,975,942)

Cash flows from investing activities:
Advances to affiliate	-	(179,061)
Purchases of equipment	(124,273)	(89,258)
Payments made pursuant to disposal of business	(297,321)	-
Consideration paid for acquisitions, net of cash received	188,217	(13,467,074)
Convertible notes receivable	-	-
Net cash used in investing activities	(233,377)	(13,735,393)

Cash flows from financing activities:
Proceeds from sale of preferred stock, net of issuance costs	775,000	6,954,429
Cash redemption of Series F preferred stock	(3,000,000)	-
Cash Paid for Preferred Dividends	(360,000)	-
Increase in deferred loan costs	(1,823,094)	(1,339,043)
Increase in loans receivable	-	-
Proceeds from bank borrowings	77,500	150,000
Repayments of bank borrowings	(149,416)	-
Repayments of notes and loans payable	(2,171,730)	(2,105,730)
Issuance of shares pursuant to public offering	5,237,491	-
Registration costs	-	-
Proceeds from third party borrowings	14,090,726	15,187,796
Proceeds from related party borrowings	3,950,000	849,439
Repayment of related party borrowings	(329,791)	-
Repayments of acquisition notes payable	(925,960)	(2,378,648)
Distribution to non-controlling interest	-	(50,539)
Net cash provided by financing activities of discontinued operations	(317,600)	1,324
Net cash provided by financing activities	15,053,126	17,269,028

Net increase in cash	17,612,683	557,693

Cash, beginning of period	606,002	89,285

Less cash related to discontinued operations	(352,153)	(40,976)
Cash, end of period	17,866,532	606,002

Supplemental disclosures of cash flow information:
Cash paid for interest	1,269,187	581,229
Cash paid for income taxes	165,256	9,890

Non-cash investing and financing activities:
Common stock issued on debt conversion	-	153,216
Common stock issued for acquisition not completed	-	290,766
Forfeiture of officers compensation	-	200,000
Addition to debt discount	6,814,000	-
Conversion of Series A Preferred Stock	200	-
Conversion of Series B Preferred Stock	2,216,760	-
Conversion of Series C Preferred Stock	1,500,000	-
Conversion of Series D Preferred Stock	605,872	-
Conversion of Series E Preferred Stock	3,350,000	-
Conversion of Series F Preferred Stock	1,404,000	-
Conversion of Series H Preferred Stock	1,425,000	-
Conversion of preferred shares into common shares	-	352,344
Issuance of shares pursuant to convertible debentures	382,492	-
Issuance of shares for preferred dividends	958,822	-
Conversion of Put Shares	499,921	-
Redeemable common stock	-	499,921
Redeemable preferred stock issued for acquisition	-	8,320,054
Promissory notes issued for acquisition	2,107,804	2,378,668
Preferred stock issued in settlement of debt obligation	-	616,760
Preferred dividends	1,084,314	843,215
Fair value of warrants accounted for as derivatives and corresponding increase in debt discount	194,000	193,944
Notes payable to satisfy liabilities associated with deferred loan costs	-	610,000

See Notes to Consolidated Financial Statements.

INTERCLOUD SYSTEMS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	DESCRIPTION OF BUSINESS

InterCloud Systems, Inc. (formerly known as Genesis Group Holdings, Inc. and Genesis Realty Group, Inc.) (the “Company”) was incorporated on November 22, 1999 under the laws of the State of Delaware. Prior to December 31, 2009, the Company was a development-stage company and had limited activity. The Company’s initial activities were devoted to developing a business plan, structuring and positioning itself to take advantage of available acquisition opportunities and raising capital for future operations and administrative functions. The Company began filing periodic reports with the Securities and Exchange Commission in November 2000. On October 31, 2013, the Company’s common stock and warrants were listed on The NASDAQ Capital Market under the symbols "ICLD" and "ICLDW," respectively.

On August 1, 2008, the Company authorized an increase in the number of shares of common stock to 500,000,000 shares of common stock and authorized 50,000,000 shares of a new class of preferred stock, par value $0.0001 per share.

On January 14, 2010, the Company acquired all of the outstanding shares of Digital Comm, Inc., a Florida corporation (“Digital”), in exchange for 50,000,000 shares of common stock of the Company.  Digital was originally formed on September 13, 2006 and, on January 14, 2010, was reorganized as a wholly-owned subsidiary of the Company.  Digital is a provider of specialty contracting services, primarily in the installation of fiber optic telephone cable.  These services are provided throughout the United States and include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities, including telecommunications providers, and other construction and maintenance services to electric and gas utilities and others. On September 13, 2012, the Company sold 60% of the outstanding shares of common stock of Digital to the Company’s former president and a former director (See Note 3.  Acquisitions and Deconsolidation of Subsidiary).

For financial accounting purposes, the acquisition of Digital was treated as a recapitalization of the Company with the former stockholders of the Company retaining approximately 40% of the outstanding common stock. This transaction has been accounted for as a reverse acquisition and, accordingly, the transaction has been treated as a recapitalization of Digital, with Digital as the accounting acquirer. The historical financial statements are a continuation of the financial statements of Digital, and any difference of the capital structure of the combined entity as compared to Digital’s historical capital structure is due to the recapitalization of the acquired entity.

Since September 2012, the Company has also completed the following acquisitions:

●
ADEX Corporation.  In September 2012, the Company acquired ADEX Corporation (“ADEX”), an Atlanta-based provider of staffing solutions and other services to the telecommunications industry.  ADEX’s project staffing solutions diversified the Company’s ability to service the Company’s customers domestically and internationally throughout the project lifecycle.

●
T N S, Inc.  In September 2012, the Company also acquired T N S, Inc. (“TNS”), a Chicago-based structured cabling company and DAS installer that supports voice, data, video, security and multimedia systems within commercial office buildings, multi-building campus environments, high-rise buildings, data centers and other structures.  T N S extends the Company's geographic reach to the Midwest area and the Company's client reach to end-users, such as multinational corporations, universities, school districts and other large organizations that have significant ongoing cabling needs.

●
Environmental Remediation and Financial Services, LLC.  In November 2012, the Company's ADEX subsidiary acquired Environmental Remediation and Financial Services, LLC (“ERFS”), an environmental remediation and disaster recovery company.  The acquisition of this company augmented ADEX’s disaster recovery service offerings. On November 21, 2013, the Company’s ADEX subsidiary sold ERFS to the former owner of ERFS (see Note 17.  Discontinued Operations).

●
AW Solutions Inc.  On April 15, 2013, the Company acquired all the outstanding capital stock of AW Solutions, Inc. (“AWS”), a Florida corporation, and all outstanding membership interests of AW Solutions Puerto Rico, LLC (“AWS Puerto Rico”), a Puerto Rico limited liability company (collectively, the “AWS Entities”). The AWS Entities are professional multi-service line, telecommunications infrastructure companies that provide outsourced services to the wireless and wireline industry.

On December 7, 2012, the Company’s stockholders approved a reverse stock split of its common stock at a ratio of 1-for-125. The reverse stock split became effective on January 14, 2013. On May 15, 2013, the Company’s stockholders approved a reverse stock split of its common stock at a ratio of 1-for-4. The reverse stock split became effective on August 1, 2013. All applicable share and per-share amounts have been retroactively adjusted to reflect the reverse stock splits.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles.  In the opinion of management, all adjustments consisting of normal recurring accruals considered necessary in order to prepare the financial statements have been included.

Liquidity

During the years ended December 31, 2013 and 2012, the Company suffered recurring losses from operations and had a stockholders deficit of $1,676,307. The Company may raise capital through the sale of equity securities, through the sale of debt securities, or through borrowings from principals and/or financial institutions.  The Company's management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern.  However, there can be no assurance that additional financing that is necessary for the Company to continue its business will be available to the Company on acceptable terms, or at all.

In February and March 2013, the Company borrowed an aggregate of $3 million from Forward Investments, LLC, the beneficial owner of more than 10% of the Company's common stock. Such loans are evidenced by  convertible promissory notes that mature on June 30, 2015.

The Company plans to generate cash flow to address liquidity concerns through five potential sources. The first potential source is operating cash flow from its subsidiaries. In addition, the Company will now generate income from the AWS entities for the full fiscal year following its acquisitions of the AWS entities in April 2013.  The second source is from the recently-completed acquisitions of Integration Partners – NY Corportion (“IPC”) in January 2014 and RentVM, Inc. (“RentVM”) in February 2014. See (Note 18. Subsequent Events). The Company expects that these entities will contribute positively to the Company’s consolidated cash flows from operations after they are integrated into the business. The third potential source of generating cash is for the Company to secure a new loan from lenders. The Company recently terminated its receivables loan facility with PNC Bank and incurred a charge of approximately $300,000 in connection with  such termination. The fourth potential source of generating cash flow is through the consummation of the potential acquisitions of the Telco Professional Services and Handset Testing business division (“Telco”) of Tekmark Global Solutions, LLC and VaultLogix, Inc. (“VaultLogix”). Finally, the fifth potential source of generating cash flow is through future equity or debt financings.

PRINCIPLES OF CONSOLIDATION AND ACCOUNTING FOR INVESTMENT IN AFFILIATE COMPANY

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, which include Tropical Communications, Inc. (“Tropical”) (since August 2011), Rives-Monteiro Leasing, LLC (“RM Leasing”) (since October 2011), ADEX (since September 2012), TNS (since September 2012), and AWS (since April 2013).  All inter-company accounts and transactions have been eliminated in consolidation.

The Company consolidates all entities in which it has a controlling voting interest and a variable interest in a variable interest entity (“VIEs”) in which the Company is deemed to be the primary beneficiary.

The consolidated financial statements include the accounts of Rives-Montiero Engineering, LLC ("RM Engineering") (since December 2011), in which the Company owns an interest of 49%.  RM Engineering is a variable interest entity ("VIE") because it meets the following criteria: (i) the entity has insufficient equity to finance its activities without additional subordinated financial support from other parties and the 51% owner guarantees its debt, (ii) the voting rights of some investors are not proportional to their obligations to absorb the expected losses of the legal entity, and (iii) substantially all of the legal entity’s activities  either involve or are conducted on behalf of an investor that has disproportionately few voting rights. The Company has the ability to exercise its call option to acquire the remaining 51% of RM Engineering for a nominal amount and thus makes all significant decisions related to RM Engineering even though it absorbs only 49% of the losses. Additionally, substantially all of the entity’s activities either involve or are conducted on behalf of the entity by the 51% holder of RM Engineering.

The consolidation of RM Engineering resulted in increases of $1.0 million in assets and $398,000 in liabilities in the Company’s consolidated balance sheet and $3.1 million in revenue and $158,000 in net income in the consolidated statement of operations as of and for the year ended December 31, 2013.

The consolidation of RM Engineering resulted in increases of $848,433 in assets and $362,087 in liabilities in the Company’s consolidated balance sheet and $2.6 million in revenue and $26,147 in net income in the consolidated statement of operations as of and for the year ended December 31, 2012.

The consolidated financial statements through December 31, 2012 include the accounts of Digital Comm Inc.(“Digital”), in which the Company owned a 100% interest until September 13, 2012, and a 40% interest through December 31, 2012. The Company accounted for its 40% interest under the equity method of accounting through December 31, 2012.

These financial statements reflect all adjustments, consisting of only normal recurring accruals which are, in the opinion of management, necessary for a fair presentation of such statements. These financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expense during the reporting period.  Changes in estimates and assumptions are reflected in reported results in the period in which they become known.  Use of estimates includes the following: 1) valuation of derivative instruments and preferred stock, 2) allowance for doubtful accounts, 3) estimated useful lives of property and equipment, 4) valuation of contingent consideration, 5) revenue recognition related to certain contracts entered into by the Company accounted for using the percentage of completion method, 6) estimates related to deferred tax assets, 7) valuation of intangible assets and 8) goodwill impairment.

SEGMENT INFORMATION

The Company acquired six companies between January 1, 2012 and December 31, 2013. With each acquisition, the Company evaluated the newly-acquired company's sources of revenues and costs of revenues. During 2012, the Company had reported only one reporting segment.

Based on acquisitions made in 2013, the Company determined that it operates in two reportable operating segments -  as a specialty contractor and as a telecommunications staffing provider.  The specialty contracting segment provides engineering and professional consulting services and voice, data and optical solutions. The engineering, design, installation and maintenance services support the build-out and operation of enterprise, fiber optic, Ethernet and wireless networks.  The telecommunications staffing segment provides outsourced services to the wireless and wireline industry.

The Company’s two operating segments have been aggregated into one of the two reportable segments due to their similar economic characteristics, products, or production and distribution methods. One of the Company's reportable segments is telecommunication staffing, which consists of the ADEX entities. The other reportable segment is specialty contracting services, which is comprised of the remaining operating units, TNS, AWS, Tropical and RM Engineering.

Refer to Note 16. Segment Information for a detailed discussion on the change in reporting segments.

CASH

Cash consists of checking accounts and money market accounts.  The Company considers all highly-liquid investments purchased with an original maturity of three months or less to be cash.

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

Trade accounts receivable are recorded at the invoiced amount and do not bear interest.  Management reviews a customer’s credit history before extending credit.  The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments.  Estimates of uncollectible amounts are reviewed each period, and changes are recorded in the period in which they become known.  Management analyzes the collectability of accounts receivable each period.  This review considers the aging of account balances, historical bad debt experience, changes in customer creditworthiness, current economic trends, customer payment activity and other relevant factors.  Should any of these factors change, the estimate made by management may also change.  Allowance for doubtful accounts was $737,761 and $522,297 at December 31, 2013 and 2012, respectively.

BUSINESS COMBINATIONS

The Company accounts for its business combinations under the provisions of Accounting Standards Codification ("ASC") Topic 805-10, Business Combinations ("ASC 805-10"), which requires that the purchase method of accounting be used for all business combinations. Assets acquired and liabilities assumed, including non-controlling interests, are recorded at the date of acquisition at their respective fair values.  ASC 805-10 also specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported apart from goodwill. Goodwill represents the excess purchase price over the fair value of the tangible net assets and intangible assets acquired in a business combination.  Acquisition-related expenses are recognized separately from the business combinations and are expensed as incurred.  If the business combination provides for contingent consideration, the Company records the contingent consideration at fair value at the acquisition date and any changes in fair value after the acquisition date are accounted for as measurement-period adjustments if they pertain to additional information about facts and circumstances that existed at the acquisition date and that the Company obtained during the measurement period.  Changes in fair value of contingent consideration resulting from events after the acquisition date, such as earn-outs, are recognized as follows: 1) if the contingent consideration is classified as equity, the contingent consideration is not re-measured and its subsequent settlement is accounted for within equity, or 2) if the contingent consideration is classified as an asset or a liability, the changes in fair value are recognized in earnings.

The estimated fair value of net assets acquired, including the allocation of the fair value to identifiable assets and liabilities, was determined using Level 3 inputs in the fair value hierarchy (see Fair Value Measurements in Note 2). The estimated fair value of the net assets acquired was determined using the income approach to valuation based on the discounted cash flow method.  Under this method, expected future cash flows of the business on a stand-alone basis are discounted back to a present value.  The estimated fair value of identifiable intangible assets, consisting of customer relationships, the trade names and non-compete agreements acquired, also were determined using an income approach to valuation based on excess cash flow, relief of royalty and discounted cash flow methods.

The discounted cash flow valuation method requires the use of assumptions, the most significant of which include: future revenue growth, future earnings before interest, taxes, depreciation and amortization, estimated synergies to be achieved by a market participant as a result of the business combination, marginal tax rate, terminal value growth rate, weighted average cost of capital and discount rate.

The excess earnings method used to value customer relationships requires the use of assumptions, the most significant of which include: the remaining useful life, expected revenue, survivor curve, earnings before interest and tax margins, marginal tax rate, contributory asset charges, discount rate and tax amortization benefit.

The most significant assumptions under the relief of royalty method used to value tradenames include: estimated remaining useful life, expected revenue, royalty rate, tax rate, discount rate and tax amortization benefit.  The discounted cash flow method used to value non-compete agreements includes assumptions such as: expected revenue, term of the non-compete agreements, probability and ability to compete, operating margin, tax rate and discount rate.  Management, with the assistance of a third-party valuation specialist, has developed these assumptions on the basis of historical knowledge of the business and projected financial information of the Company.  These assumptions may vary based on future events, perceptions of different market participants and other factors outside the control of management, and such variations may be significant to estimated values.

GOODWILL AND INDEFINTITE LIVED INTANGIBLE ASSETS

Goodwill was generated through the acquisitions made by the Company during 2011, 2012 and 2013.  As the total consideration paid exceeded the value of the net assets acquired,  the Company recorded goodwill for each of the completed acquisitions (see Note 3. Acquisitions and Deconsolidation of Subsidiary).  At the date of acquisition,  the Company performed a valuation to determine the value of the intangible assets, along with the allocation of assets and liabilities acquired.  The goodwill is attributable to synergies and economies of scale provided to us by the acquired entity.

The Company performs its annual impairment test at the reportable segment level.  The two reporting segments are telecommunication staffing services and specialty contracting services.   Telecommunications staffing services is comprised of the ADEX entities, and specialty contracting services is comprised of TNS, Tropical, AW Solutions and RM Engineering.  The components within the specialty contracting reportable segment are each considered individual reporting units. These reporting units are aggregated to form one operating segment and reportable segment for financial reporting and for the evaluation of goodwill for impairment.  The telecommunications staffing reporting segment consists of one operating segment, which in turn consists of one reporting unit comprised of a single component.

The Company performs the impairment testing at least annually (at December 31) or at other times if we believe that it is more likely than not that there may be an impairment to the carrying value of its goodwill.  If it is more likely than not that goodwill impairment exists, the second step of the goodwill impairment test should be performed to measure the amount of impairment loss, if any.

The Company considered the results of an income approach and a market approach in determining the fair value of the reportable segments.  The Company evaluated the forecasted revenue using a discounted cash flow model for each of the reporting segments. The Company also noted no unusual cost factors that would impact operations based on the nature of the working capital requirements of the components comprising the reportable segments.  Current operating results, including any losses, are evaluated by the Company in the assessment of goodwill and other intangible assets. The estimates and assumptions used in assessing the fair value of the reporting units and the valuation of the underlying assets and liabilities are inherently subject to significant uncertainties.  Key assumptions used in the income approach in evaluating goodwill are forecasts for each of the reporting units revenue growth rates along with forecasted discounted free cash flows for each reporting unit, aggregated into each reporting segment. For the market approach, the Company used the guideline public company method, under which the fair value of a business is estimated by comparing the subject company to similar companies with publicly traded ownership interests. From these “guideline” companies, valuation multiples are derived and then applied to the appropriate operating statistics of the subject company to arrive at indications of value.

While the Company used available information to prepare estimates and to perform impairment evaluations, actual results could differ significantly from these estimates or related projections, resulting in impairment related to recorded goodwill balances.  Additionally, adverse conditions in the economy and future volatility in the equity and credit markets could impact the valuation of the Company's reporting units. The Company can provide no assurances that, if such conditions occur, they will not trigger impairments of goodwill and other intangible assets in future periods.

Events that could cause the risk for impairment to increase are the loss of a major customer or group of customers, the loss of key personnel and changes to current legislation that may impact the Company’s industry or its customers’ industries.  However, based on the Company’s assessment of these factors, the Company believes the increase in the risk of impairment to be relatively low as its relationships with key customers and personnel are in good standing and it is unaware of any adverse legislation that may have a negative impact on the Company or its customers.

Based on this review, the Company determined that there was no impairment as of December 31, 2013 and 2012, and as such, did not perform a step two analysis for impairment.

With regard to other long-lived assets and intangible assets with indefinite-lives, the Company follows a similar impairment assessment. The Company will assess the quantitative factors to determine if an impairment test of the indefinite-lived intangible asset is necessary. If the quantitative assessment reveals that it is more likely than not that the asset is impaired, a calculation of the asset’s fair value is made. Fair value is calculated using many factors, which include the future discounted cash flows as well as the estimated fair value of the asset in an arm’s-length transaction. As of December 31, 2013 and 2012, the results of the Company’s analysis indicated that no impairment existed.

REVENUE RECOGNITION

The Company's revenues are generated from two reportable segments, specialty contracting services and telecommunication staffing services.  The Company recognizes revenue only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

The specialty contracting services segment is comprised of TNS, Tropical, AW solutions and RM Engineering. Specialty contracting services revenues are derived from contracted services to provide technical engineering services along with contracting services to commercial and governmental customers. The contracts of TNS, Tropical and RM Engineering provide that payment for the Company's services may be based on either 1) direct labor hours at fixed hourly rates or 2) fixed-price contracts. The services provided under the contracts are generally provided within a month. Occasionally, the services may be provided over a period of up to six months.

AW Solutions recognizes revenue using the percentage of completion method.   Revenues and fees on these contracts are recognized specifically utilizing the efforts-expended method, which uses measures such as task duration and completion. The efforts-expended approach is an input method used in situations where it is more representative of progress on a contract than the cost-to-cost or the labor-hours methods. The Company uses labor hours as the basis for the percentage of completion calculation, which is measured principally by the percentage of labor hours incurred to date for each contract to the estimated total labor hours for each contract at completion. Provisions for estimated losses on uncompleted contracts, if any, are made in the period in which such losses are determined. Changes in job performance conditions and final contract settlements may result in revisions to costs and income, which are recognized in the period revisions are determined.

AW Solutions also generates revenue from service contracts with certain customers. These contracts are accounted for under the proportional performance method. Under this method, revenue is recognized in proportion to the value provided to the customer for each project as of each reporting date.

The revenues of the Company's telecommunication staffing service segment, which is comprised of the ADEX subsidiaries, are derived from contracted services to provide technical engineering and management solutions to large voice and data communications providers, as specified by their clients. The contracts provide that payments made for the Company's services may be based on either 1) direct labor hours at fixed hourly rates or 2) fixed-price contracts. The services provided under the contracts are generally provided within a month. Occasionally, the services may be provided over a period of up to four months. If it is anticipated that the services will span a period exceeding one month, depending on the contract terms, the Company will provide either progress billing at least once a month or upon completion of the clients' specifications. The aggregate amount of unbilled work-in-progress recognized as revenues was insignificant at December 31, 2013 and 2012.

The Company sometimes requires customers to provide a deposit prior to beginning work on a project. When this occurs, the deposit is recorded as deferred revenue and is recognized in revenue when the work is complete.

During 2013 and 2012, the Company did not recognize any revenue from cloud-based services.

LONG-LIVED ASSETS, INCLUDING DEFINITE-LIVED INTANGIBLE ASSETS

Long-lived assets, other than goodwill and other indefinite-lived intangibles, are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows derived from such assets.

Definite-lived intangible assets primarily consist of non-compete agreements and customer relationships. For long-lived assets used in operations, impairment losses are only recorded if the asset's carrying amount is not recoverable through its undiscounted, probability-weighted future cash flows.  The Company measures the impairment loss based on the difference between the carrying amount and the estimated fair value.  When an impairment exists, the related assets are written down to fair value.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and depreciated on a straight-line basis over their estimated useful lives.  Useful lives are: 3-7 years for vehicles; 5-7 years for equipment; 5 years for small tools; and 3 years for computer equipment. Maintenance and repairs are expensed as incurred and major improvements are capitalized.  When assets are sold or retired, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in other income.

DEFERRED LOAN COSTS

Deferred loan costs are capitalized and amortized to interest expense using the effective interest method over the terms of the related debt agreements. The amount of amortization of deferred loan costs, which was recorded as interest expense, in the years ended December 31, 2013 and 2012 was $670,694 and $144,264, respectively.

CONCENTRATIONS

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade receivables. The Company maintains its cash balances with high-credit-quality financial institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. These deposits may be withdrawn upon demand and therefore bear minimal risk. The Company limits the amount of credit exposure through diversification and management regularly monitors the composition of its investment portfolio.

The Company provides credit to customers on an uncollateralized basis after evaluating client creditworthiness. The Company’s largest customer, Ericsson, Inc. and its affiliates, accounted for 41% and 33% of consolidated revenues for the years ended December 31, 2013 and 2012, respectively. In addition, amounts due from this customer represented 26% and 33% of trade accounts receivable as of December 31, 2013 and 2012, respectively.  A significant reduction in business from this significant customer or its failure to pay outstanding trade accounts receivable could have a material adverse effect on the Company’s results of operations and financial condition.

The Company’s customers in its specialty contracting services and telecommunications staffing services are located within the United States of America and Puerto Rico.  Revenues generated within the United States of America accounted for approximately 92% and 95% of consolidated revenues for the years ended December 31, 2013 and 2012, respectively.  Revenues generated from Puerto Rico accounted for approximately 8% and 5% of consolidated revenues for the years ended December 31, 2013 and 2012, respectively.

The Company has obligations contingent on the performance of its subsidiaries.  These contingent obligations, payable to the former owners of the subsidiaries, are based on metrics that contain escalation clauses.  The Company believes that the amounts recorded within the liabilities section of the consolidated balance sheets are indicative of fair value and are also considered the most likely payout of these obligations.  If conditions were to change, these liabilities could potentially impact the Company’s results of operations, financial condition and future cash flows.

COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company is subject to various contingencies. The Company records any contingencies in the consolidated financial statements when it is probable that a liability will be incurred and the amount of the loss is reasonably estimable, or otherwise disclosed, in accordance with ASC Topic 450, Contingencies ("ASC 450"). Significant judgment is required in both the determination of probability and the determination as to whether a loss is reasonably estimable. In the event the Company determines that a loss is not probable, but is reasonably possible, and it becomes possible to develop what the Company believes to be a reasonable range of possible loss, then the Company will include disclosures related to such matter as appropriate and in compliance with ASC 450. To the extent there is a reasonable possibility that the losses could exceed the amounts already accrued, the Company will, when applicable, adjust the accrual in the period in which the determination is made, disclose an estimate of the additional loss or range of loss, indicate that the estimate is immaterial with respect to its financial statements as a whole or, if the amount of such adjustment cannot be reasonably estimated, disclose that an estimate cannot be made.

In March 2014, a complaint was filed in the United States District Court for the District of New Jersey against the Company, our Chairman of the Board and Chief Executive Officer, Mark Munro, The DreamTeamGroup and MissionIR, as purported securities advertisers and investor relations firms, and John Mylant, a purported investor and investment advisor. The complaint was purportedly filed on behalf of a class of certain persons who purchased the Company's common stock between November 5, 2013 and March 17, 2014. The complaint alleges violations by the defendants (other than Mark Munro) of Section 10(b) of the Exchange Act, and other related provisions in connection with certain alleged courses of conduct that were intended to deceive the plaintiff and the investing public and to cause the members of the purported class to purchase shares of the Company's common stock at artificially inflated prices based on untrue statements of a material fact or omissions to state material facts necessary to make the statements not misleading. The complaint also alleges that Mr. Munro and the Company violated Section 20 of the Exchange Act as controlling persons of the other defendants. The complaint seeks unspecified damages, attorney and expert fees, and other unspecified litigation costs.

The Company intends to dispute these claims and to defend this litigation vigorously.  However, due to the inherent uncertainties of litigation, the ultimate outcome of this litigation is uncertain. An unfavorable outcome in this litigation could materially and adversely affect the Company's business, financial condition and results of operations.

Currently, there is no other material litigation pending against the Company other than as disclosed in the paragraphs above. From time to time, the Company may become a party to litigation and subject to claims incident to the ordinary course of the Company's business. Although the results of such litigation and claims in the ordinary course of business cannot be predicted with certainty, the Company believes that the final outcome of such matters will not have a material adverse effect on the Company's business, results of operations or financial condition. Regardless of outcome, litigation can have an adverse impact on the Company because of defense costs, diversion of management resources and other factors.

DISTINGUISHMENT OF LIABILITIES FROM EQUITY

The Company relies on the guidance provided by ASC Topic 480, Distinguishing Liabilities from Equity, to classify certain redeemable and/or convertible instruments, such as the Company’s preferred stock.  The Company first determines whether a financial instrument should be classified as a liability.  The Company will determine the liability classification if the financial instrument is mandatorily redeemable, or if the financial instrument, other than outstanding shares, embodies a conditional obligation that the Company must or may settle by issuing a variable number of its equity shares.

Once the Company determines that a financial instrument should not be classified as a liability, the Company determines whether the financial instrument should be presented between the liability section and the equity section of the balance sheet (“temporary equity”).  The Company will determine temporary equity classification if the redemption of the preferred stock or other financial instrument is outside the control of the Company (i.e. at the option of the holder).  Otherwise, the Company accounts for the financial instrument as permanent equity.

Initial Measurement

The Company records its financial instruments classified as liability, temporary equity or permanent equity at issuance at the fair value, or cash received.

Subsequent Measurement

Financial instruments classified as liabilities

The Company records the fair value of its financial instruments classified as liabilities at each subsequent measurement date. The changes in fair value of its financial instruments classified as liabilities are recorded as other expense/income.

Temporary equity

At each balance sheet date, the Company reevaluates the classification of its redeemable instruments, as well as the probability of redemption. If the redemption amount of an instrument is probable or an instrument is currently redeemable, the Company records the instrument at its redemption value. Upon issuance, the initial carrying amount of a redeemable equity security is recorded at its fair value. If the instrument is redeemable currently at the option of the holder, it will be adjusted to its maximum redemption amount at each balance sheet date. If the instrument is not redeemable currently and it is not probable that the instrument will become redeemable, the instrument is recorded at its fair value. If it is probable the instrument will become redeemable, it will be recognized immediately at its redemption value. The resulting increases or decreases in the carrying amount of a redeemable instrument will be recognized as adjustments to additional paid-in capital. Changes in the fair value of redeemable securities will be reflected as an increase or decrease in net income or loss attributable to common stockholders on the consolidated statements of operations.

INCOME TAXES

The Company accounts for income taxes under the asset and liability method. This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established to reduce deferred tax assets when management estimates, based on available objective evidence, that it is more likely than not that the benefit will not be realized for the deferred tax assets. The Company, and its subsidiaries, conduct business, and file income, franchise or net worth tax returns, in thirty nine (39) states and the Commonwealth of Puerto Rico. The Company determines its filing obligations in a jurisdiction in accordance with existing statutory and case law.

Significant management judgment is required in determining the provision for income taxes, and in particular, any valuation allowance recorded against the Company’s deferred tax assets. Deferred tax assets are regularly reviewed for recoverability. The Company currently has significant deferred tax assets resulting from net operating loss carryforwards and deductible temporary differences, which should reduce taxable income in future periods. The realization of these assets is dependent on generating future taxable income.

In June 2006, the FASB issued ASC Topic 740, Income Taxes (“ASC Topic 740”) (formerly FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109) which prescribes a two-step process for the financial statement recognition and measurement of income tax positions taken or expected to be taken in an income tax return. The first step evaluates an income tax position in order to determine whether it is more likely than not that the position will be sustained upon examination, based on the technical merits of the position. The second step measures the benefit to be recognized in the financial statements for those income tax positions that meet the more likely than not recognition threshold. ASC Topic 740 also provides guidance on de-recognition, classification, recognition and classification of interest and penalties, accounting in interim periods, disclosure and transition. Penalties and interest, if incurred, would be recorded as a component of current income tax expense. As of December 31, 2013, and 2012, the Company has no accrued interest or penalties related to uncertain tax positions.

STOCK-BASED COMPENSATION

The Company accounts for stock-based compensation in accordance with ASC Topic 718, Compensation-Stock Compensation ("ASC Topic 718").  Under the fair value recognition provisions of this topic, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as an expense on a straight-line basis over the requisite service period, based on the terms of the awards.  The Company adopted a formal stock option plan in December 2012 and it had not issued any options under the plan as of December 31, 2013.  The Company issued options prior to the adoption of this plan, but the amount was not material as of December 31, 2013.  Historically, the Company has awarded stock grants to certain of its employees and consultants that did not contain any performance or service conditions.  Compensation expense included in the Company’s consolidated statement of operations includes the fair value of the awards at the time of issuance. When common stock was issued, it was valued at the trading price on the date of issuance and was expensed as it was issued. All stock grants were fully vested in 2013 and 2012.

2012 PERFORMANCE INVENTIVE PLAN and EMPLOYEE STOCK PURCHASE PLAN

On November 16, 2012, the Company adopted its 2012 Equity Incentive Plan (the "Equity Incentive Plan") and its Employee Stock Purchase Plan (the "Stock Purchase Plan"). Both plans were established to attract, motivate, retain and reward selected employees and other eligible persons.  For the Equity Incentive Plan, employees, officers, directors and consultants who provide services to the Company or one of the Company’s subsidiaries may be selected to receive awards. A total of 2,000,000 shares of the Company’s common stock is authorized for issuance with respect to awards granted under the Equity Incentive Plan.  The number of authorized shares under the Equity Incentive Plan will automatically increase on the first trading day in January of each year (commencing with January 2014) by an amount equal to lesser of (i) 4% of the total number of outstanding shares of the Company’s common stock on the last trading day in December in the prior year, (ii) 2,000,000 shares, or (iii) such lesser number as determined by the Company’s board of directors. Any shares subject to awards that are not paid, delivered or exercised before they expire or are canceled or terminated, or fail to vest, as well as shares used to pay the purchase or exercise price of awards or related tax withholding obligations, will become available for other award grants under the Equity Incentive Plan.  As of December 31, 2013 and 2012, no awards had been granted under the Equity Incentive Plan, and the full number of shares authorized under the Equity Incentive Plan was available for award purposes.

The Stock Purchase Plan is designed to allow the Company’s eligible employees and the eligible employees of the Company’s participating subsidiaries to purchase shares of the Company’s common stock, at semi-annual intervals, with their accumulated payroll deductions.  A total of 500,000 shares of the Company’s common stock was initially available for issuance under the Stock Purchase Plan.  The share limit will automatically increase on the first trading day in January of each year (commencing with January 2014) by an amount equal to lesser of (i) 1% of the total number of outstanding shares of the Company’s common stock on the last trading day in December in the prior year, (ii) 500,000 shares, or (iii) such lesser number as determined by the Company’s board of directors.  As of December 31, 2013 and 2012, no shares had been purchased under the Stock Purchase Plan.

NET LOSS PER SHARE

Basic loss per common share is computed based on the weighted average number of shares outstanding during the period.  Diluted loss per share is computed in a manner similar to the basic loss per share, except that the weighted-average number of shares outstanding is increased to include all common shares, including those with the potential to be issued by virtue of warrants, options, convertible debt and other such convertible instruments.  Diluted earnings per share contemplates a complete conversion to common stock of all convertible instruments only if they are dilutive in nature with regards to earnings per share.  As the Company incurred net losses for all periods, basic loss per share and diluted loss per share were the same.

The anti-dilutive shares of common stock outstanding at December 31, 2013 and 2012 were as follows:

	December 31,
	2013	2012

Series A Preferred Stock	-	160,000
Series B Preferred Stock	-	18,080,050
Series C Preferred Stock	-	13,560,038
Series D Preferred Stock	-	194,560
Series E Preferred Stock	-	5,119,460
Series F Preferred Stock	-	1,047,319
Series G Preferred Stock	-	-
Series H Preferred Stock	-	2,345,548
Series I Preferred Stock	-	1,135,647
Warrants	681,200	8,614,274
Convertible Debenture	2,039,858	-
	2,721,058	50,256,896

FAIR VALUE OF FINANCIAL INSTRUMENTS

ASC Topic 820 "Fair Value Measurements and Disclosures" ("ASC Topic 820") provides a framework for measuring fair value in accordance with generally accepted accounting principles.

ASC Topic 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs).

The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC Topic 820 are described as follows:

●	Level 1— Unadjusted quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date.

●
Level 2— Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3— Inputs that are unobservable for the asset or liability.

The following section describes the valuation methodologies that the Company used to measure, for disclosure purposes, its financial instruments at fair value.

Debt

The fair value of the Company’s debt, which approximates the carrying value of the Company's debt, as of December 31, 2013 and December 31, 2012 was estimated at $31.6 million and $21.2 million, respectively. Factors that the Company considered when estimating the fair value of its debt include market conditions, liquidity levels in the private placement market, variability in pricing from multiple lenders and term of debt. The level of the debt would be considered as level 2.

Additional Disclosures Regarding Fair Value Measurements

The carrying value of cash, accounts receivable and accounts payable approximate their fair value due to the short-term maturity of those items.

Preferred Stock

The Company used the Option-Pricing Method backsolve ("OPM backsolve") method to determine the fair value of its preferred stock at December 31, 2012. The OPM backsolve method derives the implied equity value for the Company from a transaction involving the Company's preferred securities issued on an arms-length basis. The Company used assumptions, including exercise price, risk free rate, expected term of liquidity, volatility, dividend yield and solved for the value of equity such that value for the most recent financing equals the amount paid. The OPM backsolve method treats convertible preferred stock, common stock, options and warrants as series of call options on the total equity value of a company, with exercise price based on the liquidation preference of the convertible preferred stock. Therefore, the common stock has value only if the funds available for distribution to the stockholders exceed the value of the liquidation preference at the time of a liquidity event, such as a merger, sale or initial public offering, assuming the company has funds available to make a liquidation preference meaningful and collectible by the stockholders. The OPM backsolve method uses the Black-Scholes option-pricing model to price the call options. The Company obtained an appraisal from a third party to assist in the computation of such values. The fair value of the Company's preferred stock at issuance is classified as Level 3 within the Company's fair value hierarchy.

During 2013, in connection with the sale of the Company's ERFS subsidiary, the Company received from the buyer, all outstanding shares of Series I Preferred Stock, and subsequently retired all of the Series I Preferred Stock. Prior to the transaction, the Company used the option pricing method to determine the fair value of the Series I Preferred Stock.

As of December 31, 2013, the Company had no outstanding preferred stock.

Contingent Consideration

The fair value of the Company’s contingent consideration is based on the Company’s evaluation as to the probability and amount of any earn-out that will be achieved based on expected future performance by the acquired entity. The Company utilizes a third-party valuation firm to assist in the calculation of the contingent consideration at the acquisition date. The Company evaluates the forecast of the acquired entity and the probability of earn-out provisions being achieved when it evaluates the contingent consideration  at initial acquisition date and at each reporting period. The amount of contingent consideration is measured at each reporting period and adjusted as necessary.

Derivative Warrant Liabilities

MidMarket Derivative Warrants

The Company used the Black-Scholes option-pricing model to determine the fair value of the derivative liability related to warrants issued in 2012 to the lenders under the MidMarket loan agreement and the put and effective price of future equity offerings of equity-linked financial instruments. The Company derived the fair value of warrants using the common stock price, the exercise price of the warrants, the risk-free interest rate, the historical volatility, and the Company's dividend yield. The Company does not have sufficient historical data to use its historical volatility; therefore the expected volatility is based on the historical volatility of comparable companies. The Company developed scenarios to take into account estimated probabilities of future outcomes. The fair value of the warrant liabilities is classified as Level 3 within the Company's fair value hierarchy.

At December 31, 2013 and 2012, the amount of the derivative liability for the warrants issued to its lender, MidMarket Capital, in 2012 under the Company's term loan facility was computed using the Black-Scholes Option pricing model.  The change in the fair value of derivative balance was recorded as a loss of $3,246,313 and a gain of $33,593 on the consolidated statements of operations for the years ended December 31, 2013 and 2012, respectively.

In connection with the valuation of the warrants issued in 2012, the Company believed the common stock price had not fully adjusted for the potential future dilution from the private placements of preferred stock completed in 2011 through 2012, primarily due to the trading restrictions on the unregistered shares of common stock issued and issuable from the conversion of debt and warrants, certain conversion restrictions, and the anti-dilution adjustment features of the warrants. Therefore, the Company used a common stock price implied by a recent preferred stock financing transaction that was consummated on an arms-length basis. In the OPM backsolve method, the valuation resulted in a model-derived common stock value ranging from $0.012 to $0.08 per share. In the second quarter of 2013, the Company determined that the use of the trading price of the Company’s common stock was more indicative of the fair value of the common stock and the Company began using the traded price of its common stock to determine fair value. The Company determined the anti-dilution rights of the warrants were immaterial based on the various outcomes derived from the scenarios developed. The Company will continue to classify the fair value of the warrants as a liability until the warrants are exercised, expire or are amended in a way that would no longer require the warrants to be classified as a liability.

ICG Derivative Warrants

For the warrants issued to ICG in April 2013, August 2013 and October 2013, the Company used the binomial method to derive the fair value of the warrants.

The Company issued warrants to one of its lenders, ICG USA, LLC ("ICG"), in April 2013, August 2013 and October 2013.  On April 26, 2013, the date on which the warrants were first issued, the Company recorded a derivative liability in the amount of $140,000. On August 28, 2013, when the second group of warrants was issued, the Company recorded a derivative liability in the amount of $35,000. These amounts were recorded as debt discounts and are being amortized over the life of the related term loan.  On October 30, 2013, when the third group of warrants was issued, the Company recorded a derivative liability in the amount of $19,000.

In December 2013, ICG exercised all of the warrants on a cashless basis and received 138,396 shares of common stock.

The fair value of the Company’s financial instruments carried at fair value at December 31, 2013 and 2012 were as follows:

FAIR VALUE OF FINANCIAL INSTRUMENTS

Liabilities measured at fair value on a recurring basis at December 31, 2013 and 2012 consisted of:

	Fair Value Measurements at Reporting Date Using
	Quoted Prices
	in Active	Significant Other	Significant
	Markets for	Observable	Unobservable
	Identical Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)
	December 31, 2013
Liabilities:
Warrant derivatives	$-	$-	$19,877,723
Long term contingent consideration	-	-	1,614,882
Contingent consideration	-	-	4,513,937

Total liabilities at fair value	$-	$-	$26,006,542

	December 31, 2012
Liabilities:
Warrant derivatives	$-	$-	$33,593
Long term contingent consideration	-	-	557,933
Contingent consideration	-	-	4,624,367

Total liabilities at fair value	$-	$-	$5,215,893

The following table provides a summary of changes in fair value of the Company’s Level 3 financial instruments for the years ended December 31, 2013 and 2012.

Amount
Balance as of December 31, 2011	$180,164

Change in fair value of derivative	(198,908)
Warrant derivatives fair value on date of issuance	193,944
Fair value of long term consideration recorded at date of acquisition	557,933
Fair value of contingent consideration recorded at date of acquisition	4,482,760
Balance as of December 31, 2012	$5,215,893

Change in fair value of warrant derivative	14,156,361
Warrant derivatives fair value and fair value of conversion feature on date of issuance	6,814,000
Change in fair value of contingent consideration	3,131,130
Settlement of derivative liabilities	(6,185,478)
Fair value of long term consideration recorded at date of acquisition	932,051
Fair value of contingent consideration recorded at date of acquisition	1,942,585
Balance December 31, 2013	$26,006,542

RECLASSIFICATIONS

Certain 2012 activities and balances were reclassified to conform to classifications used in the current period.

3.	ACQUISITIONS AND DECONSOLIDATION OF SUBSIDIARY

2012 Acquisitions

Acquisition of TNS, Inc.

On September 17, 2012, the Company acquired 100% of the outstanding capital stock of T N S, an Illinois corporation based in Des Plaines, Illinois.  T N S is a provider of structured cabling and distributed antenna systems primarily in the Chicago, Illinois area. The purchase consideration for T N S was $5,486,372, which was comprised of (i) $700,000 in cash, (ii) 10,000 shares of common stock of the Company, (iii) additional shares of common stock of the Company to be issued upon the completion by the Company of an underwritten public offering, which shares were valued at the acquisition date at $259,550, were recorded as a liability as of such date and the number of which shares will be determined by dividing $200,000 by the price per share of the common stock in the offering, and (iv) 4,150 shares of Series F Preferred Stock of the Company, which shares were valued at $4,026,822.

Of the 4,150 shares of Series F Preferred Stock issued to the sellers of T N S on September 17, 2012, 575 shares (the “Contingent Shares”) were contingent as they were subject to cancellation in whole or in part if T N S did not meet certain operating results during the earn-out period.  If the operating results of T N S exceeded certain thresholds during the earn-out period, the Company was required to issue to the sellers of T N S additional shares of Series F Preferred Stock.  The Company was also obligated to pay additional cash consideration and to issue additional shares of Series F Preferred Stock to the T N S sellers if T N S exceeded certain operating thresholds for the three years ending September 30, 2015.  The Company had classified its contingent obligation as a liability in the amount of $557,933 on the Company’s balance sheet because the contingent consideration was a fixed monetary amount that was based on the earnings of T N S during the earn-out period that the Company was required to settle with a variable number of shares of Series F Preferred Stock and additional cash payments.  The contingent consideration of $557,993 recognized by the Company was an estimate of the fair value of the contingent consideration.

The Company originally granted the T N S sellers the right to put the 10,000 shares of common stock to the Company for $50.00 per share beginning on March 17, 2014.  The holders of the Series F Preferred Stock also could demand that an aggregate of 3,000 shares of Series F Preferred be redeemed beginning on November 27, 2012, with the redemption to occur within 20 days of such request.  Such holders could also request that an additional 575 shares of Series F Preferred be redeemed beginning on September 17, 2013 and that any additional shares of Series F Preferred be redeemed beginning on September 17, 2014. The Contingent Shares could not be redeemed during the earn-out period.  Both the Series F Preferred shares and the shares of common stock that were subject to a put option were accounted for as temporary equity because the decision as to the redemption or retirement of such shares rested with the holders of such shares.  On December 24, 2013, the Company and the former owners of TNS agreed that the Series F Preferred Stock, including the contingent shares, could be redeemed and converted to common stock of the Company.  The shares of Series F Preferred Stock that were not part of the contingent consideration were converted into common stock. The conversion of these shares was done in accordance with the Series F Preferred Stock Certificate of Designation. As a result, there was no impact on the Company's consolidated statement of operations for the year ended December 31, 2013.  The acquisition was accounted for as a stock purchase.  As the total consideration paid exceeded the value of the net assets acquired, the Company recorded approximately $4,000,000 of goodwill.  The goodwill is attributable to synergies and economies of scale provided to the Company.  The goodwill is not tax deductible. The amount of acquisition-related costs for the acquisition of T N S was $81,836, which was recorded on the Company’s consolidated statement of operations as general and administrative expenses.

Acquisition of ADEX Entities

On September 17, 2012, the Company  acquired all the outstanding capital stock of ADEX, a New York corporation, and ADEXCOMM Corporation, a New York corporation (“ADEXCOMM”), and all outstanding membership interests of ADEX Puerto Rico LLC, a Puerto Rican limited liability company (“ADEX Puerto Rico”, and together with ADEX and ADEXCOMM, collectively,  the ADEX Entities.  The ADEX Entities are collectively an international service organization that provides turnkey services and project staffing solutions exclusively to the telecommunication industry.  ADEX assists telecommunications companies throughout the project life cycle of any network deployment.  The purchase consideration for the ADEX Entities was $17,321,472, which was paid with $12,819,594 in cash, which payment included the repayment of debt due from the ADEX entities to a lender of approximately $1,241,000, a note in the amount of $1,046,000 and a note in the amount of $1,332,668, which was equal to the net working capital of the ADEX Entities as of the closing date, and contingent consideration in the amount of $2,123,210 that was recorded as a liability at the date of acquisition. The notes were secured by 1,500 shares of Series G Preferred Stock. The payment of contingent consideration was secured by the issuance of 2,000 shares of Series G Preferred Stock.  As additional consideration, the Company agreed to pay the ADEX sellers an amount of cash equal to the product of 0.75 (the “Multiplier”) multiplied by the adjusted EBITDA of the ADEX Entities for the twelve months beginning October 1, 2012, (the “Forward EBITDA”).  If the Forward EBITDA is less than $2,731,243, the Multiplier shall be adjusted to 0.50, and if the Forward EBITDA is greater than $3,431,243, the Multiplier shall be adjusted to 1.0.  The Company also agreed to pay the ADEX sellers an amount of cash equal to the amount, if any, by which the Forward EBITDA is greater than $3,081,243. The Company and former owners of ADEX agreed that the amount of contingent consideration owed under the terms of the purchase agreement was $1,778,669, which resulted in a gain on change in contingent consideration of $344,541 on the Company’s consolidated statement of operations.  In connection with the contingent consideration arrangement, the Company reserved 2,000 shares of Series G Preferred Stock.  These shares are redeemable in the event the Company defaults on its obligation to make the required payments. The acquisition was accounted for as a stock purchase. As a result of the total consideration paid exceeding the net assets acquired; the Company recorded approximately $10.5 million of goodwill. The goodwill is attributable to synergies and economies to scale provided to the Company.  The goodwill is not tax deductible. The amount of acquisition-related costs for the acquisition of the ADEX entities was $152,189, which amount was recorded on the Company's consolidated statement of operations as general and administrative expenses.

Acquisition of Environmental Remediation and Financial Services, LLC

On December 17, 2012, ADEX acquired 100% of the membership interests in ERFS, a New Jersey limited liability company. ERFS is an environmental remediation company that provides in site remediation of oil, chemicals and ground/water.  The purchase consideration for ERFS was $6,651,050, which was paid with 4,500 shares of Series I Preferred Stock, which shares were valued at $4,187,151.  The seller of ERFS was entitled to redeem up to $750,000 of the Series I Preferred Stock on or after March 31, 2013.  As additional consideration, the Company agreed to pay the ERFS seller 1.5 times EBITDA for the twelve-month period from January 1, 2013 through December 31, 2013, provided that the EBITDA for such twelve-month period exceeds the EBITDA for the twelve month period prior to closing by $10,000.  This earn-out consideration was valued at $2,463,899. The Series I Preferred shares were classified within temporary equity because the redemption of those shares rested with the holders of those instruments. The goodwill is attributable to synergies and economies of scale provided to the Company. The acquisition was accounted for as a stock purchase. The goodwill is not tax deductible. The Company did not incur any acquisition-related costs for the year ended December 31, 2012.

During 2013, the Company’s management decided to exit its environmental remediation and disaster recovery services business conducted by ERFS (see Note 17, Discontinued Operations). The Series I Preferred Stock issued as part of the purchase price of ERFS, along with the contingent consideration payable to the sellers of ERFS, were received by the Company and retired as part of the proceeds of the sale of ERFS.

The final purchase consideration for the 2012 acquisitions of TNS, the ADEX Entities and ERFS were calculated as follows:

	TNS	ADEX Entities	ERFS
Cash	$700,000	$12,819,594	$-
Promissory notes	-	2,378,668	-
Contingent consideration/working capital adjustment	259,550	2,123,210	2,463,899
Preferred stock, based on OPM backsolve method	4,026,822	-	4,187,151
Common stock, based on redemption value	500,000	-	-
Total purchase price	$5,486,372	$17,321,472	$6,651,050

The final purchase consideration was allocated to the assets acquired and liabilities assumed as follows:

	TNS	ADEX Entities	ERFS
Current assets	$474,732	$5,801,858	$798,135
Goodwill	4,002,654	10,474,212	4,863,149
Intangible assets:
Customer list / relationships	1,790,048	3,309,143	1,967,000
URL's	2,552	2,552	-
Tradenames	347,182	2,888,382	361,000
Non-competes	79,670	116,047	-
Property and equipment	14,224	75,849	185,271
Deposits	-	12,227	63,493
Current liabilities	(254,807)	(1,053,398)	(1,135,872)
Notes payable - bank	-	-	(392,259)
Notes payable - related party	-	-	(8,700)
Notes payable - other	-	-	(50,167)
Long-term deferred tax liability	(969,883)	(4,305,400)	-
Total allocation of purchase consideration	$5,486,372	$17,321,472	$6,651,050

2013 Acquisitions

Acquisition of AW Solutions Inc.

On April 15, 2013, the Company acquired all of the outstanding capital stock of AW Solutions, Inc. (“AWS”), a Florida corporation, and all of the outstanding membership interests of AW Solutions Puerto Rico, LLC (“AWS Puerto Rico”), a Puerto Rico limited liability company (collectively, the “AWS Entities”). The AWS Entities are professional multi-service line, telecommunications infrastructure companies that provide outsourced services to the wireless and wireline industry. The purchase consideration for the AWS Entities was $8,760,097, which was paid with $500,000 in cash, common stock valued at $2,607,804, a 45-day promissory note valued at $2,107,804, a note in the principal amount of $1,033,743, which was equal to the net working capital of AWS on the date of acquisition, and contingent consideration, which was valued at $2,510,746 and was recorded as a liability at the date of acquisition. The contingent consideration payable, if any, will be based on the EBITDA of the AWS Entities for the twelve months following the date of acquisition. The contingent consideration also consists of a formula tied to the EBITDA growth for the thirteenth through twenty-fourth months after the date of acquisition. The Company estimated the contingent consideration based on the expected growth of AWS. The Company had an independent valuation performed of the acquisition to determine the value of the contingent consideration and the value of the stock issued on the acquisition date. As the total consideration paid by the Company for AW Solutions exceeded the net assets acquired, the Company recorded approximately $2.2 million of goodwill. The goodwill is attributable to synergies and economies of scale provided to the Company. The goodwill is tax deductible. The amount of acquisition-related costs for the acquisition of AW Solutions was $124,500, which amount was recorded on the Company’s consolidated statement of operations as general and administrative expenses.

The final purchase consideration for the 2013 acquisition of the AWS Entities was calculated as follows:

Cash	$500,000
Common stock, based on redemption value	2,607,804
Promissory notes	2,107,804
Working capital note	1,033,743
Contingent consideration	2,510,746
Total consideration	$8,760,097

The final purchase consideration was allocated to the assets acquired and liabilities assumed as follows:

Current assets	$2,676,922
Goodwill	2,249,477
Intangible assets:
Customer list / relationships	3,381,000
Trade names	884,000
Non-compete	371,000
Property and equipment	207,566
Other assets	9,832
Current liabilities	(1,019,700)
Total allocation of purchase consideration	$8,760,097

Unaudited pro forma results of operations data of the Company as if the acquisitions of the ADEX Entities, TNS, and the AWS Entities had occurred as of January 1, 2012 are as follows:

	Pro Forma Results (Unaudited)
	Year Ended December 31,
	2013	2012
Revenue	$54,072,078	$49,782,343

Net loss	$(25,675,959)	$(1,298,960)

Basic and diluted loss per share	$(7.92)	$(0.78)

Pro forma data does not purport to be indicative of the results that would have been obtained had these events actually occurred at January 1, 2012 and is not intended to be a projection of future results.

The pro forma adjustments for the years ended December 31, 2013 and 2012 consist of the amortization of intangible assets with an identifiable life, customer lists and non-compete agreements in the amount of $597,375 for the years ended December 31, 2013 and 2012.  The Company also borrowed the cash portion of the purchase consideration and has recorded interest expense in the amount of $1,560,000 in the years ended December 31, 2013 and 2012.

The amount of revenues and income of the acquired companies since the acquisition date included in the Company's consolidated statements of operations are as follows:

2013 Acquisitions

AWS Entities
Revenues	$7,508,928

Income	$1,418,796

2012 Acquisitions

	ADEX Entities	TNS	ERFS
Revenues	$10,577,197	$1,042,367	$146,036

Income	$807,832	$78,404	$46,598

NOTES – CONTINGENT CONSIDERATION

The Company has issued contingent consideration in connection with the acquisitions the Company completed during the years ended December 31, 2013 and 2012.  The following describes the contingent consideration arrangements.

Tropical:  As additional consideration, the Company agreed to issue additional shares of common stock in the Company based on a formula tied to the future earnings of Tropical.  The contingent consideration to be paid to the former owners of Tropical was as follows: 50% of the net income of Tropical for the 18 months following the acquisition, along with warrants with an exercise price of $150.00 per share for up to 1,000 shares of Company common stock for each $500,000 of EBITDA generated by Tropical in the two years after the date of acquisition. The Company determined the fair value of contingent consideration to be $15,320.  The potential range of contingent consideration could have ranged from $0, in the event Tropical had zero or negative net income, to unlimited, as there was no cap on the amount that could have been earned.  The Company recorded contingent consideration in the amount of $15,320 as a liability on its consolidated balance sheets. At December 31, 2012, the amount of contingent consideration had not changed. As of December 31, 2013, the Company determined that, based on the results of Tropical since the date of acquisition, no contingent consideration was payable, and the fair value of the contingent consideration was adjusted to $0.

RM Engineering: As additional consideration, the Company agreed to pay 50% of the net income of RM Engineering for the 18-month period following the closing, as well as cashless exercise warrants with an exercise price of $150.00 per share for up to 1,000 additional shares for each $500,000 in net income generated by RM Engineering during the 24-month period following closing. The Company determined the fair value of the contingent consideration likely to be paid at $126,287.  The potential range of contingent consideration could have ranged from $0, in the event RM Engineering had zero or negative net income, to unlimited, as there is no cap on the amount that could have been earned.  The Company recorded this $126,287 contingent consideration as a liability on its consolidated balance sheets. At December 31, 2012, the amount of contingent consideration had not changed. As of December 31, 2013, the Company determined that, based on the results of RM Engineering, no contingent consideration was payable, and the fair value of the contingent consideration was adjusted to $0.

ADEX:  As additional consideration, the Company agreed to pay the ADEX sellers an amount of cash equal to the product of 0.75 (the “Multiplier”) multiplied by the adjusted EBITDA of the ADEX Entities for the twelve months beginning October 1, 2012, (the “Forward EBITDA”).  If the Forward EBITDA was less than $2,731,243, the Multiplier was to be adjusted to 0.50, and if the Forward EBITDA was greater than $3,431,243, the Multiplier was to be adjusted to 1.0.  The Company also agreed to pay the ADEX sellers an amount of cash equal to the amount, if any, by which the Forward EBITDA was greater than $3,081,243.  In connection with these obligations, the Company reserved 2,000 shares of Series G Preferred Stock.  These shares were redeemable in the event the Company defaulted on its obligation to make the required payments.  The shares of Series G Preferred were to be automatically cancelled if required payments were made in cash by the Company. The Company valued the amount of contingent consideration likely to be paid at $2,123,210 as of the date of acquisition.  As of December 31, 2012, the amount of contingent consideration had not changed.  On December 31, 2013, the Company recorded a gain on the change in contingent consideration of $344,551 based on an agreement reached between the Company and the former owners of ADEX that the amount of contingent consideration to be paid was $1,778,669. The $1,778,669 was recorded as a contingent consideration payable on the Company's consolidated balance sheet as of December 31, 2013.

T N S: Additional consideration was also to be paid to the T N S sellers in the event certain operating results were achieved by T N S.  The holders of the Series F Preferred Stock could have demanded that an aggregate of 3,000 shares of Series F Preferred be redeemed beginning on November 27, 2012, with the redemption to occur within 20 days of such request.  The holders also could have requested that an additional 575 shares of Series F Preferred be redeemed beginning on September 17, 2013 and that an additional 575 shares of Series F Preferred be redeemed beginning on September 17, 2014.  In the event that certain operating results were achieved or not achieved by T N S, additional shares of Series F Preferred Stock could have been issued, or issued shares of Series F Preferred Stock could have been cancelled, based on an agreed upon formula. The Company valued the contingent consideration likely to be paid at $259,550 as of the date of acquisition. As of December 31, 2012, the amount of contingent consideration had not changed. At September 30, 2013, the Company evaluated the contingent consideration and recorded a gain in change of contingent consideration of $0.6 million. In December 2013, the Company and the former owners of T N S agreed to release the Company and T N S from any and all further obligations in connection with the contingent considerations. As part of the agreement, the Company redeemed an additional 1,150 shares of Series F Preferred Stock related to the aforementioned agreement.  In addition, the Company issued to the former owners of T N S 89,653 shares of common stock. This agreement resulted in a loss on change in contingent consideration of $2.2 million, which was recorded on the Company's statement of operations as a loss on change in fair value of contingent consideration.

ERFS: As additional consideration, the Company agreed to pay the ERFS seller 1.5 times EBITDA for the twelve-month period from January 1, 2013 through December 31, 2013, provided that the EBITDA for such twelve-month period exceeded the EBITDA for the twelve month period prior to closing by $10,000.  The Company valued the contingent consideration likely to be paid at $2.1 million. The contingent consideration could have ranged from $0, in the event ERFS EBITDA for the 12 months following closing was less than $10,000 over ERFS EDITDA for the 12 months period prior to closing, to unlimited as there was no cap on the amount that could have been earned.  The Company recorded the $2.4 million contingent consideration as a liability on its consolidated balance sheets.  As of December 31, 2012, the amount of contingent consideration had not changed.  On November 21, 2013, the Company consummated the sale of ERFS to the president of ERFS.  As consideration for the sale, the Company's contractual obligation to pay contingent consideration and working capital consideration was cancelled. In connection with such sale, the reserve for contingent consideration in the amount of $2.5 million was included in income from discontinued operations, net of taxes on the Company's consolidated statement of operations.

AWS Entities:  As additional consideration, the Company agreed to pay the AWS seller certain earn-out payments based on the first and second anniversary EBITDA of the AWS Entities.

First Anniversary: Following the first anniversary of the closing date, the Company will calculate the EBITDA of the AWS Entities for the twelve-month period beginning on the closing date and ending on the first anniversary of the closing date (the “First Anniversary EBITDA”), which will be subject to review by the sellers in accordance with the Purchase Agreement.  If required, the Company will make an earn-out payment to the sellers based on the First Anniversary EBITDA as follows (the “First EBITDA Adjustment”): (i) if the First EBITDA is less than $2.0 million the First EBITDA Adjustment will be zero; (ii) if the First Anniversary EBITDA is equal to or greater than $2.0 million and less than or equal to $3.0 million then the First EBITDA Adjustment will be equal to the First Anniversary EBITDA and will be paid by the Company to the sellers in cash; (iii) if the First Anniversary EBITDA is greater than $3.0 million and less than or equal to $4.0 million, then the First EBITDA Adjustment will be equal to 1.5x the First Anniversary EBITDA and will be paid by the Company to the sellers in cash; (iv) if the First Anniversary EBITDA is greater than $4.0 million and less than or equal to $5.0 million, then the First EBITDA Adjustment will be equal to 2.0x the First Anniversary EBITDA, of which 50% will be paid by the Company to the sellers in cash and 50% will be paid by the issuance to the sellers of unregistered shares of common stock at a price per share equal to the closing price of the common stock on the first anniversary of the closing date; or (v) if the First Anniversary EBITDA is greater than $5.0 million, then the First EBITDA Adjustment will be equal to 2.25x the First Anniversary EBITDA, of which 50% will be paid by the Company to the sellers in cash and 50% will be paid by the issuance to the sellers of unregistered shares of common stock at a price per share equal to the closing price of the common stock on the first anniversary of the closing date.

Second Anniversary: Following the second anniversary of the closing date, the Company will calculate the EBITDA of the AWS Entities for the twelve-month period beginning on the first anniversary of the closing date and ending on the second anniversary of the closing date (the “Second Anniversary EBITDA”), which will be subject to review by the sellers in accordance with the purchase agreement.  The Company will make an earn-out payment to the sellers based on the Second Anniversary EBITDA as follows (the “Second EBITDA Adjustment”): (i) if the Second Anniversary EBITDA is less than or equal to the First Anniversary EBITDA, then the Second EBITDA Adjustment will be zero; (ii) if the Second Anniversary EBITDA exceeds the First Anniversary EBITDA (the “EBITDA Growth Amount”) by an amount less than $1.0 million, the Second EBITDA Adjustment will be equal to 2.0x the EBITDA Growth Amount and will be paid by Company to the sellers in cash; (iii) if the EBITDA Growth Amount is equal to or greater than $1.0 million and less than $3.0 million, then the Second EBITDA Adjustment will be equal to 2.25x the EBITDA Growth Amount, of which 88.88% will be paid by Company to the sellers in cash and 11.12% will be paid by the issuance to the sellers of unregistered shares of common stock at a price per share equal to the closing price of the common stock on the second anniversary of the closing date; or (iv) if the EBITDA Growth Amount is equal to or greater than $3.0 million, then the Second EBITDA Adjustment will be equal to 2.5x the EBITDA Growth Amount, of which 80% will be paid by Company to the sellers in cash and 20% will be paid by the issuance to the sellers of unregistered shares of common stock at a price per share equal to the closing price of the common stock on the second anniversary of the closing date.

The Company determined the fair value of the contingent consideration to be $2,510,746 at the date of acquisition.  As of December 31, 2013, the amount of contingent consideration had been recorded as $4.4 million, which resulted in a loss from change in fair value of contingent consideration of $1.8 million that has been recorded on the Company's consolidated statement of operations as a loss on change in contingent consideration. The amount of contingent consideration increased based on a revised forecast for the remainder of the earn-out period.

2012 Deconsolidation

Deconsolidation of Digital Comm, Inc. Subsidiary

On September 13, 2012, the Company sold 60% of the outstanding shares of common stock of Digital to the Company’s former president and a former director. As consideration for the purchase, the former president issued to the Company a non-recourse promissory note in the principal amount of $125,000. The note is secured by the purchased shares. Immediately subsequent to the transaction, the Company wrote off the $125,000 promissory note from its former president, as it deemed it unlikely that he could repay the note.  At the date of deconsolidation, the Company wrote off all of its receivables from Digital of $880,000 and adjusted the negative investment carrying amount at the time of deconsolidation to zero, which resulted in a net gain of approximately $528,000. Subsequent to the sale of 60% of its ownership interest in Digital, the Company continued to fund the cash flow of Digital into December 2012. These amounts were approximately $179,000, which the Company subsequently wrote down to zero, as the Company has determined that the equity investment is uncollectible as Digital has limited operations and limited ability to repay the amount owed. The Company did not attribute any value to its equity investment in Digital at December 31, 2012 based on Digital's historical recurring losses and expected future losses, and the fact that Digital's liabilities far exceeded the value of its tangible and intangible assets at such date.

In the Company’s financial statements for the year ended December 31, 2012, the Company's investment in Digital had been written off and was reflected at value of zero.

The following information summarizes the results of operations of Digital for the year ended December 31, 2012 and for the period from January 1, 2012 through September 12, 2012, the date of deconsolidation.

January 1, 2012 through
September 12, 2012
Revenue	$1,691,956

Gross margin	139,675

Loss from operations	(473,918)

Interest expense	(251,412)

Net loss	$(725,330)

4.	PROPERTY AND EQUIPMENT, NET

At December 31, 2013 and 2012, property and equipment consisted of the following:

	December 31,
	2013	2012
Vehicles	$695,694	$474,153
Computers and Office Equipment	427,504	174,768
Equipment	262,104	304,942
Total	1,385,302	953,863
Less accumulated depreciation	(1,023,075)	(768,997)

Property and equipment, net	$362,227	$184,866

On September 30, 2012, the Company sold 60% of its interest in its Digital subsidiary.  As a result of the deconsolidation of Digital, the Company sold capital equipment with an original purchase price of $330,669 and accumulated depreciation of $113,111.

On November 21, 2013 the Company sold its ERFS subsidiary.  As a result of the transaction, the Company sold property and equipment related to ERFS with an original purchase price of $204,990 and accumulated depreciation of $52,120.

Depreciation expense for the years ended December 31, 2013 and 2012 was $154,478 and $118,047, respectively.

5.	GOODWILL AND INTANGIBLE ASSETS

Goodwill

The following table sets forth the changes in the Company's goodwill during the years ended December 31, 2013 and 2012 resulting from the above-described acquisitions by the Company of its operating subsidiaries.

	Tropical	RM Engineering	ADEX	TNS	AW Solutions	Total
Balance December 31, 2011	$174,746	$169,240	$-	$-	$-	$343,986

Acquisitions	-	-	10,474,212	4,002,654	-	14,476,866
Balance December 31, 2012	174,746	169,240	10,474,212	4,002,654	-	14,820,852

Acquisitions	-	-	-	-	2,249,477	2,249,477

Disposals	-	-	-	-	-	-
Balance December 31, 2013	$174,746	$169,240	$10,474,212	$4,002,654	2,249,477	$17,070,329

The following table summarizes the Company’s intangible assets as of December 31, 2013 and 2012:

	December 31, 2013				December 31, 2012
	Estimated	Gross			Gross
	Useful	Carrying	Accumulated	Net Book	Carrying	Accumulated	Net Book
	Life	Amount	Amortization	Value	Amount	Amortization	Value
Customer relationship and lists	10 yrs	$9,094,299	(1,022,273)	$8,072,026	$5,709,049	$(208,623)	$5,500,426
Non-compete agreements	2-3 yrs	570,638	(175,517)	395,121	199,638	(18,991)	180,647
URL's	Indefinite	10,208	-	10,208	10,208	-	10,208
Trade names	Indefinite	4,298,562	-	4,298,562	3,414,562	-	3,414,562

Total intangible assets		$13,973,707	$(1,197,790)	$12,775,917	$9,333,457	$(227,614)	$9,105,843

The Company uses the straight-line method to determine the amortization expense for its definite lived intangible assets, which approximates amortization that would have been recognized if determined by an accelerated method. Amortization expense related to the purchased intangible assets was $965,926 and $235,091 for the years ended December 31, 2013 and 2012, respectively.

On November 21, 2013 the Company disposed of it subsidiary ERFS which carried goodwill of $4,863,149 and intangible assets consisting of net customer relationships of $1,786,692 and tradenames of $361,000.

The estimated future amortization expense for the next five years and thereafter is as follows:

Year ending December 31,
2014	$1,098,574
2015	1,079,128
2016	945,319
2017	909,250
2018	909,250
Thereafter	3,525,626
Total	$8,467,147

6.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

As of December 31, 2013 and 2012, accrued expenses consisted of the following:

	December 31,
	2013	2012
Accrued interest and preferred dividends	$2,274,638	$864,607
Accrued trade payables	5,361,442	2,138,249
Accrued compensation	1,244,432	857,379
	$8,880,512	$3,860,235

7.	BANK DEBT

As of December 31, 2013 and 2012, bank debt consisted of the following:

	December 31,
	2013	2012
One installment note, monthly principal and interest of $533, interest 9.05%, secured by vehicles, maturing July 2016	$17,064	$23,463

Five lines of credit, monthly principal and interest, interest ranging from $0 to $13,166, interest ranging from 5.5% to 9.75%, guaranteed personally by principal shareholders of acquired companies, maturing between July 2013 and February 2020	424,730	446,110
	441,794	469,573
Less: Current portion of bank debt	(318,050)	(261,742)

Long-term portion of bank debt	$123,744	$207,831

Future maturities of bank debt are as follows:

Year ending December 31,
2014	$318,050
2015	55,543
2016	28,621
2017	7,210
2018	2,400
Thereafter	29,970
Total	$441,794

The Company’s assets securing the bank debt had a carrying value of $75,000 and $25,000 at December 31, 2013 and 2012, respectively.

At December 31, 2013 and 2012, there were no covenants related to the bank debt.

The interest expense associated with the bank debt during the years ended December 31, 2013 and 2012 amounted to $33,769 and $185,479, respectively. The weighted average interest rate on bank debt during the years ended December 31, 2013 and 2012 was 7.6% and 8.2%, respectively.

8.	TERM LOANS

At December 31, 2013 and 2012, term loans consisted of the following:

	December 31,
	2013	2012
PNC revolving credit facility, secured by accounts receivable	$-	$-

Term loan, MidMarket Capital, net of debt discount of $143,843 and $182,631	13,706,157	14,817,369

Convertible promissory notes, unsecured, matured in December 2012	-	27,500

Promissory note, unsecured, non-interest bearing due July 2011, with 16,000 common shares equity component	-	9,500

Promissory notes, unsecured, matured in October 2012	-	195,000

Promissory notes, unsecured, maturing in January 2014	1,725,000	-

18% convertible promissory note maturing in January 2013	-	210,000

Acquisition promissory note to former shareholders of RM Engineering and RM Leasing, unsecured, non-interest bearing, imputed interest immateral, matured in March 2012 and June 2012	-	200,000

12% convertible debentures payable, net of debt discount of $6,666,476 and $0, respectively	4,958,526	-
	20,389,683	15,459,369
Less: Current portion of term loans	(5,380,185)	(3,618,211)

Long-term portion term loans, net of debt discount	$15,009,498	$11,841,158

Future annual principal payments are as follows:

Year ending December 31,
2014	$10,825,000
2015	7,925,001
2016	2,762,500
2017	5,687,501
2018	-
Total Principal payments	27,200,002

Term Loan – MidMarket Capital

On September 17, 2012, the Company entered into a Loan and Security Agreement with the lenders referred to therein, MidMarket Capital Partners, LLC, as agent for the lenders (the “Agent”), and certain subsidiaries of the Company as guarantors (the “MidMarket Loan Agreement”).  Pursuant to the MidMarket Loan Agreement, on September 17, 2012 and November 13, 2012, the lenders thereunder provided the Company senior secured first lien term loans in an aggregate amount of $15,000,000 (the “MidMarket Loans”). Interest on the MidMarket Loans accrued at the rate of 12% per annum. A portion of the proceeds of the MidMarket Loans were used to finance the acquisitions of the ADEX Entities and T N S, to repay certain outstanding indebtedness (including all indebtedness owed to  UTA Capital LLC) and to pay fees, costs and other expenses related thereto.  The remainder of the MidMarket Loans could be used by the Company to finance certain other acquisitions and for working capital and long-term financing needs.

The MidMarket Loans were to mature on September 17, 2017, provided that if the Company failed to raise by March 14, 2014 at least $20,000,000 in connection with a public offering of voting equity securities of the Company, the MidMarket Loans were to mature on June 17, 2014. If we did not complete an acquisition of an additional operating business within 90 days of September 17, 2012, the Company was required to repay $750,000 of the MidMarket Loans. The Company completed the acquisition of ERFS on December 17, 2012, which satisfied this covenant.

On October 17, 2013, the Company entered into an amendment to the MidMarket Loan Agreement to provide that, (i) if prior to March 17, 2014, the Company failed to raise at least $5,000,000 in gross proceeds in an underwritten public offering of the Company’s equity securities, the maturity date of the original MidMarket Loans were to be accelerated to June 17, 2014, or (ii) if prior to March 17, 2014 the Company raised at least $5,000,000 but less than $20,000,000 in gross proceeds in an underwritten public offering of the Company’s equity securities, the maturity date of the original MidMarket Loans were to be accelerated to December 30, 2014.

In connection with the MidMarket Loans, deferred loan costs of $1,800,051 were recorded.  These costs were being amortized over the life of the loan using the effective interest method.

Subject to certain exceptions, all obligations of the Company under the MidMarket Loans were unconditionally guaranteed by each of the Company’s domestic subsidiaries. In addition, the obligation of the Company and the subsidiary guarantors in respect of the MidMarket Loans was secured by a first priority security interest in substantially all of the assets of the Company and the subsidiary guarantors, subject to certain customary exceptions.

Pursuant to the MidMarket Loan Agreement, the Company issued warrants to the lenders, which entitle the lenders to purchase a number of shares of common stock equal to 10% of the fully-diluted shares of the common stock of the Company on the date on which the warrants first became exercisable, which was December 6, 2012. The warrants were amended on November 13, 2012 as part of the first amendment to the MidMarket Loan Agreement discussed below. At that time, the number of shares of common stock issuable upon exercise of the warrants was increased from 10% of the fully-diluted shares to 11.5% of the fully-diluted shares. The warrants have an exercise price of $4.00 per share, subject to adjustment as set forth in the warrants, and will expire on September 17, 2014, but are subject to extension until certain financial performance targets are met. The warrants have anti-dilution rights in connection with the exercise price. If the Company issues stock, warrants or options at a price below the $4.00 per share exercise price, the exercise price of the warrants resets to the lower price. In connection with an amendment to the MidMarket Loan Agreement, on March 22, 2013, the number of shares of common stock issuable upon exercise of the warrants has been fixed at 234,233 shares. In accordance with ASC Topic 480, the warrants are classified as liabilities because there is a put feature that requires the Company to repurchase any shares of common stock issued upon exercise of the warrants. The derivative liability associated with this debt will be revalued each reporting period and the increase or decrease will be recorded to the consolidated statement of operations under the caption “change in fair value of derivative instruments.”  At each reporting date, the Company performs an analysis of the fair value of the warrants using the Black-Scholes pricing model and adjusts the fair value accordingly.

On September 17, 2012, when the warrants were issued, the Company recorded a derivative liability in the amount of $193,944. The amount was recorded as a debt discount and was being amortized over the life of the MidMarket Term Loans. The amount of the derivative liability was computed by using the Black-Scholes pricing model to determine the value of the warrants issued. On December 31, 2013 and 2012, the Company used the Black Scholes pricing method to determine the fair value of the warrants on those dates, and determined the fair value was $3,279,906 and $33,593, respectively.  The Company recorded the change in the fair value of the derivative liability as a loss in fair value of derivative liability for the year ended December 31, 2013 of $3,246,313 and a gain on change in fair value of derivative liability in the year ended December 31, 2012 of $160,351.

As of December 31, 2012, certain events of default had occurred and were continuing under the MidMarket Loan Agreement, including events of default relating to a number of financial covenants under the loan agreement. On March 22, 2013, the Company and its subsidiaries entered into an amendment to the MidMarket Loan Agreement pursuant to which, among other agreements, all of the existing events of default by the Company were waived and the financial covenants that gave rise to certain of the events of default were amended.

Interest expense on the MidMarket Loan was $2,394,825 and $491,943 in the years ended December 31, 2013 and 2012, respectively.

In March 2014, the entire outstanding principal of the MidMarket Loans was converted into common stock of the Company (see Note 18, Subsequent Events).

Convertible Promissory Notes, Unsecured.

In June 2012, the Company issued an 8% convertible promissory note in the principal amount of $27,500 that bore interest at the rate of 8% per annum and matured in December 2012. This note was convertible into common stock of the Company, at the holder’s option, at a conversion price equal to 50% of the average of the three lowest closing prices of the common stock within the 10-day period prior to the conversion date. In January 2013, this note was converted in accordance with its terms into 7,207 shares of common stock.

Promissory Note, unsecured

In September 2012, the Company issued a promissory note in the principal amount of $530,000 to Wellington Shields & Co. This note bore interest at the lowest rate permitted by law unless the Company was in default on repayment, at which time the note was to bear interest at the rate of 18% per annum. This note was due in October 2012 and the Company was in default as of March 31, 2013 and accruing interest at the higher amount. The amount outstanding as of March 31, 2013 was $175,000. This note was paid in full as of May 2, 2013 and the Company has received a general release from Wellington Shields & Co. The Company recorded other income of $80,000, as the debt was repaid for $95,000.

18% Convertible Promissory Note

In July 2012, the Company issued an 18% convertible promissory note in the principal amount of $210,000 that matured in January 2013. The principal and interest on this note were convertible, at the holder’s option, into the Company’s common stock at a rate equal to 50% of the average of the three lowest closing prices of the common stock within the 10-day period prior to the conversion date. During 2012, the Company recognized interest expense of $11,130 on this note.  During March 2013, the note was converted into 36,584 shares of common stock. Upon conversion, the beneficial conversion feature was recorded as interest expense in the amount of $280,819.  The loss was not materially different than the incremental intrinsic value resulting from the resolution of the contingently adjustable conversion ratios and the corresponding adjustments to the conversion prices.

Promissory Note, Unsecured

On May 26, 2011, the Company issued a promissory note in the principal amount of $50,000.  In connection with the issuance of this promissory note, the Company issued to the lender 16,000 shares of the Company’s common stock.  This note bore no interest until the occurrence of an event of default, at which time the note was to bear interest at the rate of 18% per annum on the remaining balance.  This note was due in June 2011, and was considered in default at December 31, 2012.  This note was repaid in full in May 2013. This note had a principal balance of $0 as of December 31, 2013 and $9,500 as of December 31, 2012.

Acquisition Promissory Note

On December 29, 2011, the Company acquired substantially all of the assets and assumed certain liabilities of RM Engineering.  Upon its acquisition of RM Engineering, the Company assumed unsecured, non-interest bearing acquisition promissory notes to former shareholders of RM Engineering due in March and June 2012. These notes were repaid in full in 2013.   As of December 31, 2012, these notes were in default. As of December 31, 2013 and 2012, these notes had a principal balance of $0 and $200,000, respectively.

Term Loan Maturing in January 2014

During April 2013, the Company entered into a purchase agreement (the "ICG Purchase Agreement") with ICG USA, LLC (“ICG”) pursuant to which the Company agreed to sell and ICG agreed to purchase, unsecured, convertible promissory notes in the aggregate principal amount of $1,725,000 for an aggregate purchase price of up to $1,500,000, at up to two separate closings. Pursuant to such agreement, on April 30, 2013, the Company issued to ICG a promissory note in the principal amount of $862,500 for a purchase price of $750,000, with the difference between the purchase price and the principal amount of the note representing an up-front interest payment in lieu of any additional interest on such note. This note matured on the tenth trading day following the earlier of (i) the closing by the Company of a public offering of equity securities resulting in gross proceeds of at least $20 million or (ii) any capital raise by the Company of at least $3 million. If the Company did not complete a capital raise within 180 days of the date of funding (October 26, 2013), then the lender could have elected to be repaid on this note by either receiving 25% of the Company's future monthly cash flows until such time as the unpaid principal had been repaid, or converting the unpaid principal amount into shares of the Company’s common stock. At the end of the six-month period, if ICG elected to convert, this note was convertible into common shares at a price per share equal to 80% of the lessor of a) the average of the closing bid prices of the common stock for each of the ten trading days preceding the date of conversion, or b) the closing bid price of the Company’s common stock on the date of conversion, but in no event less than $11.60 per share. On November 5, 2013, the Company completed a capital raise of greater than $3 million and, as a result, the note was no longer convertible into shares of the Company’s common stock.

Pursuant to the ICG Purchase Agreement, in August 2013, the Company issued to ICG a promissory note in the principal amount of $287,500 for a purchase price of $250,000, with the difference between the purchase price and the principal amount of the note representing an up-front interest payment in lieu of any additional interest on such note. This note matured on the thirtieth trading day following the earlier of the closing of any capital raise by the Company of at least $3 million or October 26, 2013. If the Company did not complete a capital raise within 180 days of the date of funding (February 28, 2014), then the lender could have elected to be repaid on this note by either receiving 25% of the Company's future monthly cash flows until such time as the unpaid principal has been repaid, or converting the unpaid principal amount into shares of the Company’s common stock. At the end of the six month period, if ICG made the election to convert, this note was convertible into common stock at a price per share equal to 80% of the lessor of a) the average of the closing bid prices of the common stock for each of the ten trading days preceding the date of conversion, or b) the closing bid price of the Company’s common stock on the date of conversion, but in no event less than $11.60 per share. On November 5, 2013, the Company completed a capital raise of greater than $3 million, and the note was no longer convertible into shares of the Company’s common stock.

Pursuant to the ICG Purchase Agreement, in October 2013, the Company issued to an affiliate of ICG a promissory note in the principal amount of $575,000 for a purchase price of $500,000, with the difference between the purchase price and the principal amount of the note representing an up-front interest payment in lieu of any additional interest on the such note.  This note matured in January 2014. At the time of this issuance, the outstanding notes held by ICG were assigned by ICG to such affiliate of ICG and the maturity date of such notes was extended to January 2014.

In March 2014, the Company and ICG agreed to convert the remaining unpaid principal amount of the three notes into common stock (see Note 18, Subsequent Events).

Pursuant to the ICG Purchase Agreement, in connection with the issuance of the notes, ICG was also issued two warrants to purchase a number of common shares equal to fifty percent (50%) of the number of shares into which the note may be converted on the date of issuance of the note. The warrants are exercisable at an exercise price equal to the lesser of a) 120% of the price per share at which the Company sells its common stock in a public offering or b) the exercise price of any warrants issued to investors in an offering of the Company’s securities resulting in gross proceeds of at least $3,000,000, provided, however, that if no such offering closed by October 30, 2013, then the exercise price for the warrant would be equal to 120% of the closing price of the Company’s common stock on October 30, 2013. The Company completed an offering of its common stock on November 5, 2013. The exercise price of the warrants was fixed at $4.80. The warrants meet the criteria in accordance with ASC 815 to be classified as liabilities as the number of shares to be issued upon conversion of the warrants and the strike price of the warrants is variable. On April 26, 2013, the date on which the warrants were issued, the Company recorded a derivative liability in the amount of $140,000. The amount was recorded as a debt discount and was being amortized over the life of the related term loan. The Company recorded the change in the fair value of the derivative liability as a gain on change in fair value of derivative liability of $130,000 for the year ended December 31, 2013.

The Company issued additional warrants to its lender, ICG, in August 2013. On August 28, 2013, the date on which the warrants were issued, the Company recorded a derivative liability in the amount of $35,000.  The amount was recorded as a debt discount and was being amortized over the life of the related term loan. The Company recorded the change in the fair value of the derivative liability as a gain on change in fair value of derivative liability of $35,000 for the year ended December 31, 2013. The additional warrants were fair valued using the binomial method.

The Company issued additional warrants to its lender, an affiliate of ICG, in October 2013. On October 30, 2013, the date on which the warrants were issued, the Company recorded a derivative liability in the amount of $19,000.  The additional warrants were fair valued using the binomial method. The amount was recorded as a debt discount and was being amortized over the life of the related term loan. The Company recorded the change in fair value of the derivative liability as a gain on change in fair value of derivative liability of $19,000 for the year ended December 31, 2013.  In October 2013, ICG and its affiliate exercised all of their warrants and the Company recorded a cumulative loss of $952,000 for the year ended December 31, 2013, which amount is included in changes in the value of the derivative instruments from their issuance dates.

PNC Bank Revolving Credit Facility

On September 23, 2013, the Company entered into a revolving credit and security agreement dated as of September 20, 2013 (the "PNC Credit Agreement"), with PNC Bank, as agent and a lender, and each of the Company’s subsidiaries, as borrowers or guarantors. The PNC Credit Agreement provided the Company a revolving credit facility in the principal amount of up to $10,000,000, subject to a borrowing base (as further described below), that was secured by substantially all of the Company’s assets and the assets of the Company’s subsidiaries, including a pledge of the equity interests of the Company’s subsidiaries pursuant to a pledge agreement. The maturity date of the revolving credit facility was June 17, 2014.

Interest on advances under the revolving credit facility was payable in arrears on the first day of each month with respect to Domestic Rate Loans (as defined in the PNC Credit Agreement) and at the end of each interest period with respect to LIBOR Rate Loans (as defined in the PNC Credit Agreement). Interest charges were computed on the greater of (x) $5,000,000 or (y) the actual principal amount of advances outstanding during the month at a rate per annum equal to, (i) in the case of Domestic Rate Loans, the sum of the Alternate Base Rate (as defined in the PNC Credit Agreement) plus 0.50% per annum, or (ii) in the case of LIBOR Rate Loans, the LIBOR rate plus 2.75% per annum.  Prior to each advance, the Company had the option of making such advance a Domestic Rate Loan or a LIBOR Rate Loan.

The loans were subject to a borrowing base equal to the sum of (a) 88% of the Company’s eligible accounts receivable, plus  (b) the lesser of (i) 65% of the Company’s Eligible Milestone Receivables (as defined in the PNC Credit Agreement) and (ii) $500,000,  minus  (c) the aggregate maximum undrawn amount of all outstanding letters of credit under the revolving credit facility, and  minus  (d) $2,500,000 (prior to the release of the availability block).  Initially, the borrowing base was reduced by a $2,500,000 availability block, which would have been eliminated on September 30, 2014 if the Company met certain financial conditions and was not in default under the revolving credit facility.

The PNC Credit Agreement contained customary events of default and covenants, including, but not limited to, financial covenants requiring a minimum fixed charge coverage ratio and minimum earnings before interest, taxes, depreciation and amortization (EBITDA).  In connection with the Company’s acquisition of IPC, described in subsequent events, the Company was required to have availability under the PNC loan of $3 million.  In order to satisfy this requirement, the Company prepaid the loan in the amount of $108,000 and, as of December 31, 2013, the balance of the loan was a prepayment of $108,000, which was recorded as other current assets on the Company’s balance sheet.

As of December 31, 2013, the Company had borrowing availability under the PNC Credit Agreement of $1.5 million. However, as of December 31, 2013, the Company was not in Compliance with all of the covenants of the PNC Credit Agreement. The Company terminated the PNC Credit Agreement on April 4, 2014.

12% Convertible Debentures

In December 2013 the Company entered into a securities purchase agreement with various institutional investors pursuant to which the Company issued to such investors convertible debentures in the original aggregate principal amount of $11,625,000 (the "Convertible Debentures") and an aggregate of 36,567 shares of its common stock for an aggregate purchase amount of $11,625,002. The Convertible Debentures mature on June 13, 2015 and bear interest at the rate of 12% per annum and are payable in accordance with an amortization schedule, with monthly payments beginning on July 13, 2014 and ending on the final maturity date of June 13, 2015.  At the Company’s election, subject to compliance with certain terms and conditions in the purchase agreement, the monthly amortization payments may be paid by the issuance of shares of the Company’s common stock at a price per share equal to the lesser of (i) the Conversion Price (as defined below) and (ii) 75% of the average of the VWAP (the daily volume weighted average price) of the Company’s common stock for the five-trading-day period ending on, and including, the trading day immediately preceding the trading day that is five days prior to the applicable monthly amortization date.

The Convertible Debentures are convertible into shares of the Company’s common stock at the election of the holder thereof at a conversion price (the “Conversion Price”) equal to the lesser of (i) $6.36, or (ii) 85% of the price per share of the Company’s common stock in the first underwritten public offering of not less than $10 million of the Company’s equity securities (a “Qualified Offering”).  The Conversion Price is subject to customary anti-dilution provisions.  Notwithstanding the foregoing, the Convertible Debenture of a particular holder will not be convertible if such conversion would result in such holder owning more than 4.99% of the issued and outstanding shares of the Company’s common stock after such conversion.

The Company may redeem a Convertible Debenture, in whole or in part, for cash at a redemption price (the “Redemption Amount”) equal to 115% of the outstanding principal amount of the Convertible Debenture, plus all accrued and unpaid interest, plus an amount equal to the interest that would have accrued on the Convertible Debenture through the one year anniversary of the issuance date. Upon the occurrence of a Qualified Offering while the Convertible Debentures remain outstanding, (i) each holder of a Convertible Debenture has the option to force the redemption of a portion of such holder's Convertible Debenture for a redemption price equal to the Qualified Offering Amount (as defined below), and (ii) the Company has the option to force the redemption of portion of holder’s Convertible Debenture in an amount equal to or less than the Qualified Offering Amount.  The “Qualified Offering Payment” means, with respect to each Convertible Debenture, an amount equal to the lesser of (i) 50% of the Redemption Amount and (ii) (a) 50% of the gross proceeds of the Qualified Offering multiplied by (b)(x) the Redemption Amount of such Convertible Debenture, divided by (y) the Redemption Amount of all Convertible Debentures issued pursuant to the purchase agreement.

Beginning on June 13, 2014, the Company may elect to force the holder of a Convertible Debenture to convert all, but not less than all, amounts outstanding under the Convertible Debenture into shares of the Company’s common stock at the applicable Conversion Price; provided, that the Company may only elect such forced conversion if certain conditions are met, including the condition that the Company’s common stock has been trading at 150% or higher of the applicable Conversion Price for 30 consecutive trading days with an average daily trading volume of not less than $1,000,000 of shares per day.

Upon the occurrence of an event of default (as defined in the Convertible Debentures), the outstanding principal amount of the Convertible Debentures, plus accrued but unpaid interest, plus all interest that would have been earned through December 13, 2014 if such interest has not yet accrued, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the holder’s election, immediately due and payable in cash at the Mandatory Default Amount.  The “Mandatory Default Amount” means the sum of (a) the greater of (i) the outstanding principal amount of the Convertible Debenture, plus all accrued and unpaid interest thereon, plus all interest that would have been earned through December 13, 2014 if such interest has not yet accrued, divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an event of default) or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP of the Company’s common stock on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 115% of the outstanding principal amount of the Convertible Debenture, plus 100% of accrued and unpaid interest hereon, plus all interest that would have been earned through December 13, 2014 if such interest has not yet accrued, and (b) all other amounts, costs, expenses and liquidated damages due in respect of the Convertible Debenture.  After the occurrence of an event of default that results in the acceleration of the Convertible Debentures, the interest rate on the Convertible Debentures shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.  Additionally, upon the occurrence of an event of default, at the holder’s election each Convertible Debenture shall become convertible into shares of the Company’s common stock at the lesser of (i) the Conversion Price, and (ii) 70% of the average VWAP of the Company’s common stock for the five trading days in the preceding twenty trading days that have the lowest VWAP during such period.

The Company recorded a debt discount in the amount of $382,492 in connection with the 36,567 shares of the Company's common stock issued pursuant to the purchase agreement, which amount is being amortized over the life of the Convertible Debentures. The Company also recorded a debt discount in the amount of $6,620,000 in connection with the embedded features of the Convertible Debentures, which amount is being amortized over the life of the Convertible Debentures. The Company used a Monte Carlo simulation on the date of issuance to fair value the embedded conversion features.

9.	DERIVATIVE INSTRUMENTS

The Company evaluates and accounts for derivatives conversion options embedded in its convertible and freestanding instruments in accordance with ASC Topic 815, Accounting for Derivative Instruments and Hedging Activities ("ASC Topic 815").

MidMarket Warrants

The Company issued warrants to the lenders under the MidMarket Loan Agreement in 2012. These warrants were outstanding at December 31, 2013.

The terms of the warrants issued pursuant to the MidMarket Loan Agreement in 2012 originally provided, among other things, that the number of shares of common stock issuable upon exercise of such warrants amounted to 11.5% of the Company’s fully-diluted outstanding common stock and common stock equivalents, whether the common stock equivalents were fully vested and exercisable or not, and that the initial exercise price of such warrants was $5.00 per share of common stock, subject to adjustment. Pursuant to an amendment to the MidMarket Loan Agreement, on March 22, 2013, the number of shares for which the warrants are exercisable was fixed at 187,386 shares.  On September 17, 2012, when the warrants were issued, the Company recorded a derivative liability in the amount of $193,944. The amount was recorded as a debt discount and is being amortized over the original life of the MidMarket Loans. The amount of the derivative liability was computed by using the Black-Scholes pricing model to determine the value of the warrants issued. On December 31, 2012, the Company used the Black - Scholes pricing model to determine the fair value on that date and determined that the fair value was $33,593 and recorded the decrease in implied fair value as a gain on change in derivative liability.  On December 31, 2013, the Company used the Black - Scholes option pricing method to determine the fair value of the warrants and derived an implied fair value of $3,279,906, which is included in derivative financial instruments at estimated fair value on the consolidated balance sheets.  The Company recorded the increase in fair value of the derivative liability as a loss on change in fair value of derivative liability of $3,246,313 in change in fair value of derivative instruments on the consolidated statements of operations for the year ended December 31, 2013.

The fair value of the MidMarket warrant derivative at each measurement date was calculated using the Black-Scholes option pricing model with the following factors, assumptions and methodologies:

	Year Ended December 31,
	2013	2012

Fair value of Company’s common stock	$18.36	$0.68755-10.00
Volatility (closing prices of 3-4 comparable public companies, including the Company’s historical volatility)	80%	56.78-112%
Exercise price	$4.00 - $5.00	$0.95-10.00
Estimated life	8.5 months	1.75 years
Risk free interest rate (based on 1-year treasury rate)	0.11%	0.0266-0.12%

Series E Warrants

The Company also issued warrants associated with the issuance of its Series E Preferred Stock in 2012 and 2013.

The terms of the warrants issued to the holders of Series E Preferred Stock provided that, among other things, the number of shares of common stock issuable upon exercise of such warrants amounted to 4.99% of the Company’s fully-diluted outstanding common shares and common share equivalents, whether the common share equivalents were fully vested and exercisable or not, and that the exercise price of such warrants was $500 per share of common stock, subject to adjustment.

The warrants provided for variability involving the effective amount of common share equivalents issued in future equity offerings of equity-linked financial instruments. Additionally, the warrants did not contain an exercise contingency. Accordingly, the settlement of the warrants would not have equaled the difference between the fair value of a fixed number of shares of the Company’s common stock and a fixed stock price.  Accordingly, such warrants were not indexed to the Company’s stock price.  The Company accounted for such variability associated with its warrants as derivative liabilities.

In December 2013, the Company made a concession to the holders of the Company's Series E Preferred Stock to issue a fixed number of shares of common stock to satisfy these warrants. The Company obtained approval and agreement of such stockholders at December 31, 2013; however, the shares of common stock were not issued until January 2014, which resulted in a liability of $977,817, based on a Black-Scholes calculation, as of December 31, 2013.

The fair value of the Series E warrants derivative at each measurement date was calculated using the Black-Scholes option pricing model with the following factors, assumptions and methodologies:

	Year Ended December 31,
	2013	2012

Fair value of Company’s stock	$18.36	$0.68755
Volatility	80%	112%
Exercise price	$-	$500
Estimated life	0.5 months	2.75 years
Risk free interest rate (based on 1-year treasury rate)	0.11%	0.0266%

ICG warrants

The Company issued warrants to its lender, ICG, in April 2013. On April 26, 2013, the date on which the warrants were issued, the Company recorded a derivative liability in the amount of $140,000.  The amount was recorded as a debt discount and is being amortized over the life of the related loan.  The amount of the derivative liability was computed by using the binomial method to determine the value of the warrants issued.  The binomial method evaluated possible scenarios for the price of the Company’s common stock and other factors that would impact the anti-dilution provisions of the warrants. At April 26, 2013, the number of shares of common stock issuable upon exercise of the warrants was 37,177.

The Company issued additional warrants to its lender, ICG, in August 2013. On August 28, 2013, the date on which the warrants were issued, the Company recorded a derivative liability in the amount of $35,000.  The amount was recorded as a debt discount and is being amortized over the life of the related loan.  The amount of the derivative liability was computed by using the binomial method to determine the value of the warrants issued.  The binomial method evaluated possible scenarios for the price of the Company’s common stock and other factors which would impact the anti-dilution provisions of the warrants. At August 28, 2013, the number of shares of common stock issuable upon exercise of the warrants was 12,392.

The Company issued additional warrants to its lender, ICG, in October 2013. On October 30, 2013, the date on which the warrants were issued, the Company recorded a derivative liability in the amount of $19,000.  The amount was recorded as a debt discount and is being amortized over the life of the related loan.  The amount of the derivative liability was computed by using the binomial method to determine the value of the warrants issued.  The binomial method evaluated possible scenarios for the price of the Company’s common stock and other factors which would impact the anti-dilution provisions of the warrants. At October 30, 2013, the number of shares of common stock issuable upon exercise of the warrants was 22,308.

In November 2013, ICG exercised all of its warrants and the Company recorded a change in fair value of the derivative liability of $952,000 for the year ended December 31, 2013.

A summary of the transactions related to the derivative liability for the years ended December 31, 2013 and 2012 is as follows:

Derivative liability at January 1, 2012	$38,557
Fair value of derivative at issuance, recognized as debt discount	193,944
Decrease in fair value of derivative liability, recognized as other income	(198,908)
Derivative liability at December 31, 2012	33,593
Fair value of derivative at issuance, recognized as debt discount	6,814,000
Increase in fair value of derivative liability, recognized as other income	14,156,361
Settlement of derivative liability	(1,126,231)
Derivative liability at December 31, 2013	$19,877,723

10.	INCOME TAXES

The (benefit from) income taxes for the years ended December 31, 2013 and 2012 was as follows:

	Years Ended December 31,
	2013	2012
Federal	$(297,000)	$-
State	90,459	48,232
Foreign	437,704	106,217
Total current	$231,163	$154,449

Deferred:
Federal	$(699,146)	$(2,530,775)
State	(119,679)	(270,197)
Total deferred	(818,825)	(2,800,972)
Total (benefit) from income taxes	$(587,662)	$(2,646,523)

The Company’s effective tax rate for the years ended December 31, 2013 and 2012 differed from the U.S. federal statutory rate as follows:

	Years Ended December 31,
	2013	2012
	%	%
Federal tax benefit at statutory rate	(34.0)	(34.0)
Permanent differences	20.1	(6.7)
State tax benefit, net of Federal benefits	1.2	0.8
Other	(2.4)	0.3
Effect of foreign income taxed in rates other than the U.S. Federal statutory rate	1.6	2.8
Net change in valuation allowance	12.9	(29.5)
Foreign tax credits	(1.6)	(2.8)
(Benefit)	(2.2)	(69.1)

The tax effects of temporary differences and carryforwards that gave rise to significant portions of the deferred tax assets and liabilities were as follows:

	Year Ended December 31,
	2013	2012
Net operating loss carry forwards	$4,300,870	$2,058,644
Accruals and reserves	277,667	301,000
Credits	543,704	106,000
Stock based compensation	266,598	-
Total assets	5,388,839	2,465,644

Depreciation	(17,590)	(15,000)
Section 481 adjustment	(897,854)	(1,347,000)
Intangible assets	(1,918,911)	(3,479,000)
Total liabilities	(2,834,355)	(4,841,000)
Less: Valuation allowance	(4,076,000)	-

Net deferred tax liabilities	$(1,522,516)	$(2,374,356)

The Company performs an analysis each year to determine whether the expected future income will more likely than not be sufficient to realize the deferred tax assets. The Company's recent operating results and projections of future income weighed heavily in the Company's overall assessment. Prior to 2012, there were no provisions (or benefits) for income taxes because the Company had sustained cumulative losses since the commencement of operations. In 2012, a benefit from income taxes of $2,646,523 from continuing operations was recorded. The tax benefit in 2012 was primarly a result of the release of the valuation allowance as a result of the recognition of offsetting deferred tax liabilities.

At December 31, 2013, the Company again reviewed the need for a valuation allowance against its deferred tax asset. As a result of this review it was determined that, based on 2013 results and projected future taxable income, an increase in the valuation allowance was necessary. For the year ended December 31, 2013, the Company recorded a benefit from income taxes from continuing operations of $292,662, which includes the change in the net valuation allowance of approximately $4,061,151.

As of December 31, 2013 and 2012, the Company had federal net operating loss carryforwards (“NOL’s”) of approximately $11,410,000 and $5,600,000, and state not operating loss carryforwards (NOL’s) of approximately $9,790,000 and $5,600,000, respectively that will be available to reduce future taxable income, if any. These NOL’s begin to expire in 2025. In addition, as of December 31, 2013 and December 31, 2012, the Company had federal tax credit carryforwards of $544,000 and $106,000, respectively, available to reduce future taxes. These credits begin to expire in 2022.

Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, provide for annual limitations on the utilization of net operating loss and credit carryforwards if the Company were to undergo an ownership change, as defined in Section 382 of the Code. In general, an ownership change occurs whenever the percentage of the shares of a corporation owned, directly or indirectly, by 5-percent shareholders, as defined in Section 382 of the Code, increases by more than 50 percentage points over the lowest percentage of the shares of such corporation owned, directly or indirectly, by such 5-percent shareholders at any time over the preceding three years. In the event such ownership change occurs, the annual limitation may result in the expiration of the net operating losses prior to full utilization. The Company has completed a study to assess whether an ownership change has occurred or whether there have been multiple ownership changes since the Company became a “loss corporation” under the Code. As disclosed the Company has taken these limitations into account in determining its available NOL’s.

During 2012, the Company acquired ownership of three entities that had historically used the cash method of accounting for tax purposes. Section 446 of the Internal Revenue Code of 1986, as amended, requires that the Company prepare its tax returns using the accrual method of accounting. As a result of this change from cash to accrual accounting for income tax purposes, the Company will recognize $2,386,000 of income over the period 2014 through 2015. During 2012 and 2013, the Company acquired 100% of a Puerto Rican limited liability company, thereby subjecting the Company to Puerto Rico income taxes on any Puerto Rico-sourced taxable income. Such taxes paid are considered foreign taxes that may be credited against federal income taxes payable in future years.

The effective tax rate differs from the statutory rate primarily as a result permanent differences due to certain non-cash charges.

The Company applies the standard relating to accounting (ASC 740-10) for uncertainty in income taxes, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Company is required to recognize in the financial statements the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. There were no significant unrecognized tax benefits recorded as of December 31, 2013, and there was no change to the unrecognized tax benefits during 2013 and 2012.

The Company does not have any tax positions for which it is reasonably possible the total amount of gross unrecognized tax benefits will increase or decrease through December 31, 2014.  The unrecognized tax benefits may increase or change during the next year for items that arise in the ordinary course of business.

The Company’s continuing practice is to recognize interest and/or penalties related to income tax matters as a component of income tax expense.  As of December 31, 2013 and 2012, there was no accrued interest and penalties related to uncertain tax positions.

The Company is subject to U.S. federal income taxes and to income taxes in various states in the United States. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply.  Due to the Company's net operating loss carryforwards, all years remain open to examination by the major domestic taxing jurisdictions to which the Company is subject.  In addition, all of the net operating loss and credit carryforwards that may be used in future years are still subject to adjustment.  The Company is not currently under examination by any tax jurisdiction.

11.	CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash in financial institutions. At December 31, 2012, substantially all of the Company’s cash was in one bank subject to FDIC’s insurance of $250,000 per depositor per insured bank. The Company maintains deposits in federally insured financial institutions. Cash held with financial institutions may exceed the amount of insurance provided on such deposits; however, management believes the Company is not exposed to significant credit risk due to the financial position of the financial institutions in which those deposits are held.

The Company grants credit under normal payment terms, generally without collateral, to its customers.  These customers primarily consist of telephone companies, cable television multiple system operators and electric and gas utilities. With respect to a portion of the services provided to these customers, the Company has certain statutory lien rights that may in certain circumstances enhance the Company’s collection efforts. Adverse changes in overall business and economic factors may impact the Company’s customers and increase credit risks.  These risks may be heightened as a result of the current economic developments and market volatility.  In the past, some of the Company’s customers have experienced significant financial difficulties and likewise, some may experience financial difficulties in the future.  These difficulties expose the Company to increased risks related to the collectability of amounts due for services performed.  The Company believes that none of its significant customers were experiencing financial difficulties that would impact the collectability of the Company’s trade accounts receivable as of December 31, 2013 and 2012.

As of, and for the years ended, December 31, 2013 and 2012, concentrations of significant customers were as follows:

	Accounts Receivable	Revenues
2013
Ericsson, Inc.	26%	41%

	Accounts Receivable	Revenues
2012
C2 Utility	10%	4%
Ericsson Caribbean	11%	5%
Nexlink	0%	14%
Ericsson, Inc.	33%	33%

Geographic Concentration Risk

Substantially all of the Company’s customers are located within the United States.

12.	COMMITMENTS AND CONTINGENCIES

The Company leases certain of its property under leases that expire on various dates through 2017.  Some of these agreements include escalation clauses and provide for renewal options ranging from one to five years.

Rent expense incurred under the Company’s operating leases amounted to $463,589 and $174,513 during the years ended December 31, 2013 and 2012, respectively.

The future minimum obligation during each year through 2017 under the leases with non-cancelable terms in excess of one year is as follows:

Years Ended December 31,	Future Minimum Lease Payments
2014	$415,907
2015	174,060
2016	65,976
2017	54,980
2018 and thereafter	-
Total	$710,923

13.	STOCKHOLDERS’ DEFICIT

Common Stock:

Reverse stock splits

On December 7, 2012, the Company’s stockholders approved a reverse stock split of its common stock at a ratio of 1-for-125. The reverse stock split became effective on January 14, 2013. On May 15, 2013, the Company’s stockholders approved up to a 1-for-4 reverse stock split. A 1-for-4 reverse stock split became effective on August 1, 2013.  All applicable share and per share amounts have been retroactively adjusted to reflect the reverse stock splits.

Public Offering

On November 5, 2013, the Company completed an offering of its common stock in which the Company sold 1,250,000 shares of common stock at a price of $4.00 per share.  In connection with the offering, 625,000 warrants to purchase 625,000 shares of common stock were also sold at $0.01 per warrant. The net proceeds to the Company from the offering after underwriting discounts and expenses was $4,550,010.  Of the 625,000 warrants sold, 448,296 were exercised as of December 31, 2013.

Basis for determining fair value of shares issued

The Company determines the value at which to record common stock issued in connection with acquisitions, debt conversions and settlements, loan modifications and employee and non-employee compensation arrangements, using the market price of the common stock on the date of acquisition.

Issuance of shares of common stock to third parties for services

During 2012, the Company issued an aggregate of 33,000 shares of the Company’s common stock in exchange for consulting services rendered by various consultants. The shares were valued at an average price of $10.28 per share for a value of $338,900.

During 2013, the Company issued 23,879 shares of the Company’s common stock to consultants in exchange for consulting services relating to corporate matters. The shares were valued at an average fair value of $8.85 per share and were immediately vested. The Company recorded $211,421 to stock compensation expense.

Issuance of shares of common stock to employees, directors, and officers

During 2012, the Company issued 10,000 shares of the Company’s common stock to directors and officers for services rendered.  The shares were valued at $3.00 per share for a value of $30,000. The shares were immediately vested.

During 2013, the Company issued 5,000 shares of the Company’s common stock to two employees for services rendered. The shares were valued at $11.52 per share for a value of $57,601. The shares were immediately vested.

During 2013, the Company issued 149,700 shares of the Company’s common stock to six employees and two directors or services rendered. The shares were valued at $10.51 per share for a value of $1,572,988. The shares were immediately vested.

Issuance of shares pursuant to convertible notes payable

During 2012, the Company issued 44,318 shares of its common stock pursuant to convertible notes payable at a weighted-average price of $3.44 per share, for a value of $153,216.

During 2013, the Company issued 7,206 shares of the Company’s common stock to a third-party lender in connection with the conversion of notes payable aggregating $27,500. Upon conversion, $144,130 was recorded as interest expense related to the beneficial conversion feature.

During 2013, the Company issued 36,584 shares of the Company’s common stock to a third-party lender in connection with the conversion of notes payable aggregating $210,000. Upon conversion, $281,113 was recorded as interest expense related to the beneficial conversion feature.

On December 13, 2013, the Company entered into a securities purchase agreement with certain institutional investors pursuant to which the Company issued to such investors 12% convertible debentures.  During December 2013, 36,567 shares of common stock were issued as a debt discount in the amount $382,487 as part of the debenture issuance.

In April 2013, the Company entered into an agreement for the acquisition of AW Solutions.  As part of the acquisition, the Company issued a note in the amount of $2,107,804 to the former owners of AW Solutions.  On December 31, 2013, the Company settled the remaining principal and interest on the note with the issuance of 152,562 shares of common stock.  The shares were issued with a fair value of $18.36 per share, for a total fair value of $2,801,038, which resulted in a loss on extinguishment of debt of $992,000.

Issuance of shares to satisfy obligations pursuant to warrants

During 2012, the Company issued 52,190 shares of its common stock to UTA in exchange for UTA exercising common stock warrants with a cashless exercise. The common stock was valued at the price of $6.76 per share. The total value of the shares issued was $352,763, and recorded as interest expense.

On April 26, 2013, August 28, 2013 and October 30, 2013, the Company issued warrants to ICG USA, LLC and Venture Champion Asia Limited in connection with loans received from those entities in April, August and October 2013.   These warrants were fully exercised with the issuance of 138,396 shares of common stock.

Issuance of shares pursuant to penalty to waive covenant

During 2013, the Company issued an aggregate of 20,375 shares of the Company’s common stock in connection with a loan modification of the MidMarket Loan. The shares were valued at a price of $12.20 per share. The aggregate consideration for the issuance of the shares of common stock amounted to $248,575, which amount was recorded as interest expense in the consolidated statement of operations.

Issuance of shares pursuant to preferred dividends

During 2013, the Company issued 112,256 shares of the Company’s common stock in satisfaction of accrued preferred stock dividends in an amount equal to $958,822.

Issuance of shares pursuant to conversion of preferred stock

During 2013, the Company issued 39,487 shares of common stock upon the conversion of 566 shares ($565,660) of Series D Preferred Stock.

During 2013, the Company issued 40,000 shares of common stock upon the conversion of 2,000,000 shares of Series A Preferred Stock. Of such shares 8,000 shares of common stock were issued to Lawrence Sands, the Company’s Senior Vice President and Corporate Secretary, and 16,000 shares of common stock were issued to each of Billy Caudill and Gideon Taylor, each of whom was a former officer and director of the Company.

In 2013, the Company issued 3,352 shares of common stock upon the conversion of 42 shares ($40,212) of Series D Preferred Stock.

In 2013, the Company issued 2,452,742 shares of common stock upon the conversion of 37,500 shares ($2,216,760) of Series B Preferred Stock.

In 2013, the Company issued 1,262,440 shares of common stock upon the conversion of 1,500 shares ($1,500,000) of Series C Preferred Stock.

In 2013, the Company issued 534,819 shares of common stock upon the conversion of 3,350 shares ($3,350,000) of Series E Preferred Stock.

In 2013, the Company issued 483,015 shares of common stock upon the conversion of 1,425 shares ($1,425,000) of Series H Preferred Stock.

Issuance of shares pursuant to settlement of TNS contingent consideration and settlement of Series F Preferred Stock

On December 21, 2013 we entered into agreement with TNS sellers to satisfy all our outstanding obligations related to the TNS agreement. Based on the terms of that agreement we settled all our remaining obligations to the TNS sellers by converting the 1,150 shares of Series F Preferred Stock owned by such sellers, along with the settlement of the common shares with a put option, issued additional shares to settle contingent consideration and the shares to be issued in connection with our public offering which aggregated to 466,702 shares of our common stock. At the time of settlement, there was no contingent consideration outstanding. The shares issued to settle the contingent consideration arrangement resulted in a loss of $2.2 million.

Issuance of shares pursuant to exercise of stock options

During 2013, the Company issued 5,000 shares of common stock upon the exercise of common stock options.

Issuance of shares pursuant to completed acquisition

During 2013, the Company issued 203,735 shares of common stock, valued at $12.80 per share, in connection with the Company’s acquisition of AWS. The shares were valued in the aggregate at $2,607,804.

Issuance of shares pursuant to completed business combinations

During 2012, the Company issued 10,000 shares of its common stock with a fair market price of $7.75 per share in connection with the acquisition of TNS. The total value of the stock issued was $77,500.

Preferred Stock

The Company evaluated and concluded that its Series B, C, E, F, G and H Preferred Stock did not meet the criteria in ASC 480-10 and thus were not considered liabilities. The Company evaluated and concluded that the embedded conversion feature in its Series B, C, E, G and H Preferred Stock did not meet the criteria of ASC 815-10-25-1 and did not need to be bifurcated.  In accordance with ASR 268 and ASC 480-10-S99, these equity securities were required to be classified outside of permanent equity because they were redeemable for cash.  These instruments are no longer outstanding.

The Company evaluated and concluded that its Series D Preferred Stock did not meet any the criteria in ASC 480-10 and thus was not considered a liability. The Company evaluated and concluded that the embedded conversion feature in the Series D Preferred Stock did not meet the criteria of ASC 815-10-25-1 and did not need to be bifurcated.  In accordance with ASR 268 and ASC 480-10-S99, the shares of Series D Preferred Stock were required to be classified outside of permanent equity because such shares were redeemable for cash. These shares are no longer outstanding.

The Company evaluated and concluded that its Series I Preferred Stock did not meet any the criteria in ASC 480-10 and thus was not considered a liability. The Company evaluated and concluded that the embedded conversion feature in the Series I Preferred Stock did not meet the criteria of ASC 815-10-25-1 and did not need to be bifurcated. In accordance with ASR 268 and ASC-480-10, the shares of Series I Preferred Stock were required to be classified outside of permanent equity because such shares were redeemable for cash.  These shares are no longer outstanding.

Series A

On June 1, 2011, the Company designated 20,000,000 of its 50,000,000 authorized shares of preferred stock, par value of $0.0001 per share, as Series A Preferred Stock (the “Series A Preferred Stock”). The Series A Preferred Stock had no dividend rights and was convertible into shares of common stock of the Company at a conversion ratio of .08 shares of common stock for every one share of Series A Preferred Stock. The Series A Preferred Stock was redeemable at a price of $0.0001 per share and entitled the holder to voting rights at a ratio of .08 votes for every one share of Series A Preferred Stock.

On June 1, 2011, the Company’s Board of Directors authorized the issuance of 2,000,000 shares of the Series A Preferred Stock to three of the Company’s principal officers valued at the fair market value of $1.00 per share and recorded in the accompanying financials statements as stock compensation expense. The carrying amount of the Series A Preferred Stock was based on the par value of the Series A Preferred stock of $0.001 per share, or $200, the difference of $1,999,800 between the fair value of the Series A Preferred Stock at date of issuance and the carrying value of $200, was recorded as additional paid in capital.

As of December 31, 2012, the Series A Preferred Stock was convertible into 40,000 shares of common stock. This conversion was based on a conversion ratio of .08 shares of common stock for each share of Series A Preferred Stock.  On February 7, 2013, holders converted all outstanding shares of Series A Preferred Stock into 40,000 shares of common stock.

Series B

On June 28, 2011, the Company designated 60,000 of its authorized shares of preferred stock as Series B Preferred Stock (the “Series B Preferred Stock”).  The Series B Preferred Stock had no dividend rights and each share of Series B Preferred Stock was convertible into such number of shares of common stock of the Company as is equal to 0.00134% of the Company’s total common stock outstanding on a fully-diluted basis.  The Series B Preferred Stock was redeemable, at the option of the holder, at a price of $1,000 per share, and entitled the holders to one vote for each share of common stock to be received on an as if converted basis.  In June  2011, the Company sold and received subscriptions for the sale of 15,000 shares of Series B Preferred Stock at $1,000 per share from three individuals and a trust.  One of the individuals is, and the trust is a related party to, the current chief executive officer of the Company.  During 2012, the Company sold, and received subscriptions from four individuals for the purchase of, 16,021 shares of Series B Preferred stock for cash consideration in the aggregate amount of $1,585,000.  Three individuals also converted a principal amount of debt and accrued interest thereon in the aggregate amount of $616,760 into 6,479 shares of Series B Preferred Stock. On June 25, 2013, holders converted all 37,500 outstanding shares of Series B Preferred stock into 2,452,742 shares of common stock.

Series C

On December 23, 2011, the Company designated 1,500 shares of the authorized shares of preferred stock as Series C Preferred Stock (the “Series C Preferred Stock”).  Series C Preferred Stock had a stated value of $1,000.00 per share, and entitled holders to receive cumulative dividends at the rate of 10% of the stated value per annum, payable quarterly.  Holders of Series C Preferred Stock have a two-year option to convert their shares of Series C Preferred Stock to common stock at a rate per share equal to 0.025% of the issued and outstanding common stock at the time of the conversion. On June 25, 2013, holders converted all 1,500 outstanding shares of Series C Preferred stock into 1,262,440 shares of common stock.

Series D

On December 31, 2011, the Company designated 1,000 shares of its authorized shares of preferred stock as Series D Preferred Stock (the “Series D Preferred Stock”).  The Series D Preferred Stock had an initial stated value of $1,000 per share and entitled holders to receive cumulative dividends at the annual rate of 10% of the stated value per share, payable quarterly in cash or shares of common stock, at the election of the Company, beginning on March 31, 2012.  The Series D Preferred Stock was non-voting, non-redeemable and was convertible at any time the market capitalization of the Company’s common stock exceeded $15 million or the shares of common stock were trading at a per share price in excess of $43.75 per share for a 10-day trading period.  The number of shares of common stock issuable upon conversion was calculated by dividing the stated amount of the Series D Preferred Stock by the closing price of the common stock on the last business date preceding written notice by the Company to the holders of the Series D Preferred Stock of the Company’s decision to convert such shares.  On December 31, 2011, the Company’s Board of Directors authorized the issuance of 408 shares of Series D Preferred Stock to one of the Company’s former principal officers in settlement of a note payable due the officer aggregating $405,872, including unpaid interest. On January 30, 2013, holders converted 566 shares of Series D Preferred Stock into 39,487 shares of common stock.  On May 12, 2013, holders converted all 42 remaining outstanding shares of Series D Preferred Stock into 3,352 shares of common stock.

Series E

On September 17, 2012, the Company designated 3,500 shares of its authorized shares of preferred stock as Series E Preferred Stock (the “Series E Preferred Stock”).  Series E Preferred Stock had a stated value of $1,000 per share, and was entitled to cumulative dividends at a rate of 12% per annum, payable quarterly, beginning on September 30, 2012.  The dividends were payable in cash or shares of the Company’s common stock, at the Company’s option.  Holders of Series E Preferred Stock had a one-year option to convert their shares of Series E Preferred Stock to common stock of the Company.  In aggregate, the shares of Series E Preferred Stock were convertible into a number of shares of common stock amounting to 9.8% of the fully-diluted capitalization of the Company.  The shares of Series E Preferred Stock were redeemable at $1,000 per share, at the option of the holder. On August 6, 2013, holders converted all 3,350 outstanding shares of Series E Preferred Stock into 534,819 shares of common stock.

Series F

On September 17, 2012, the Company designated 4,800 shares of its authorized shares of preferred stock as Series F Preferred Stock (the “Series F Preferred Stock”).  Series F Preferred Stock had an initial stated value of $1,000 per share, and entitled the holders to receive cumulative dividends at the rate of 12% per annum, payable quarterly, beginning on September 30, 2012. The dividends were payable in cash or shares of the Company’s common stock, at the Company’s option.  Holders of Series F Preferred Stock had an option to convert their shares of Series F Preferred Stock to common stock on the fourth day after the Company’s associated registration statement under the Securities Act of 1933, as amended, is declared effective by the Securities and Exchange Commission and for a period of one year thereafter.  The shares of Series F Preferred Stock were convertible at the lesser of (i) the last quoted price of the common stock on the third day following the effective date of the associated registration statement or (ii) the average of the last reported sale price of the common stock for each of the three trading days prior to the date of conversion.  The shares of Series F Preferred Stock were redeemable at $1,000 per share, at the option of the holder. During 2013, the holders liquidated 3,000 shares of Series F Preferred Stock for cash considerations.  On December 24, 2013, Company and the holders executed a settlement agreement and the holders converted the remaining 1,150 shares of Series F Preferred Stock into 377,049 shares of common stock. The Series F Preferred Stock was converted using a conversion price of $3.05 per share, and the fair value of the Company's common stock on the date of conversion was $10.50. The former owners of Series F Preferred Stock also settled the put option shares and received the shares to be issued as part of the Company's public stock offering. As a result of the settlement agreement Company recorded a loss on settlement of contingent consideration of $2.2 million.

Series G

On September 17, 2012, the Company designated 2,000 shares of its authorized preferred stock as Series G Preferred Stock (the “Series G Preferred Stock”).  Series G Preferred Stock had an initial stated value of $1,000 per share, and entitled the holders to receive cumulative dividends at a rate of 12% per annum, payable quarterly, beginning on September 30, 2012.  The dividends were payable in cash or shares of the Company’s common stock, at the Company’s option.  Holders of Series G Preferred Stock had an option to convert their shares of Series G Preferred Stock into the Company’s common stock upon the occurrence of a default of payment of an earn-out or working capital loan in connection with the Company’s acquisition of the ADEX Entities and after the associated registration statement is declared effective by the Securities and Exchange Commission.  The shares of Series G Preferred Stock were convertible at the rate equal to the earn-out or working capital loan payment that is under default divided by $1,000 and by the lesser of (i) the last quoted price of the common stock on third day following the effective date of the associated registration statements or (ii) the average of the last reported sale price of the common stock for each of the three trading days prior to the date of conversion.  The shares of Series G Preferred Stock were redeemable at the amount of earnout or working capital loan upon the occurrence of default, at their then carrying value, at the option of the holder. The Series G Preferred Stock was cancelled in February 2014 upon the settlement of the ADEX contingent consideration.

Series H

On October 25, 2012, the Company designated 2,000 shares of its authorized preferred stock as Series H Preferred Stock (the “Series H Preferred Stock”).  Series H Preferred Stock had an initial stated value of $1,000 per share, and entitled the holders to receive cumulative dividends at a rate of 10% per month, up to 150%. The dividends were payable in cash or shares of the Company’s common stock, at the Company’s option, upon conversion or redemption.  Holders of Series H Preferred Stock had a one-year option to convert their shares of Series H Preferred Stock to common stock, beginning 90 days after the date of issuance.  In the aggregate, the shares of Series H Preferred Stock were convertible into a number of shares of common stock amounting to 4.49% of the fully-diluted capitalization of the Company.  The shares of Series H Preferred Stock were redeemable at $1,000 per share, at the option of the holder, beginning 180 days after the date of their issuance.  The Company could have delayed the payment of the redemption amount by paying interest thereon at the rate of 2% per month until paid.  During the fourth quarter of 2012, the Company received subscription agreements and cash and issued 1,425 shares of Series H Preferred Stock for an aggregate purchase price of $1,425,000.  On December 31, 2013, holders converted all 1,425 outstanding shares of Series H Preferred Stock into 483,015 shares of common stock. In connection with the conversion, the Company received a commission in the amount of $1,823,838, which is included in other income on the consolidated statements of operations, from an investor who purchased all of the outstanding shares of Series H Preferred Stock from the holders and then converted the total amount of outstanding shares of Series H Preferred Stock.

Series I

On November 30, 2012, the Company designated 4,500 shares of its authorized preferred stock as Series I Preferred Stock (the “Series I Preferred Stock”).  Series I Preferred Stock had an initial stated value of $1,000 per share.  Holders of Series I Preferred Stock had an option to convert their shares of Series I Preferred Stock to common stock on the earlier of the 30th day after the associated registration statement is declared effective by the Securities and Exchange Commission or 120 days after the date of their issuance.  The shares of Series I Preferred Stock were convertible into common stock at the rate equal to the average of the last reported sale price of the common stock for each of the three trading days prior to the date of conversion.  The shares of Series I Preferred Stock were redeemable at $1,000 per share, at the option of the holder, beginning on the 31st day after the associated registration statement is declared effective by the Securities and Exchange Commission and until the Company had redeemed up to $750,000 of Series I Preferred Stock. On November 21, 2013, the Company acquired and cancelled the 4,500 shares of Series I Preferred Stock as part of the sale of its ERFS subsidiary.  As of that date, there were no remaining shares of Series I Preferred Stock outstanding.

A summary of the transactions related to the Company’s preferred stock classified as temporary equity during 2012 and 2013 is as follows:

	Common Stock		Series B		Series C		Series D		Series E		Series F		Series H		Series I
	Shares	$	Shares	$	Shares	$	Shares	$	Shares	$	Shares	$	Shares	$	Shares	$

Balance January 1, 2012	-	-	15,000	$15,000	-	$-	608	$605,872	-	$-	-	$-	-	$-	-	$-
Issuance pursuant to private placement	-	-	16,021	1,585,000	1,500	1,500,000	-	-	2,575	2,575,000	-	-	1,425	1,425,000	-	-
Issuance pursuant to unpaid 2012 salary	-	-	-	-	-	-	400	352,344	-	-	-	-	-	-	-	-
Issuance from conversion of debt and interest	-	-	6,479	616,760	-	-	-	-	-	-	-	-	-	-	-	-
Conversion of Preferred stock into common shares	-	-	-	-	-	-	(400)	(352,344)	-	-	-	-	-	-	-	-
Issuance pursuant to private acquisition	10,000	499,921	-	-	-	-	-	-	-	-	4,150	3,575,000	-	-	4,500	4,187,151
Balance December 31, 2012	10,000	$499,921	37,500	$2,216,760	1,500	$1,500,000	608	$605,872	2,575	$2,575,000	4,150	$3,575,000	1,425	$1,425,000	4,500	$4,187,151

Issuance pursuant to sale of shares	-	-	-	-	-	-	-	-	775	775,000	-	-	-	-	-	-
Conversion of put option shares to common shares	(10,000)	(499,921)	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Redeemed for cash	-	-	-	-	-	-	-	-	-	-	(3,000)	(3,000,000)	-	-	-	-
Conversion of Preferred stock into common shares	-	-	(37,500)	(2,216,760)	(1,500)	(1,500,000)	(608)	(605,872)	(3,350)	(3,350,000)	(1,150)	(575,000)	(1,425)	(1,425,000)	-	-
Repurchase upon sale of ERFS	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(4,500)	(4,187,151)
Balance December 31, 2013	-	$-	-	$-	-	$-	-	$-	-	$-	-	$-	-	$-	-	$-

14.	PREFERRED DIVIDENDS

The Company calculated the dividends on the preferred stock for the years ended December 31, 2013 and 2012 as follows:

Preferred Dividends
Year ended December 31, 2013

	Preferred Shares	Annual
	Outstanding	Dividend	Accrual	Accrued
	at December 31	Rate	Period	Dividends
Series C Preferred Stock	-	*	January - June	$89,261
Series D Preferred Stock	-	10%	January - March	3,000
Series E Preferred Stock	-	12%	January - April	221,003
Series F Preferred Stock	-	12%	January - December	437,050
Series H Preferred Stock	-	**	January - March	334,000

Total				$1,084,314

Preferred Dividends
Year ended December 31, 2012

	Preferred Shares	Annual
	Outstanding	Dividend	Accrual	Accrued
	at December 31	Rate	Period	Dividends
Series C Preferred Stock	1,500	*	January - December	$175,450
Series D Preferred Stock	608	10%	January - December	61,340
Series E Preferred Stock	2,575	12%	September - December	82,675
Series F Preferred Stock	4,150	12%	September - December	145,250
Series H Preferred Stock	1,425	**	October - December	378,500

Total				$843,215

*   The stated dividend rate was 10%; however, if the dividends were not paid, the dividend rate became 12%.
** Dividends accrued on the Series H Preferred Stock at the rate of 10% per month for a maximum amount of dividends equal to 150% of the stated amount.

Series C Preferred Stock was issued from January 2012 through July 2012.
Series D Preferred Stock was outstanding for the entire year.
Series E Preferred Stock was issued from August 2012 through December 2012.
Series F Preferred Stock was issued to the former shareholders on TNS in connection with the acquisition of TNS on September 17, 2012.
Series H Preferred Stock was issued from October 2012 through November 2012.

15.	RELATED PARTIES

At December 31, 2013 and 2012, the Company had outstanding the following loans from related parties:

	December 31,
	2013	2012

Promissory notes, 30% interest, maturing in June 2013, unsecured	$3,925,000	$350,000
Promissory note with company under common ownership by former owner of Tropical, 9.75% interest, monthly payments of interest only of $1,007, unsecured and personally guaranteed by officer, due November 2016	105,694	105,694
Owner of IPC, unsecured, 15% interest, due on demand	100,000
Former owners of RM Leasing, unsecured, non-interest bearing, due on demand	5,607	19,402
	4,136,301	475,096
Less: current portion of debt	(4,030,607)	(378,102)
Long-term portion of notes payable, related parties	$105,694	$96,994

The interest expense associated with the related-party notes payable in the years ended December 31, 2013 and 2012 amounted to $1,046,280 and $83,609, respectively.

Related Party Promissory Note Payable

On July 5, 2011, the Company entered into a definitive master funding agreement with MMD Genesis LLC (“MMD Genesis”), a company the three principals of  which are the Company’s Chairman of the Board and Chief Executive Officer, Mark Munro, one of the Company’s directors, Mark F. Durfee, and Douglas Shooker, the principal of Forward Investments LLC, the beneficial owner of more than 5% of the Company’s common stock.  Pursuant to the master funding agreement, MMD Genesis has made loans to us from time to time to fund certain of our working capital requirements and a portion of the cash purchase prices of the Company’s business acquisitions. All such loans originally bore interest at the rate of 2.5% per month and matured on June 30, 2014. At December 31, 2013 and 2012, the Company had outstanding loans from MMD Genesis in the aggregate principal amount of $3,925,000 and $350,000, respectively, were outstanding.

On January 1, 2014, the outstanding principal amount of the loans from MMD Genesis in the amount of $3,925,000, and accrued interest thereon in the amount of $963,746, was restructured and, in lieu thereof, the Company issued to the principals of MMD Genesis LLC or their designees the following notes:

•	a note issued to Mark Munro 1996 Charitable Remainder UniTrust in the principal amount of $275,000 that bears interest at the rate of 12% per annum and matures on March 31, 2016;

•	a note issued to CamaPlan FBO Mark Munro IRA in the principal amount of $346,904 that bears interest at the rate of 12% per annum and matures on March 31, 2016;

•	a note issued to 1112 Third Avenue Corp., a company controlled by Mark Munro, in the principal amount of $375,000 that bears interest at the rate of 12% per annum and matures on March 31, 2016;

•	a note issued to Mark Munro in the principal amount of $737,000 that bears interest at the rate of 12% per annum and matures on March 31, 2016;

•	a note issued to Pascack Road, LLC, a company controlled by Mark Durfee, in the principal amount of $1,575,000 that bears interest at the rate of 12% per annum and matures on March 31, 2016;

•
a note issued to Forward Investments, LLC in the principal amount of $650,000 that bears interest at the rate of 10% per annum, matures on June 30, 2015 and is convertible into shares of the Company’s common stock at an initial conversion price of $6.36 per share; and

•
a note issued to Forward Investments, LLC in the principal amount of $2,825,000 that bears interest at the rate of 2% per annum, matures on June 30, 2015 and is convertible into shares of the Company’s common stock at an initial conversion price of $6.36 per share, and reflects certain penalties and consulting fees of $1,000,000 which were incurred and outstanding as of December 31, 2013.

On February 4, 2014 and March 28, 2014, Forward Investments, LLC made loans to the Company for working capital purposes in the amounts of $1.8 million and $1.2 million, respectively.  Such loans are evidenced by promissory notes that bear interest at the rate of 10% per annum, mature on June 30, 2015 and are convertible into shares of the Company’s common stock at an initial conversion price of $6.36 per share.

Series B Preferred Stock Financing

Between July 2011 and December 2012, the Company sold an aggregate of 37,500 shares of its Series B Preferred Stock at for an aggregate purchase price of $2,216,760 to certain of the Company’s existing stockholders that qualified as “accredited investors” within the meaning of the Securities Act, including certain of the Company’s affiliates.  Forward Investment LLC, which owns more than 5% of the Company’s outstanding capital stock, purchased 13,615 shares for a purchase price of $825,000.  Mark Munro 1996 Charitable Remainder Trust, which owns more than 5% of the Company’s outstanding capital stock, purchased 1,051 shares for a purchase price of $100,000.  Additionally, the Company’s Chief Executive Officer, Mark Munro, purchased 7,902 shares for a purchase price of $469,460, Charles Miller, a director of the Company, purchased 263 shares for a purchase price of $25,000 and Mark Durfee, a director of the Company, purchased 12,564 shares for a purchase price of $725,000.

Series C Preferred Stock Financing

Between January 2012 and July 2012, the Company sold an aggregate of 1,500 shares of its Series C Preferred Stock at $1,000 per share for an aggregate purchase price of $1,500,000.  These sales were made to “accredited investors” within the meaning of the Securities Act, including certain of the Company’s affiliates.  A company owned by the Company’s Chief Executive Officer, Mark Munro, purchased 75 shares for a purchase price of $75,000 and Neal Oristano, a director of the Company, purchased 50 shares for a purchase price of $50,000.

Series E Preferred Stock Financing

Between September 2012 and January 2013, the Company sold an aggregate of 2,725 shares of its Series E Preferred Stock at $1,000 per share for an aggregate purchase price of $2,725,000. These sales were made to “accredited investors” within the meaning of the Securities Act, including certain of the Company’s affiliates.  Charles K. Miller, a director of the Company, purchased 25 shares for a purchase price of $25,000.  A company owned by the Company’s Chief Executive Officer, Mark Munro, purchased 25 shares for a purchase price of $25,000.

16.	SEGMENT INFORMATION

The Company acquired six companies between January 1, 2012 and December 31, 2013.  With each acquisition, the Company evaluated the newly-acquired company’s sources of revenues and costs of revenues.  The Company assessed each individual subsidiary's gross margin and determined that one distinct operating segment existed as of December 31, 2012.  Due to continued expansion in 2013, the Company evaluated its recent acquisitions and their impact upon the segments structure as of December 31, 2013.  The Company has determined that its two reportable segments are specialty contracting services and telecommunications staffing services.

The Company identified its operating segments based on the services provided by its various operations and the financial information used by its chief operating decision maker to make decisions regarding the allocation of resources to and the financial performance of the operating segments.  The reporting segments represent an aggregation of individual operating segments with similar economic characteristics.  The specialty contracting services segment is an aggregation of the operations of Tropical, RM Leasing, T N S and AWS.  The telecommunications staffing services segment is an aggregation of the operations of ADEX.

In addition to the two operating segments, the Company has determined that certain costs related to the general operations of the Company cannot be reasonably allocated to each individual segment. These costs are not part of the factors that the chief operating decision maker uses to calculate gross margin.  As such, the Company has chosen to present those costs within a general “Corporate” line item for presentation purposes.

The information presented below presents various segment information as it would have been stated if the Company operated as two distinct segments as of December 31, 2013 and 2012.

Segment information relating to the Company's results of continuing operations was as follows:

	Year ended December 31,
	2013	2012
Revenue by Segment
Specialty contracting services	$18,224,317	$6,513,763
Telecommunication staffing services	33,183,227	10,575,786
Total	$51,407,544	$17,089,549

Operating Income (Loss) by Segment
Specialty contracting services	$2,427,369	$(699,459)
Telecommunication staffing services	1,069,808	820,375
Corporate	(9,837,945)	(2,929,373)
Total	$(6,340,768)	$(2,808,457)

Total Assets by Segment
Specialty contracting services	$21,341,243	$16,933,296
Telecommunication staffing services	22,277,926	23,809,382
Corporate	17,070,887	2,573,586
Total	$60,690,056	$43,316,264

Gross Profit
Specialty contracting services	$7,253,636	$2,784,764
Telecommunication staffing services	6,873,864	2,336,570
Total	$14,127,500	$5,121,334

	Year ended December 31, 2013
	Domestic	Foreign	Total
Revenues by Segment by Geographic Region
Specialty contracting services	$15,324,300	$2,900,017	$18,224,317
Telecommunication staffing services	32,004,663	1,178,564	33,183,227
Total	$47,328,963	$4,078,581	$51,407,544

	Year ended December 31, 2012
	Domestic	Foreign	Total
Revenues by Segment by Geographic Region
Specialty contracting services	$6,513,763	$-	$6,513,763
Telecommunication staffing services	9,688,861	886,925	10,575,786
Total	$16,202,624	$886,925	$17,089,549

	Year ended December 31, 2013
	Domestic	Foreign	Total
Operating Income (Loss) by Segment by Geographic Region
Specialty contracting services	$1,509,090	$918,279	$2,427,369
Telecommunication staffing services	880,695	189,113	1,069,808
Corporate	(9,837,945)	-	(9,837,945)
Total	$(7,448,160)	$1,107,392	$(6,340,768)

	Year ended December 31, 2012
	Domestic	Foreign	Total
Operating Income (Loss) by Segment by Geographic Region
Specialty contracting services	$(699,459)	$-	$(699,459)
Telecommunication staffing services	605,232	215,143	820,375
Corporate	(2,929,373)	-	(2,929,373)
Total	$(3,023,600)	$215,143	$(2,808,457)

	Year ended December 31, 2013
	Domestic	Foreign	Total
Gross Profit by Segment by Geographic Region
Specialty contracting services	$6,175,755	$1,077,881	$7,253,636
Telecommunication staffing services	6,649,557	224,307	6,873,864
Total	$12,825,312	$1,302,188	$14,127,500

	Year ended December 31, 2012
	Domestic	Foreign	Total
Gross Profit by Segment by Geographic Region
Specialty contracting services	$2,784,764	$-	$2,784,764
Telecommunication staffing services	2,095,567	241,003	2,336,570
Total	$4,880,331	$241,003	$5,121,334

For the year ended December 31, 2013, revenues from the largest customer of the specialty contracting services and telecommunications staffing services segments was $3.8 million and $21.1 million, respectively, which represented 7% and 41%, respectively, of the Company’s consolidated revenue.

17.	DISCONTINUED OPERATIONS

During 2013, the Company’s management decided to exit its environmental remediation and disaster recovery services business. On November 21, 2013, the Company’s wholly-owned subsidiary, ADEX, completed its disposal of its wholly-owned subsidiary, ERFS. The Company completed the sale of ERFS for $297,321 in cash, payment of certain operating expenses related to the sale, repurchase and cancellation of 4,500 shares of Series I Preferred Stock, and cancellation of certain contingent considerations related to the acquisition of ERFS in December 2012.

In connection with such sale, ERFS was removed as a guarantor and party under the MidMarket Loan Agreement and the loan agreement with PNC Bank, N.A., and was released from any obligations with respect thereto.

The following table shows the major classes assets and liabilities of the Company’s discontinued operations at December 31, 2013 and 2012.

	December 31,	December 31,
	2013	2012

Current Assets:
Cash and cash equivalents	$-	$40,976
Accounts receivable, net	-	821,357
Other current assets	-	1,000
Current assets of discontinued operations	$-	$863,333

Property and equipment, net	-	182,758
Goodwill	-	4,863,149
Intangible assets, net		2,328,000
Other assets	-	63,493
Other assets of discontinued operations	$-	$7,437,400

Current Liabilities:
Accounts payable and accrued expenses	$-	$304,229
Deferred revenue	-	848,913
Bank debt, current portion	-	90,354
Notes, related parties		300,000
Contingent Consideration	-	363,899
Term loans, current portion, net of debt discount	-	14,317
Current liabilities of discontinued operations	$-	$1,921,712

Other Liabilities:
Notes, related parties, net of current portion	-	8,700
Term loans, net of current portion, net of debt discount	-	39,079
Other liabilities of discontinued operations	$-	$47,779

	For the year ended December 31,
	2013	2012

Revenues	$3,050,128	$146,036

Income (loss) from operations	$539,616	$46,598

Gain on sale of subsidiary	$349,604	—

Provision for income taxes	$330,000	—

Net income	$549,922	$46,598

Basic and diluted income per share attributable to discontinued operations:
Net income per share	$0.17	$0.03

The following shows the calculation of the net gain on discontinued operations attributable to affiliate

Consideration Received from the sale of ERFS
Return and cancellation of Series I Preferred Stock	$4,925,827
Cancellation of contingent obligation to the sellers of ERFS	2,463,899
Total consideration received	7,389,726

Allocation of assets sold net of liabilities
Current assets	1,030,313
Goodwill	4,863,149
Intangible assets:
Customer lists	1,786,672
Tradenames	361,000
Property and equipment	155,382
Deposits	81,535
Current liabilities	(1,535,250)
Net assets sold	6,742,801

Cash paid to effect sale	297,321

Net gain on discontinued operations attributable to affiliate	$349,604

18.	SUBSEQUENT EVENTS

On January 28, 2014, the Company appointed Mr. Frank Jadevaia as President of the Company.  Mr. Jadevaia is the President and a former shareholder of Integration Partners-NY Corporation (“IPC”), a New Jersey corporation and our wholly-owned subsidiary we acquired in January 2014.

As set forth below, Mr. Jadevaia, is a former shareholder of IPC and was a party to the Stock Purchase Agreement between the Company, IPC and the other IPC sellers.  In connection therewith, the Company issued Mr. Jadevaia shares of our common stock and a convertible promissory note as noted below.

Completion of IPC Acquisition

Effective as of January 1, 2014, the Company consummated the acquisition of all of the outstanding capital stock of IPC.  The acquisition of IPC was effected pursuant to the terms of a Stock Purchase Agreement, dated as of December 12, 2013 (the “IPC Agreement”), by and among the Company, IPC, and Barton F. Graf, Jr. , David C. Nahabedian and Frank Jadevaia , as the sole shareholders of IPC.  On January 1, 2014, the Company entered into an amendment to the IPC Agreement, pursuant to which, among other things, the IPC Agreement was amended to provide that one-third (1/3) of the amount of the purchase price to be placed in escrow would be in the form of shares of the Company’s common stock.  The purchase price for the acquisition was paid as follows:

•	an aggregate of $12,509,747 was paid to Messrs. Nahabedian and Graf;

•	a convertible promissory note was issued to Mr. Jadevaia in the original principal amount of $6,254,873 (the “Jadevaia Note”);

•	45,676 shares of our common stock was issued to Mr. Jadevaia or his designee(s);

•	5,886 shares of our common stock was issued to each of Messrs. Nahabedian and Graf or their respective designee(s); and

•
$941,594 was placed in escrow, and 47,080 shares of our common stock were issued in the name of Mr. Jadevaia or his designee(s) and placed in escrow, with Christiana Trust, a division of Wilmington Savings Society, FSB, as escrow agent, securing the sellers’ indemnification and certain other obligations under the IPC Agreement.

As additional earn-out consideration, pursuant to the terms of the IPC Agreement, as amended, the Company will pay to Mr. Jadevaia an amount equal to (i) the product of 0.6 multiplied by the EBITDA of IPC for the 12-month period beginning on January 1, 2014 (the “Forward EBITDA”), plus (ii) in the event that the Forward EBITDA exceeds the closing trailing-twelve-month EBITDA by 5.0% or more, an amount equal to 2.0 multiplied by this difference, which amount will be payable in cash or, at the Company's election, shares of the Company’s common stock. This amount will be recorded as compensation in the period in which it is earned, as Mr. Jadevaia became the President of the Company upon completion of this transaction.

The Jadevaia Note accrues interest at the rate of 8% per annum, and all principal and interest accruing thereunder is due and payable on December 31, 2014.  At the election of  Mr. Jadevaia, the Jadevaia Note is convertible into shares of the Company's common stock at a conversion price of $16.99 per share (subject to equitable adjustments for stock dividends, stock splits, recapitalizations and other similar events).  Beginning on July 1, 2014, if the Company’s common stock is trading at a price greater than or equal to $16.99 for ten consecutive trading days, the Company  may elect to force the conversion of the Jadevaia Note.

Completion of RentVM Acquisition

On February 3, 2014, the Company entered into a Stock Purchase Agreement with RentVM, Inc., a New Jersey corporation (“RentVM”), Aqeel Asim, Awais Daud  and Ali Fayazi, pursuant to which the Company agreed to acquire all the outstanding capital stock of RentVM.  In consideration for the acquisition, at the closing the Company issued 400,000 shares of its common stock, of which (i) an aggregate of 331,601 shares were issued to the sellers and (ii) 68,399 shares were placed in escrow.  The escrowed shares will remain in escrow until such time as the Company files its Annual Report on Form 10-K for the fiscal year ending December 31, 2014.  The escrowed shares will secure, among other things, the sellers’ indemnification obligations under the purchase agreement.  Notwithstanding the foregoing, provided no claim for indemnity has been made, or if a claim has been made and there are sufficient escrowed shares remaining to satisfy such claim, the sellers may request a release of up to 25% of the remaining escrowed shares to cover personal tax liabilities associated with the acquisition.

Up to and including the 90th calendar day following the closing date of the acquisition, the Company will have the option to purchase from sellers, on a pro rata basis, for an aggregate option purchase price of $1,000,000 in cash, a number of shares of the Company’s common stock equal to the quotient of $1,000,000 divided by $14.62, which was the closing price of the Company’s common stock on the trading day immediately preceding the date of the purchase agreement.

Conversion of ICG Debt

On March 9, 2014, pursuant to the ICG Purchase Agreement, ICG converted the outstanding principal amount of $1,150,000 under the three ICG Notes into an aggregate of 107,477 shares of common stock of the Company.  The fair value of the Company’s common stock on the date of conversion was $15.37 per share, resulting in the fair value of the common shares issued being $1,651,921.

On March 31, 2014, pursuant to the ICG Purchase Agreement, ICG converted the remaining outstanding principal amount of $575,000 under the three ICG Notes into an aggregate of 109,399 shares of common stock of the Company. The fair value of the Company’s common stock on the date of conversion was $8.49 per share, resulting in the fair value of the common shares issued being $928,798.

Elimination of MidMarket Debt

Pursuant to Assignment and Assumption Agreements, each dated as of March 12, 2014, Great American Insurance Company (“GAIC”) and Great American Life Insurance Company (“GALIC”, and together with GAIC, the “MidMarket Lenders”) assigned the MidMarket Loans to 31 Group LLC and Dominion Capital LLC (the“Assignees”). Pursuant to an Exchange Agreement, dated as of March 12, 2014, among the parties to the MidMarket Loan Agreement and the Assignees (the “Exchange Agreement”), the Assignees agreed to convert the outstanding principal amount of the MidMarket Loans into shares of the Company’s common stock at an initial conversion price of $10.50 per share. Pursuant to the Exchange Agreement, in full satisfaction of the MidMarket Loans, the Company (i) agreed to issue an aggregate of 1,180,361 shares of common stock, of which it has issued 561,197 and 519,164 shares of its common stock to Dominion Capital LLC and 31 Group LLC, respectively, and (ii) paid an aggregate of $276,575 in cash to the Assignees in respect of accrued but unpaid interest under the MidMarket Loans. The Exchange Agreement further provides that if 85% of the volume weighted average price of the Company’s common stock on April 14, 2014 is less than $10.50, the Company shall issue an additional number of shares of the Company’s common stock such that average conversion price of the MidMarket Loans is such lower price. On the date of the elimination of debt, the fair value of the Company’s common stock was $11.87, resulting in the total fair value of shares issued of $14,010,885.

On April 15, 2014, the Company entered into an amendment to the Exchange Agreement pursuant to which the Company amended the provision requiring it to issue additional shares of common stock by issuing to the two investors an aggregate of 765,849 additional shares of common stock, which shares were valued at $5.35 per share, and three-year warrants to purchase up to 225,000 shares of common stock at a purchase price of $7.25 per share. On March 12, 2014 and April 15, 2014, the dates of the elimination of debt, the fair value of the Company’s common stock was $11.87 and $5.35, respectively, resulting in the total fair value of shares issued of $16,921,177.

VaultLogix Definitive Stock Purchase Agreement

On March 19, 2014, the Company entered into an Interest Purchase Agreement (the “VaultLogix Agreement”) with VaultLogix and the holders of all of the outstanding membership interests in VaultLogix, as sellers, to acquire from the sellers all of the outstanding membership interests of VaultLogix and certain related entities for an aggregate purchase price of approximately $44 million.  On the closing of the acquisition, the purchase price will be paid to the sellers as follows:  (i) $17 million in cash, (ii) $11.5 million in shares of the Company’s common stock at a price of $16.50 per share and (iii) $15.5 million in the Company’s unsecured convertible promissory notes. The VaultLogix Agreement provides that if the closing price of the Company’s common stock 180 days after the closing date is less than $14.85 per share, then the Company  will issue to the sellers additional shares of the Company’s common stock as downside protection; provided, however, the Company  will not issue additional shares at a value less than $12.50 per share.

The promissory notes the Company  issues at closing will bear interest at the rate of 8% per annum, and all principal and interest accrued under such notes will be payable on the third anniversary of the closing date.  Such promissory notes will be convertible into shares of the Company’s common stock at a conversion price equal to 102% of the closing price of the Company’s common stock on the trading day immediately prior to the closing date.  A portion of the principal amount of such notes equal 20% of the principal amount on the closing date will not be convertible until the 15-month anniversary of the closing date.  On a date when (i) the shares of the Company’s common stock that are issuable upon conversion of such notes are freely tradable without restriction or volume limitations under Rule 144 under the Securities Act of 1933, and (ii) the average closing price of the Company’s common stock is 107% or higher of the conversion price of such notes, the Company will have the right to force the conversion of such notes into shares of the Company’s common stock at the then-applicable conversion price.  In addition, if on or after the maturity date of such notes, (i) the Company is restricted or otherwise unable to pay in cash all outstanding amounts due under such notes, (ii) such notes have not otherwise been paid in full within ten business days following the maturity date, or (iii) the Company  is not at such time entitled force the conversion of such notes into its common stock, then, in the event that both (i) and (iii) above apply, the Company, and in the event that both (ii) and (iii) above apply, the holders of such notes, will have the right to convert all outstanding amounts owing under such notes into shares of the Company’s common stock at a conversion price equal to the average closing price of the Company’s common stock on the three trading days immediately preceding the date of such conversion.

The VaultLogix Agreement contains customary representations, warranties, covenants and indemnification provisions. The closing remains subject to closing conditions, including the accuracy of representations and warranties of the parties in the VaultLogix Agreement and the Company’s ability to raise sufficient cash proceeds to consummate the acquisition.  The VaultLogix Agreement may be terminated at any time prior to closing (i) by mutual consent of the parties, (ii) by either party if the closing has not occurred by April 30, 2014, (iii) by either party if the other party has breached any of its representations, warranties or covenants or (iv) by either party if a court or governmental authority has issued a final order or ruling prohibiting the transaction.  Notwithstanding the foregoing, the Company will have the right to extend the April 30, 2014 termination date to May 31, 2014 by paying the sellers a nonrefundable deposit of $500,000, which will be applied to the cash portion of the purchase price.  If on May 31, 2014, after such an extension of the termination date, the Company is unable to consummate the closing of the acquisition because it is unable to satisfy its conditions to closing, and the sellers have otherwise satisfied or are able to satisfy their conditions to closing, the Company will be required to pay the sellers a break-up fee in the amount of $500,000.

Mr. Mark Munro, the Company’s chairman and chief executive officer, was a member of the board of VaultLogix from March 2004 until February 2008, and was one of VaultLogix’s largest investors until that company was sold in February 2008.  All outstanding debt or equity obligations owed by VaultLogix to Mr. Munro were paid in December 2009.  Since December 2009, Mr. Munro has had no financial or other pecuniary interest in VaultLogix.

Mr. Daniel Sullivan, the Company’s chief financial officer, previously served as the chief financial officer of VaultLogix from January 2003 to July 2010.  Mr. Sullivan also currently serves as a director of Tier 1 Solutions, Inc. and is a minority shareholder of that company.  Tier 1 Solutions, Inc. owns 1% of the membership interests of VaultLogix.

Termination of PNC Credit Agreement

On April 4, 2014, the Company terminated the PNC Credit Agreement in accordance with the terms of such agreement and satisfied in full all of its obligations thereunder. In connection with the early termination of the PNC Credit Agreement, the Company paid to PNC Bank an early termination fee of $200,000.

INTERCLOUD SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA) (Unaudited)

	March 31,	December 31,
	2014	2013
ASSETS
Current Assets:
Cash	$3,956	$17,867
Accounts receivable, net of allowances of $1,342 and $738, respectively	10,874	7,822
Inventories	1,513	-
Deferred loan costs	1,075	1,528
Loan receivable	103	286
Other current assets	526	805
Total current assets	18,047	28,308

Property and equipment, net	788	362
Goodwill	34,244	17,070
Intangible assets, net	26,605	12,776
Deferred loan costs, net of current portion	138	1,502
Other assets	72	672
Total assets	$79,894	$60,690

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts payable and accrued expenses	$12,219	$8,880
Deferred revenue	1,288	50
Income taxes payable	551	430
Bank debt, current portion	343	318
Notes, acquisitions	-	508
Notes, related parties	10,579	4,031
Contingent consideration	2,735	4,514
Term loans, current portion, net of debt discount	2,047	5,380
Total current liabilities	29,762	24,111

Long-term Liabilities:
Bank debt, net of current portion	48	124
Notes, related parties, net of current portion	106	106
Deferred tax liability	7,078	1,523
Term loans, net of current portion, net of debt discount	3,580	15,009
Long term contingent consideration	1,615	1,615
Derivative financial instruments at estimated fair value	6,860	19,878
Total long-term liabilities	19,287	38,255

Total Liabilities	49,049	62,366

Commitments and Contingencies

Stockholders' Equity (Deficit):
Common stock; $0.0001 par value; 500,000,000 shares authorized; 10,863,889 and 8,558,631 issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	1	1
Common stock warrants, no par	2	3
Additional paid-in capital	61,834	36,020
Accumulated deficit	(31,288)	(37,943)
Total InterCloud Systems, Inc. stockholders' equity (deficit)	30,549	(1,919)
Non-controlling interest	296	243
Total stockholders' equity (deficit)	30,845	(1,676)

Total liabilities, non-controlling interest and stockholders’ equity (deficit)	$79,894	$60,690

The accompanying notes are an integral part of these condensed consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

	For the three months ended
	March 31,
	2014	2013

Service revenue	$9,876	$11,243
Product revenue	4,199	-
Total revenue	14,075	11,243
Cost of revenue	10,141	8,277
Gross profit	3,934	2,966

Operating expenses:
Depreciation and amortization	518	179
Salaries and wages	3,560	1,538
Selling, general and administrative	2,587	1,051
Change in fair value of contingent consideration	-	(105)
Total operating expenses	6,665	2,663

(Loss) income from operations	(2,731)	303

Other income (expenses):
Change in fair value of derivative instruments	20,978	16
Interest expense	(3,277)	(1,294)
Loss on extinguishment of debt	(5,740)	-
Loss on debt discount	(2,385)	-
Total other income (expense)	9,576	(1,278)

Income (loss) from continuing operations before benefit from income taxes	6,845	(975)

Provision for (benefit from) income taxes	137	(317)

Net income (loss) from continuing operations	6,708	(658)

Income from discontinued operations, net of tax	-	164

Net income (loss)	6,708	(494)

Net income (loss) attributable to non-controlling interest	53	(35)

Net income (loss) attributable to InterCloud Systems, Inc.	6,655	(459)

Less dividends on Series C, D, E, F and H Preferred Stock	-	(591)

Net income (loss) attributable to InterCloud Systems, Inc. common stockholders	$6,655	$(1,050)

Basic loss per share attributable to InterCloud Systems, Inc. common stockholders:
Income (loss) from continuing operations	$0.70	$(0.58)
Income from discontinued operations, net of taxes	$-	$0.08
Net income (loss) per share	$0.70	$(0.50)

Diluted loss per share attributable to InterCloud Systems, Inc. common stockholders:
(Loss) from continuing operations	$(1.52)	$(0.58)
Income from discontinued operations, net of taxes	$-	$0.08
Net loss per share	$(1.52)	$(0.50)

Basic and diluted weighted average common shares outstanding	9,449,622	2,103,957

The accompanying notes are an integral part of these condensed consolidated financial statements.

INTERCLOUD SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
(UNAUDITED)

			Common Stock				Non-
	Common Stock		Warrants		Additional	Accumulated	Controlling
		$	Shares	$	Paid-in Capital	Deficit	Interest	Total

Ending balance, December 31, 2013	8,558,631	$1	301,704	3	$36,020	$(37,943)	$243	$(1,676)

Issuance of shares upon settlement of Series E warrants	53,259	-	-	-	900	-	-	900
Issuance of shares upon settlement of acquisition notes	50,861	-	-	-	814	-	-	814
Issuance of shares upon conversion of debt	211,320	-	-	-	1,344	-	-	1,344
Issuance of shares pursuant to acquisition of IPC	104,528	-	-	-	1,447	-	-	1,447
Issuance of shares pursuant to acquisition of RentVM	400,000	-	-	-	5,280	-	-	5,280
Issuance of shares upon conversion of debt	216,876	-	-	-	1,725	-	-	1,725
Issuance of shares to non-employees for services	76,958	-	-	-	925	-	-	925
Issuance of shares upon conversion of debt	1,080,361	-	-	-	12,824	-	-	12,824
Issuance of shares upon exercise of warrants	111,095	-	(111,095)	(1)	555	-	-	554
Net income	-	-	-	-	-	6,655	53	6,708

Ending balance, March 31, 2014	10,863,889	$1	190,609	$2	$61,834	$(31,288)	$296	$30,845

The accompanying notes are an integral part of these condensed consolidated financial statements.

INTERCLOUD SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (DOLLAR AMOUNTS IN THOUSANDS) (UNAUDITED)
	For the three months ended
	March 31, 2014	March 31, 2013
Cash flows from operating activities:
Net income (loss)	$6,655	$(494)
Adjustments to arrive at net income (loss) from continuing operations	-	164
Net income (loss) from continuing operations	6,655	(658)

Adjustments to reconcile income (loss) from continuing operations to net cash (used in) provided by operations:
Depreciation and amortization	518	179
Amortization of debt discount and deferred debt issuance costs	2,056	82
Stock compensation for services	-	157
Issuance of shares to non-employees for services	925	-
Change in fair value of derivative instruments	(20,978)	(16)
Loss on fair value of conversion feature	2,385	-
Issuance of convertible notes receivable	-	(200)
Change in fair value of contingent consideration	-	(105)
Fair value of common shares issued for waiver of debt covenants	-	249
Change in deferred taxes	-	(221)
Undistributed earnings from non-controlled interest	53	(35)
Loss on extinguishment of debt	5,740	-
Loss on debt restructuring	144	-
Changes in operating assets and liabilities:
Accounts receivable	1,354	(389)
Inventory	(1,471)	-
Other assets	599	(319)
Deferred revenue	368	(73)
Accounts payable and accrued expenses	(1,624)	1,499
Net cash provided by operating activities of discontinued operations	-	115
Total adjustments	(9,931)	923
Net cash (used in) provided by operating activities	(3,276)	265

Cash flows from investing activities:
Purchases of equipment	(84)	(14)
Consideration paid for acquisitions, net of cash received	(12,115)	-
Net cash used in investing activities of discontinued operations	-	(2)
Net cash used in investing activities	(12,199)	(16)

Cash flows from financing activities:
Proceeds from sale of preferred stock, net of issuance costs	-	300
Settlement of contingent consideration	(1,779)	-
Repayments of loans to third-parties	183	-
Proceeds from bank borrowings	-	22
Repayments of bank borrowings	(50)	-
Repayments of notes and loans payable	(10,044)	(267)
Proceeds from notes and loans payable	9,582	-
Proceeds from related party borrowings	3,000	425
Repayment of related party borrowings	(3)	-
Exercise of public offering warrants	675	-
Net cash used in financing activities of discontinued operations	-	(108)
Net cash provided by financing activities	$1,564	$372

Net (decrease) increase in cash	$(13,911)	$621

Cash, beginning of period	17,867	647
Less cash related to discontinued operations		(142)

Cash, end of period	$3,956	$1,126

Supplemental disclosures of cash flow information:
Cash paid for interest	726	74
Cash paid for income taxes	13	11

Non-cash investing and financing activities:
Issuance of shares to lenders for waiver of debt covenants	-	249
Common stock issued on debt conversion	-	425
Conversion of preferred shares into common stock	-	566
Preferred dividends	-	591
Conversion of preferred dividends into common stock	-	246
Issuance of shares for settlement of warrants	900	-
Issuance of shares pursuant to settlement of acquisition notes	814	-
Issuance of shares pursuant to conversion of debt	15,893	-
Issuance of shares pursuant to acquisitions	6,727	-
Addition to debt discount	6,475	-

The accompanying notes are an integral part of these condensed consolidated financial statements.

INTERCLOUD SYSTEMS, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(Unaudited)

1. ACCOUNTING POLICIES

Basis of Presentation

InterCloud Systems, Inc. (the “Company”) was incorporated on November 22, 1999 under the laws of the State of Delaware. Prior to December 31, 2009, the Company was a development-stage company and had limited activity. The Company’s initial activities were devoted to developing a business plan, structuring and positioning itself to take advantage of available acquisition opportunities and raising capital for future operations and administrative functions. The Company began filing periodic reports with the Securities and Exchange Commission in November 2000. On October 31, 2013, the Company’s common stock and warrants were listed on The NASDAQ Capital Market under the symbols "ICLD" and "ICLDW," respectively.

Acquisitions

Since January 1, 2013, the Company has completed the following acquisitions:

●
AW Solutions Inc.  On April 15, 2013, the Company acquired all the outstanding capital stock of AW Solutions, Inc. (“AWS”), a Florida corporation, and all outstanding membership interests of AW Solutions Puerto Rico, LLC (“AWS Puerto Rico”), a Puerto Rico limited liability company (collectively, the “AWS Entities”). The AWS Entities are professional multi-service line, telecommunications infrastructure companies that provide outsourced services to the wireless and wireline industry.

●
Integration Partners-NY Corporation.  On January 2, 2014, the Company acquired Integration Partners-NY Corporation (“IPC”), a full-service voice and data network engineering firm based in New York.  IPC serves both corporate enterprises and telecommunications service providers.

●
RentVM, Inc.  On February 3, 2014, the Company acquired RentVM, Inc. (“RentVM”), a New Jersey-based provider of infrastructure-as-a-service technology to software developers and to healthcare, education, and other small and medium-sized businesses and enterprises to enable public and private (enterprise) cloud environments.

Business Combinations

The Company accounts for its business combinations under the provisions of Accounting Standards Codification ("ASC") 805-10, Business Combinations  (“ASC 805-10”), which requires that the purchase method of accounting be used for all business combinations. Assets acquired and liabilities assumed, including non-controlling interests, are recorded at the date of acquisition at their respective fair values. ASC 805-10 also specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported apart from goodwill. Goodwill represents the excess purchase price over the fair value of the tangible net assets and intangible assets acquired in a business combination. Acquisition-related expenses are recognized separately from the business combinations and are expensed as incurred. If the business combination provides for contingent consideration, the Company records the contingent consideration at fair value at the acquisition date and any changes in fair value after the acquisition date are accounted for as measurement-period adjustments if they pertain to additional information about facts and circumstances that existed at the acquisition date and that the Company obtained during the measurement period. Changes in fair value of contingent consideration resulting from events after the acquisition date, such as earn-outs, are recognized as follows: 1) if the contingent consideration is classified as equity, the contingent consideration is not re-measured and its subsequent settlement is accounted for within equity, or 2) if the contingent consideration is classified as an asset or a liability, the changes in fair value are recognized in earnings.

The estimated fair value of net assets acquired, including the allocation of the fair value to identifiable assets and liabilities, was determined using Level 3 inputs in the fair value hierarchy. The estimated fair value of the net intangible assets acquired was determined using the income approach to valuation based on the discounted cash flow method. Under this method, expected future cash flows of the business on a stand-alone basis are discounted back to a present value. The estimated fair value of identifiable intangible assets, consisting of customer relationships, the trade name and non-compete agreements acquired, also were determined using an income approach to valuation based on excess earnings method, relief of royalty and discounted cash flow methods.

The discounted cash flow valuation method requires the use of assumptions, the most significant of which include: future revenue growth, future earnings before interest, taxes, depreciation and amortization, estimated synergies to be achieved by a market participant as a result of the business combination, marginal tax rate, terminal value growth rate, weighted average cost of capital and discount rate.

The excess earnings method used to value customer relationships requires the use of assumptions, the most significant of which include: the remaining useful life, expected revenue, survivor curve, earnings before interest and tax margins, marginal tax rate, contributory asset charges, discount rate and tax amortization benefit.

The most significant assumptions under the relief of royalty method used to value tradenames include: estimated remaining useful life, expected revenue, royalty rate, tax rate, discount rate and tax amortization benefit. The discounted cash flow method used to value non-compete agreements includes assumptions such as: expected revenue, term of the non-compete agreements, probability and ability to compete, operating margin, tax rate and discount rate. Management, with the assistance of a third-party valuation specialist, has developed these assumptions on the basis of historical knowledge of the business and projected financial information of the Company. These assumptions may vary based on future events, perceptions of different market participants and other factors outside the control of management, and such variations may be significant to estimated values.

Reverse Stock-Split

On December 7, 2012, the Company’s stockholders approved a reverse stock split of the Company's common stock at a ratio of 1-for-125. The reverse stock split became effective on January 14, 2013.  On May 15, 2013, the Company’s stockholders approved up to a 1-for-4 reverse stock split. A 1-for-4 reverse stock split became effective on August 1, 2013.  All applicable share and per share amounts have been retroactively adjusted to reflect the reverse stock splits.

Liquidity

During the quarter ended March 31, 2014 and the year ended December 31, 2013, the Company suffered recurring losses from operations. At March 31, 2014 and December 31, 2013, the Company had stockholders’ equity of $30,845 and stockholders’ deficit of $1,676, respectively. The Company may raise capital through the sale of equity securities, through the sale of debt securities, or through borrowings from principals and/or financial institutions.  The Company's management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern.  However, there can be no assurance that additional financing that is necessary for the Company to continue its business will be available to the Company on acceptable terms, or at all.

In February and March 2014, the Company borrowed an aggregate of $3,000 from Forward Investments, LLC, a related party and beneficial owner of more than 10% of the Company's common stock. Such loans are evidenced by convertible promissory notes that mature on June 30, 2015.

The Company plans to generate cash flow to address liquidity concerns through three potential sources. The first potential source is operating cash flow from its subsidiaries. In addition, the Company will now generate income from the AWS Entities for the full fiscal year following its acquisitions of the AWS Entities in April 2013.  The second source is from the recently-completed acquisitions of IPC in January 2014 and RentVM in February 2014. The Company expects that these entities will contribute positively to the Company’s consolidated cash flows from operations after they are integrated into the business. The Company recently terminated its receivables loan facility with PNC Bank and incurred a charge of approximately $300 in connection with such termination. The third potential source of generating cash flow is through the consummation of the potential acquisitions of the Telco Professional Services and Handset Testing business division (“Telco”) of Tekmark Global Solutions, LLC and VaultLogix, Inc. (“VaultLogix”).

Principles of Consolidation and Accounting for Investment in Affiliate Company

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, which include Tropical Communications, Inc. (“Tropical”) (since August 2011), Rives-Monteiro Leasing, LLC (“RM Leasing”) (since December 2011), ADEX Corporation and ADEX Puerto Rico, LLC (collectively, “ADEX”) (since September 2012), TNS, Inc. (“TNS”) (since September 2012), AWS (since April 2013), IPC (since January 2014), and RentVM (since February 2014).  The results of operations for the three months ended March 31, 2013 include the accounts of Environmental Remediation and Financial Service, LLC (“ERFS”) (acquired in 2012, disposed of in November 2013) as discontinued operations.  All significant inter-company accounts and transactions have been eliminated in consolidation.

The Company consolidates all entities in which it has a controlling voting interest and all variable interest entities (“VIEs”) in which the Company has a variable interest and is deemed to be the primary beneficiary.

The unaudited consolidated financial statements include the accounts of Rives-Monteiro Engineering, LLC (“RM Engineering”) (since December 2011), in which the Company owns an interest of 49%. RM Engineering is a VIE because it meets the following criteria: (i) the entity has insufficient equity to finance its activities without additional subordinated financial support from other parties and the 51% owner guarantees its debt, (ii) the voting rights of some investors are not proportional to their obligations to absorb the expected losses of the legal entity, and (iii) substantially all of the legal entity’s activities either involve or are conducted on behalf of an investor that has disproportionately few voting rights. The Company has the ability to exercise its call option to acquire the remaining 51% of RM Engineering for a nominal amount and thus makes all significant decisions related to RM Engineering even though it absorbs only 49% of the losses. Additionally, substantially all of the entity’s activities either involve or are conducted on behalf of the entity by the 51% holder of RM Engineering.

The financial statements reflect all adjustments, consisting of only normal recurring accruals which are, in the opinion of management, necessary for a fair presentation of such statements. These financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Additionally, the results of operations for the three months ended March 31, 2014 are not necessarily indicative of the results that may be expected for the entire year. These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements for the year ended December 31, 2013 included in the Company’s 2013 Annual Report on Form 10-K, filed with the SEC on April 8, 2014.

Segment Information

As of December 31, 2013, the Company reported two operating segments, which consisted of specialty contracting services and telecommunications staffing services.  The Company acquired two companies between January 1, 2014 and March 31, 2014. In connection with such acquisitions, the Company evaluated each newly-acquired company's sources of revenues and costs of revenues and determined that the two additional companies did not share similar economic characteristics with the two existing operating segments.  As such, it was determined that the two companies should be reported as a separate operating segment: cloud and managed services.

The Company determined that it operates in three reportable operating segments - as an applications and infrastructure provider, as a professional services provider and as a cloud and managed services provider. The applications and infrastructure segment provides engineering and professional consulting services and voice, data and optical solutions. The engineering, design, installation and maintenance services of the applications and infrastructure segment support the build-out and operation of enterprise, fiber optic, Ethernet and wireless networks. The professional services segment provides outsourced services to the wireless and wireline industry. The cloud and managed services segment provides hardware and software products to customers and provides maintenance and support for those products. The cloud and managed services segment also provides cloud computing and storage services to customers.

The Company’s three operating segments have been aggregated into one of three reportable segments due to their similar economic characteristics, products, or production and distribution methods. The first reportable segment is applications and infrastructure, which is comprised of the operating units TNS, AWS, Tropical and RM Engineering.  The Company's second reportable segment is professional services, which consists of the ADEX entities. The Company’s third reportable segment is cloud and managed services, which consists of the IPC and RentVM entities.

Revenue Recognition

The Company's revenues are generated from three reportable segments, applications and infrastructure, professional services, and cloud and managed services.  The Company recognizes revenue only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

The applications and infrastructure segment is comprised of TNS, Tropical, AWS and RM Engineering. Applications and infrastructure services revenues are derived from contracted services to provide technical engineering services along with contracting services to commercial and governmental customers. The contracts of TNS, Tropical and RM Engineering provide that payment for the Company's services may be based on either 1) direct labor hours at fixed hourly rates or 2) fixed-price contracts. The services provided under the contracts are generally provided within a month. Occasionally, the services may be provided over a period of up to six months.

AWS recognizes revenue using the percentage of completion method.   Revenues and fees on these contracts are recognized specifically utilizing the efforts-expended method, which uses measures such as task duration and completion. The efforts-expended approach is an input method used in situations where it is more representative of progress on a contract than the cost-to-cost or the labor-hours methods. Provisions for estimated losses on uncompleted contracts, if any, are made in the period in which such losses are determined. Changes in job performance conditions and final contract settlements may result in revisions to costs and income, which are recognized in the period revisions are determined.

AWS also generates revenue from service contracts with certain customers. These contracts are accounted for under the proportional performance method. Under this method, revenue is recognized in proportion to the value provided to the customer for each project as of each reporting date.

The revenues of the Company's professional services segment, which is comprised of the ADEX subsidiaries, are derived from contracted services to provide technical engineering and management solutions to large voice and data communications providers, as specified by their clients. The contracts provide that payments made for the Company's services may be based on either 1) direct labor hours at fixed hourly rates or 2) fixed-price contracts. The services provided under these contracts are generally provided within a month. Occasionally, the services may be provided over a period of up to four months. If it is anticipated that the services will span a period exceeding one month, depending on the contract terms, the Company will provide either progress billing at least once a month or upon completion of the clients' specifications. The aggregate amount of unbilled work-in-progress recognized as revenues was insignificant at March 31, 2014 and December 31, 2013.

The Company sometimes requires customers to provide a deposit prior to beginning work on a project. When this occurs, the deposit is recorded as deferred revenue and is recognized in revenue when the work is complete.

The Company’s IPC subsidiary, which is included in the Company’s cloud and managed services segment, is a value added reseller whose revenues are generated from the resale of voice, video, and data networking hardware and software contracted services for design, implementation, and maintenance services for voice, video, and data networking infrastructure. IPC’s customers are higher education organizations, governmental agencies, and commercial customers. IPC also provides maintenance and support and professional services.

IPC recognizes revenue on arrangements in accordance with ASC Topic 605-10, "Revenue Recognition". Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

For multiple-element arrangements, IPC recognizes revenue in accordance with ASC 605-25, "Arrangements with Multiple Deliverables". Under the relative fair value method, the total revenue is allocated among the elements based upon the relative fair value of each element as determined through the fair value hierarchy. Revenue is generally allocated in an arrangement using the estimated selling price of deliverables if it does not have vendor-specific objective evidence or third-party evidence of selling price.

The Company’s RentVM subsidiary, which is included in the Company’s cloud and managed services segment, provides on-line data backup services to its customers. RentVM recognizes revenue in accordance with ASC Topic 605-10, "Revenue Recognition". Revenue is recognized when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectibility of the resulting receivable is reasonably assured. Certain customers pay for their services before service begins.  Revenue for these customers is deferred until the services are performed.  During 2013, the Company did not recognize any revenue from cloud-based services. With the completion of the RentVM acquisition in February 2014, the Company has begun recognizing cloud based Revenue.

 Deferred Loan Costs

Deferred loan costs are capitalized and amortized to interest expense using the effective interest method over the terms of the related debt agreements. The amount of amortization of deferred loan costs, which was recorded as interest expense, in the three months ended March 31, 2014 and 2013 was $1,830 and $72, respectively.  As a result of the conversion of the debentures and the MidMarket term loan, the Company accelerated amortization of the deferred loan costs.

Inventory

The Company’s IPC subsidiary purchases inventory for resale to customers and records it at actual cost until sold. Inventory consists of networking equipment that was not delivered to customers as of March 31, 2014.  Inventory as of March 31, 2014 was $1,513.  The Company did not hold any inventory as of December 31, 2013 as all inventory relates to the IPC subsidiary, which was acquired in January 2014.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC Topic 718, Compensation-Stock Compensation (“ASC Topic 718”). Under the fair value recognition provisions of this topic, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as an expense on a straight-line basis over the requisite service period, based on the terms of the awards. The Company adopted a formal performance incentive plan in December 2012 but had not issued any options under the plan as of March 31, 2014. The Company issued options prior to the adoption of this plan, but the amount was not material as of March 31, 2014. Historically, the Company has awarded shares of common stock under the plan to certain of its employees and consultants, which awards did not contain any performance or service conditions. Compensation expense included in the Company’s condensed consolidated statement of operations includes the fair value of the awards at the time of issuance. When common stock was issued, it was valued at the trading price on the date of issuance and was expensed as it was issued. All stock grants were fully vested in 2014 and 2013.  In May 2014, the Company’s board of directors approved fully-vested common stock awards under the plan to the following officers of the company:  Mark Munro ($350), Daniel Sullivan ($200), Roger Ponder ($200) and Lawrence Sands ($200).  The grants will be effective at the close of business on May 19, 2014, and the number of shares to be issued will be determined by dividing the dollar amount of the grant by the closing price of the Company’s common stock on such date.

Net Income (Loss) Per Share

Basic income (loss) per common share is computed based on the weighted average number of shares outstanding during the period. Diluted income (loss) per share is computed in a manner similar to the basic income (loss) per share, except the weighted-average number of shares outstanding is increased to include all common shares, including those with the potential to be issued by virtue of warrants, options, convertible debt and other such convertible instruments. Diluted earnings per share contemplate a complete conversion to common shares of all convertible instruments only if they are dilutive in nature with regards to earnings per share.

The anti-dilutive shares of common stock outstanding at March 31, 2014 and 2013 were as follows:

	March 31,
	2014	2013

Series B Preferred Stock	-	9,037,955
Series C Preferred Stock	-	4,143,505
Series D Preferred Stock	-	13,407
Series E Preferred Stock	-	1,536,448
Series F Preferred Stock	-	1,383,333
Series H Preferred Stock	-	1,361,449
Series I Preferred Stock	-	1,500,000
Warrants	424,842	1,517,766
Convertible notes	1,018,082	-
Convertible debenture	1,835,849	-
	3,278,773	20,493,863

Fair Value of Financial Instruments

ASC Topic 820, Fair Value Measurements and Disclosures ("ASC Topic 820"), provides a framework for measuring fair value in accordance with generally accepted accounting principles.

ASC Topic 820 defines fair value as the price that would be received to sell an asset or would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs).

The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC Topic 820 are described as follows:

●	Level 1— Unadjusted quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date.
●
Level 2— Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3— Inputs that are unobservable for the asset or liability.

The following section describes the valuation methodologies that the Company used to measure different financial instruments at fair value.

Debt

The fair value of the Company’s debt, which approximated the carrying value of the Company's debt as of March 31, 2014 and December 31, 2013, was estimated at $27,248 and $31,600, respectively. Factors that the Company considered when estimating the fair value of its debt included market conditions, liquidity levels in the private placement market, variability in pricing from multiple lenders and term of the debt. The level of the debt would be considered as level 2.

Additional Disclosures Regarding Fair Value Measurements

The carrying value of cash, accounts receivable and accounts payable approximate their fair value due to the short-term maturity of those items.

Contingent Consideration

The fair value of the Company’s contingent consideration is based on the Company’s evaluation as to the probability and amount of any earn-out that will be achieved based on expected future performance by the acquired entity. The Company utilizes a third-party valuation firm to assist in the calculation of the contingent consideration at the acquisition date. The Company evaluates the forecast of the acquired entity and the probability of earn-out provisions being achieved when it evaluates the contingent consideration  at initial acquisition date and at each reporting period. The amount of contingent consideration is measured at each reporting period and adjusted as necessary.

During the three months ended March 31, 2014, contingent consideration of $1,779 related to the ADEX acquisition was settled in cash.

There was no change in the fair value of contingent consideration for the three months ended March 31, 2014 and as such, there was no charge recorded on the condensed consolidated statement of operations.  The change in the fair value of contingent consideration was recorded as a gain of $105 on the condensed consolidated statement of operations for the three months ended March 31, 2013.

Derivative Warrant Liabilities

The Company used the Black-Scholes option-pricing model to determine the fair value of the derivative liability related to warrants issued in 2012 to the lenders under the MidMarket loan agreement and the put and effective price of future equity offerings of equity-linked financial instruments. The Company derived the fair value of such warrants using the common stock price, the exercise price of the warrants, the risk-free interest rate, the historical volatility, and the Company's dividend yield. The Company does not have sufficient historical data to use its historical volatility; therefore the expected volatility is based on the historical volatility of comparable companies. The Company developed scenarios to take into account estimated probabilities of future outcomes. The fair value of the warrant liabilities is classified as Level 3 within the Company's fair value hierarchy.

At March 31, 2014 and December 31, 2013, the amount of the derivative liability for the warrants issued to its former lender, MidMarket Capital, in 2012 was computed using the Black-Scholes Option pricing model.  The change in the fair value of derivative balance was recorded as a gain of $2,200 and $16 on the condensed consolidated statements of operations for the three months ended March 31, 2014 and 2013, respectively.

Assets and liabilities measured at fair value on a recurring basis at March 31, 2014 and December 31, 2013 consisted of:

	Fair Value Measurements at Reporting Date Using
	Quoted Prices	Significant Other	Significant
	in Active	Observable	Unobservable
	Markets for	Inputs	Inputs
	Identical Assets	(Level 2)	(Level 3)
(dollar amounts in thousands)	(Level 1)

	March 31, 2014
Liabilities:
Warrant derivatives	$-	$-	$6,860
Long-term contingent consideration	-	-	1,615
Contingent consideration	-	-	2,735

Total liabilities at fair value	$-	$-	$11,210

	December 31, 2013
Liabilities:
Warrant derivatives	$-	$-	$19,878
Long-term contingent consideration	-	-	1,615
Contingent consideration	-	-	4,514

Total liabilities at fair value	$-	$-	$26,007

The changes in Level 3 financial instruments measured at fair value on a recurring basis for the three months ended March 31, 2014 were as follows:

(dollar amounts in thousands)	Amount
Balance as of December 31, 2013	$26,007

Change in fair value of derivative	(20,978)
Settlement of contingent consideration	(1,779)
Fair value of derivative conversion feature on date of issuance	8,860
Settlement of derivative liabilities	(900)
Balance as of March 31, 2014	$11,210

RECLASSIFICATIONS

Certain 2013 activities and balances were reclassified to conform to classifications used in the current period.

2. ACQUISITIONS

Acquisition of IPC

On January 2, 2014, the Company acquired IPC, a full-service voice and data network engineering firm based in New York.  IPC serves both corporate enterprises and telecommunications service providers.  The purchase consideration for IPC was $21,153, which was paid with $13,451 in cash, common stock valued at $1,447, and a convertible note in the principal amount of $6,255, which was equal to the net working capital of IPC on the date of acquisition. As the total consideration paid by the Company for IPC exceeded the net assets acquired, the Company recorded approximately $13,329 of goodwill. The goodwill is attributable to synergies and economies of scale provided to the Company. The goodwill is not tax deductible. The amount of acquisition-related costs for the acquisition of IPC was $118, which amount was recorded on the Company’s condensed consolidated statement of operations as general and administrative expenses.  The Company is in the process of completing a valuation of the acquisition to determine the value of the contingent consideration and the value of the stock issued on the acquisition date.  Once the valuation is completed, the Company will make any adjustments as necessary.  The Company is evaluating whether it will make a 338(h)10 election for tax purposes.  Once the determination is made, any adjustments required will be made to goodwill.

Acquisition of RentVM

On February 3, 2014, the Company acquired RentVM, a New Jersey-based provider of infrastructure-as-a-service technology to software developers and to healthcare, education, and other small and medium-sized businesses and enterprises to enable public and private (enterprise) Cloud environments.  The purchase consideration for RentVM was $5,880, which was paid with common stock valued at $5,280 and conversion of a pre-existing note, in the principal amount of $600, which was subsequently settled with common shares as part of this acquisition. As the total consideration paid by the Company for RentVM exceeded the net assets acquired, the Company recorded approximately $3,845 of goodwill. The goodwill is attributable to synergies and economies of scale provided to the Company. The goodwill is not tax deductible. The amount of acquisition-related costs for the acquisition of RentVM was $5, which amount was recorded on the Company’s condensed consolidated statement of operations as general and administrative expenses.  The Company is in the process of completing a valuation of the acquisition to determine the value of the contingent consideration and the value of the stock issued on the acquisition date.  Once the valuation is completed, the Company will make any adjustments as necessary.

 The consideration for the acquisitions of IPC and RentVM was calculated as follows:

(dollar amounts in thousands)	IPC	RentVM
Cash	$13,451	$-
Common stock, fair value	1,447	5,280
Convertible note	6,255	-
Note	-	600
Total consideration	$21,153	$5,880

 The purchase consideration was allocated to the assets acquired and liabilities assumed as follows:

(dollar amounts in thousands)	IPC	RentVM
Current assets	$6,171	$104
Goodwill	13,329	3,845
Intangible assets:
Customer list / relationships	6,630	1,654
Trade names	4,418	827
Non-compete	465	300
Property and equipment	22	372
Other assets	56	4
Current liabilities	(4,570)	(169)
Deferred revenue	(586)	-
Deferred revenue, net of current portion	(284)	-
Deferred taxes	(4,498)	(1,057)
Total allocation of purchase consideration	$21,153	$5,880

Unaudited pro forma results of operations data of the Company as if the acquisitions of AWS, IPC and RentVM had occurred as of January 1, 2013 are as follows:

	Pro Forma Results
	(Unaudited)
	For the Three Months Ended March 31,
(dollar amounts in thousands)	2014	2013
Revenue	$14,122	$21,210

Net income (loss)	$6,258	$(650)

Basic income (loss) per share	$0.66	$(0.31)

Diluted loss per share	$(1.56)	$(0.31)

Pro forma data does not purport to be indicative of the results that would have been obtained had these events actually occurred at January 1, 2013 and is not intended to be a projection of future results.

The amount of revenues and income of the acquired companies since the acquisition date included in the Company's condensed consolidated statements of operations are as follows:

(dollar amounts in thousands)	IPC	RentVM
Service Revenue	$1,040	$17
Product Revenue	4,199	-
Total Revenue	$5,239	$17

Net loss	$(996)	$(179)

3. PROPERTY AND EQUIPMENT, NET

Property and equipment as of March 31, 2014 and December 31, 2013 consisted of the following:

	March 31,	December 31,
(dollar amounts in thousands)	2014	2013
Vehicles	$725	$696
Computers and office equipment	357	427
Equipment	916	262
Total	1,998	1,385
Less accumulated depreciation	(1,210)	(1,023)

Property and equipment, net	$788	$362

Depreciation expense for the three months ended March 31, 2014 and 2013 was $52 and $19, respectively.

4. GOODWILL AND INTANGIBLE ASSETS

Goodwill

The following table sets forth the changes in the Company's goodwill during the three-month period ended March 31, 2014 resulting from the acquisition by the Company of its operating subsidiaries.

The following table summarizes the Company's goodwill as of March 31, 2014 and December 31, 2013:

(dollar amounts in thousands)	Applications and Infrastructure	Professional Services	Cloud and Managed Services	Total
Balance at December 31, 2013	$6,596	$10,474	$-	$17,070

Acquisitions	-	-	17,174	17,174

Balance at March 31, 2014	$6,596	$10,474	$17,174	$34,244

Intangible Assets

The following table summarizes the Company's intangible assets as of March 31, 2014 and December 31, 2013:

	March 31, 2014				December 31, 2013
	Estimated	Gross			Gross
	Useful	Carrying	Accumulated	Net Book	Carrying	Accumulated	Net Book
(dollar amounts in thousands)	Life	Amount	Amortization	Value	Amount	Amortization	Value
Customer relationships	10 yrs	$17,379	(1,387)	$15,992	$9,094	$(1,022)	$8,072
Non-compete agreements	2-3 yrs	1,336	(277)	1,059	571	(176)	395
URL's	Indefinite	10	-	10	10	-	10
Tradenames	Indefinite	9,544	-	9,544	4,299	-	4,299

Total intangible assets		$28,269	$(1,664)	$26,605	$13,974	$(1,198)	$12,776

Amortization expense related to the purchased intangible assets was $466 and $160 for the three months ended March 31, 2014 and 2013, respectively.

5. BANK DEBT

Bank debt as of March 31, 2014 and December 31, 2013 consisted of the following:

	March 31,	December 31,
(dollar amounts in thousands)	2014	2013
One installment note, interest 9.05%, secured by vehicles, maturing July 2016	$15	$17

Five lines of credit, monthly principal and interest, interest ranging from $0 to $13, interest ranging from 5.5% to 9.75%, guaranteed personally by principal shareholders of acquired companies, maturing between July 2014 and February 2020	376	425
	391	442
Less: Current portion of bank debt	(343)	(318)

Long-term portion of bank debt	$48	$124

The interest expense associated with the bank debt during the three months ended March 31, 2014 and 2013 amounted to $21 and $12, respectively. There are no financial covenants associated with the bank debt.

6. TERM LOANS

Term loans as of March 31, 2014 and December 31, 2013 consisted of the following:

	March 31,	December 31,
(dollar amounts in thousands)	2014	2013
PNC revolving credit facility, secured by accounts receivable	$134	$-

Term loan, MidMarket Capital, net of debt discount of $0 and $144	-	13,706

Promissory notes, unsecured, maturing in January 2014	-	1,725

12% convertible note payable, net of debt discount of $5,499 and $6,666, respectively	4,926	4,958
	5,060	20,389
Less: Current portion of term loans	(2,047)	(5,380)

Long-term portion term loans, net of debt discount	$3,013	$15,009

Term Loan – MidMarket Capital

On September 17, 2012, the Company entered into a Loan and Security Agreement with the lenders referred to therein, MidMarket Capital Partners, LLC, as agent for the lenders (the “Agent”), and certain subsidiaries of the Company as guarantors (the “MidMarket Loan Agreement”).  Pursuant to the MidMarket Loan Agreement, on September 17, 2012 and November 13, 2012, the lenders thereunder provided the Company senior secured first lien term loans in an aggregate amount of $15,000 (the “MidMarket Loans”). Interest on the MidMarket Loans accrued at the rate of 12% per annum. A portion of the proceeds of the MidMarket Loans were used to finance the acquisitions of the ADEX Entities and T N S, to repay certain outstanding indebtedness (including all indebtedness owed to  UTA Capital LLC) and to pay fees, costs and other expenses related thereto.  The remainder of the MidMarket Loans could be used by the Company to finance certain other acquisitions and for working capital and long-term financing needs.

The MidMarket Loans were to mature on September 17, 2017, provided that if the Company failed to raise by March 14, 2014 at least $20,000 in connection with a public offering of voting equity securities of the Company, the MidMarket Loans were to mature on June 17, 2014. If the Company did not complete an acquisition of an additional operating business within 90 days of September 17, 2012, the Company was required to repay $750 of the MidMarket Loans. The Company completed the acquisition of ERFS on December 17, 2012, which satisfied this covenant.

On October 17, 2013, the Company entered into an amendment to the MidMarket Loan Agreement to provide that, (i) if prior to March 17, 2014, the Company failed to raise at least $5,000 in gross proceeds in an underwritten public offering of the Company’s equity securities, the maturity date of the original MidMarket Loans were to be accelerated to June 17, 2014, or (ii) if prior to March 17, 2014 the Company raised at least $5,000 but less than $20,000 in gross proceeds in an underwritten public offering of the Company’s equity securities, the maturity date of the original MidMarket Loans were to be accelerated to December 30, 2014.  The conversion of the debt to equity on March 12, 2014 satisfied the conditions associated with the amendment to the MidMarket Loan Agreement.

In connection with the MidMarket Loans, deferred loan costs of $1,800 were recorded.  These costs were being amortized over the life of the loan using the effective interest method.

Subject to certain exceptions, all obligations of the Company under the MidMarket Loans were unconditionally guaranteed by each of the Company’s domestic subsidiaries. In addition, the obligation of the Company and the subsidiary guarantors in respect of the MidMarket Loans was secured by a first priority security interest in substantially all of the assets of the Company and the subsidiary guarantors, subject to certain customary exceptions.

Pursuant to the MidMarket Loan Agreement, the Company issued warrants to the lenders, which entitle the lenders to purchase a number of shares of common stock equal to 10% of the fully-diluted shares of the common stock of the Company on the date on which the warrants first became exercisable, which was December 6, 2012. The warrants were amended on November 13, 2012 as part of the first amendment to the MidMarket Loan Agreement discussed below. At that time, the number of shares of common stock issuable upon exercise of the warrants was increased from 10% of the fully-diluted shares to 11.5% of the fully-diluted shares. The warrants have an exercise price of $4.00 per share, subject to adjustment as set forth in the warrants, and will expire on September 17, 2014, but are subject to extension until certain financial performance targets are met. The warrants have anti-dilution rights in connection with the exercise price. If the Company issues stock, warrants or options at a price below the $4.00 per share exercise price, the exercise price of the warrants resets to the lower price. In connection with an amendment to the MidMarket Loan Agreement, on March 22, 2013, the number of shares of common stock issuable upon exercise of the warrants has been fixed at 234,233 shares. In accordance with ASC Topic 480, the warrants are classified as liabilities because there is a put feature that requires the Company to repurchase any shares of common stock issued upon exercise of the warrants. The derivative liability associated with this debt will be revalued each reporting period and the increase or decrease will be recorded to the consolidated statement of operations under the caption “change in fair value of derivative instruments.”  At each reporting date, the Company performs an analysis of the fair value of the warrants using the Black-Scholes pricing model and adjusts the fair value accordingly.

 On September 17, 2012, when the warrants were issued, the Company recorded a derivative liability in the amount of $194. The amount was recorded as a debt discount and was being amortized over the life of the MidMarket Term Loans. The amount of the derivative liability was computed by using the Black-Scholes pricing model to determine the value of the warrants issued. On March 31, 2014 and December 31, 2013, the Company used the Black Scholes pricing method to determine the fair value of the warrants on those dates, and determined the fair value was $1,180 and $3,380, respectively.  The Company recorded the change in the fair value of the derivative liability as a gain in fair value of derivative liability as of March 31, 2014 and 2013 of $2,200 and $16, respectively.

 As of December 31, 2012, certain events of default had occurred and were continuing under the MidMarket Loan Agreement, including events of default relating to a number of financial covenants under the loan agreement. On March 22, 2013, the Company and its subsidiaries entered into an amendment to the MidMarket Loan Agreement pursuant to which, among other agreements, all of the existing events of default by the Company were waived and the financial covenants that gave rise to certain of the events of default were amended.

Pursuant to Assignment and Assumption Agreements, each dated as of March 12, 2014, Great American Insurance Company (“GAIC”) and Great American Life Insurance Company (“GALIC”, and together with GAIC, the “MidMarket Lenders”) assigned the MidMarket Loans to 31 Group LLC and Dominion Capital LLC (the “Assignees”).  Pursuant to an Exchange Agreement, dated as of March 12, 2014, among the parties to the MidMarket Loan Agreement and the Assignees (the “Exchange Agreement”), the Assignees agreed to convert the outstanding principal amount of the MidMarket Loans into shares of the Company’s common stock at a conversion price of $10.50 per share.  Pursuant to the Exchange Agreement, in full satisfaction of the MidMarket Loans, the Company agreed to issue an aggregate of $1,180,361 shares of common stock of which it has (i) issued 561,197 and 519,164 shares of its common stock to Dominion Capital LLC and 31 Group LLC, respectively, and (ii) paid an aggregate of $277 in cash to the Assignees in respect of accrued but unpaid interest under the MidMarket Loans.  The Exchange Agreement provided, however, that if 85% of the volume weighted average price of the Company’s common stock on April 14, 2014 was less than $10.50, the Company was required to issue an additional number of shares of the Company’s common stock such that the average conversion price of the MidMarket Loans was such lower price. On April 18, 2014, the Company amended the agreement to provide for the issuance of additional consideration to the Assignees in lieu of the issuance of additional shares to satisfy such adjustment requirement. (see Note 14.  Subsequent Events).  On the date of the elimination of debt, the fair value of the Company’s common stock was $11.87, resulting in the total fair value of shares issued of $14,011.  On that date, the principal amount of debt outstanding was $12,025, resulting in a loss on extinguishment of debt of $1,986. As a result of the extinguishment of the MidMarket debt, the Company also recorded interest expense of $1,273 as a result of accelerated amortization of deferred financing costs and debt discounts.

Term Loan Maturing in January 2014

During April 2013, the Company entered into a purchase agreement (the "ICG Purchase Agreement") with ICG pursuant to which the Company agreed to sell and ICG agreed to purchase, unsecured, convertible promissory notes in the aggregate principal amount of $1,725 for an aggregate purchase price of up to $1,500, at up to two separate closings. Pursuant to such agreement, on April 30, 2013, the Company issued to ICG a promissory note in the principal amount of $863 for a purchase price of $750, with the difference between the purchase price and the principal amount of the note representing an up-front interest payment in lieu of any additional interest on such note. This note matured on the tenth trading day following the earlier of (i) the closing by the Company of a public offering of equity securities resulting in gross proceeds of at least $20,000 or (ii) any capital raise by the Company of at least $3,000. If the Company did not complete a capital raise within 180 days of the date of funding (October 26, 2013), then the lender could have elected to be repaid on this note by either receiving 25% of the Company's future monthly cash flows until such time as the unpaid principal had been repaid, or converting the unpaid principal amount into shares of the Company’s common stock. At the end of the six-month period, if ICG elected to convert, this note was convertible into common shares at a price per share equal to 80% of the lessor of a) the average of the closing bid prices of the common stock for each of the ten trading days preceding the date of conversion, or b) the closing bid price of the Company’s common stock on the date of conversion, but in no event less than $11.60 per share. On November 5, 2013, the Company completed a capital raise of greater than $3,000 and, as a result, the note was no longer convertible into shares of the Company’s common stock.

Pursuant to the ICG Purchase Agreement, in August 2013, the Company issued to ICG a promissory note in the principal amount of $288 for a purchase price of $250, with the difference between the purchase price and the principal amount of the note representing an up-front interest payment in lieu of any additional interest on such note. This note matured on the thirtieth trading day following the earlier of the closing of any capital raise by the Company of at least $3,000 or October 26, 2013. If the Company did not complete a capital raise within 180 days of the date of funding (February 28, 2014), then the lender could have elected to be repaid on this note by either receiving 25% of the Company's future monthly cash flows until such time as the unpaid principal has been repaid, or converting the unpaid principal amount into shares of the Company’s common stock. At the end of the six month period, if ICG made the election to convert, this note was convertible into common stock at a price per share equal to 80% of the lessor of a) the average of the closing bid prices of the common stock for each of the ten trading days preceding the date of conversion, or b) the closing bid price of the Company’s common stock on the date of conversion, but in no event less than $11.60 per share. On November 5, 2013, the Company completed a capital raise of greater than $3,000, and the note was no longer convertible into shares of the Company’s common stock.

Pursuant to the ICG Purchase Agreement, in October 2013, the Company issued to an affiliate of ICG a promissory note in the principal amount of $575 for a purchase price of $500, with the difference between the purchase price and the principal amount of the note representing an up-front interest payment in lieu of any additional interest on the such note.  This note matured in January 2014. At the time of this issuance, the outstanding notes held by ICG were assigned by ICG to such affiliate of ICG and the maturity date of such notes was extended to January 2014.

On March 4, 2014, pursuant to the ICG Purchase Agreement, ICG’s affiliate converted the outstanding principal amount of $1,725 under the three ICG Notes into an aggregate of 107,477 shares of common stock of the Company.  On March 31, 2014, an additional 109,399 shares of common stock of the Company were issued related to the conversion of the debt.  Per the terms of the agreement, the Company converted the shares at an average share price of $7.95.

Pursuant to the ICG Purchase Agreement, in connection with the issuance of the notes, ICG was also issued two warrants to purchase a number of common shares equal to fifty percent (50%) of the number of shares into which the note may be converted on the date of issuance of the note. The warrants are exercisable at an exercise price equal to the lesser of a) 120% of the price per share at which the Company sells its common stock in a public offering or b) the exercise price of any warrants issued to investors in an offering of the Company’s securities resulting in gross proceeds of at least $3,000, provided, however, that if no such offering closed by October 30, 2013, then the exercise price for the warrant would be equal to 120% of the closing price of the Company’s common stock on October 30, 2013. The Company completed an offering of its common stock on November 5, 2013. The exercise price of the warrants was fixed at $4.80. In accordance with ASC 815, the warrants meet the criteria to be classified as liabilities as the number of shares to be issued upon conversion of the warrants and the strike price of the warrants is variable. On April 26, 2013, the date on which the warrants were issued, the Company recorded a derivative liability in the amount of $140. The amount was recorded as a debt discount and was being amortized over the life of the related term loan.

The Company issued additional warrants to its former lender, ICG, in August 2013. On August 28, 2013, the date on which the warrants were issued, the Company recorded a derivative liability in the amount of $35.  The amount was recorded as a debt discount and was being amortized over the life of the related term loan. The Company recorded the change in the fair value of the derivative liability as a gain on change in fair value of derivative liability of $35 for the year ended December 31, 2013. The additional warrants were fair valued using the binomial method.

The Company issued additional warrants to its former lender, an affiliate of ICG, in October 2013. On October 30, 2013, the date on which the warrants were issued, the Company recorded a derivative liability in the amount of $19.  The additional warrants were fair valued using the binomial method. The amount was recorded as a debt discount and was being amortized over the life of the related term loan. The Company recorded the change in fair value of the derivative liability as a gain on change in fair value of derivative liability of $19 for the year ended December 31, 2013.  In October 2013, ICG and its affiliate exercised all of their warrants and the Company recorded a cumulative loss of $952 for the year ended December 31, 2013, which amount is included in changes in the value of the derivative instruments from their issuance dates.

PNC Bank Revolving Credit Facility.

On September 23, 2013, the Company entered into a revolving credit and security agreement dated as of September 20, 2013 (the "PNC Credit Agreement"), with PNC Bank, as agent and a lender, and each of the Company’s subsidiaries, as borrowers or guarantors. The PNC Credit Agreement provided the Company a revolving credit facility in the principal amount of up to $10,000, subject to a borrowing base (as further described below), that was secured by substantially all of the Company’s assets and the assets of the Company’s subsidiaries, including a pledge of the equity interests of the Company’s subsidiaries pursuant to a pledge agreement. The maturity date of the revolving credit facility was June 17, 2014.

Interest on advances under the revolving credit facility was payable in arrears on the first day of each month with respect to Domestic Rate Loans (as defined in the PNC Credit Agreement) and at the end of each interest period with respect to LIBOR Rate Loans (as defined in the PNC Credit Agreement). Interest charges were computed on the greater of (x) $5,000 or (y) the actual principal amount of advances outstanding during the month at a rate per annum equal to, (i) in the case of Domestic Rate Loans, the sum of the Alternate Base Rate (as defined in the PNC Credit Agreement) plus 0.50% per annum, or (ii) in the case of LIBOR Rate Loans, the LIBOR rate plus 2.75% per annum.  Prior to each advance, the Company had the option of making such advance a Domestic Rate Loan or a LIBOR Rate Loan.

The loans were subject to a borrowing base equal to the sum of (a) 88% of the Company’s eligible accounts receivable, plus  (b) the lesser of (i) 65% of the Company’s Eligible Milestone Receivables (as defined in the PNC Credit Agreement) and (ii) $500,  minus  (c) the aggregate maximum undrawn amount of all outstanding letters of credit under the revolving credit facility, and  minus  (d) $2,500 (prior to the release of the availability block).  Initially, the borrowing base was reduced by a $2,500 availability block, which would have been eliminated on September 30, 2014 if the Company met certain financial conditions and was not in default under the revolving credit facility.

The PNC Credit Agreement contained customary events of default and covenants, including, but not limited to, financial covenants requiring a minimum fixed charge coverage ratio and minimum earnings before interest, taxes, depreciation and amortization (EBITDA).  In connection with the Company’s acquisition of IPC, the Company was required to have availability under the PNC loan of $3,000.  In order to satisfy this requirement, the Company prepaid the loan in the amount of $108 and, as of December 31, 2013, the balance of the loan was a prepayment of $108, which was recorded as other current assets on the Company’s condensed consolidated balance sheet.

As of March 31, 2014 and December 31, 2013, the Company had borrowing availability under the PNC Credit Agreement of $1,500. However, as of March 31, 2014 and December 31, 2013, the Company was not in compliance with all of the covenants of the PNC Credit Agreement. As of March 31, 2014, the Company had an outstanding balance of $134 under this credit agreement.  The Company terminated the PNC Credit Agreement on April 4, 2014.  In connection with the early termination of the PNC Credit Agreement, the Company paid to PNC Bank an early termination fee of approximately $300.

12% Convertible Debentures

In December 2013, the Company entered into a securities purchase agreement with various institutional investors pursuant to which the Company issued to such investors convertible debentures in the original aggregate principal amount of $11,625 (the "Convertible Debentures") and an aggregate of 36,567 shares of its common stock for an aggregate purchase amount of $11,625. The Convertible Debentures mature on June 13, 2015 and bear interest at the rate of 12% per annum and are payable in accordance with an amortization schedule, with monthly payments beginning on July 13, 2014 and ending on the final maturity date of June 13, 2015.  At the Company’s election, subject to compliance with certain terms and conditions in the purchase agreement, the monthly amortization payments may be paid by the issuance of shares of the Company’s common stock at a price per share equal to the lesser of (i) the Conversion Price (as defined below) and (ii) 75% of the average of the VWAP (the daily volume weighted average price) of the Company’s common stock for the five-trading-day period ending on, and including, the trading day immediately preceding the trading day that is five days prior to the applicable monthly amortization date.

The Convertible Debentures are convertible into shares of the Company’s common stock at the election of the holder thereof at a conversion price (the “Conversion Price”) equal to the lesser of (i) $6.36, or (ii) 85% of the price per share of the Company’s common stock in the first underwritten public offering of not less than $10,000 of the Company’s equity securities (a “Qualified Offering”).  The Conversion Price is subject to customary anti-dilution provisions.  Notwithstanding the foregoing, the Convertible Debenture of a particular holder will not be convertible if such conversion would result in such holder owning more than 4.99% of the issued and outstanding shares of the Company’s common stock after such conversion.

The Company may redeem a Convertible Debenture, in whole or in part, for cash at a redemption price (the “Redemption Amount”) equal to 115% of the outstanding principal amount of the Convertible Debenture, plus all accrued and unpaid interest, plus an amount equal to the interest that would have accrued on the Convertible Debenture through the one year anniversary of the issuance date. Upon the occurrence of a Qualified Offering while the Convertible Debentures remain outstanding, (i) each holder of a Convertible Debenture has the option to force the redemption of a portion of such holder's Convertible Debenture for a redemption price equal to the Qualified Offering Amount (as defined below), and (ii) the Company has the option to force the redemption of portion of holder’s Convertible Debenture in an amount equal to or less than the Qualified Offering Amount.  The “Qualified Offering Payment” means, with respect to each Convertible Debenture, an amount equal to the lesser of (i) 50% of the Redemption Amount and (ii) (a) 50% of the gross proceeds of the Qualified Offering multiplied by (b)(x) the Redemption Amount of such Convertible Debenture, divided by (y) the Redemption Amount of all Convertible Debentures issued pursuant to the purchase agreement.

Beginning on June 13, 2014, the Company may elect to force the holder of a Convertible Debenture to convert all, but not less than all, amounts outstanding under the Convertible Debenture into shares of the Company’s common stock at the applicable Conversion Price; provided, that the Company may only elect such forced conversion if certain conditions are met, including the condition that the Company’s common stock has been trading at 150% or higher of the applicable Conversion Price for 30 consecutive trading days with an average daily trading volume of not less than $1,000 of shares per day.

Upon the occurrence of an event of default (as defined in the Convertible Debentures), the outstanding principal amount of the Convertible Debentures, plus accrued but unpaid interest, plus all interest that would have been earned through December 13, 2014 if such interest has not yet accrued, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the holder’s election, immediately due and payable in cash at the Mandatory Default Amount.  The “Mandatory Default Amount” means the sum of (a) the greater of (i) the outstanding principal amount of the Convertible Debenture, plus all accrued and unpaid interest thereon, plus all interest that would have been earned through December 13, 2014 if such interest has not yet accrued, divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an event of default) or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP of the Company’s common stock on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 115% of the outstanding principal amount of the Convertible Debenture, plus 100% of accrued and unpaid interest hereon, plus all interest that would have been earned through December 13, 2014 if such interest has not yet accrued, and (b) all other amounts, costs, expenses and liquidated damages due in respect of the Convertible Debenture.  After the occurrence of an event of default that results in the acceleration of the Convertible Debentures, the interest rate on the Convertible Debentures shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.  Additionally, upon the occurrence of an event of default, at the holder’s election each Convertible Debenture shall become convertible into shares of the Company’s common stock at the lesser of (i) the Conversion Price, and (ii) 70% of the average VWAP of the Company’s common stock for the five trading days in the preceding twenty trading days that have the lowest VWAP during such period.

The Company recorded a debt discount in the amount of $382 in connection with the 36,567 shares of the Company's common stock issued pursuant to the purchase agreement, which amount is being amortized over the life of the Convertible Debentures. The Company also recorded a debt discount in the amount of $6,620 in connection with the embedded features of the Convertible Debentures, which amount is being amortized over the life of the Convertible Debentures.  The Company used a Monte Carlo simulation on the date of issuance to fair value the embedded conversion features.  The Company recorded interest expense of $743 related to the debt discount as of March 31, 2014.

On March 31, 2014, the Company used a Monte Carlo simulation to determine the fair value of the embedded feature of the Convertible Debentures and, on that date, determined the fair value of the embedded feature to be $2,860.  The Company recorded the change in fair value of the embedded feature as a gain in fair value of derivative instruments as of March 31, 2014 of $12,660.

The fair value of the embedded feature of the Convertible Debentures at the measurement date was calculated using the Monte Carlo simulation with the following factors, assumptions and methodologies:

March 31,
2014

Principal amount	$10,780

Conversion price	$6.36
Volatility	65%
Conversion trigger price	$12.72
Life of conversion feature	1.20 years
Risk free interest rate	0.2%

7. DERIVATIVE INSTRUMENTS

The Company evaluates and accounts for conversion options embedded in its convertible freestanding instruments in accordance with ASC 815, Accounting for Derivative Instruments and Hedging Activities (“ASC Topic 815”).

MidMarket Warrants

The Company issued warrants to the lenders under the MidMarket Loan Agreement in 2012. These warrants were outstanding at March 31, 2014 and December 31, 2013.

The terms of the warrants issued pursuant to the MidMarket Loan Agreement in 2012 originally provided, among other things, that the number of shares of common stock issuable upon exercise of such warrants amounted to 11.5% of the Company’s fully-diluted outstanding common stock and common stock equivalents, whether the common stock equivalents were fully vested and exercisable or not, and that the initial exercise price of such warrants was $5.00 per share of common stock, subject to adjustment. Pursuant to an amendment to the MidMarket Loan Agreement, on March 22, 2013, the number of shares for which the warrants are exercisable was fixed at 187,386 shares.  On September 17, 2012, when the warrants were issued, the Company recorded a derivative liability in the amount of $194. The amount was recorded as a debt discount and is being amortized over the original life of the MidMarket Loans. The amount of the derivative liability was computed by using the Black-Scholes pricing model to determine the value of the warrants issued.

On March 31, 2014 and December 31, 2013, the Company used the Black Scholes pricing method to determine the fair value of the warrants on those dates, and determined the fair value was $1,180 and $3,380, respectively.  The Company recorded the change in the fair value of the derivative liability as a gain in fair value of derivative liability as of March 31, 2014 and 2013 of $2,200 and $16, respectively.

The fair value of the MidMarket warrant derivative at each measurement date was calculated using the Black-Scholes option pricing model with the following factors, assumptions and methodologies:

	March 31,	December 31,
	2014	2013

Fair value of Company’s common stock	$8.49	$18.36
Volatility (closing prices of 3-4 comparable public companies, including the Company’s historical volatility)	80%	80%
Exercise price	$4.00 - $5.00	$4.00 - $5.00
Estimated life	5.5 months	8.5 months
Risk free interest rate (based on 1-year treasury rate)	0.11%	0.11%

Series E Warrants

The Company also issued warrants associated with the issuance of its Series E Preferred Stock in 2012 and 2013.

The terms of the warrants issued to the holders of Series E Preferred Stock provided that, among other things, the number of shares of common stock issuable upon exercise of such warrants amounted to 4.99% of the Company’s fully-diluted outstanding common shares and common share equivalents, whether the common share equivalents were fully vested and exercisable or not, and that the exercise price of such warrants was $500 per share of common stock, subject to adjustment.

The warrants provided for variability involving the effective amount of common share equivalents issued in future equity offerings of equity-linked financial instruments. Additionally, the warrants did not contain an exercise contingency. Accordingly, the settlement of the warrants would not have equaled the difference between the fair value of a fixed number of shares of the Company’s common stock and a fixed stock price.  Accordingly, such warrants were not indexed to the Company’s stock price.  The Company accounted for such variability associated with its warrants as derivative liabilities.

In December 2013, the Company made a concession to the holders of the Company's Series E Preferred Stock to issue a fixed number of shares of common stock to satisfy these warrants. The Company obtained approval and agreement of such stockholders at December 31, 2013; however, the shares of common stock were not issued until January 2014, which resulted in a liability of $978, based on a Black-Scholes calculation, as of December 31, 2013.  The Company recorded a gain on the derivative liability of $78 related to the issuance of shares in January 2014 that was recorded in the condensed consolidated statement of operations in change in fair value of derivative instruments.

Forward Investments, LLC Convertible Feature

On February 4, 2014 and March 28, 2014, Forward Investments, LLC made loans to the Company for working capital purposes in the amounts of $1,800 and $1,200, respectively.  Such loans are evidenced by promissory notes that bear interest at the rate of 10% per annum, mature on June 30, 2015 and are convertible into shares of the Company’s common stock at an initial conversion price of $6.36 per share.

The fair value of the conversion feature at the date of issuance was $8,860.  The Company recorded a debt discount of $6,475 and a loss on debt discount of $2,385.  The debt discount is being amortized over the life of the loans. The Company used a Monte Carlo simulation on the date of issuance to fair value the embedded conversion features.

The fair value of the Forward Investments, LLC derivative at the measurement date was calculated using the Monte Carlo simulation with the following factors, assumptions and methodologies:

	March 31, 2014

Principal amount	$2,825	$3,650

Conversion price	$6.36	$6.36
Volatility	65%	60%
Conversion trigger price	$12.72	$12.72
Life of conversion feature	1.25 years	2.78 years
Risk free interest rate	0.2%	0.8%

On March 31, 2014, the fair value of the conversion feature of the Forward Investments, LLC loans was $2,820.  The Company recorded the change in fair value of the embedded conversion feature as a gain in fair value of derivative instruments as of March 31, 2014 of $6,040.

8. INCOME TAXES

As of March 31, 2014 and December 31, 2013, the Company had federal net operating loss carry forwards (“NOL’s”) of approximately $19,110 and $11,410, respectively, and state NOL’s of approximately $14,160 and $9,790, respectively, that will be available to reduce future taxable income, if any. These NOL’s begin to expire in 2025. In addition, as of March 31, 2014 and December 31, 2013, the Company had federal tax credit carry forwards of $652 and $544, respectively, available to reduce future taxes. These credits begin to expire in 2022.

Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, provide for annual limitations on the utilization of net operating loss and credit carryforwards if the Company were to undergo an ownership change, as defined in Section 382 of the Code. In general, an ownership change occurs whenever the percentage of the shares of a corporation owned, directly or indirectly, by 5-percent shareholders, as defined in Section 382 of the Code, increases by more than 50 percentage points over the lowest percentage of the shares of such corporation owned, directly or indirectly, by such 5-percent shareholders at any time over the preceding three years. In the event such ownership change occurs, the annual limitation may result in the expiration of the net operating losses prior to full utilization. The Company has completed a study to assess whether an ownership change has occurred or whether there have been multiple ownership changes since the Company became a “loss corporation” under the Code. As disclosed the Company has taken these limitations into account in determining its available NOL’s.

During 2012, the Company acquired ownership of three entities that had historically used the cash method of accounting for tax purposes. Section 446 of the Internal Revenue Code of 1986, as amended, requires that the Company prepare its tax returns using the accrual method of accounting. As a result of this change from cash to accrual accounting for income tax purposes, the Company will recognize $2,088 of income over the period 2014 through 2015. During 2012 and 2013, the Company also acquired 100% of a Puerto Rican limited liability company, thereby subjecting the Company to Puerto Rico income taxes on any Puerto Rico-sourced taxable income. Such taxes paid are considered foreign taxes that may be credited against federal income taxes payable in future years.

The Company calculated its expected annual effective tax rate for the year ending December 31, 2014, which was determined to be 5%. The Company applied that effective tax rate to the three months ended March 31, 2014 and recorded an income tax expense of $124. The effective tax rate differs from the statutory rate primarily as a result permanent differences due to certain non-cash charges.

9. CAPITAL STOCK

Issuance of shares of common stock to third-party for services

During February 2014, the Company issued 7,500 shares of its common stock to a consultant in exchange for consulting services relating to corporate matters. The shares were valued at fair value at $13.41 per share and were immediately vested.  The Company recorded $101 to stock compensation expense.

During March 2014, the Company issued 69,458 shares of its common stock to a consultant in exchange for consulting services relating to corporate matters. The shares were valued at fair value at $11.87 per share and were immediately vested.  The Company recorded $82 to stock compensation expense.

 Issuance of shares of common stock pursuant to conversion of notes payable

During February 2014, the Company issued 176,100 shares of its common stock to a third-party lender pursuant to the conversion of notes payable aggregating $1,000 and accrued interest of $120. The shares were issued at $6.36, the conversion price of the notes payable, for a total value of $1,120.

During March 2014, the Company issued 1,080,361 shares of its common stock to a third-party lender pursuant to the conversion of notes payable aggregating $12,025.  The shares were issued with a fair value of $11.87, for a total fair value of $12,824, which resulted in a loss on extinguishment of debt of $799.

During March 2014, the Company issued 35,220 shares of its common stock to a third-party lender pursuant to the conversion of notes payable aggregating $200 and accrued interest of $24. The shares were issued at $6.36, the conversion price of the notes payable, for a total value of $224.

Issuance of shares pursuant to promissory notes

On two different dates in March 2014, the Company issued 107,477 and 109,399 shares of its common stock with an average fair value of $7.95, to a third-party lender in satisfaction of notes payable aggregating $1,725. The shares were issued at $1,725, per the terms of the notes payable.

Issuance of shares pursuant to completed acquisitions

During January 2014, the Company issued 57,448 shares of common stock, valued at $16.99 per share, pursuant to its completed acquisition of IPC.  These shares were valued at $976.

During January 2014, the Company issued 47,080 shares of common stock, in escrow, valued at $10.00 per share, pursuant to its completed acquisition of IPC. These shares were valued at $471.

During February 2014, the Company issued 400,000 shares of common stock, valued at $13.20 per share, pursuant to its completed acquisition of RentVM.  These shares were valued at $5,280.

Issuance of shares pursuant to completed business combination

During January 2014, the Company issued 50,861 shares of common stock, valued at $16.00 per share, in connection with promissory notes issued to AWS. The total value of the stock issued was $814.  The Company agreed with the note holders to convert the debt into shares of common stock at a price less than market price, which resulted in a loss due to the settlement of a working capital note payable that was recorded in the condensed consolidated statement of operations as loss on extinguishment of debt of $306.

Issuance of shares pursuant to exercise of warrants

During January 2014, the Company issued 53,259 shares of common stock to the holders of the Series E warrants pursuant to the exercising of the warrants.  The common stock was valued at $16.90 per share.  The total value of the shares issued was $900.

Exercise of public offering warrants

On various dates during the quarter ending March 31, 2014, the Company issued 111,095 shares of common stock with a fair value of $555 related to the exercise of warrants related to the public offering.

10. STOCK COMPENSATION

For the three month period ended March 31, 2014, the Company incurred $183 in stock compensation expense compared to $157 in the same period of 2013 from the issuance of common stock to employees and consultants.

11. RELATED PARTIES

At March 31, 2014 and December 31, 2013, the Company had outstanding the following loans from related parties:

	March 31,	December 31,
(dollar amounts in thousands)	2014	2013

Promissory notes, 30% interest, maturing in June 2013, unsecured	$-	$3,925
Promissory note issued to Mark Munro 1996 Charitable Remainder UniTrust, 12% interest, maturing on March 31, 2016, unsecured	275	-
Promissory note issued to CamaPlan FBO Mark Munro IRA, 12% interest, maturing on March 31, 2016, unsecured	397	-
Promissory note issued to 1112 Third Avenue Corp, 12% interest, maturing on March 31, 2016, unsecured	375	-
Promissory note issued to Mark Munro, 12% interest, maturing on March 31, 2016, unsecured	737	-
Promissory note issued to Pascack Road, LLC, 12% interest, maturing on March 31, 2016, unsecured	1,575	-
Convertible promissory notes issued to Forward Investments, LLC,10% interest, maturing on June 30, 2015, unsecured, net of debt discount of $5,612	863	-
Promissory note with company under common ownership by former owner of Tropical, 9.75% interest, monthly payments of interest only of $1, unsecured and personally guaranteed by officer, due November 2016	106	106
Former owner of IPC, unsecured, 15% interest, due on demand	6,354	100
Former owners of RM Leasing, unsecured, non-interest bearing, due on demand	3	6
	10,685	4,137
Less: current portion of debt	(10,579)	(4,031)
Long-term portion of notes payable, related parties	$106	$106

The interest expense associated with the related-party notes payable in the three months ended March 31, 2014 and 2013 was $279 and $31, respectively.

Related Party Promissory Note Payable

On July 5, 2011, the Company entered into a definitive master funding agreement with MMD Genesis LLC (“MMD Genesis”), a company the three principals of which are the Company’s Chairman of the Board and Chief Executive Officer, Mark Munro, one of the Company’s directors, Mark F. Durfee, and Douglas Shooker, the principal of Forward Investments LLC, the beneficial owner of more than 5% of the Company’s common stock.  Pursuant to the master funding agreement, MMD Genesis has made loans to us from time to time to fund certain of our working capital requirements and a portion of the cash purchase prices of the Company’s business acquisitions. All such loans originally bore interest at the rate of 2.5% per month and matured on June 30, 2014. At December 31, 2013, the Company had an outstanding loan from MMD Genesis in the aggregate principal amount of $3,925.

On January 1, 2014, the outstanding principal amount of the loans from MMD Genesis in the amount of $3,925, and accrued interest thereon in the amount of $964, was restructured and, in lieu thereof, the Company issued to the principals of MMD Genesis LLC or their designees the following notes:

•	a note issued to Mark Munro 1996 Charitable Remainder UniTrust in the principal amount of $275 that bears interest at the rate of 12% per annum and matures on March 31, 2016;

•	a note issued to CamaPlan FBO Mark Munro IRA in the principal amount of $347 that bears interest at the rate of 12% per annum and matures on March 31, 2016;

•	a note issued to 1112 Third Avenue Corp., a company controlled by Mark Munro, in the principal amount of $375 that bears interest at the rate of 12% per annum and matures on March 31, 2016;

•	a note issued to Mark Munro in the principal amount of $737 that bears interest at the rate of 12% per annum and matures on March 31, 2016;

•	a note issued to Pascack Road, LLC, a company controlled by Mark Durfee, in the principal amount of $1,575 that bears interest at the rate of 12% per annum and matures on March 31, 2016;

•
a note issued to Forward Investments, LLC in the principal amount of $650 that bears interest at the rate of 10% per annum, matures on June 30, 2015 and is convertible into shares of the Company’s common stock at an initial conversion price of $6.36 per share; and

•
a note issued to Forward Investments, LLC in the principal amount of $2,825 that bears interest at the rate of 2% per annum, matures on June 30, 2015 and is convertible into shares of the Company’s common stock at an initial conversion price of $6.36 per share, and reflects certain penalties and consulting fees of $1,000 which were incurred and outstanding as of December 31, 2013.

On February 4, 2014 and March 28, 2014, Forward Investments, LLC made loans to the Company for working capital purposes in the amounts of $1,800 and $1,200, respectively.  Such loans are evidenced by promissory notes that bear interest at the rate of 10% per annum, mature on June 30, 2015 and are convertible into shares of the Company’s common stock at an initial conversion price of $6.36 per share.

Due to the embedded conversion features of the Forward Investments, LLC loans, the Company deemed this feature to be a derivative and recorded a debt discount in the amount of $8,860, which is being amortized over the life of the loans using the effective interest method. The Company used a Monte Carlo simulation on the date of issuance to fair value the embedded conversion features.

The fair value of the Forward Investments, LLC derivative at the measurement date was calculated using the Monte Carlo simulation with the following factors, assumptions and methodologies:

	March 31, 2014

Principal amount	$2,825	$3,650

Conversion price	$6.36	$6.36
Volatility	65%	60%
Conversion trigger price	$12.72	$12.72
Life of conversion feature	1.25 years	2.78 years
Risk free interest rate	0.2%	0.8%

On March 31, 2014, the fair value of the conversion feature of the Forward Investments, LLC loans was $2,820.  The Company recorded the change in fair value of the embedded conversion feature as a gain in fair value of derivative instruments as of March 31, 2014 of $6,040.

12. SEGMENTS

The Company acquired three companies between January 1, 2013 and March 31, 2014.  With each acquisition, the Company evaluated the newly-acquired company’s sources of revenues and costs of revenues.   Due to continued expansion in 2013 and 2014, the Company evaluated its recent acquisitions and their impact upon the segments structure as of March 31, 2014.  The Company has determined that its three reportable segments are applications and infrastructure, professional services, and cloud and managed services.

The Company identified its operating segments based on the services provided by its various operations and the financial information used by its chief operating decision maker to make decisions regarding the allocation of resources to and the financial performance of the operating segments.  The reporting segments represent an aggregation of individual operating segments with similar economic characteristics.  The applications and infrastructure segment is an aggregation of the operations of Tropical, RM Leasing, T N S and AWS.  The professional services segment is an aggregation of the operations of ADEX.  The cloud and managed services segment is comprised of the operations of IPC and RentVM.

In addition to the three operating segments, the Company has determined that certain costs related to the general operations of the Company cannot be reasonably allocated to each individual segment. These costs are not part of the factors that the chief operating decision maker uses to calculate gross margin.  As such, the Company has chosen to present those costs within a general “Corporate” line item for presentation purposes.

The information presented below presents various segment information as it would have been stated if the Company operated as three distinct segments as of March 31, 2014 and 2013.

Segment information relating to the Company's results of continuing operations was as follows:

(dollar amounts in thousands)	Three months ended March 31,
Revenues	2014	2013
Applications and infrastructure	$3,876	$2,029
Professional services	4,943	9,214
Cloud and managed services	5,256	-
Total	$14,075	$11,243

Operating Income (Loss) by Segment	Three months ended March 31,
	2014	2013
Applications and infrastructure	$577	$250
Professional services	(476)	504
Cloud and managed services	(1,175)	-
Corporate	(1,657)	(451)
Total	$(2,731)	$303

Total Assets by Segment
	March 31, 2014	December 31, 2013
Applications and infrastructure	$18,383	$21,341
Professional services	20,159	22,278
Cloud and managed services	38,366	-
Corporate	2,986	17,071
Total	$79,894	$60,690

Goodwill
	March 31, 2014	December 31, 2013
Applications and infrastructure	$6,596	$6,596
Professional services	10,474	10,474
Cloud and managed services	17,174	-
Total	$34,244	$17,070

Gross Profit	Three months ended March 31,
	2014	2013
Applications and infrastructure	$1,673	$1,107
Professional services	957	1,859
Cloud and managed services	1,304	-
Total	$3,934	$2,966

Interest Expense	Three months ended March 31,
	2014	2013
Applications and infrastructure	$20	$21
Professional services	1	3
Corporate	3,256	1,270
Total	$3,277	$1,294

Revenues by Segment by Geographic Region	For the Period Ended March 31, 2014
	Domestic	Foreign	Total
Applications and infrastructure	$3,085	$791	$3,876
Professional services	4,901	42	4,943
Cloud and managed services	5,256	-	5,256
Total	$13,242	$833	$14,075

Revenues by Segment by Geographic Region	For the Period Ended March 31, 2013
	Domestic	Foreign	Total
Specialty contracting services	$2,029	$-	$2,029
Telecommunications staffing services	8,742	472	9,214
Total	$10,771	$472	$11,243

Operating Income (Loss) by Segment by Region	For the Period Ended March 31, 2014
	Domestic	Foreign	Total
Applications and infrastructure	$288	$289	$577
Professional services	(480)	4	(476)
Cloud and managed services	(1,175)	-	(1,175)
Corporate	(1,657)	-	(1,657)
Total	$(3,024)	$293	$(2,731)

Operating Income (Loss) by Segment by Region	For the Period Ended March 31, 2013
	Domestic	Foreign	Total
Specialty contracting services	$250	$-	$250
Telecommunications staffing services	428	76	504
Corporate	(451)	-	(451)
Total	$227	$76	$303

Gross Profit by Segment by Region	For the Period Ended March 31, 2014
	Domestic	Foreign	Total
Applications and infrastructure	$1,334	$338	$1,672
Professional services	949	9	958
Cloud and managed services	1,304	-	1,304
Total	$3,587	$347	$3,934

Gross Profit by Segment by Region	For the Period Ended March 31, 2013
	Domestic	Foreign	Total
Specialty contracting services	$1,107	$-	$1,107
Telecommunications staffing services	1,769	90	1,859
Total	$2,876	$90	$2,966

13.  DISCONTINUED OPERATIONS

During 2013, the Company’s management decided to exit its environmental remediation and disaster recovery services business. On November 21, 2013, the Company’s wholly-owned subsidiary, ADEX, completed its disposal of its wholly-owned subsidiary, ERFS.

The following table shows the results of operations of the Company’s discontinued operations at March 31, 2013.

For the three months ended March 31,
(dollar amounts in thousands)	2013

Revenues	$1,159

Income from discontinued operations	$260

Provision for income taxes	96

Net income	$164

Basic and diluted income per share attributable to discontinued operations:
Net income per share	$0.08

14. SUBSEQUENT EVENTS

Highwire Communications

On April 1, 2014, the Company issued 91,241 shares of common stock in consideration for the purchase of all assets of Highwire Communications.  The shares were valued at $8.22 on the date of acquisition.  The assets were purchased by the Company’s ADEX subsidiary.

Termination of PNC Credit Agreement

On April 4, 2014, the Company terminated the PNC Credit Agreement in accordance with the terms of such agreement and satisfied in full all of its obligations thereunder. In connection with the early termination of the PNC Credit Agreement, the Company paid to PNC Bank an early termination fee of approximately $300.

Elimination of MidMarket Debt

On March 12, 2014, the Company entered into an Exchange Agreement as described in Note 6.  Term Loans.  On April 15, 2014, the Company entered into an amendment to the Exchange Agreement pursuant to which the Company amended the provision requiring it to issue additional shares of common stock by issuing to the two investors an aggregate of 765,849 additional shares of common stock, which shares were valued at $5.35 per share, and three-year warrants to purchase up to 225,000 shares of common stock at a purchase price of $7.25 per share.

INTEGRATION PARTNERS-NY CORPORATION

FINANCIAL STATEMENTS AND INDEPENDENT AUDITORS REPORT
For the years ended December 31, 2013 and 2012

Tel: 212-885-8000	100 Park Avenue
Fax: 212-697-1299	New York, NY 10017
www.bdo.com

Independent Auditor's Report
Board of Directors
Integration Partners-NY Corporation
331 Newman Springs Road
Red Bank, NJ 07701

We have audited the accompanying financial statements of Integration Partners-NY Corporation, which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Integration Partners-NY Corporation as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, the Company has restated its 2012 financial statements, which were audited by other auditors, for the correction of errors.

/s/ BDO USA LLP
BDO USA, LLP
New York, NY
March 18, 2014

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.

Integration Partners – NY Corporation

Balance Sheets

December 31,	2013	2012
Assets		(Restated)
Current assets
Cash	$1,269,625	$1,397,786
Accounts receivable, net of allowance for bad debt	4,369,242	5,295,122
Unbilled revenues	-	119,264
Other receivable – related party	23,883	-
Prepaid expenses, current portion	465,937	351,969
Inventory	42,424	117,534
Total current assets	6,171,111	7,281,675
Property and equipment, net of current portion	21,600	29,357
Prepaid expenses, net of current portion	47,231	27,444
Other assets	8,700	8,700
Total assets	$6,248,642	$7,347,176
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$4,099,983	$3,950,515
Accrued compensation	469,900	527,904
Due to related party	-	237,324
Deferred revenue, current portion	780,902	860,578
Total current liabilities	5,350,785	5,576,321
Deferred revenue, net of current portion	378,497	68,641
Total liabilities	5,729,282	5,644,962
Stockholders’ equity:
Common stock; $0.0001 par value; 200,000 shares authorized; 200,000 issued and outstanding	20	20
Retained earnings	519,340	1,702,194
Total stockholders’ equity	519,360	1,702,214
Total liabilities and stockholders’ equity	$6,248,642	$7,347,176

See accompanying notes to financial statements.

Integration Partners – NY Corporation

Statements of Operations

Years ended December 31,	2013	2012
		(Restated)
Revenues
Product revenue	20,749,681	22,542,175
Maintenance and support revenue	5,929,539	3,832,752
Total Revenues	$26,679,220	$26,374,927
Cost of revenues	19,787,273	19,539,774
Gross profit	6,891,947	6,835,153
Operating expenses:
Selling, general and administrative	4,512,952	4,082,630
	4,512,952	4,082,630
Other income (expense):
Interest income	-	37
	-	37
Net income	$2,378,995	$2,752,560

See accompanying notes to financial statements.

Integration Partners – NY Corporation

Statements of Changes In Stockholders' Equity

				Total
	Common Stock		Retained	Stockholders’
	Shares	Amount	Earnings	Equity
Balance, December 31, 2011	200,000	$20	$1,152,178	$1,152,198
Distributions to stockholders	-	-	(2,202,544)	(2,202,544)
Net Income	-	-	2,752,560	2,752,560
Balance, December 31, 2012 (Restated)	200,000	20	1,702,194	1,702,214
Distributions to stockholders	-	-	(3,561,849)	(3,561,849)
Net Income	-	-	2,378,995	2,378,995
Balance, December 31, 2013	200,000	$20	$519,340	$519,360

See accompanying notes to financial statements.

Integration Partners – NY Corporation

Statements of Cash Flows

Years ended December 31,	2013	2012
Cash flows from operating activities:		(Restated)
Net income	$2,378,995	$2,752,560
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:
Depreciation	23,676	19,908
Provision for bad debt	575,000	75,000
Changes in operating assets and liabilities:
Accounts receivable	350,880	551,363
Unbilled revenues	119,264	(13,623)
Prepaid expenses	(133,755)	(370,683)
Inventory	75,110	160,280
Accrued compensation	(58,004)	67,831
Accounts payable and accrued expenses	149,468	(1,525,598)
Other receivable-Due to related party	(261,207)	406,665
Deferred revenue	230,180	717,757
Net cash provided by operating activities	3,449,607	2,841,460
Cash flows from investing activities:
Purchase of property and equipment	(15,919)	(39,920)
Net cash used in investing activities	(15,919)	(39,920)
Cash flows from financing activities:
Distributions to stockholders	(3,561,849)	(2,202,544)
Net cash used in financing activities	(3,561,849)	(2,202,544)
Net (decrease) increase in cash	(128,161)	598,996
Cash, beginning of year	1,397,786	798,790
Cash, end of year	$1,269,625	$1,397,786

See accompanying notes to financial statements.

Integration Partners – NY Corporation

Notes to Financial Statements

1.	Organization and Description of Business

Integration Partners Corporation – NY Corporation (the “Company”), a New Jersey corporation, is a managed service provider that consults, designs, builds, implements, and services IT networks for enterprise and service provider networks. The Company has elected at inception to have its income taxed under Section 1382 of the Internal Revenue Code, which provides that, in lieu of corporate income taxes, the stockholders are taxed on the Company's taxable income.

Restatement

During March 2014, the Company determined that the financial statements for fiscal year 2012, which were included in a previously issued registration statement and audited by other auditors, should no longer be relied upon due to the Company’s failure to properly account for certain items under generally accepted accounting principles in effect during the aforementioned period. The proper application of the relevant accounting provisions requires reclassifications and adjustments to the Company’s previously issued Balance Sheet, Statement of Operations and Statement of Cash Flows.

The financial statements for the year ended December 31, 2012 have been restated to correct errors as follows:

(1)
The Company determined that certain sales that included the resale of vendor-provided maintenance and support, where the Company had no legal performance obligations to perform the service, were incorrectly being deferred over the maintenance period. The Company now recognizes this revenue upon product delivery. This change impacted revenue and prepaid expenses.

(2)	The Company did not record certain inventory received and the related accrued expenses during the year ended December 31, 2012 in the proper year.

The following table illustrates the corrections as they are associated with certain line items in the financial statements:

Balance Sheet

	December 31, 2012
	As reported	Adjustment	Restated

Prepaid expenses, current portion	$630,013	$(278,044)	$351,969
Total current assets	$7,543,817	$(262,142)	$7,281,675
Total assets	$7,696,479	$(349,303)	$7,347,176
Accounts payable & accrued expenses	$3,520,196	$430,319	$3,950,515
Total current liabilities	$5,164,800	$411,521	$5,576,321
Retained earnings	$2,297,200	$(595,006)	$1,702,194
Total stockholders' equity	$2,297,220	$(595,006)	$1,702,214
Total liabilities and stockholders' equity	$7,696,479	$(349,303)	$7,347,176

Integration Partners – NY Corporation

Notes to Financial Statements

Statement of Operations

	December 31, 2012
	As reported	Adjustment	Restated

Net revenues	$25,891,847	$483,080	$26,374,927

Cost of revenues	$18,484,907	$1,054,867	$19,539,774

Gross profit	$7,406,940	$(571,787)	$6,835,153

Net income	$3,508,781	$(756,221)	$2,752,560

Statement of Cash Flows

	December 31, 2012
	As reported	Adjustment	Restated

Net income	$3,508,781	$(756,221)	$2,752,560

Changes in assets and liabilities
Prepaid expenses	$158,471	$(529,154)	$(370,683)
Accounts payable and accounts expenses	$(1,868,088)	$342,490	$(1,525,598)
Deferred revenue	$(171,413)	$889,170	$717,757

2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period. Actual results will differ from those estimates. Included in these estimates are estimates of the useful lives of the Company’s property and equipment and the collectability of its accounts receivable.

Cash

The Company considers all highly-liquid temporary cash investments with an original maturity of three months or less, when purchased, to be cash equivalents.

Accounts Receivable

The Company’s accounts receivable are due primarily from customers located in the United States. Collateral is generally not required. The Company also maintains allowances for doubtful accounts for estimated losses resulting from the inability of the Company’s customers to make payments. The Company periodically reviews these estimated allowances, including an analysis of the customer’s payment history and credit worthiness, the age of the receivable balances, and current economic conditions that may affect a customer’s ability to make payments. Based on this review, the Company specifically reserves for those accounts deemed uncollectible. When receivables are determined to be uncollectible, principal amounts of such receivables outstanding are deducted from the allowance. The allowance for doubtful accounts was $700,000 and $125,000 as of December 31, 2013 and 2012, respectively.

Concentration of Credit Risks

The Company is subject to concentrations of credit risk primarily from cash and accounts receivable.

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash in financial institutions. At December 31, 2013 and December 31, 2012, substantially all of the Company’s cash was in one bank subject to FDIC’s insurance of $250,000 per depositor per insured bank.

The Company's accounts receivable are due from customers generally located within the United States. Two of the Company’s customers accounted for 27% of its accounts receivable at December 31, 2013 and four of the Company’s customers accounted for 43% of its accounts receivable at December 31, 2012.

Integration Partners – NY Corporation

Notes to Financial Statements

Customer Concentration

Three of the Company’s customers accounted for 27% of its revenues for the year ended December 31, 2013, and five customers accounted for 42% of the Company’s revenue for the year ended December 31, 2012. One of the Company’s customers accounted for more than 10% of the Company's revenues in each of the years ended December 31, 2013 and 2012.

Revenue Recognition

The Company is a value added reseller whose revenues are generated from the resale of voice, video, and data networking hardware and software contracted services for design, implementation, and maintenance services for voice, video, and data networking infrastructure. The Company’ customers are higher education organizations, governmental agencies, and commercial customers. The Company also provides maintenance and support and professional services.

The Company recognizes revenue on arrangements in accordance with ASC Topic 605-10, "Revenue Recognition". Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

For multiple-element arrangements, the Company recognizes revenue in accordance with ASC 605-25, "Arrangements with Multiple Deliverables". Under the relative fair value method, the total revenue is allocated among the elements based upon the relative fair value of each element as determined through the fair value hierarchy. Revenue is generally allocated in an arrangement using the estimated selling price of deliverables if it does not have vendor-specific objective evidence or third-party evidence of selling price.

Hardware

The Company sells hardware to customers that purchase on standalone basis or part of a bundled solution. Hardware with embedded software is accounted for in accordance with multiple element literature as the software and hardware function together to deliver the tangible product’s essential functionality.

Services

The Company generally bills installation and training services based on hourly rates plus reimbursable travel-related expenses. Revenue is recognized for these services during the period the services are performed.

Maintenance and Product Support

The Company recognizes revenue from maintenance and support services ratably over the contract term in cases where the Company is providing the support directly. Maintenance and support arrangements that are provided directly by the vendor are recognized into revenue upon delivery of the related hardware elements as the Company does not have any legal performance obligation to fulfill these services.

For all revenues related to reseller arrangements, the Company determines whether it is acting as principal or agent, in accordance with ASC topic 605-45, “Revenue Recognition— Principal Agent Considerations.”

Shipping and Handling Costs

Shipping and handling costs charged to customers have been included in revenues. Shipping and handling costs incurred by the Company have been included in cost of goods sold.

Sales Tax

Revenue is recognized net of any relates state sales taxes charged, and sales taxes payable are recorded in accrued expenses

Integration Partners – NY Corporation

Notes to Financial Statements

Inventory

The Company purchases inventory for resale to customers and records it at actual cost until sold. Inventory consists of networking equipment which was not delivered to customers as of December 31, 2013 and 2012.  Inventory as of December 31, 2013 and 2012 totaled $42,424 and $117,534, respectively.

Geographic Concentration

The Company provides its services throughout the continental United States, primarily in the Northeastern area.

Fair Value of Financial Instruments

The Company accounts, for assets and liabilities measured at fair value on a recurring basis, in accordance with ASC Topic 820, Fair Value Measurements and Disclosures. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements.

Integration Partners – NY Corporation

Notes to Financial Statements

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

●	Level 1: Observable inputs such as quoted market prices in active markets for identical assets or liabilities.
●	Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data.
●	Level 3: Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

Additional Disclosures Regarding Fair Value Measurements

The carrying value of cash and cash equivalents, accounts receivable, inventory, accounts payable and accrued expenses, and accrued compensation approximate their fair value due to the short-term nature of these items.

Income Taxes

The Company, with the consent of its stockholders, has elected at inception to have its income taxed under section 1362 m of the Internal Revenue Code, which provides that, in lieu of corporation income taxes, the stockholders are taxed on the Company’s taxable income. Therefore, no provision or liability for federal and state income taxes is included in the accompanying financial statements.

Deferred income taxes related to the states and cities in which the Company operates are not material to the Company's financial position and results of operations.

The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. As of December 31, 2013 and 2012, the Company believes it had no material uncertain tax positions and accordingly it did not recognize any liability for unrecognized tax benefits. For the years ended December 31, 2013 and 2012, the Company did not recognize any interest or penalties related to uncertain tax positions.

Property and Equipment

Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives. Maintenance and repairs are charged to expense as incurred.

Property and equipment consisted of the following at:

			Estimated
			Useful
December 31,	2013	2012	Lives
Automotive equipment	$72,499	$65,180	4 years
Computer equipment	15,938	5,938	4 years
Furniture	14,225	15,625	4 years
	102,662	86,743
Accumulated depreciation	(81,062)	(57,386)
	$21,600	$29,357

Depreciation expense for the years ended December 31, 2013 and 2012 was $23,676 and $19,908, respectively.

Deferred Revenue

Deferred revenue includes the unrecognized revenue from Company-provided customer support and maintenance agreements that have not been earned at the date of the balance sheet. Such deferred revenues are recognized in accordance with the Company's revenue recognition policy discussed above.

Integration Partners – NY Corporation

Notes to Financial Statements

3.	Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses as of December 31, 2013 and 2012 primarily consisted of trade payables. Included in accounts payable and accrued expenses was sales tax payable of $20,643 and $67,574 as of December 31, 2012 and 2012, respectively. Management believes the Company is appropriately collecting sales tax in the jurisdictions that require such collection for the goods and services the Company provides.

4.	Stockholders’ Equity

Common Stock

The Company has 200,000 shares of $0.0001 par value Common Stock authorized. As of December 31, 2013 and 2012, there were 200,000 shares of Common Stock issued and outstanding.

The Company paid distributions to its stockholders of $3,561,849 and $2,202,544 during 2013 and 2012, respectively.

5.	Related Party Transactions

Certain entities under common control provide indirect administrative services and other direct services to the Company. Those entities make payments on the Company’s behalf for certain operating expenses. Direct amounts are recorded as payables and receivables and remain as amounts due to/from related party on the balance sheet to the extent not otherwise settled.  Direct expenses are reported in the Company’s financial statements. The estimated value of managerial and administrative services provided by these entities under common control to the Company is believed to be in excess of the amounts charged to the Company for such services. In the event the Company was to operate independent of these entities, the Company would likely incur additional operating expenses that could have a material impact on its operating results.

As of December 31, 2013, the Company had advanced $23,883 to a related party by means of common ownership in the Company. As of December 31, 2012, the Company had received advances of $227,027 from a related party by means of common ownership. Additionally, the entity under common control receives vendor rebates directly for purchases made by all entities that are under common control and distributes the Company's portion annually. For the years ended December 31, 2013 and 2012, the Company received $311,181 and $214,375, respectively. For their portion of rebates earned.

The same related party has provided direct general and administrative support services to the Company. There is no contractual obligation between the related party and the Company for these services or any related compensation. During 2013 and 2012, the Company recorded selling, general and administrative expenses of $99,540 and $100,008, respectively, relating to these services.

6.	Commitments and Contingencies

The Company entered into a lease for office faculties in Parsippany, New Jersey in October 2010 that concluded in September 2012. Total rent expense for the years ended December 31, 2013 and 2012 was approximately $64,256 and $52,800, respectively. In November 2012, the Company entered into a new, five-year lease at the same facility for monthly base rent, including electric charges, with rent escalation amounts for each year. The future minimum lease payments are as follows:

2014	$64,546
2015	65,976
2016	65,976
2017	54,980
$251,478

Legal

The Company is involved in various legal proceedings that arise in the ordinary course of business. Based on present knowledge, the Company’s management believes none of the claims relating to such proceedings will have a material effect on the financial condition, results of operations or cash flows of the Company.

Integration Partners – NY Corporation

Notes to Financial Statements

7.	Retirement Savings Plan

The Company participates in a defined contribution retirement plan for the benefit of all eligible employees. During the years ended December 31, 2013 and 2012, the Company contributed $41,756 and $49,783, respectively.

8.	Subsequent Events

The Company has evaluated the impact of subsequent events in its accompanying financial statements and related disclosure through March 18, 2014, which is the date the financial statements were available to be issued.

On December 12, 2013, InterCloud Systems, Inc. (“InterCloud”) entered into a Stock Purchase Agreement (the “IPC Agreement”) and agreed to acquire all of the outstanding capital stock of the Company. The IPC Agreement was made and entered into by and among InterCloud, the Company, and the Company’s stockholders.

On January 1, 2014, the IPC Agreement was amended and InterCloud acquired all the capital stock of the Company in exchange for the following consideration paid or issued by InterCloud at the closing:

1)	Cash consideration of $12,509,747;
2)	A convertible promissory note issued to an owner of the Company in the amount of $6,254,873;
3)	45,676 shares of InterCloud's common stock issued to an owner of the Company;
4)	5,886 shares of InterCloud's common stock issued to each of two owners of the Company; and
5)	$941,594 and 47,080 shares of InterCloud's common stock placed in escrow, which amount and shares may be released to one owner of the Company.

As additional earn-out consideration, InterCloud will pay to an owner of the Company an amount equal to (i) the product of 0.6 multiplied by the EBITDA of the Company for the 12-month period beginning on January 1, 2014 (the “Forward EBITDA”), plus (ii) in the event that the Forward EBITDA exceeds the closing trailing-twelve-month EBITDA by 5.0% or more, an amount equal to 2.0 multiplied by this difference, which amount will be payable in cash or, at InterCloud’s election, shares of InterCloud common stock.

The promissory note issued at closing accrues interest at the rate of 8% per annum, which is payable, together with principal, on December 31, 2014.  At the election of the owner, the promissory note is convertible into shares of InterCloud common stock at a conversion price of $16.99 per share (subject to equitable adjustments for stock dividends, stock splits, recapitalizations and other similar events).  Also, beginning on July 1, 2014, if InterCloud common stock is trading at a price of greater than or equal to $16.99 for ten consecutive trading days, InterCloud may elect to force the conversion of the promissory note.

At the closing of the IPC Agreement, the Company's status as a company taxed under Section 1362m of the Internal Revenue Code ceased.

AW Solutions, Inc. and its affiliated Company

FINANCIAL STATEMENTS AND INDEPENDENT AUDITOR’S REPORT
For the year ended December 31, 2012

Independent Auditor’s Report

Board of Directors
AW Solutions Inc. and its affiliated Company
300 Crown Oak Centre Drive
Longwood, FL 32750

We have audited the accompanying combined financial statements of AW Solutions Inc. and its affiliated company, which comprise the combined balance sheet as of December 31, 2012, and the related combined statement of income, changes in stockholders’ equity and cash flows for the year then ended and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of AW Solutions Inc. and its affiliated company as of December 31, 2012, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

New York, NY
July 1, 2013

AW SOLUTIONS, INC AND ITS AFFILIATED COMPANY
COMBINED BALANCE SHEET
DECEMBER 31, 2012

December 31,
ASSETS	2012

Current Assets:
Cash and cash equivalents	$6,337
Accounts receivable, net of allowances of $113,100	1,992,711
Work in Process	700,170
Other current assets	6,748
Total current assets	2,705,965

Property and equipment, net	213,961
Deposits	15,132

Total assets	$2,935,058

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$492,250
Lines of Credit	250,000
Income taxes payable	142,135
Loans from Shareholders	401,000
Notes, related parties	4,267
Total current liabilities	1,289,652

Other Liabilities:
Notes payable	48,866
Total other liabilities	48,866

Total Liabilities	1,338,518

Commitments and Contingencies

Stockholders' Equity:
Common stock; 10,000 shares authorized and 5,000 issued and outstanding as of December 31, 2012
Capital Stock	500
Retained earnings	1,596,040
Total stockholders' equity	1,596,540

Total liabilities and stockholders’ equity	$2,935,058

See notes to combined financial statements.

AW SOLUTIONS AND ITS AFFILIATED COMPANY
COMBINED STATEMENT OF OPERATION
FOR THE YEAR ENDED DECEMBER 31, 2012

For the year ended
December 31,
2012

Revenues	$8,284,771
Cost of revenue (exclusive of depreciation shown separately below)	4,812,672
Gross profit	3,472,099

Operating expenses:
Depreciation and amortization	54,316
Salaries and wages	537,736
General and administrative	1,088,900
Total operating expenses	1,680,952

Income from operations	1,791,147

Other expenses:
Interest expense	(14,285)
Total other (expense)	(14,285)

Net income before provision for income taxes	1,776,862

Provision for income taxes	187,924

Net income	$1,588,938

See notes to combined financial statements.

AW SOLUTIONS AND ITS AFFILIATED COMPANY
COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2012

	Common Stock		Additional	Retained
	Shares	$	Paid-in Capital	Earnings	Total

Balance January 1, 2012	5,000	$500	$-	$328,581	$329,081

Distribution to stockholders	-	-	-	(321,479)	(321,479)
Net income	-	-	-	1,588,938	1,588,938

Balance December 31, 2012	5,000	$500	$-	$1,596,040	$1,596,540

See notes to combined financial statements.

AW SOLUTIONS AND ITS AFFILIATED COMPANY
COMBINED STATEMENT OF CASH FLOW
FOR THE YEAR ENDED DECEMBER 31, 2012

For the year ended
December 31,
2012

Cash flows from operating activities:
Net income	$1,588,938
Adjustments to reconcile net income to net cash used in operations:
Depreciation and amortization	54,316
Changes in operating assets and liabilities:
Accounts receivable	(722,081)
Working in Process and Other assets	(157,788)
Notes receivable	147,333
Accounts payable and accrued expenses	(235,358)
Income taxes	142,135
Total adjustments	(771,442)
Net cash provided by operating activities	817,496

Cash flows from investing activities:
Capital Expenditures	(176,423)

Net cash used in investing activities	(176,423)

Cash flows from financing activities:
Net Borrowings from (repayments to) bank	(336,922)
Distributions to stockholder	(321,479)
Proceeds from third party borrowings	26,645

Net cash used in financing activities	(631,756)

Net increase in cash	9,317

Cash, beginning of year	(2,980)

Cash, end of year	$6,337

Supplemental disclosures of cash flow information:
Cash paid for interest	$14,285
Cash paid for income taxes	$38,302

See notes to combined financial statements.

AW SOLUTIONS INC. AND ITS AFFILIATED COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2012

NOTE A – DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

AW Solutions, Inc. and its Affiliated Company, AW Solutions Puerto Rico, LLC (collectively, the "Company") are a professional multi-service line, telecommunication company that provides outsourced network deployment services to the wireless and wireline industry worldwide. The majority of the Company's customers or end customers are Fortune 500 companies.

Principles of Combination and Basis of Presentation

The combined financial statements include the accounts of AW Solutions, Inc. (“AWS”), a Florida corporation and its affiliated company, AW Solutions Puerto Rico, LLC (“AWS PR”) a Puerto Rico limited liability company, which is related by common ownership. All material intercompany transactions have been eliminated in the combined financial statements. Collectively, and hereafter, AWS and AWS PR are referred to as the “Company” or “AWS”, unless specific reference is made to an individual entity. Related to the Company are other entities that are related through mutual and common ownership and have conducted business transactions with the Company.

Cash and Cash Equivalents

The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company's accounts at these institutions may, at times, exceed the federally insured limits. Management monitors the financial condition of such financial institutions and does not anticipate any losses from these counterparties.

The Company considers all highly-liquid debt instruments with original maturities of three months or less to be cash equivalents.

Concentration of Risks

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash in financial institutions. At December 31, 2012, substantially all of the Company’s cash was in one bank subject to FDIC’s insurance of $250,000 per depositor per insured bank. From December 31, 2011 through December 31, 2012, all noninterest-bearing transaction accounts are fully insured, regardless of the balances of the account and the ownership capacity of the funds under the Dodd-Frank Act. At December 31, 2012, the Company did not have any interest-bearing accounts.

The Company provides services to customers throughout the United States and abroad. The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. The Company conducts a major portion of its business with three customers, each of whom accounts for more than 10% percent of total revenue. As of  December 31, 2012, revenue from the three major customers amounted to 71% of net revenue.

Total accounts receivable from the three major customers at December 31, 2012 amounted to 57% of the accounts receivable balance.

Allowance for Doubtful Accounts

The carrying amount of accounts receivable is reduced by an allowance for doubtful accounts that reflects management’s best estimate of the amounts that will not be collected based on a review of delinquent accounts receivable, as well as historical collection experience. Management periodically reviews and may adjust its assumptions for factors expected to affect collectability. Balances that remains outstanding after the Company has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to accounts receivable. As of December 31, 2012, the Company had an allowance for doubtful accounts of $113,100.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Maintenance and repair costs are charged to expense as incurred. Depreciation is provided using the straight line method over the estimated useful lives of the assets, which range from 3-5 years. Total depreciation expense amounted to $54,316 for the year ended December 31, 2012.

	December 31, 2012	Estimated Useful Life
Furniture and Equipment	$239,201	3 years
Vehicles	$106,956	5 years
Software	$109,161	3 years
Total Cost	$455,318

Less Accumulated Depreciation	$(241,357)

Net Property and Equipment	$213,961

Fair Value of Financial Instruments

The Company follows the authoritative guidance for fair value measurements, which defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles in the United States, and expands disclosures about fair value measurements. The guidance requires fair value measurements be classified and disclosed in one of the following three categories:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3: Unobservable in puts are used when little or market data is available.

The Company’s financial instruments include cash and cash equivalents, accounts receivable, accounts payable and short and long-term debt. The recorded values of cash and cash equivalents, accounts receivable, and accounts payable approximate their fair valued based on their short-term nature. The recorded values of short and long-term debt approximate their fair values, as interest approximates market rates.

Use of Estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the combined financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

AW Solutions, Inc. is a Subchapter S Corporation and therefore is not subject to Federal or State taxes.

Effective March 14, 2011, AWS Puerto Rico is taxed as a C Corporation for Federal income tax purposes.  Accordingly, the accompanying combined financial statements only provide for income taxes for AWS Puerto Rico.  The income tax expense for the year ended December 31, 2012 represents the current Federal taxes payable by AWS Puerto Rico.  There are no deferred taxes recorded in the accompanying combined financial statements.

The Company is required to determine whether its tax positions are more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. De-recognition of a tax benefit previously recognized results in the Company recording a tax liability that reduces ending retained earnings. Based on its analysis, the Company has determined that it has not incurred any liability for unrecognized tax benefits as of December 31, 2012. However, the Company's conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof.

The Company recognizes interest and penalties related to unrecognized tax benefits in interest expense and other expenses, respectively. No interest expense or penalties have been recognized as of and for the year ended December 31, 2012.

Revenue and Cost Recognition

Certain of the Company’s revenue is derived from construction contracts.  Revenues from these  contracts are recognized utilizing the percentage of completion method as described in ASC 605-35.  The amount of revenue recognized for each contract is measured by the cost –to-cost method which compares the percentage of costs incurred to date to the estimated total cost of each contract. Contract costs include all direct materials and labor and indirect costs related to contract performance including sub-contractor costs. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts, if any, are made in the period in which such losses are determined. Changes in job performance conditions and final contract settlements may result in revisions to costs and income, which are recognized in the period the revisions are determined.

The Company also generates revenue from service contracts with certain customers.  These contracts are accounted for under the proportional performance method.   Under this method, the Company recognizes revenue in proportion to the value provided to the customer for each project as of each reporting date.

The work in process amount included on the Consolidated Balance sheet represents the percentage of the contract that has been recognized as revenue. This amount is estimated as described above respectively for construction contracts and service contracts. Costs incurred related to the contracts are expensed as incurred.

NOTE B - LOANS PAYABLE – STOCKHOLDERS

This amount represents an advance from the stockholders of AWS and AWS PR. The amounts are due on demand and accrue interest at a per annum rate of 8%. The amount outstanding on December 31, 2012 was $401,000.

NOTE C - NOTE PAYABLE - BANK

The Company has a $1,800,000 revolving credit line with a bank. The line is collateralized by a perfected first lien position on all of the assets of the company, and is personally guaranteed by the owners of AWS. Outstanding borrowings bear interest at 6.0% per annum. As of December 31, 2012, the total outstanding line of credit amounted to $250,000.

The line matured on March 22, 2013 and was repaid in full.

NOTE D - NOTES PAYABLE – OTHER

The Company has notes payable to a creditor related to auto loans. As of December 31, 2012, the balance was $48,866.  The notes bear interest at rates ranging from 5.74% to 6.74% for 60 months and mature in 2017.

NOTE E - COMMITMENTS AND CONTINGENCIES

Leases

AWS leases various office spaces under cancelable operating leases which expire over various periods through 2015. Total rent expense for the year ended December 31, 2012 amounted to $179,000.

The lease for the Company’s Florida location has a 36 month term that expires on February 28, 2015. The total minimum rent for the non-cancelable portion of the lease amounts to $338,000.  The lease for AWS PR expires on January 1, 2015 and the non-cancelable amount is $51,000.

The Company leases certain of its facilities under leases which expire through 2017.

Aggregate future minimum annual rental payments in the years subsequent to December 31, 2012 are approximately as follows:

Year ending December 31,
2013	$260,000
2014	454,000
2015	451,000
2016	462,000
2017	148,000
Thereafter	-
$1,775,000

Legal

The Company is party to various legal proceedings that arise in the normal course of business. In the present opinion of management, none of these proceedings, individually or in the aggregate, are likely to have a material adverse effect on the financial position or results of operations or cash flows of the Company. However, management cannot provide assurance that any adverse outcome would not be material to the Company’s financial position or combined results of operations or cash flows.

NOTE F - RELATED-PARTY TRANSACTIONS

On December 31, 2012 $4,267 was owed to a related party. The amount due bore no interest and was due on demand.

NOTE G - SUBSEQUENT EVENTS

The Company has evaluated the impact of subsequent events in its accompanying financial statements and related disclosure through July 1, 2013, which is the date the financial statements were available to be issued.

On April 15, 2013, all of the Company’s outstanding stock was acquired by InterCloud Systems, Inc. (“InterCloud”).

Under the terms of the Agreement, InterCloud acquired all of the outstanding capital stock of the Company on April 15, 2013, in exchange for the following consideration paid or issued by InterCloud at the closing: (i) cash of $500,000, (ii) a note in the amount of $2,107,804, (iii) a note equal to the net working capital of the Company at the closing date of $1,136,530 and (iv) common stock of InterCloud valued at $2,607,804. The notes are due within forty five days of April 13, 2013. This note is secured by the accounts receivable of the Company.

1,425,000 Shares
COMMON STOCK

________________________

PROSPECTUS
________________________

Aegis Capital Corp.

, 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.                      Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the Registrant, other than estimated underwriting discounts and commissions, in connection with our public offering.  All amounts shown are estimates except for the Securities and Exchange Commission registration fee and the FINRA filing fee:

SEC Registration Fee	$1,288
FINRA Filing Fee	$2,000
Printing Expenses	$25,000
Accounting Fees and Expenses	$45,000
Legal Fees and Expenses	$50,000
Miscellaneous Fees and Expenses	$11,712
Total	$135,000

Item 14.                      Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchase or redemptions or (4) for any transaction from which a director derived an improper personal benefit.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture,  rust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Our amended and restated certificate of incorporation provides that no director of our company shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases or other distributions pursuant to Section 172 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our amended and restated certificate of incorporation provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of our company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Our amended and restated certificate of incorporation further provides that any repeal or modification of such article by our stockholders or an amendment to the DGCL will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a director serving at the time of such repeal or modification.

Our amended and restated bylaws provide that we will indemnify each of our directors and officers, certain employees and agents, to the fullest extent permitted by the DGCL, as the same may be amended (except that in the case of an amendment, only to the extent that the amendment permits us to provide broader indemnification rights than the DGCL permitted us to provide prior to such the amendment), against any and all expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by the director, officer or such employee or on the director’s, officer’s or employee’s behalf in connection with any threatened, pending or completed proceeding or any claim, issue or matter therein, to which he or she is or is threatened to be made a party because he or she is or was serving as a director, officer or employee of our company, or at our request as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.  Our bylaws further provide for the advancement of expenses to each of our directors and, in the discretion of the board of directors, to certain officers and employees.

In addition, our bylaws provide that the right of each of our directors and officers to indemnification and advancement of expenses shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the amended and restated certificate of incorporation or bylaws, agreement, vote of stockholders, or otherwise.  Furthermore, our bylaws authorize us to provide insurance for our directors, officers and employees against any liability, whether or not we would have the power to indemnify such person against such liability under the DGCL or the bylaws.

In connection with the sale of the common stock being registered hereby, we have entered into indemnification agreements with each of our directors and our executive officers.  These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and the amended and restated certificate of incorporation and bylaws.

We also maintain a general liability insurance policy which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 15.                      Recent Sales of Unregistered Securities.

Since January 1, 2011, we have issued securities in the following transactions, each of which was exempt from the registration requirements of the Securities Act.  Except for the shares of our common stock that were issued upon the conversion of shares of our preferred stock or our convertible debt securities or the grants of shares of common stock under our 2012 Performance Incentive Plan, all of the below-referenced securities were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act and are deemed to be restricted securities for purposes of the Securities Act.  There were no underwriters or placement agents employed in connection with any of these transactions. Use of the exemption provided in Section 4(2) for transactions not involving a public offering is based on the following facts:

●	Neither we nor any person acting on our behalf solicited any offer to buy or sell securities by any form of general solicitation or advertising.

●
The recipients were either accredited or otherwise sophisticated individuals who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities.

●	The recipients had access to business and financial information concerning our company.

●
All securities issued were issued with a restrictive legend and may only be disposed of pursuant to an effective registration or exemption from registration in compliance with federal and state securities laws.

The shares of our common stock that were issued upon the conversion of shares of our preferred stock or our convertible debt securities were issued pursuant to the exemption from registration under Section 3(a)(9) of the Securities Act and are deemed to be restricted securities for purposes of the Securities Act.

The shares of our common stock that were granted to employees under our  2012 Performance Incentive Plan were issued pursuant to the exemption from registration under the Securities Act in reliance on Rule 701 of the Securities Act as offers and sales of securities under compensatory benefit plans and contracts relating to compensation in compliance with Rule 701. Each of the recipients of securities in any transaction exempt from registration either received or had adequate access, through employment, business or other relationships, to information about us.

The number of shares of common stock issued in each transaction, and the price per share of common stock in each transaction, has been adjusted to give effect to the one-for-125 reverse stock split of the common stock effected on January 14, 2013 and the one-for-four reverse stock split of the common stock effected on August 1, 2013.

On February 14, 2011, in exchange for a lender, UTA Capital LLC, consenting to a Modification Agreement, we issued 2,564 shares of common stock, valued of $60.00 per share.

On February 22, 2011, we issued 4,000 shares of common stock to consultant Birbragher Ins Trust in exchange for consulting services relating to corporate matters, valued at $60.00 per share.

On February 28, 2011, we sold 278 shares of common stock to one investor for $25,000.

On May 16, 2011 and June 20, 2011, we issued 8,000 shares of common stock, valued at $30.00 per share, to a third-party lender in connection with a loan from such third-party lender.

On June 3, 2011, our Board of Directors authorized the issuance of 4,000 restricted shares and 17,000 restricted shares of common stock, valued at $30.00 per share, to 21 wireless division employees and three principal officers, respectively, as bonus compensation shares.

On June 3, 2011, we issued 4,000 shares of common stock valued at $30.00 per share to a third-party lender in connection with a loan from such third-party lender.

On June 30, 2011, we sold 15,000 shares of Series B Preferred Stock to four investors for an aggregate purchase price of $15,000.

On July 5, 2011, we sold 6,540 shares of common stock to Tekmark for $30,000 as an equity investment.

On July 26, 2011, we issued 2,000 shares of common stock to Interactive Business Alliance in exchange for public relations consulting services, valued at $55.00 per share.

On August 11, 2011 and August 25, 2011, we issued 1,366 shares of common stock to a third-party lender for $32,500 in debt conversion.

On August 12, 2011, we issued 4,147 shares of common stock, valued at $69.00 per share, to three principals in connection with the non-completed acquisition of Premier Cable Designs, Inc.  The shares were issued as an advance payment pending the closing of the acquisition.

On September 30, 2011, we issued 2,000 shares of common stock, valued at $45.00 per share, to one principal in connection with the acquisition of Tropical Communications, Inc.

On November 1, 2011, we issued an aggregate of 2,000,000 shares of Series A Preferred Stock to three executive officers.  The shares were valued at $2,000,000 per share and recorded as compensation expense in the year ended December 31, 2011.

On January 10, 2012, we sold 1,051 shares of Series B Preferred Stock to an executive of our company for an aggregate purchase price of $100,000.

On January 6, 2012, in exchange for agreeing to forgive his compensation for 2011, we issued 10,000 shares of common stock to a director.  The shares were valued at $2.52 per share and recorded as compensation expense in the year ended December 31, 2011.

From January 3, 2012, to January 14, 2012, we sold 450 shares of Series C Preferred Stock to 10 investors for an aggregate purchase price of $450,000.

On January 12, 2012, we issued 200 shares of Series D Preferred Stock to a director in exchange for the director agreeing to forego his 2011 compensation.  The amount was recorded as compensation expense in the year ended December 31, 2011.

On January 17, 2012, we issued 10,000 shares of common stock, valued at $5.00 per share, to a third-party lender in consideration of $70,000 of debt conversion.

From February 17, 2012 to February 28, 2012, we sold 250 shares of Series C Preferred Stock to five investors for an aggregate purchase price of $250,000.

From March 12, 2012 to March 14, 2012, we sold 2,012 shares of Series B Preferred Stock to three investors for an aggregate purchase price of $200,000.

On April 17, 2012, we issued 7,143 shares of common stock, valued at $3.08 per share, to a third-party lender in consideration of $22,000 of debt conversion.

On April 27, 2012, we sold 250 shares of Series C Preferred Stock to five investors for an aggregate purchase price of $250,000.

On May 8, 2012, we issued 13,636 shares of common stock, valued at $3.00 per share, to a third-party lender in consideration of $40,908 of debt conversion.

From May 23, 2012 to June 19, 2012, we sold 100 shares of Series C Preferred Stock to two investors for an aggregate purchase price of $100,000.

On June 14, 2012, we issued 13,539 shares of common stock, valued at $1.50 per share, to a third-party lender in consideration of $20,308 of debt conversion.

From June 19, 2012 to August 7, 2012, we sold 350 shares of Series C Preferred Stock to six investors for an aggregate purchase price of $350,000.

In July 2012, we issued 400 shares of Series D Preferred Stock to Billy Caudill, a director and the President of our company, in consideration of the pledge by Mr. Caudill of his home to secure a third-party loan made to Digital Comm, Inc., a subsidiary of our company.  The Series D Preferred Stock had a value of $400,000 as per the agreement.

On August 8, 2012, we issued 4,000 shares of common stock in exchange for public relations consulting services, which shares were valued at $6.00 per share.

On August 31, 2012, we sold 525 shares of Series B Preferred Stock to two investors for an aggregate purchase price of $50,000.

On September 6, 2012, we issued 52,190 shares of common stock to UTA Capital upon the cancellation by UTA Capital of common stock warrants with an exercise price of $72.00.  The common stock was valued at $2.00 per share.

On September 17, 2012, we issued 10,000 shares of common stock, valued at $7.52 per share, in connection with the acquisition of T N S, Inc. The common stock was issued to the principals of T N S, Inc.  The holders of these shares have the right to put these shares back to our company for $500,000.

From September 17, 2012 to September 30, 2012, we issued 6,479 shares of Series B Preferred Stock to three lenders in consideration of their conversion of principal and accrued interest on notes payable in the aggregate amount of $616,690.

Between September 17, 2012 and September 30, 2012, we sold 9,190 shares of Series B Preferred Stock to three investors for an aggregate purchase price of $875,000.

On September 17, 2012 and November 13, 2012, we issued to two lenders warrants to purchase an aggregate of 1,501,882 shares of our common stock at a purchase price of $5.00 per share in connection with the MidMarket loan. Pursuant to the second amendment to the MidMarket Loan Agreement dated March 22, 2013, the aggregate number of shares of common stock issuable upon exercise of such warrants was set at 187,386 shares.

On September 18, 2012, we sold 2,225 shares of Series E Preferred Stock to 18 investors for an aggregate purchase price of $2,225,000.

On September 19, 2012, we issued 6,000 shares of common stock in consideration of consulting services, which shares were valued at $8.50 per share.

On October 5, 2012, we issued 4,150 shares of Series F Preferred Stock to the two stockholders of T N S, Inc. in connection with our acquisition of T N S, Inc. pursuant to the terms of a stock purchase agreement among our company, T N S, Inc. and such T N S stockholders.

On October 9, 2012, we issued 8,000 shares of common stock in consideration of consulting services, which shares were valued at $12.05 per share.

On October 30, 2012, we sold 3,152 shares of Series B Preferred Stock to three investors for an aggregate purchase price of $300,000.

On October 30, 2012, we issued 5,000 shares of common stock in consideration of consulting services, which shares were valued at $12.52 per share.

On November 16, 2012, we issued 10,000 shares of common stock in consideration of consulting services, which shares were valued at $10.00 per share.

On November 20, 2012, we issued 32,000 shares of common stock to Billy Caudill upon his conversion of 400 shares of Series D Preferred Stock into common stock.

On November 23, 2012, we sold 1,425 shares of Series H Preferred Stock to eight investors for aggregate consideration of $1,425,000.

On January 3, 2013, we sold 50 shares of Series E Preferred Stock to an accredited investor for cash consideration in the amount of $50,000.

On January 7, 2013, we issued 40,000 shares of common stock upon the conversion of 20,000,000 shares of Series A Preferred Stock.

On January 10, 2013, we sold 100 shares of Series E Preferred Stock to an accredited investor for cash consideration in the amount of $100,000.

On January 30, 2013, we issued 39,487 shares of common stock upon the conversion of 566 shares of Series D Preferred Stock.

On January 30, 2013, we issued 4,500 shares of Series I Preferred Stock to Mark Vignieri pursuant to the terms of a stock purchase agreement between our company and Environmental Remediation and Financial Services, Inc.

On February 7, 2013, we issued 40,000 shares of common stock upon the conversion of 160,000 shares of Series A Preferred Stock.

On February 20, 2013, we sold 100 shares of Series E Preferred Stock to two accredited investors for cash consideration in the amount of $100,000.

On March 14, 2013, we issued an aggregate of 36,584 shares of common stock upon the conversion of outstanding promissory notes held by an affiliate of an executive officer.

On March 22, 2013, we issued to two lenders an aggregate of 20,375 shares of common stock in connection with an amendment to the terms of the MidMarket Loan Agreement.

From March 27, 2013 to April 25, 2013, we sold an aggregate of 525 shares of Series E Preferred Stock to seven accredited investors for aggregate cash consideration in the amount of $525,000.

On April 30, 2013, we issued to a lender a convertible promissory note in the principal amount of $862,500 and warrants to purchase a number of shares of common stock equal to 50% of the number of shares of common stock issuable upon conversion of such convertible promissory note.

On May 14, 2013, we issued 3,352 shares of common stock upon the conversion of 42 shares of Series D Preferred Stock.

On June 12, 2013, we issued 203,735 shares of common stock, valued at $12.80 per share, to the five former stockholders of AW Solutions in connection with our acquisition of AW Solutions.

On June 25, 2013, we issued an aggregate of 2,452,741 shares of common stock upon the conversion of 37,500 shares of Series B Preferred Stock and an aggregate of 1,262,441 shares of common stock upon the conversion of 1,500 shares of Series C Preferred Stock.

On August 6, 2013, we issued an aggregate of 534,819 shares of common stock upon the conversion of 3,350 shares of Series E Preferred Stock.

On August 28, 2013, we issued to a lender a convertible promissory note in the principal amount of $287,500 and warrants to purchase a number of shares of common stock equal to 50% of the number of shares of common stock issuable upon conversion of such convertible promissory note.

On October 18, 2013, we issued 16,129 shares of common stock in consideration of consulting services, which shares were valued at $6.25 per share.

On November 26, 2013, we issued an aggregate of 138,396 shares of common stock upon the exercise of ICG Warrants

On December 12, 2013, we issued an aggregate of 139,500 shares of common stock to certain of our employees and directors under our 2012 Incentive Compensation Plan, which shares were valued at $9.59 per share.

On December 18, 2013, we sold for an aggregate purchase price of $11,625,000 an aggregate of 36, 567 shares of common stock and $11,625,000 aggregate principal amount of our 12% Convertible Debentures.

On December 24, 2013, we issued an aggregate of 466,702 shares of common stock to the two former stockholders of T N S upon the conversion of 1,150 shares of Series F Preferred Stock and in satisfaction of certain obligations to such former stockholders under the purchase agreement for T N S.

On December 24, 2013, we issued an aggregate of 71,250 shares of common stock as a dividend payment on our outstanding Series H Preferred Stock.

On December 30, 2013, we issued 1,500 shares of common stock in consideration of consulting services, which shares were valued at $17.41 per share.

On December 30, 2013, we issued 10,200 shares of common stock to a director under our 2012 Incentive Compensation Plan.

On December 31, 2013, we issued an aggregate of 152,562 shares of common stock, valued at $18.36 per share, to the five former stockholders of AW Solutions in satisfaction of promissory notes that were delivered in connection with our acquisition of AW Solutions.

On December 31, 2013, we issued an aggregate of 483,015 shares of common stock upon conversion of 1,425 shares of Series H Preferred Stock.

On January 1, 2014, we issued an aggregate of 57,448 shares of common stock, valued at $16.99 per share, to five individuals, and 47,080 shares of common stock into an escrow account, valued at $10.00 per share, in connection with our acquisition of IPC.

On January 3, 2014, we issued an aggregate of 53,259 shares of common stock upon exercise of the warrants issued to the purchasers of Series E Preferred Stock.

On January 6, 2014, we issued an aggregate of 50,861 shares of common stock to the former stockholders of AW Solutions in satisfaction of an outstanding promissory note, which shares were valued at $16.00 per share.

On February 7, 2014, we issued an aggregate of 400,000 shares of common stock to the three former stockholders of RentVM, Inc. in connection with our acquisition of RentVM, Inc., which shares were valued at $12.20 per share.

On February 12, 2014, we issued 176,100 shares of common stock upon conversion of $1,000,000 aggregate principal amount of the Convertible Debentures and interest thereon in the amount of $120,000, which shares were valued at $13.41 per share.

On February 12, 2014, we issued 7,500 shares of common stock in exchange for public relations consulting services, which shares were valued at $13.41 per share.

On March 4, 2014, we issued 107,477 shares of common stock to a lender in satisfaction of outstanding promissory notes, which shares were valued at $15.37 per share.

On March 17, 2014 and April 15, 2014, we issued an aggregate of 1,846,210 shares of common stock to two institutional investors upon conversion of outstanding loans in the aggregate principal amount of $12,670,000.

On March 17, 2014, we issued 69,458 shares of common stock in consideration of consulting services, which shares were valued at $11.87 per share.

On March 18, 2014, we issued 35,220 shares of common stock upon conversion of $200,000 aggregate principal amount of the Convertible Debentures and interest thereon in the amount of $24,000, which shares were valued at $10.59 per share.

On March 31, 2014, we issued 109,399 shares of common stock to a lender in satisfaction of outstanding promissory notes, which shares were valued at $8.49 per share.

On April 1, 2014, we issued 91,241 shares of common stock in consideration of our purchase of certain assets, which shares were valued at $8.22 per share.

On April 11, 2014, we issued an aggregate of 117,950 shares of common stock to employees under our 2012 Incentive Compensation Plan, which shares were valued at $5.99 per share.

On April 11, 2014, we issued 8,177 shares of common stock in consideration of consulting services, which shares valued at $5.99 per share.

On May 19, 2014, we issued an aggregate of 128,005 shares of common stock to five of our employees under our 2012 Incentive Compensation Plan.

On May 29, 2014, we issued an aggregate of 889,142 shares of common stock to 14 of our directors and employees under our 2012 Incentive Compensation Plan.

On May 29, 2014, we issued an aggregate of 8,934 shares of common stock to four note holders in settlement of outstanding accrued interest payments.

On June 16, 2014, we issued an aggregate of 290,565 shares of common stock upon conversion of $1,650,000 aggregate principal amount of Convertible Debentures and interest thereon in the amount of $198,000, which shares were valued at $6.92 per share.

On June 17, 2014, we issued an aggregate of 35,220 shares of common stock upon conversion of $200,000 aggregate principal amount of Convertible Debentures and interest thereon in the amount of $24,000, which shares were valued at $6.78 per share.

On June 20, 2014, we issued an aggregate of 17,610 shares of common stock upon conversion of $100,000 aggregate principal amount of Convertible Debentures and interest thereon in the amount of $12,000, which shares were valued at $6.65 per share.

On June 25, 2014, we issued an aggregate of 128,303 shares of common stock upon conversion of $702,381 aggregate principal amount of Convertible Debentures and interest thereon in the amount of $113,619, which shares were valued at $6.67 per share.

On June 26, 2014, we issued an aggregate of 20,755 shares of common stock upon conversion of $91,667 aggregate principal amount of Convertible Debentures and interest thereon in the amount of $40,333, which shares were valued at $6.97 per share.

On June 30, 2014, we issued an aggregate of 89,649 shares of common stock upon conversion of $460,760 aggregate principal amount of Convertible Debentures and interest thereon in the amount of $109,405, which shares were valued at $6.59 per share.

On July 3, 2014, we issued an aggregate of 44,025 shares of common stock upon conversion of $250,000 aggregate principal amount of Convertible Debentures and interest thereon in the amount of $30,000, which such shares were valued at $6.22 per share.

On July 11, 2014, we issued an aggregate of 36,164 shares of common stock upon conversion of $200,000 aggregate principal amount of Convertible Debentures and interest thereon in the amount of $30,000, which such shares were valued at $6.25 per share.

On July 14, 2014, we issued an aggregate of 23,585 shares of common stock upon conversion of $132,000 aggregate principal amount of Convertible Debentures and interest thereon in the amount of $18,000, which such shares were valued at $5.99 per share.

There were no underwriters employed in connection with any of the transactions described in this Item 15.

Item 16.                      Exhibits.

(a)           See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b)           No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17.                      Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)             to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)            to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)            That, for the purpose of  determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to the purchaser:

(i)          any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)        the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)        any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)            That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7)            That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Borough of Shrewsbury, State of New Jersey, on the 18th day of July 2014.

INTERCLOUD SYSTEMS, INC.

By:	/s/ Mark Munro
Name:	Mark Munro
Title:	Chief Executive Officer and
Chairman of the Board

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned directors and officers of InterCloud Systems, Inc. (the “Company”), hereby severally constitute and appoint Mark Munro and Lawrence Sands, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-1 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.  This Power of Attorney does not revoke any power of attorney previously granted by the undersigned, or any of them.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.

Signature	Title	Date

/s/ Mark Munro	Chief Executive Officer and Chairman of the Board of Directors	July 18, 2014
Mark Munro	(Principal Executive Officer)

/s/ Daniel Sullivan	Chief Financial Officer	July 18, 2014
Daniel Sullivan	(Principal Financial Officer and Principal Accounting Officer)

/s/ Mark Durfee	Director	July 18, 2014
Mark Durfee

/s/ Charles K. Miller	Director	July 18, 2014
Charles K. Miller

/s/ Neal L. Oristano	Director	July 18, 2014
Neal L. Oristano

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement between the underwriters named therein and InterCloud Systems, Inc., or the Company.

2.1
Stock Purchase Agreement, dated as of January 14, 2010, between Digital Comm, Inc. and the Company (incorporated by reference to Exhibit 2.1 of the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on December 5, 2012).

2.2†
Stock Purchase Agreement, dated as of August 15, 2011, between William DeVierno and the Company (incorporated by reference to Exhibit 2.4 of the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on December 5, 2012).

2.3†
Stock Purchase Agreement, dated as of November 15, 2011, between Margarida Monteiro, Carlos Monteiro and the Company (incorporated by reference to Exhibit 2.2 of the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on December 5, 2012).

2.4
Amendment to Stock Purchase Agreement, dated as of December 14, 2011, between Margarida Monteiro, Carlos Monteiro and the Company (incorporated by reference to Exhibit 2.3 of the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on December 5, 2012).

2.5†
Asset Purchase Agreement, dated as of November 19, 2012, between Tekmark Global Solutions, LLC and the Company (incorporated by reference to Exhibit 2.7 of the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on December 5, 2012).

2.6
Equity Purchase Agreement, dated as of November 30, 2012, among ADEX Corporation, Environmental Remediation and Financial Services, LLC and Mark Vigneri (incorporated by reference to Exhibit 2.9 of Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on March 26, 2013).

2.7†
Stock Purchase Agreement, dated as of September 17, 2012, between T N S, Inc., Joel Raven and Michael Roeske and the Company (incorporated by reference to Exhibit 2.5 of the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on December 5, 2012).

2.8†
Equity Purchase Agreement, dated as of September 17, 2012, between ADEX Corporation, ADEXCOMM Corporation, ADEX Puerto Rico, LLC, Peter Leibowitz, Gary McGuire, Marc Freedman and Justin Leibowitz and the Company (incorporated by reference to Exhibit 2.6 of the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on December 5, 2012).

2.9†
Purchase Agreement, dated April 3, 2013, by and among the Company, AW Solutions, Inc., AW Solutions Puerto Rico, LLC, Keith W. Hayter, Bobby A. Varma, James Partridge, Emmanuel Poulin and Jeffrey Dubay (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 9, 2013).

2.10
Amendment No. 1 to Purchase Agreement, dated April 9, 2013, by and among the Company, AW Solutions, Inc., AW Solutions Puerto Rico, LLC, Keith W. Hayter, Bobby A. Varma, James Partridge, Emmanuel Poulin and Jeffrey Dubay (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 9, 2013).

2.11
Amendment No. 2 to Purchase Agreement, dated April 15, 2013, by and among the Company, AW Solutions, Inc., AW Solutions Puerto Rico, LLC, Keith W. Hayter, Bobby A. Varma, James Partridge, Emmanuel Poulin and Jeffrey Dubay (incorporated by reference to Exhibit 2.3 to the Company’s Current Report on Form 8-K filed with the SEC on April 19, 2013).

2.12†
Stock Purchase Agreement, dated as of December 12, 2013, by and among the Company, Integration Partners-NY Corporation, and Barton F. Graf, David C. Nahabedian and Frank Jadevaia (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 18, 2013).

2.13
Amendment No. 1 to Stock Purchase Agreement, dated as of January 1, 2014, by and among the Company, Integration Partners-NY Corporation, and Barton F. Graf, David C. Nahabedian and Frank Jadevaia (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 7, 2014).

2.14†
Stock Purchase Agreement, dated as of February 3, 2014, by and among RentVM, Inc., Aqeel Asim, Awais Daud and Ali Fayazi and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 7, 2014).

2.15†
Interest Purchase Agreement, dated as of March 19, 2014, among VaultLogix, LLC, Data Protection Services, LLC, U.S. Data Security Acquisition, LLC, London Bay – VL Acquisition Company, LLC, Tier 1 Solutions, Inc. and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 25, 2014).

2.16
Amendment to Interest Purchase Agreement, dated May 30, 2014, among InterCloud Systems, Inc., VaultLogix, LLC, Data Protection Services, LLC, U.S. Data Security Acquisition, LLC, London Bay - VL Acquisition Company, LLC and Tier 1 Solutions, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 30, 2014).

3.1
Certificate of Incorporation of the Company, as amended by the Certificate of Amendment dated August 16, 2001, and the Certificate of Amendment dated September 4, 2008, filed in the office of the Secretary of State of the State of Delaware on September 3, 2008 (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on December 5, 2012).

3.2
Certificate of Amendment to the Certificate of Incorporation of the Company dated January 10, 2013 (incorporated by reference to Exhibit 3.12 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on March 26, 2013).

3.3
Certificate of Amendment to the Certificate of Incorporation of the Company dated July 30, 2013 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 2, 2013).

3.4
Series A Certificate of Designation filed with the Delaware Secretary of State on July 11, 2011 (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on December 5, 2012).

3.5
Series B Certificate of Designation filed with the Delaware Secretary of State on June 28, 2011 (incorporated by reference to Exhibit 3.3 of the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on December 5, 2012).

3.6
Amendment No. 1 to Series B Certificate of Designation filed with the Delaware Secretary of State on October 23, 2012 (incorporated by reference to Exhibit 3.9 to the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on December 5, 2012).

3.7
Series C Certificate of Designation filed with the Delaware Secretary of State on January 10, 2012 (incorporated by reference to Exhibit 3.4 of the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on December 5, 2012).

3.8
Series D Certificate of Designation filed with the Delaware Secretary of State on March 5, 2012 (incorporated by reference to Exhibit 3.5 of the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on December 5, 2012).

3.9
Series E Certificate of Designation filed with the Delaware Secretary of State on September 18, 2012 (incorporated by reference to Exhibit 3.6 of the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on December 5, 2012).

3.10
Series F Certificate of Designation filed with the Delaware Secretary of State on September 17, 2012 (incorporated by reference to Exhibit 3.7 of the Company’s Registration Statement on Form S-1 filed (Registration No. 333-185293) with the SEC on December 5, 2012).

3.11
Series G Certificate of Designation filed with the Delaware Secretary of State on September 17, 2012 (incorporated by reference to Exhibit 3.8 of the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on December 5, 2012).

3.12
Series H Certificate of Designation filed with the Delaware Secretary of State on November 16, 2012 (incorporated by reference to Exhibit 3.10 of the Company’s Registration Statement on Form S-1 filed (Registration No. 333-185293) with the SEC on December 5, 2012).

3.13
Series I Certificate of Designation filed with the Delaware Secretary of State on December 6, 2012 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2012).

3.14
Amended and Restated Bylaws of the Company, dated as of November 16, 2012 (incorporated by reference to Exhibit 3.12 of the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on December 5, 2012).

4.1
Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 5 to the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on August 5, 2013).

5.1	Opinion of Pryor Cashman LLP.

10.1
Revolving Credit Agreement, dated as of June 30, 2011, by and between the Company, Digital Comm Inc. and MMD Genesis LLC  (incorporated by reference to Exhibit 10.31 of Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on March 26, 2013).

10.2
Purchase and Sale Agreement, dated as of July 30, 2012, between Billy Caudill and the Company (incorporated by reference to Exhibit 10.11 of the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on December 5, 2012).

10.3
Stock Purchase Agreement, dated as of September 6, 2012, between and the Company and UTA Capital, LLC (incorporated by reference to Exhibit 10.12 of the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on December 5, 2012).

10.4
Promissory Note, dated as of September 13, 2012, issued by Billy Caudill to the Company (incorporated by reference to Exhibit 10.13 of the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on December 5, 2012).

10.5
Promissory Note, dated as of September 17, 2012, issued by Company in connection with the acquisition of ADEX Corporation (incorporated by reference to Exhibit 10.19 of the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on December 5, 2012).

10.6
Guaranty and Suretyship Agreement, dated as of September 17, 2012, among Rives-Monteiro Leasing, LLC and Tropical Communications, Inc. in favor of MidMarket Capital Partners, LLC, as agent (incorporated by reference to Exhibit 10.15 of the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on December 5, 2012).

10.7
Assumption and Joinder Agreement, dated as of September 17, 2012, among and the Company, ADEX Corporation, T N S, Inc. and MidMarket Capital Partners, LLC, as agent (incorporated by reference to Exhibit 10.16 of the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on December 5, 2012).

10.8
Pledge Agreement, dated as of September 17, 2012, by the Company in favor of MidMarket Capital Partners, LLC, as agent (incorporated by reference to Exhibit 10.17 of the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on December 5, 2012).

10.9
Loan and Security Agreement, dated as of September 17, 2012, among and the Company, Rives-Monteiro Leasing, LLC, Tropical Communications, Inc., the lenders party thereto and MidMarket Capital Partners, LLC, as agent (incorporated by reference to Exhibit 10.14 of the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on December 5, 2012).

10.10
First Amendment to Loan and Security Agreement, dated as of November 13, 2012, among and the Company, Rives-Monteiro Leasing, LLC, Tropical Communications, Inc., the lenders party thereto and MidMarket Capital Partners, LLC, as agent (incorporated by reference to Exhibit 10.24 of the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on December 5, 2012).

10.11
Second Amendment, Consent and Waiver, dated as of March 22, 2013, among the Company, Rives- Monteiro Leasing, LLC, Tropical Communications, Inc., ADEX Corporation, T N S, Inc., the lenders party thereto and MidMarket Capital Partners, LLC, as Agent (incorporated by reference to Exhibit 10.26 of Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on March 26, 2013).

10.12
Third Amendment and Consent, dated as of September 20, 2013, by and among the Company, ADEX Corporation, AW Solutions, Inc., T N S, Inc., ADEXCOMM Corporation, Tropical Communications, Inc., Rives-Monteiro Leasing, LLC, and Environmental Remediation and Financial Services, LLC (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on September 24, 2013).

10.13
Fourth Amendment and Consent, dated as of September 30, 2013, by and among the Company, ADEX Corporation, AW Solutions, Inc.,  T N S, Inc., ADEXCOMM Corporation, Tropical Communications, Inc., Rives-Monteiro Leasing, LLC, and Environmental Remediation and Financial Services, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 4, 2013).

10.14
Fifth Amendment and Consent, dated as of October 17, 2013, by and among the Company, ADEX Corporation, AW Solutions, Inc.,  T N S, Inc., ADEXCOMM Corporation, Tropical Communications, Inc., Rives-Monteiro Leasing, LLC, and Environmental Remediation and Financial Services, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 17, 2013).

10.15
Form of Warrant, dated September 17, 2012, issued by the Company in connection with the Loan and Security Agreement dated as of September 17, 2012 (incorporated by reference to Exhibit 10.18 of the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on December 5, 2012).

10.16
First Amendment, dated November 13, 2012, to Form of Warrant of the Company dated September 17, 2012 (incorporated by reference to Exhibit 10.25 of the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on December 5, 2012).

10.17
Promissory Note, dated September 17, 2012, of the Company issued to Wellington Shields & Co. (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-1 filed (Registration No. 333-185293) with the SEC on December 5, 2012).

10.18
Assumption and Joinder Agreement, dated as of March 22, 2013, between ADEXCOMM Corporation and Environmental Remediation and Financial Services, LLC and MidMarket Capital Partners, LLC, as Agent (incorporated by reference to Exhibit 10.27 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on March 26, 2013).

10.19
Pledge Agreement, dated as of March 22, 2013, between the Company and MidMarket Capital Partners, LLC, as Agent (incorporated by reference to Exhibit 10.28 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on March 26, 2013).

10.20
Pledge Agreement, dated as of March 22, 2013, between the ADEX Corporation and MidMarket Capital Partners, LLC, as Agent (incorporated by reference to Exhibit 10.29 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on March 26, 2013).

10.21
Form of Subscription Agreement for Series E Preferred Stock (incorporated by reference to Exhibit 10.20 of the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on December 5, 2012).

10.22
Form of Common Stock Purchase Warrant of the Company issued in connection with the Series E Preferred Stock (incorporated by reference to Exhibit 10.21 of the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on December 5, 2012).

10.23
Letter Agreement, dated November 1, 2012, between the Company and Gideon Taylor (incorporated by reference to Exhibit 10.22 of the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on December 5, 2012).

10.24
Letter Agreement, dated November 6, 2012, between the Company and Billy Caudill (incorporated by reference to Exhibit 10.23 of the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on December 5, 2012).

10.25	2012 Performance Incentive Plan (incorporated by reference to Exhibit A to the Company’s Information Statement filed with the SEC on December 17, 2012).

10.26
Form of Indemnification Agreement with Executive Officers and Directors (incorporated by reference to Exhibit 10.3 of the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on December 5, 2012).

10.27	Director Compensation Policy (incorporated by reference to Exhibit 10.4 of the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on December 5, 2012).

10.28	Employee Stock Purchase Plan (incorporated by reference to Exhibit B to the Company’s Information Statement filed with the SEC on December 17, 2012).

10.29
Security Agreement, dated April 5, 2013, among the Company, AW Solutions, Inc., AW Solutions Puerto Rico, LLC, Keith W. Hayter, Bobby A. Varma, James Partridge, Emmanuel Poulin and Jeffrey Dubay (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 19, 2013).

10.30
Form of Promissory Note issued by the Company to the sellers in connection with the acquisition of AW Solutions, Inc. and AW Solutions Puerto Rico (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 19, 2013).

10.31
Purchase Agreement, dated as of April 26, 2013, by and among the Company and ICG USA, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on May 3, 2013).

10.32
Form of Unsecured Convertible Note issued by the Company to ICG USA, LLC on April 30, 2013 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on May 3, 2013).

10.33
Form of Amended and Restated Unsecured Convertible Note issued by the Company to ICG USA, LLC in respect of note originally issued on April 30, 2013 (incorporated by reference to Exhibit 10.40 to Amendment No. 5 to the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on August 5, 2013).

10.34	Form of Warrant issued by the Company to ICG USA, LLC on April 30, 2013 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on May 3, 2013).

10.35
Form of Amended and Restated Warrant issued by the Company to ICG USA, LLC in respect of warrant originally issued on April 30, 2013 (incorporated by reference to Exhibit 10.41 to Amendment No. 5 to the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on August 5, 2013).

10.36
Form of Unsecured Convertible Note issued by the Company to ICG USA, LLC on August 28, 2013 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on May 3, 2013).

10.37	Form of Warrant issued by the Company to ICG USA, LLC on August 28, 2013 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on May 3, 2013).

10.38
Letter Agreements of holders of Series B Preferred Stock and Series C Preferred Stock as to order of conversion of such shares to common stock (incorporated by reference to Exhibit 10.39 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed with the SEC on May 21, 2013).

10.39
Form of Warrant Agreement by and between the Company and Corporate Stock Transfer and form of Warrant Certificate (incorporated by reference to Exhibit 4.4 to Amendment No. 7 to the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed on September 10, 2013).

10.40
Revolving Credit and Security Agreement, dated as of September 20, 2013, by and among the Company, ADEX Corporation, ADEX Puerto Rico LLC, AW Solutions, Inc., AW Solutions Puerto Rico, LLC, T N S, Inc., ADEXCOMM Corporation, Tropical Communications, Inc., Rives-Monteiro Engineering LLC, Rives-Monteiro Leasing, LLC, Environmental Remediation and Financial Services, LLC, the financial institutions party thereto and PNC Bank, National Association, as agent (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 24, 2013).

10.41
Pledge Agreement, dated as of September 20, 2013, by and among InterCloud Systems, Inc., ADEX Corporation and PNC Bank, National Association, as agent (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 24, 2013).

10.42
Form of Representative’s Warrant Agreement (incorporated by reference to Exhibit 1.1 to Amendment No. 11 to the Company’s Registration Statement on Form S-1 (Registration No. 333-185293) filed on October 17, 2013).

10.43
Securities Purchase Agreement, dated as of December 13, 2013, between the Company and the purchasers of the 12% Convertible Debentures (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 18, 2013).

10.44
Form of 12% Convertible Debenture dated December 13, 2013, issued by the Company (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on December 18, 2013).

10.45
Registration Rights Agreement, dated December 13, 2013, between the Company and purchasers of the 12% Convertible Debentures (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on December 18, 2013).

10.46
Voting Agreement, dated December 13, 2013, by and among the Company and various stockholders of the Company (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on December 18, 2013).

10.47
Convertible Promissory Note, dated January 1, 2014, issued by the Company to Frank Jadevaia (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on January 7, 2014).

10.48
Employment Agreement, dated as of February 15, 2014, by and between the Company and Frank Jadevaia, as amended by a Letter Agreement dated March 25, 2014 (incorporated by reference to Exhibit 10.48 to the Company’s Annual Report on Form 10-K filed with the SEC on April 8, 2014).

10.49
Employment Agreement, dated as of February 21, 2014, by and between the Company and Scott Davis, as amended by a Letter Agreement dated March 25, 2014 (incorporated by reference to Exhibit 10.49 to the Company’s Annual Report on Form 10-K filed with the SEC on April 8, 2014).

10.50
Exchange Agreement, dated as of March 12, 2014, by and among the Company, Rives-Monteiro Leasing, LLC, Tropical Communications, Inc., ADEX Corporation, T N S, Inc., ADEXCOMM Corporation, AW Solutions, Inc., and Integration Partners-NY Corporation and Dominion Capital LLC and 31 Group LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 14, 2014).

10.51
Letter Agreement, dated April 4, 2014, amending the Exchange Agreement, dated as of March 12, 2014, by and among the Company, Rives-Monteiro Leasing, LLC, Tropical Communications, Inc., ADEX Corporation, T N S, Inc., ADEXCOMM Corporation, AW Solutions, Inc., and Integration Partners-NY Corporation and Dominion Capital LLC and 31 Group LLC (incorporated by reference to Exhibit 10.51 to the Company’s Annual Report on Form 10-K filed with the SEC on April 8, 2014).

10.52
Joint Marketing Agreement, dated November 8, 2013, by and between RedChip Companies Inc. and the Company (incorporated by reference to Exhibit 10.52 to the Company’s Annual Report on Form 10-K filed with the SEC on April 8, 2014).

10.53
Investor Relations Agreement, dated July 31, 2012, by and between CSIR Group, LLC and the Company (incorporated by reference to Exhibit 10.53 to the Company’s Annual Report on Form 10-K filed with the SEC on April 8, 2014).

10.54
Securities Purchase Agreement dated as of July 1, 2014 between 31 Group, LLC and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 8, 2014).

10.55
Senior Convertible Note dated July 1, 2014 issued by the Company to 31 Group, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 8, 2014).

10.56	Form of Warrant dated July 1, 2014 issued by the Company to 31 Group, LLC (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on July 8, 2014).

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed with the SEC on April 8, 2014).

23.1	Consent of BDO USA, LLP.

23.2	Consent of BDO USA, LLP.

23.3	Consent of BDO USA, LLP

23.4	Consent of Pryor Cashman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page II-11)

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

†
Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

*	To be filed by amendment.